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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12
DUANE READE INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Common stock, par value $0.01 per share, of Duane Reade Inc.

	(2)	Aggregate number of securities to which transaction applies: 24,498,799 shares of Duane Reade Inc. common stock and options to purchase 1,997,105 shares of Duane Reade Inc. common stock.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
$17.00, which represents the price per share of Duane Reade Inc.'s common stock to be paid in the merger (with respect to outstanding options, the per unit price is based on the excess of $17.00 over the per share exercise price of the options).

	(4)	Proposed maximum aggregate value of transaction: $422,198,636

	(5)	Total fee paid: $53,493
☒	Fee paid previously with preliminary materials: $53,400.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

440 Ninth Avenue
New York, NY 10001

May [    ], 2004

Dear Duane Reade Stockholder:

        You are cordially invited to attend a special meeting of the stockholders of Duane Reade Inc. to be held on June [    ], 2004 at 11:00 a.m. Eastern Standard time at 55-02 55th Avenue, Maspeth, New York 11378. At this meeting, you will be asked to consider and vote upon a proposal to adopt an agreement and plan of merger entered into by and among Duane Reade, Duane Reade Shareholders, LLC and its indirect, wholly-owned subsidiary, Duane Reade Acquisition Corp. Duane Reade Shareholders, LLC is the owner of Duane Reade Holdings, Inc., which in turn owns Duane Reade Acquisition Corp. Duane Reade Shareholders, LLC is an affiliate of Oak Hill Capital Partners, L.P., a private equity firm. The merger agreement provides for the merger of Duane Reade Acquisition Corp. with and into Duane Reade, with Duane Reade continuing as the surviving corporation.

        You also are being asked to grant to the proxy holders the authority to vote, in their sole discretion, to adjourn or postpone the special meeting for the purpose of soliciting additional proxies in the event that there are not sufficient votes at the time of the special meeting to adopt the merger agreement.

        If the merger is consummated, each share of Duane Reade common stock issued and outstanding at the effective time of the merger, other than shares held by stockholders who perfect their appraisal rights under Delaware law, will be converted into the right to receive $17.00 in cash, without interest. In general, stock options to purchase Duane Reade common stock outstanding at the effective time of the merger with an exercise price of less than $17.00 will be converted into the right to receive an amount in cash equal to $17.00 minus the per share exercise price of the stock option, multiplied by the number of shares of common stock issuable upon exercise of the stock option.

        Following the merger, Duane Reade Shareholders, LLC will be owned by Oak Hill Capital Partners, L.P. and its affiliate, Oak Hill Capital Management Partners, L.P., as well as certain other investors who may participate as equity investors with Oak Hill. I will continue as Chairman of the Board, President and Chief Executive Officer of Duane Reade. In addition, I and the current Senior Vice Presidents of Duane Reade, Gary Charboneau, John Henry, Jerry Ray and Timothy LaBeau, will have an interest in the value of Duane Reade after the merger and, in exchange for the relinquishment of certain rights and benefits, will receive cash payments and other consideration in connection with the merger. In addition, certain other members of management will also have an interest in the value of Duane Reade after the merger. All of these interests are described in detail in the proxy statement.

        The notice of meeting and proxy statement describe the merger agreement, the merger and related agreements. I urge you to read these materials carefully, as they set forth the specifics of the merger and other important information related to the merger.

        The independent members of Duane Reade's board of directors, who collectively own less than 1% of the outstanding shares of Duane Reade, carefully considered and negotiated the terms and conditions of the proposed merger. The independent directors unanimously approved the merger agreement and determined that the terms of the merger agreement and the merger are advisable, fair to, and in the best interests of Duane Reade and its unaffiliated stockholders. In making this determination, the independent directors considered, among other things, an opinion received from Bear, Stearns & Co. Inc., the board of directors' financial advisor, to the effect that, as of the date of the opinion, and based upon and subject to the matters and assumptions set forth in the opinion, the

$17.00 per share to be received by Duane Reade stockholders in the merger is fair, from a financial point of view, to the Duane Reade stockholders, excluding certain affiliated stockholders who are participating in the transaction with Duane Reade Shareholders, LLC and Duane Reade Acquisition Corp.

        ACCORDINGLY, THE INDEPENDENT MEMBERS OF THE BOARD OF DIRECTORS RECOMMEND THAT YOU VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT.

        Your vote is important.    The board of directors appreciates and encourages stockholder participation in our affairs. We cannot consummate the merger without the approval of Duane Reade's stockholders who hold a majority of the outstanding Duane Reade stock. It is important that your shares are represented at the special meeting.

        Whether or not you plan to attend the special meeting, please sign, date and return the enclosed proxy card in the accompanying addressed, postage pre-paid envelope or vote by telephone or the internet by following the instructions on the enclosed proxy card. If you attend the meeting, you may revoke your proxy and vote in person.

        Failure to return a properly executed proxy card or to vote by telephone, the internet or at the special meeting will have the same effect as a vote against the approval of the merger agreement.

        If you have any questions, or need assistance in voting your proxy, please call our proxy solicitor, Mackenzie Partners, Inc., collect at (212) 929-5500 or toll-free at (800) 322-2885.

Sincerely,
Anthony J. Cuti Chairman of the Board, Chief Executive Officer and President

THIS PROXY STATEMENT IS BEING MAILED, ALONG WITH A PROXY CARD, TO DUANE READE STOCKHOLDERS ON OR ABOUT MAY [    ], 2004.

        The merger and the merger agreement have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has any such commission passed upon the merits of the merger or the merger agreement nor upon the accuracy or adequacy of the information contained in this document. Any representation to the contrary is a criminal offense.

DUANE READE INC.
440 Ninth Avenue
New York, NY 10001

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To be held on June [    ], 2004

To the Stockholders of Duane Reade Inc.:

        NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of Duane Reade Inc., a Delaware corporation, has been called by the Duane Reade board of directors. The details of the meeting are as follows:

PLACE:	55-02 55th Avenue, Maspeth, New York 11378
DATE:	June [ ], 2004
TIME:	11:00 a.m.

        The purposes of the special meeting are:

        1.     To consider and vote on the proposal to adopt the agreement and plan of merger, dated as of December 22, 2003, by and among Duane Reade, Duane Reade Shareholders, LLC and Duane Reade Acquisition Corp. and the transactions contemplated by the merger agreement, including the merger.

        2.     To consider and vote on a proposal to authorize proxy holders to vote, in their sole discretion, to adjourn or postpone the special meeting, if necessary, for the purpose of soliciting additional votes for the adoption of the merger agreement.

        3.     To transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

        Only our stockholders of record at the close of business on May [    ], 2004 are entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof. A list of stockholders will be available for inspection by stockholders of record during business hours at Duane Reade Inc., 440 Ninth Avenue, New York, NY, during the 10 days prior to the date of the special meeting and will also be available at the special meeting.

        Stockholders of Duane Reade who do not vote in favor of adoption of the merger agreement will have the right to seek appraisal of the "fair value" of their shares if the merger is consummated, but only if they comply with all of the required procedures under Delaware law. See "Special Factors—Appraisal Rights of Stockholders" in the proxy statement.

        The independent members of Duane Reade's board of directors carefully considered and negotiated the terms and conditions of the merger agreement. The independent directors unanimously approved the merger agreement and determined that the terms of the merger agreement and the merger are advisable, fair to, and in the best interests of Duane Reade and its unaffiliated stockholders. In making this determination, the independent directors considered, among other things, an opinion received from Bear, Stearns & Co. Inc., the board of directors' financial advisor, to the effect that, as of the date of the opinion, and based upon and subject to the matters and assumptions set forth in the opinion, the $17.00 per share to be received by Duane Reade stockholders in the merger is fair, from a financial point of view, to the Duane Reade stockholders, excluding certain affiliated stockholders who are participating in the transaction with Duane Reade Shareholders, LLC and Duane Reade Acquisition Corp.

        ACCORDINGLY, THE INDEPENDENT MEMBERS OF THE BOARD OF DIRECTORS RECOMMEND THAT YOU VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT.

        Please carefully read and consider the proxy statement. Whether or not you plan to attend the special meeting, we urge you to promptly sign, date and return the enclosed proxy card in the accompanying, addressed, postage-prepaid envelope or vote by telephone or the internet, in order for your shares to be represented at the special meeting. You may withdraw your proxy at or prior to the special meeting in the manner described in the proxy statement.

By Order of the Board of Directors,
Michelle D. Bergman Vice President and Secretary

New York, NY May [ ], 2004

PLEASE VOTE "FOR" THE MERGER AGREEMENT BY MAILING YOUR PROXY OR VOTING BY TELEPHONE OR THE INTERNET... NOW!

 TABLE OF CONTENTS

SUMMARY OF THE PROXY STATEMENT	1
Purpose and Structure of the Transaction	1
Information About the Transaction Participants	1
Date, Time and Place	3
Purpose of the Special Meeting	3
Record Date; Stock Entitled to Vote	3
Revocability of Proxies	4
Vote Required; How Shares Are Voted	4
Certain Effects of the Merger	4
Background of the Merger	5
Recommendation of the Independent Directors; Reasons for Recommending Adoption of the Merger Agreement	5
Opinion of the Board of Directors' Financial Advisor	6
Interests of Certain Persons in the Merger	7
Plans for Duane Reade Following the Merger	11
Plans for Duane Reade if the Merger is Not Consummated	11
Material U.S. Federal Income Tax Consequences	11
Appraisal Rights of Stockholders	12
Regulatory Approvals	12
Litigation Related to the Merger	12
Financing for the Merger	13
Conversion of Shares; Procedures for Exchange of Certificates	13
No Solicitation of Transactions	13
Conditions to the Merger	14
Termination of the Merger Agreement	15
Payment of Fees and Expenses	15
Amendments, Extensions and Waivers	15
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION	16
INFORMATION CONCERNING THE SPECIAL MEETING	17
Date, Time and Place	17
Purpose of the Special Meeting	18
Record Date; Stock Entitled to Vote; Quorum	18
Voting by Proxy	18
Revocability of Proxies	19
Vote Required; How Shares Are Voted	19
Proxy Solicitation	20
Householding	20
Adjournments or Postponements	20
SPECIAL FACTORS	21
Purpose and Structure of the Transaction	21
Certain Effects of the Merger	21
Background of the Merger	23
Recommendation of the Independent Directors; Reasons for Recommending the Adoption of the Merger Agreement	34
Opinion of the Board of Directors' Financial Advisor	40

i

Position of the Investor Group and the Management Members as to the Fairness of the Merger to Unaffiliated Stockholders	47
Certain Financial Projections	47
Interests of Certain Persons in the Merger	50
Plans for Duane Reade Following the Merger	62
Convertible Notes	63
Plans for Duane Reade if the Merger is Not Consummated	64
Fees and Expenses	64
Anticipated Accounting Treatment	64
Material U.S. Federal Income Tax Consequences	64
Appraisal Rights of Stockholders	65
Regulatory Approvals	68
Litigation Relating to the Merger	69
FINANCING FOR THE MERGER	70
Requirements	70
Amount and Source of Funds	70
THE MERGER AGREEMENT	78
Form of the Merger	78
Closing and Effective Time	78
Directors and Officers of Surviving Corporation	78
Conversion of Shares; Procedures for Exchange of Certificates	78
No Other Rights	80
Treatment of Stock Options	80
Representations and Warranties	80
Concept of Material Adverse Effect	82
Duane Reade's Conduct of Business Before Consummation of the Merger	82
No Solicitation of Transactions	84
Financing	85
Conditions to the Merger	86
Termination of the Merger Agreement	87
Payment of Fees and Expenses	88
Amendments, Extension and Waivers	89
RIGHTS AGREEMENT	89
DUANE READE HISTORICAL CONSOLIDATED FINANCIAL DATA	90
Selected Historical Consolidated Financial Data	90
Comparative Per Share Data	93
COMMON STOCK MARKET PRICE AND DIVIDEND INFORMATION	93
INFORMATION REGARDING DUANE READE COMMON STOCK TRANSACTIONS	94
Common Stock Offerings	94
Common Stock Purchases	94
Transactions Within 60 Days	95
CURRENT EXECUTIVE OFFICERS AND DIRECTORS OF DUANE READE	97
CURRENT EXECUTIVE OFFICERS AND MANAGERS OF DRS, LLC	100
CURRENT EXECUTIVE OFFICERS AND DIRECTORS OF DUANE READE HOLDINGS AND DUANE READE ACQUISITION	100

ii

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS	101
Security Ownership of Directors and Management	101
Security Ownership of Oak Hill, Duane Reade Acquisition, Duane Reade Holdings and DRS, LLC	101
Security Ownership of Principal Stockholders	102
Security Ownership of Duane Reade Following Consummation of the Merger	103
INFORMATION ABOUT THE TRANSACTION PARTICIPANTS	104
CRIMINAL PROCEEDINGS AND INJUNCTIONS OR PROHIBITIONS INVOLVING SECURITIES LAWS	105
PAST CONTACTS, TRANSACTIONS, NEGOTIATIONS AND AGREEMENTS	106
Current Employment Agreement	106
Current Employment Arrangements with Messrs. Charboneau, Ray, Henry and LaBeau	108
Current Retention Arrangements with Duane Reade Officers	108
1998 SERP/Split Dollar Life Insurance Retention Arrangement	109
Appreciation Rights of Certain Management Members	109
Stock Option Exchange Offer	109
MISCELLANEOUS OTHER INFORMATION	110
Stockholder Proposals	110
Where You Can Find More Information	110
Incorporation by Reference	111

ANNEX A    AGREEMENT AND PLAN OF MERGER

ANNEX B    OPINION OF BEAR, STEARNS & CO. INC.

ANNEX C    EQUITY COMMITMENT LETTER

ANNEX D    DEBT COMMITMENT LETTER

ANNEX E    SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

ANNEX F    LETTER AGREEMENT

iii

SUMMARY OF THE PROXY STATEMENT

        This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. So that you fully understand the merger, the merger agreement and the transactions contemplated thereby, and for a more complete description of the legal terms of the merger, you should carefully read this entire proxy statement, the annexes attached to this proxy statement and the documents to which we refer. See "Miscellaneous Other Information—Where You Can Find More Information" beginning on page 110. In particular, you should carefully read the documents attached to this proxy statement, including the merger agreement and the Bear, Stearns & Co. Inc. fairness opinion, which are attached as Annexes A and B, respectively, and incorporated herein by reference. This summary and the balance of this proxy statement contain forward-looking statements about events that are not certain to occur as described or at all, and you should not place undue reliance on those statements. For a discussion of these forward-looking statements, please see "Cautionary Statement Concerning Forward-Looking Information" beginning on page 16. We have included page references in parentheses to direct you to the appropriate place in this proxy statement for a more complete description of the topics presented in this summary.

Purpose and Structure of the Transaction (Page 21)

        The principal purposes of the merger are to provide you with the opportunity to receive a cash price for your shares at a premium over the market price at which Duane Reade common stock traded before the announcement of the merger agreement and to enable Duane Reade to become a privately held company principally owned by Oak Hill Capital Partners, L.P. and its affiliate, Oak Hill Capital Management Partners, L.P. (collectively, "Oak Hill") and any investor who Oak Hill selects to participate in the transaction as an equity co-investor, all of whom are referred to collectively with Oak Hill as the "Investor Group." The transaction has been structured as a cash merger with Duane Reade continuing as the surviving corporation. If the transaction is completed, as a stockholder of Duane Reade, you will be entitled to receive $17.00 in cash, without interest, in exchange for each of your shares of Duane Reade common stock outstanding at the effective time of the merger, unless you perfect your appraisal rights under Delaware law.

Information About the Transaction Participants (Page 104)

Duane Reade Inc.

        Duane Reade Inc. ("Duane Reade," the "company," "us," "we" or "our") is a drug store chain principally located in the metropolitan New York City area. Duane Reade offers a wide variety of prescription and over-the-counter drugs, health and beauty care items, cosmetics, greeting cards, photo supplies and photo finishing services. As of March 27, 2004, Duane Reade operated 243 stores in New York City and its suburbs, including the Hudson River communities of northeastern New Jersey. Duane Reade maintains a web site at http://www.duanereade.com.

Duane Reade Shareholders, LLC
Duane Reade Holdings, Inc.
Duane Reade Acquisition Corp.

        Duane Reade Shareholders, LLC (formerly known as Rex Corner Holdings, LLC, "DRS, LLC"), Duane Reade Holdings, Inc. (formerly known as Rex Corner Holdings, Inc., "Duane Reade Holdings") and Duane Reade Acquisition Corp. (formerly known as Rex Corner Acquisition Corp., "Duane Reade Acquisition") were formed at the direction of Oak Hill Capital Partners, L.P. on December 19, 2003, solely for the purpose of consummating the merger. Oak Hill Capital Partners, L.P. is the sole member of DRS, LLC. Immediately prior to the merger, the Investor Group will invest in DRS, LLC for the purposes of consummating the merger. The Investor Group does not include any member of Duane Reade's current management. After this investment is made, the Investor Group will own substantially all of the membership interests of DRS, LLC, subject to the Chairman's profits interest. DRS, LLC, in turn, will own substantially all of the outstanding common stock of Duane Reade Holdings, subject to options to acquire up to 8.5% of the common stock of Duane Reade Holdings (on a fully diluted basis as of the effective time of the merger, referred to as "on a fully diluted basis") that will be granted to Mr. Cuti, who is referred to in this document as the "Chairman," Duane Reade's Senior Vice Presidents, Gary Charboneau, John Henry, Jerry Ray and Timothy LaBeau, and certain other members of Duane Reade's management, and phantom stock awards issued to the Senior Vice Presidents representing 1.5% of the common stock of Duane Reade Holdings (on a fully diluted basis). Duane Reade Holdings will own 100% of the outstanding common stock of Duane Reade as a result of the merger of Duane Reade Acquisition with and into Duane Reade. The separate existence of Duane Reade Acquisition will cease upon consummation of the merger. None of DRS, LLC, Duane Reade Holdings and Duane Reade Acquisition has participated in any activities to date other than activities incident to their formation, the transactions contemplated by the merger agreement, the financing arrangements relating to the merger and employment arrangements with members of Duane Reade's management.

Oak Hill Capital Partners, L.P.
Oak Hill Capital Management Partners, L.P.

        Oak Hill is a $1.6 billion private equity fund formed in 1998 for the purpose of making control investments in operating companies through acquisitions, build-ups, recapitalizations, restructurings or significant minority positions. The limited partners of Oak Hill Capital Partners include a number of institutional and individual investors.

The Management Members

        Anthony J. Cuti, the Chairman of the Board, President and Chief Executive Officer of Duane Reade, and Gary Charboneau, John Henry, Jerry Ray and Timothy LaBeau, the Senior Vice Presidents of Duane Reade, are collectively referred to as the "Management Members." In connection with the merger, the Management Members will receive cash payments and other consideration and will be granted options to purchase shares of the common stock of Duane Reade Holdings. The Senior Vice Presidents will also be granted phantom stock awards representing shares of common stock of Duane Reade Holdings. In addition, the Chairman will have a profits interest in DRS, LLC.

Post-Merger Corporate Structure of the Transaction Participants

        The following chart illustrates the corporate structure of the transaction participants after giving effect to the merger:

Date, Time and Place (Page 17)

        The special meeting of Duane Reade's stockholders will be held on [    ], June [    ], 2004 at 11:00 a.m., at 55-02 55th Avenue, Maspeth, New York 11378.

Purpose of the Special Meeting (Page 18)

        At the special meeting, you will be asked to consider and vote on the proposal to adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger, and to consider and vote on the proposal to authorize proxy holders to vote, in their sole discretion, to adjourn or postpone the special meeting, if necessary, for the purpose of soliciting additional votes for the adoption of the merger agreement. You will also be asked to consider and vote on such other matters or transact such other business as may properly come before the special meeting.

Record Date, Stock Entitled to Vote (Page 18)

        Only holders of record of Duane Reade's common stock at the close of business on May [    ], 2004, the record date, are entitled to vote at the special meeting. On the record date, 24,471,431 shares of Duane Reade's common stock were issued and outstanding and held by approximately 46 holders of record.

Revocability of Proxies (Page 19)

        You may revoke your vote after you have mailed your signed proxy card or voted by telephone or internet at any time before the special meeting by:

  •
  delivering a written notice of revocation to the secretary of Duane Reade at our principal executive offices;

  •
  delivering a later proxy (whether by mail, telephone or internet) dated after the date of the previously submitted proxy; or

  •
  voting in person at the special meeting.

Vote Required; How Shares Are Voted (Page 19)

        Under Delaware law, the affirmative vote of the holders of a majority of the shares of Duane Reade common stock outstanding as of the record date is required to adopt the merger agreement and the transactions contemplated by the merger agreement.

        You are entitled to one vote per share of Duane Reade common stock you owned as of the record date. If you sell or transfer your shares of Duane Reade common stock after the record date but before the date the merger is effected, you will transfer the right to receive the $17.00 in cash per share to the person to whom you sell or transfer your shares, but will retain your right to vote at the special meeting.

        In addition, if your shares are held in "street name," which means your shares are held of record by a broker, bank or other nominee instead of your own name, you must provide your nominee with instructions on how to vote. Any failure to instruct your nominee on how to vote with respect to the merger will have the effect of a vote "AGAINST" the merger agreement but will have no effect on any motion to adjourn or postpone the special meeting.

        As of May 13, 2004, Duane Reade's directors and executive officers beneficially owned an aggregate of approximately 2.4% of the outstanding common stock of Duane Reade in the form of shares and exercisable stock options. All of Duane Reade's directors and officers have informed Duane Reade that they intend to vote the shares of common stock owned by them, if any, in favor of the adoption of the merger agreement.

Certain Effects of the Merger (Page 21)

        Pursuant to the merger agreement, Duane Reade Acquisition will merge with and into Duane Reade. Duane Reade will be the surviving corporation in the merger and will become a subsidiary of Duane Reade Holdings, a direct, wholly-owned subsidiary of DRS, LLC. Following the merger, Duane Reade will become a privately-held company indirectly owned by the Investor Group, the Management Members and certain other members of Duane Reade's management.

        The merger will result in:

  •
  the conversion of each share of Duane Reade common stock issued and outstanding at the effective time of the merger (other than shares held by stockholders who perfect their appraisal rights under Delaware law) into the right to receive $17.00 in cash, without interest;

  •
  except as described elsewhere in this proxy statement, all outstanding options to purchase shares of Duane Reade common stock with a per share exercise price of less than $17.00, referred to as "Eligible Options," whether or not then exercisable or vested, being cancelled and the holders receiving, in consideration for the cancellation of the Eligible Option, an amount in cash equal to $17.00 minus the applicable exercise price per share of the Eligible Option, multiplied by the number of shares of Duane Reade common stock subject to the Eligible Option (and further reduced for any applicable withholding tax). Stock options with a per share exercise price of $17.00 or more will be cancelled without any consideration being paid for those stock options;

  •
  each share of Duane Reade common stock that is held by Duane Reade as treasury stock, or by any of Duane Reade's subsidiaries, DRS, LLC, Duane Reade Holdings or Duane Reade Acquisition immediately before the effective time of the merger, automatically being cancelled and retired and ceasing to exist, and no consideration being delivered in exchange for those shares;

  •
  the Investor Group owning substantially all of the outstanding membership interests of DRS, LLC, subject to the Chairman's profits interest;

  •
  DRS, LLC owning substantially all of the outstanding shares of Duane Reade Holdings' common stock (excluding the stock options issued to management, including the Management Members, and the phantom stock awards issued to the Senior Vice Presidents);

  •
  Duane Reade Holdings owning 100% of the outstanding shares of the surviving corporation's common stock;

  •
  the Senior Vice Presidents being granted phantom stock awards representing in the aggregate approximately 1.5% of the shares of common stock of Duane Reade Holdings (on a fully diluted basis); and

  •
  members of management, together with the Management Members, being granted options to acquire shares representing up to 8.5% of the shares of common stock of Duane Reade Holdings (on a fully diluted basis), see "Special Factors—Interests of Certain Persons in the Merger."

        The merger will terminate all common equity interests in Duane Reade held by our current stockholders, other than the indirect interests that will be held by the Management Members and other members of management. Following the merger, the Investor Group, the Management Members and other members of management will be the sole owners of Duane Reade and its business. Although their equity investment in Duane Reade involves substantial risk resulting from, among other things, the limited liquidity of the investment and the high debt to equity ratio that will apply to Duane Reade following the merger, if Duane Reade is able to generate growth in earnings and cash flow sufficient to retire its debt, the Investor Group, the Management Members and other members of management will be the sole beneficiaries of the future earnings and growth of Duane Reade, if any.

        Upon completion of the merger, Duane Reade will remove its common stock from listing on the New York Stock Exchange, and Duane Reade common stock will no longer be publicly traded.

        If the transaction is consummated, it is expected that the current officers of Duane Reade will hold substantially similar positions and, with the exception of the Chairman, that the current members of the board of directors of Duane Reade will not be retained.

Background of the Merger (Page 23)

        For a description of the events leading to the approval of the merger agreement by the independent members of Duane Reade's board of directors (the "Independent Directors"), you should refer to "Special Factors—Background of the Merger."

Recommendation of the Independent Directors; Reasons for Recommending Adoption of the Merger Agreement (Page 34)

        Duane Reade believes that the cash consideration of $17.00 per share of Duane Reade common stock will allow its stockholders to realize greater value from the proposed transaction than could be expected to be generated in a reasonable period were Duane Reade to remain an independent public company.

        In determining to recommend the transaction to Duane Reade's stockholders, the Independent Directors considered a number of advantages and disadvantages of the transaction. For example, the Independent Directors considered the opinion of Bear, Stearns & Co. Inc., referred to as "Bear Stearns," to the effect that, as of the date of the opinion, and based upon and subject to the matters and assumptions set forth in the opinion, the $17.00 per share to be received by Duane Reade stockholders in the merger is fair, from a financial point of view, to the Duane Reade stockholders, excluding certain affiliated stockholders who are participating in the transaction with DRS, LLC and Duane Reade Acquisition. The Independent Directors also considered the fact that the merger consideration of $17.00 per share in cash represents a 22.8% premium over the $13.84 per share average of the closing prices of Duane Reade common stock for the 30 trading days preceding the public announcement of the signing of the merger agreement on December 23, 2003, an 11.7% premium over the $15.22 per share closing price of Duane Reade common stock on December 22, 2003, the last trading day before the public announcement of the signing of the merger agreement, and an approximate 16% premium over the $14.65 per share average closing prices of Duane Reade common stock for the one year prior to the public announcement of the merger agreement. In addition, the Independent Directors considered their belief, based on a comparison of the risks and benefits of the merger against the risks and benefits of pursuing strategic alternatives as a public entity, that the merger was more favorable to the unaffiliated stockholders because of the speculative returns to the unaffiliated stockholders associated with Duane Reade in light of the strategic and operational risks facing Duane Reade.

        Duane Reade's Independent Directors also considered the fact that if the transaction is consummated Duane Reade's stockholders, other than the Management Members and certain other members of management, will not have the opportunity to participate in Duane Reade's future earnings and growth, if any. In addition, the Independent Directors considered the fact that the receipt of cash by Duane Reade's stockholders will be a taxable transaction to the stockholders, the fact that if the merger is consummated Duane Reade's stockholders will be required to exchange their shares for the merger consideration and will no longer be able to defer a sale of their shares until a later time of their choosing, for tax purposes or otherwise, and the fact that Duane Reade expects to incur approximately $8.3 million of expenses in connection with the transaction.

        After careful consideration, the Independent Directors unanimously approved the merger agreement and determined that the merger agreement and the merger are advisable, fair to and in the best interests of, Duane Reade's unaffiliated stockholders and unanimously recommend that Duane Reade stockholders vote "FOR" the adoption of the merger agreement. For a more detailed description of the above matters and a description of the other matters considered by the Independent Directors in approving the merger agreement, you should refer to "Special Factors—Recommendation of the Independent Directors; Reasons for Recommending the Adoption of the Merger Agreement."

Opinion of the Board of Directors' Financial Advisor (Page 40)

        On December 22, 2003, Bear Stearns rendered its written opinion to Duane Reade's board of directors that, as of that date, and based upon and subject to the matters and assumptions set forth in the opinion, the consideration to be received by Duane Reade stockholders in the merger is fair, from a financial point of view, to the Duane Reade stockholders, excluding certain affiliated stockholders who are participating in the transaction with DRS, LLC and Duane Reade Acquisition.

        The full text of the Bear Stearns opinion is attached as Annex B to this proxy statement and is available for inspection and copying at the company, see "Miscellaneous Other Information—Where You Can Find More Information." You should carefully read the full opinion for a discussion of the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Bear Stearns in rendering its opinion.

        Bear Stearns provided its opinion for the information and assistance of the Duane Reade board of directors in connection with the board of directors' consideration of the merger. The Bear Stearns opinion is not intended to be and does not constitute a recommendation to any Duane Reade stockholder as to how such stockholder should vote in connection with the merger agreement.

        Pursuant to the terms of Bear Stearns' engagement letter, Duane Reade has agreed to pay Bear Stearns a transaction fee of approximately $5.3 million, $4.8 million of which will only be payable if and when the transaction is consummated. Duane Reade has also agreed to reimburse Bear Stearns for its out-of-pocket expenses (up to a maximum of $50,000), see "Special Factors—Opinion of the Board of Directors' Financial Advisor—Miscellaneous."

Interests of Certain Persons in the Merger (Page 50)

        In considering the recommendation of the Independent Directors, you should be aware that certain persons have interests in the merger that are different from and/or in addition to your interests as a Duane Reade stockholder generally, including the following:

  •
  as of May 13, 2004, directors (including one of the Independent Directors), executive officers and other management of Duane Reade held options to purchase 1,997,105 shares of Duane Reade common stock with an exercise price of less than $17.00, 990,565 of which will be cancelled at the effective time of the merger (whether or not then exercisable or vested) in consideration of a cash payment equal to the excess of $17.00 per share over the exercise price of the underlying Eligible Option (and further reduced by any applicable withholding tax). The aggregate amount to be paid to directors, executive officers and other management in connection with the cancellation of such Eligible Options will be approximately $2.5 million;

  •
  in connection with the merger, the Chairman entered into an employment agreement on December 22, 2003, which was subsequently amended (as amended, the "2004 Employment Agreement"), with Duane Reade Acquisition, Duane Reade Holdings and DRS, LLC. Under the 2004 Employment Agreement, the Chairman, in exchange for his future performance at Duane Reade and for relinquishing certain rights and benefits under his current employment agreement with the company (the "Current Employment Agreement"), will receive, among other things, cash payments and other consideration, options to acquire shares representing 4.0% of the common stock of Duane Reade Holdings (on a fully diluted basis) and a profits interest in DRS, LLC that, depending on the initial equity investment by the Investor Group and given a sufficient appreciation in the value of DRS, LLC following the merger, could result in his possession of an approximately 7.5% equity interest in DRS, LLC (on a fully diluted basis), which, as of the effective date of the merger, will be equivalent to approximately 6.9% of the aggregate ownership interest in Duane Reade on a consolidated basis. With respect to payments that may be received in addition to his salary, bonus and benefits, the 2004 Employment Agreement provides Duane Reade with an election to terminate the Chairman's existing supplemental retirement benefit obligations and related insurance arrangements. If Duane Reade makes this cancellation election, which DRS, LLC, the indirect parent of Duane Reade following the merger, is currently expecting to make, the 2004 Employment Agreement provides that the Chairman will waive his entitlement to his supplemental retirement benefits and release Duane Reade from all of its obligations to make premium payments (totaling a minimum of approximately $30.0 million as of May 13, 2004) under the related insurance arrangements in exchange for, among other things, payments to the Chairman aggregating $24.5 million (the "Prepayment Amount"). The Prepayment Amount will generally be paid in three installments following consummation of the merger (except that the parties may determine to accelerate a portion of the first installment) with the final installment to be paid on June 30, 2005. In addition, in connection with the consummation of the merger, the Chairman will receive a payment of approximately $5.3 million and he will relinquish certain payments to which he is otherwise entitled. The Chairman's salary for 2004 is $850,000 and he has a maximum annual bonus opportunity for 2004 of $1.7 million. The Chairman's 2004 Employment Agreement will provide a base salary of $1.0 million and an annual maximum bonus opportunity of $1.75 million. The 2004 Employment Agreement also provides certain fringe benefits, incentive payments, equity awards and severance protections that are, in the aggregate, substantially comparable to the compensation and benefits provided to him under the Current Employment Agreement. For a description of the terms of the 2004 Employment Agreement, see "Special Factors—Interests of Certain Persons in the Merger—Employment and Other Arrangements—2004 Employment Agreement," and for a description of the Current Employment Agreement, see "Past Contacts, Transactions, Negotiations and Agreements—Current Employment Agreement";

  •
  by entering into the 2004 Employment Agreement, the Chairman is generally relinquishing his rights under the Current Employment Agreement as follows: He is relinquishing all rights to stock options, equity awards, stock appreciation rights and deferred bonuses granted to him prior to the effective date of the merger. The relinquished options are valued at approximately $3.0 million based on the merger consideration of $17.00 per share. The Chairman is also relinquishing his right to receive a payment of $1.0 million under an existing price guarantee of stock options awarded him in 1999. He is further relinquishing his right to enhanced severance which would generally otherwise be due him under the Current Employment Agreement following the merger (whether or not his employment terminated) equal to five times the sum of (a) his "earnings amount" plus (b) in exchange for his agreement not to compete with Duane Reade for five years after his termination of employment, a supplemental payment equal to 60% of the "earnings amount." The total amount of the "earnings amount" plus the supplemental 60% payment as of May 13, 2004 was approximately $4.1 million. This enhanced severance payment would also be subject to a tax gross-up for any amounts paid to him in connection with the sale of Duane Reade that are considered "excess parachute payments" under the Internal Revenue Code. In addition, if Duane Reade makes the cancellation election (described above) and pays the Prepayment Amount, the Chairman will waive his entitlement to benefits under a supplemental executive retirement plan and release Duane Reade from the obligation to make premium payments totaling a minimum of approximately $30 million as of May 13, 2004. The Chairman is also relinquishing his contingent right to receive a performance based long-term incentive award of $975,000 on January 1, 2005;

  •
  from April 23, 2004 through April 28, 2004, the Chairman exercised stock options from Duane Reade with an average exercise price of $8.33 per share and realized net proceeds of approximately $0.5 million, from the subsequent sale of the shares of common stock acquired upon such exercises. These options, and the net proceeds realized from the associated sales, are not included in the amounts above;

  •
  the 2004 Employment Agreement provides for salary, bonus, other compensation and benefits that in some cases are greater and in some cases less than under the Chairman's Current Employment Agreement. For example:

  •
  For 2004, our Chairman's salary was set at $850,000 and his maximum annual bonus opportunity is $1.7 million. Under the 2004 Employment Agreement, the base salary will increase to $1 million and the annual maximum bonus opportunity will be $1.75 million.

  •
  During his tenure at Duane Reade, the Chairman has been granted options to purchase 1,490,015 shares of Duane Reade common stock in the aggregate, exercisable at varying exercise prices, which would represent approximately 5.9% of Duane Reade (on a fully diluted basis) as of May 13, 2004 if none of these options had ever been exercised and all were "in the money" as of such date; this compares to a grant of options representing 4.0% of Duane Reade (on a fully diluted basis) under the 2004 Employment Agreement.

    •
    The profits interest that the Chairman will receive under the 2004 Employment Agreement represents about a 7.5% interest in DRS, LLC, on a fully diluted basis. The profits interest will be worth at least $20 million if there is at least $20 million of net appreciation in value of DRS, LLC subsequent to the closing, but will be worthless if DRS, LLC does not appreciate in value following consummation of the merger. The Chairman is not entitled to such an equity grant under his Current Employment Agreement.

    •
    The Chairman's 2002 split dollar life insurance and related supplemental pension arrangements will either continue on a basis no more favorable than under the Current Employment Agreement, or be bought out without additional supplemental pension accruals and with only limited life insurance protection thereafter. The buyout price is approximately $24.5 million; in contrast, the life insurance funding would have required commitments by Duane Reade of funds of at least $44 million over an eight year period, including about $14 million paid prior to the date of this proxy statement, which commitments would be accelerated upon the occurrence of certain events, including a sale of the company.

    •
    Under the 2004 Employment Agreement, the Chairman's 1998 split dollar life insurance policy will be distributed to him, subject to vesting, by transferring a policy expected to be worth approximately $4.5 million, of which $1.5 million represents premiums that would have been required to be paid following consummation of the merger; in addition, in October 2003 the compensation committee approved an amendment to Duane Reade's 1998 split dollar life insurance program with respect to the Chairman and other members of management, which contemplated 100% vesting, but no additional company-paid premiums, after a change in control.

    •
    Under the 2004 Employment Agreement, the Chairman will be entitled to receive retention payments of $0.9 million per year on each of the first five anniversaries of the merger, subject generally to his continued employment.

    •
    The Chairman's severance protections under the 2004 Employment Agreement are less favorable than the protections provided under the Current Employment Agreement;

  •
  pursuant to their existing retention arrangements, upon consummation of the merger, Duane Reade's Senior Vice Presidents are entitled to receive a lump sum payment equal to the sum of their respective salaries during the prior 12 months plus their respective maximum annual target bonuses for the preceding calendar year (whether or not such bonus was earned or paid). In addition, some of Duane Reade's Senior Vice Presidents are entitled to payments under an existing supplemental retirement plan and related insurance arrangements as well as payments under existing price guarantees of stock options granted in May 1999. The payments described in the immediately preceding two sentences, together with payments of approximately $2.2 million in respect of Eligible Options held by the Senior Vice Presidents, are collectively referred to as "SVP Payments." The aggregate amount of the SVP Payments is approximately $9.8 million, a portion of which will be relinquished. Each of Messrs. Charboneau, Henry, Ray and LaBeau are generally relinquishing rights under their current arrangements as follows: Messrs. Charboneau, Henry and Ray are relinquishing an aggregate amount of approximately $2.6 million with respect to their rights under our supplemental executive retirement plan/split dollar life insurance arrangement which requires Duane Reade to transfer ownership of the underlying life insurance policies to each of them. Mr. LaBeau and Mr. Ray are also relinquishing payments with respect to Eligible Options totaling approximately $157,000 and retention payments totaling approximately $1 million. Mr. Ray is also relinquishing a payment of $0.4 million under an existing price guarantee on stock options awarded to him in May 1999. In exchange for these relinquished SVP Payments and for their future service, the Senior Vice Presidents will receive, among other things, awards of phantom stock representing shares of common stock of Duane Reade Holdings (the "SVP Phantom Stock") equal in the aggregate to approximately 1.5% of the shares of common stock of Duane Reade Holdings (on a fully diluted basis). The Senior Vice Presidents have entered into letter agreements with Duane Reade Acquisition, referred to as the "SVP Employment Letters," that set forth the terms of their employment with Duane Reade following the merger, including salary, incentive compensation (consisting of options to acquire shares of common stock of Duane Reade Holdings (the "New Options"), the SVP Phantom Stock and bonus opportunities), severance and other customary matters. For a description of the SVP Employment Letters, see "Special Factors—Interests of Certain Persons in the Merger—Employment and Other Arrangements—Senior Vice President Arrangements";

  •
  after consummation of the merger, members of management (other than the Chairman) will be eligible to receive an aggregate of approximately $384,000 in base salary increases, with no individual being entitled to an increase of more than 25% of the individual's then current base salary;

  •
  pursuant to their respective retention arrangements, each of Duane Reade's Vice Presidents will, upon consummation of the merger, receive a lump sum payment equal to his or her maximum annual target bonus for the preceding calendar year (whether or not such bonus was earned or paid), and may receive a lump sum payment equal to his or her salary during the prior 12 months plus his or her annual target bonus for the preceding calendar year (whether or not such bonus was earned or paid) if his or her employment is terminated under certain circumstances within one year of a change in control;

  •
  the Senior Vice Presidents and other members of management will be granted New Options to purchase shares of Duane Reade Holdings common stock, representing in the aggregate up to 4.5% of the common stock of Duane Reade Holdings (on a fully diluted basis);

  •
  in the aggregate, the Management Members will receive the following payments in connection with the consummation of the merger: (1) retention payments equal to approximately $2.5 million, (2) cash payments with respect to Eligible Options (whether or not vested or exercisable) of approximately $2.1 million, (3) payments totaling approximately $0.5 million under an existing price guarantee of certain stock options granted to the senior executives in May 1999, (4) payment of an annual retention award of $0.9 million on each of the first five anniversaries of the merger (to the Chairman only), subject generally to his continued employment, (5) a cancellation payment, payable to our Chairman only if we elect to cancel our obligations to him under our existing supplemental retirement plan and related insurance arrangement, (as described in detail under "Special Factors—Interests of Certain Persons in the Merger—Employment and Other Arrangements—2004 Employment Agreement"), equal to approximately $24.5 million payable in three installments with the final installment paid on June 30, 2005, and (6) New Option awards (to the Management Members and other members of management) representing 8.5% of the common stock of Duane Reade Holdings, Inc. (on a fully diluted basis), SVP Phantom Stock awards (to the Senior Vice Presidents only) representing approximately 1.5% of shares of common stock of Duane Reade Holdings (on a fully diluted basis) and an award of profits interest (to the Chairman only) equal to approximately a 7.5% equity interest in DRS, LLC (on a fully diluted basis), which as of the effective time of the merger, will be equivalent to approximately 6.9% of the aggregate ownership interest in Duane Reade on a consolidated basis. Our vice presidents are entitled to receive lump sum payments in the aggregate of approximately $2.2 million and will receive cash payments with respect to their Eligible Options (whether or not vested or exercisable);

  •
  approximately 10% of the capitalization of Duane Reade Holdings will be reserved for the issuance of New Options to members of management, including the Management Members, as well as the SVP Phantom Stock awarded to the Senior Vice Presidents. The SVP Phantom Stock awards and a portion of the New Option awards will be made at the effective time of the merger;

  •
  in connection with the consummation of the merger, Bear Stearns will receive a transaction fee of approximately $5.3 million and will be reimbursed for its out-of-pocket expenses (up to $50,000), see "Special Factors—Opinion of the Board of Directors' Financial Advisor—Miscellaneous." In addition, certain current employees of Bear Stearns, including Kenneth Viellieu, one of the Senior Managing Directors of Bear Stearns advising Duane Reade in connection with the proposed merger, have non-substantial interests in one or more limited partnerships that own Duane Reade common stock. These Bear Stearns employees do not exercise voting or dispositive control over those shares of Duane Reade common stock held by the limited partnerships;

  •
  Andrew J. Nathanson, a Managing Partner of Oak Hill, also has a non-substantial interest in the limited partnerships described above. Mr. Nathanson does not exercise voting or dispositive control over those shares of Duane Reade common stock held by the limited partnerships. In addition, as a result of his position with Oak Hill, Mr. Nathanson may benefit from Duane Reade's future earnings and growth, if any; and

  •
  the surviving corporation will be obligated to continue to provide indemnification and related insurance coverage to former directors and officers of Duane Reade following consummation of the merger.

        The Independent Directors were aware of these different and/or additional interests and considered them along with other matters in approving the merger and in recommending it to Duane Reade's stockholders.

Plans for Duane Reade Following the Merger (Page 62)

        Following the merger, Duane Reade will remove its common stock from listing on the New York Stock Exchange, such stock will no longer be publicly traded on any exchange or market system, and the registration of Duane Reade common stock under the Securities Exchange Act of 1934, as amended, referred to as the "Exchange Act," will be terminated.

Plans for Duane Reade if the Merger is Not Consummated (Page 64)

        In the event that the merger agreement is not approved and the merger is not consummated, we will remain an independent public company and you will not receive any payment for your shares in connection with the merger, but we expect that shares will continue to be listed and traded on the New York Stock Exchange. If the merger is not consummated, we expect that management will continue to operate the business in a manner similar to that in which it is being operated today and that Duane Reade stockholders will continue to be subject to the same risks and opportunities as they currently are.

Material U.S. Federal Income Tax Consequences (Page 64)

        The exchange of your Duane Reade common stock for cash in the merger will be a taxable event for U.S. federal income tax purposes. You will generally recognize a gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash you receive and your adjusted tax basis in the Duane Reade common stock you surrender in the merger. In addition, if the transaction is consummated, you will no longer be able to defer taxation until a later, voluntary sale of your shares. The federal income tax summary set forth below under "Special Factors—Material U.S. Federal Income Tax Consequences" is based upon present law. You should consult your tax advisor with respect to the particular tax consequences to you of the receipt of cash in exchange for Duane

Reade common stock in the merger, including the applicability and effect of any state, local or foreign tax laws, and of changes in applicable laws.

Appraisal Rights of Stockholders (Page 65)

        Under Delaware law, you are entitled to appraisal rights in connection with the merger.

        You will have the right under Delaware law to have the "fair value" of your shares of Duane Reade common stock determined by the Delaware Chancery Court. This right to appraisal is subject to a number of restrictions and procedural requirements. Generally, in order to exercise your appraisal rights you must:

  •
  send a written demand to Duane Reade for appraisal in compliance with the Delaware General Corporation Law before the vote on the merger;

  •
  not vote in favor of the merger; and

  •
  continuously hold your Duane Reade common stock, from the date you make the demand for appraisal through the effective date of the merger.

        Merely voting against the merger will not protect your rights to an appraisal, which requires you to take all the steps provided under Delaware law. Delaware law requirements for exercising appraisal rights are described in further detail in this proxy statement, see "Special Factors—Appraisal Rights of Stockholders." The relevant section of Delaware law regarding appraisal rights is reproduced and attached as Annex E to this proxy statement.

        If you vote for the adoption of the merger agreement, you will waive your rights to seek appraisal of your shares of Duane Reade common stock under Delaware law.

Regulatory Approvals (Page 68)

        The merger is subject to the Hart-Scott-Rodino Improvements Act of 1976, as amended, referred to as the "HSR Act." Duane Reade and Oak Hill have made the required filings with the U.S. Department of Justice and the Federal Trade Commission, and the applicable waiting period was terminated on January 27, 2004. The Department of Justice or the Federal Trade Commission, as well as a state or private person, may challenge the merger at any time before or after its completion.

        In addition, the New Jersey Board of Pharmacy must approve the merger. Duane Reade received notification on March 8, 2004, that subject to receipt of certain required documentation, the New Jersey Board of Pharmacy has approved the merger.

Litigation Related to the Merger (Page 69)

        Certain Duane Reade stockholders have filed purported class action lawsuits on behalf of all of Duane Reade's common stockholders alleging generally that Duane Reade and certain of its officers and directors made material misrepresentations in the preliminary proxy statement filed with the Securities and Exchange Commission (the "SEC") on March 19, 2004, and breached fiduciary duties owed to Duane Reade stockholders in connection with the transaction. The plaintiffs have alleged misrepresentations in the preliminary proxy statement relating to the: (1) failure to disclose the precise nature of the "Current Employment Agreement Estimated Payments," and the reasons for these payments; (2) failure to disclose the materials and data purportedly used by Bear Stearns in calculating the "Current Employment Agreement Estimated Payments"; (3) failure to disclose the methodology, projections and other information used by Bear Stearns to calculate the estimated present value of the company; and (4) failure to disclose that the merger consideration purportedly represented an approximately 11.7% premium based upon the trading price of Duane Reade on the date the merger agreement was consummated. Plaintiffs have also alleged that Duane Reade and certain officers and directors breached duties owed to Duane Reade's stockholders by failing: (a) to value appropriately Duane Reade as a merger candidate; (b) to expose Duane Reade to the marketplace in an effort to obtain the best transaction reasonably available; and (c) to ensure adequately that no conflicts of interest exist between defendants' own interests and their fiduciary obligation to maximize stockholder value. The lawsuits seek a preliminary and permanent injunction of the merger and, in the event the merger is consummated, rescission and an unspecified amount of monetary damages. Duane Reade believes these lawsuits are without merit and plans to defend these lawsuits vigorously.

Financing for the Merger (Page 70)

        Duane Reade and DRS, LLC estimate that the total amount of funds necessary to consummate the merger and related transactions will be approximately $742 million, which will be funded by new credit facilities, private offerings of debt securities and equity financing. Funding of the equity and debt financing is subject to the satisfaction of the conditions set forth in the commitment letters pursuant to which the financing will be provided, see "Financing for the Merger." The following arrangements are in place to provide the necessary financing for the merger, including the payment of related transaction costs, charges, fees and expenses, and the repayment of Duane Reade's current indebtedness:

        Equity Financing.    DRS, LLC has received an equity commitment letter from Oak Hill, in which Oak Hill has agreed to make aggregate capital contributions of up to $253.9 million, to DRS, LLC.

        Debt Financing.    Duane Reade Holdings has received a written commitment from a syndicate of financial institutions that is led by Banc of America Securities LLC, Banc of America Bridge LLC and Bank of America, N.A. (collectively, "Banc of America"), and also includes Credit Suisse First Boston, Citigroup Global Markets, Citicorp North America, Wells Fargo Bank, National Association, UBS Securities LLC and USB Loan Finance LLC (collectively with Banc of America, the "Debt Financing Sources") to provide approximately $500 million in cash through debt facilities. A portion of the commitment from the Debt Financing Sources may be reduced by funds available to Duane Reade if it successfully refinances its current credit agreement, dated as of July 21, 2003, with Fleet National Bank.

Conversion of Shares; Procedures for Exchange of Certificates (Page 78)

        Following the effective time of the merger, a letter of transmittal will be mailed to all holders of Duane Reade common stock containing instructions for surrendering their certificates. Certificates should not be surrendered until the letter of transmittal is received, fully completed and returned as instructed in the letter of transmittal.

No Solicitation of Transactions (Page 84)

        The merger agreement restricts Duane Reade's ability to, among other things, solicit, initiate, knowingly facilitate or knowingly encourage any competing acquisition inquiries, proposals or offers. However, Duane Reade may provide information in response to a request for information by a person who has made an unsolicited bona fide written acquisition proposal, or participate in discussions or negotiations with respect to an unsolicited bona fide written acquisition proposal, if the Independent Directors, acting in good faith, determine (after consultation with a financial advisor of nationally recognized reputation) that such proposal is reasonably likely to result in a transaction that is financially superior to the merger and determine (after consultation with outside legal counsel) that the failure to take such action is reasonably likely to result in a breach of the fiduciary obligations of the directors. Duane Reade may enter into an agreement regarding a financially superior transaction if it complies with the requirements of the merger agreement, including the requirement to pay DRS, LLC a termination fee and a reimbursement of expenses. This termination fee may have the effect of deterring a third party from making an offer to purchase Duane Reade. Duane Reade may withdraw or modify its recommendation in favor of the merger agreement if the Independent Directors determine in good faith (after consultation with outside legal counsel) that the failure to take such action would be reasonably likely to result in a breach of the fiduciary obligations of the directors. The taking by Duane Reade of any of these actions is subject to compliance by Duane Reade with the terms, conditions and procedures set forth in the merger agreement.

        Directors of companies organized under the laws of the State of Delaware are charged with fiduciary duties to the company and its stockholders. These fiduciary duties include a duty of care and a duty of loyalty. Under Delaware law, the duty of care requires generally that directors act in an informed and deliberate manner, such that they exercise informed business judgment, and the duty of loyalty requires generally that directors disclose all conflicts and act in good faith and in the best interests of the company.

Conditions to the Merger (Page 86)

        The parties' obligations to consummate the merger are subject to the prior satisfaction or waiver (to the extent permitted by applicable law) of each of the conditions specified in the merger agreement. The following conditions, in addition to other customary closing conditions, must be satisfied or waived (to the extent permitted by applicable law) before consummation of the merger:

1.
the merger agreement must be adopted by the holders of a majority of the outstanding shares of Duane Reade common stock as of the record date;

2.
there must not be any law or order prohibiting the merger;

3.
the parties' respective representations and warranties in the merger agreement must be true and correct, without giving effect to any qualification as to materiality or material adverse effect, except where the failure to be true and correct would not reasonably be expected to have a material adverse effect, in each case as of the date of the merger agreement and as of the date the merger is to be consummated, provided that certain specified representations and warranties of Duane Reade must be true and correct in all material respects;

4.
the parties must perform in all material respects their respective obligations set forth in the merger agreement;

5.
there must be no law or order that would require DRS, LLC or Duane Reade to consent to any condition requiring any disposition of assets, prohibiting the acquisition of assets or requiring the termination of any contracts or relationships, in each case, that would reasonably be expected to materially impair the business, value or operations of Duane Reade and its subsidiaries, taken as a whole;

6.
DRS, LLC must have received the equity and debt financing proceeds as contemplated in the merger agreement;

7.
the 2004 Employment Agreement must be in full force and effect and the Chairman must be in a position to perform his obligations thereunder;

8.
appraisal rights must not have been demanded with respect to more than 15% of the issued and outstanding Duane Reade shares;

9.
the New Jersey Board of Pharmacy must approve the merger; and

10.
there must be no legal action pending which was not previously disclosed to DRS, LLC that, in the good faith judgment of DRS, LLC, would reasonably be expected to have a material adverse effect on Duane Reade.

        In accordance with applicable law, conditions 1, 2 and 9 above may not be waived by the parties to the merger agreement. The merger agreement is attached to this proxy statement as Annex A, and you should carefully read the merger agreement in its entirety.

        If the conditions to the merger are satisfied, we expect to consummate the merger promptly after the special meeting.

Termination of the Merger Agreement (Page 87)

        The merger agreement may be terminated before the merger is consummated, before or after adoption by Duane Reade's stockholders, in several different circumstances. In certain circumstances, if the merger agreement is terminated, then we will be obligated to pay DRS, LLC a termination fee of $10 million and to reimburse up to $2 million of its expenses.

Payment of Fees and Expenses (Page 88)

        Upon termination of the merger agreement under certain specified circumstances, Duane Reade has agreed to pay DRS, LLC a termination fee of $10 million and to reimburse up to $2 million of DRS, LLC's and its affiliates' expenses. In all other circumstances, the merger agreement provides that all fees and expenses relating to the merger will be paid by the party incurring them, except that the parties will split the cost of the fee relating to the required filing under the HSR Act. In addition, in certain circumstances, Duane Reade will be entitled to a reimbursement of the expenses Duane Reade incurs in assisting Oak Hill with its financing of the merger.

Amendments, Extensions and Waivers (Page 89)

        No amendment of the merger agreement, whether before or after adoption of the merger agreement by Duane Reade's stockholders, can be made without the authorization of Duane Reade. After adoption of the merger agreement by Duane Reade's stockholders, no amendment can be made that by law requires further approval by Duane Reade's stockholders without first obtaining the approval of Duane Reade's stockholders.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

        This proxy statement and the other documents incorporated by reference in this proxy statement may contain forward-looking statements with respect to the financial condition, results of operations, business plans and strategies, operating efficiencies or synergies, competitive positions, growth opportunities for existing products, plans and objectives of management, markets for the stock of Duane Reade and other matters, including the projections set forth under "Special Factors—Certain Financial Projections" and statements relating to Duane Reade's plans, intentions and expectations to consummate the merger. We hereby identify statements in this proxy statement and the other documents incorporated by reference in this proxy statement that are not historical facts as forward-looking statements. These forward-looking statements, including, without limitation, those relating to future business prospects, the projections set forth under "Special Factors—Certain Financial Projections," revenues and income, in each case relating to Duane Reade, wherever they occur in this proxy statement or the other documents incorporated by reference in this proxy statement, are necessarily based on assumptions and estimates reflecting the best judgment of the management of Duane Reade and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Although we believe that Duane Reade's plans, intentions and expectations are reasonable, we can give no assurance that Duane Reade will achieve its plans, intentions and expectations. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this proxy statement and incorporated by reference in this proxy statement. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, without limitation:

  •
  the satisfaction of the conditions to consummate the merger, including, but not limited to, the availability of the financing to consummate the merger and receipt of the required stockholder or regulatory approvals;

  •
  the actual terms of certain financings that will be obtained for the merger;

  •
  the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement;

  •
  the outcome of the legal proceedings that have been instituted against Duane Reade and others following announcement of the merger agreement;

  •
  the failure of the merger to close for any other reason;

  •
  the amount of the costs, fees, expenses and charges related to the merger;

  •
  the competitive environment in the drugstore industry, in general, and in the metropolitan New York area, in particular;

  •
  the strength of the economy in general and the economic conditions in the metropolitan New York area, in particular, including changes in consumer purchasing power and/or spending patterns;

  •
  the continued impact of, or new occurrences of, terrorist attacks in the New York City metropolitan area and any actions that may be taken by federal, state or municipal authorities in response to or in anticipation of such occurrences;

  •
  the continued efforts of health maintenance organizations, managed care organizations, pharmacy benefit management companies and other third party payors to reduce prescription reimbursement rates;

  •
  the continued efforts of federal, state and municipal government agencies to reduce Medicaid reimbursement rates, modify Medicare benefits and/or reduce prescription drug costs;

  •
  trends in the healthcare industry, including continued conversion of various prescription drugs to over-the-counter medications and the increasing market share on the part of internet-based and mail-order-based providers;

  •
  changes in federal and state laws and regulations, including the potential impact of changes in regulations surrounding the importation of pharmaceuticals from foreign countries;

  •
  our significant indebtedness;

  •
  interest rate fluctuations and changes in capital market conditions or other events affecting our ability to obtain necessary financing on favorable terms to fund the anticipated growth of our business;

  •
  liability and other claims asserted against us;

  •
  changes in our operating strategy or development plans;

  •
  our ability to attract, hire and retain qualified personnel, including our ability to attract qualified pharmacists;

  •
  labor disturbances, including any resulting from the suspension or termination of our collective bargaining agreements;

  •
  changes in our acquisition and capital expenditure plans;

  •
  our ability to continue to secure suitable new store locations under acceptable lease terms;

  •
  our ability to open and operate new stores on a profitable basis and to increase sales in existing stores;

  •
  our ability to successfully implement and manage new computer systems and technologies;

  •
  demographic changes;

  •
  changes in cost of goods and services; and

  •
  other risks and uncertainties detailed from time to time in our filings with the SEC.

        In addition, actual results could differ materially from the forward-looking statements contained in this proxy statement as a result of the timing of the completion of the merger or the impact of the merger on operating results, capital resources, profitability, cash requirements, management resources and liquidity.

        Words such as "estimate," "project," "plan," "intend," "expect," "anticipate," "believe" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this proxy statement and the other documents incorporated by reference in this proxy statement. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement, or, in the case of documents incorporated by reference, as of the respective dates of those documents. Neither Duane Reade, the Management Members nor any member of the Investor Group undertakes any obligation to publicly update or release any revisions to these forward-looking statements to reflect circumstances or events occurring after the date of this proxy statement or to reflect the occurrence of unanticipated events, except as required by law.

INFORMATION CONCERNING THE SPECIAL MEETING

Date, Time and Place

        We will hold the special meeting on [                 ], June [    ], 2004, at 11:00 a.m., at 55-02 55th Avenue, Maspeth, New York 11378.

Purpose of the Special Meeting

        At the special meeting, you will be asked to:

  •
  consider and vote on the proposal to adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger;

  •
  consider and vote on the proposal to authorize proxy holders to vote, in their sole discretion, to adjourn or postpone the special meeting, if necessary, for the purpose of soliciting additional votes for adoption of the merger agreement; and

  •
  consider and vote on such other matters or transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

Record Date; Stock Entitled to Vote; Quorum

        Only holders of record of our common stock at the close of business on May [    ], 2004, the record date, are entitled to notice of and to vote at the special meeting. On the record date, 24,471,431 shares of our common stock were issued and outstanding and held by approximately 46 holders of record. Each holder of record of common stock will be entitled to one vote per share at the special meeting on the proposal to adopt the merger agreement and the transactions contemplated by the merger agreement and the other matters to be voted on at the meeting. If you sell or transfer your shares of Duane Reade common stock after the record date but before the date the merger is effected, you will retain your right to vote at the special meeting but will transfer the right to receive $17.00 in cash per share to the person to whom you sell or transfer your shares.

        The holders of a majority of the outstanding shares of common stock must be present, either in person or by proxy, to constitute a quorum at the special meeting. We will count abstentions, either in person or by proxy, and broker nonvotes (shares held by a broker or other nominee that does not have the authority to vote on a matter) for the purpose of establishing a quorum. If a quorum is not present at the special meeting, the holders of a majority of the common stock represented at the special meeting may adjourn the meeting to solicit additional proxies. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies.

Voting by Proxy

        Holders of record can ensure that their shares are voted at the special meeting by completing, signing, dating and delivering the enclosed proxy card in the enclosed addressed, postage pre-paid envelope or by voting by telephone or the internet. Submitting instructions by any of these methods will not affect your right to attend the special meeting in person. To vote by telephone or the internet, please follow the instructions included on your proxy card. If you vote by telephone or the internet, you do not need to complete and mail your proxy card. Votes by telephone or the internet must be received by [         ] a.m., Eastern Standard Time, on [                 ], 2004.

        You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each voting instruction card and each proxy card that you receive, or vote by telephone or the internet for each proxy card that your receive.

        If you vote by mail and the returned proxy card is completed, signed and dated, or you vote by telephone or the internet, your shares will be voted at the special meeting in accordance with your instructions. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you vote by mail and the returned proxy card is signed and dated, but you do not fill out the voting instructions on the proxy card, the shares represented by your proxy will be voted "FOR" the adoption of the merger agreement and the transactions contemplated by the merger agreement.

        If your shares are held in an account at a brokerage firm, bank or other financial institution instead of your own name, you must instruct this institution how to vote your shares. You should follow the instructions provided by this institution regarding how to instruct it to vote your shares. Your broker, bank or other nominee will vote your shares only if you provide information on how to vote by following the instructions provided to you by your broker, bank or other nominee. If you do not instruct your broker, bank or other nominee, they will not be able to vote your shares, which will have the effect of a vote "AGAINST" the adoption of the merger agreement and the transactions contemplated by the merger agreement.

        The persons you name as proxies may vote for one or more adjournments or postponements of the special meeting, including adjournments or postponements to permit further solicitations of proxies. No proxy voted against the proposal to adopt the merger agreement and the transactions contemplated by the merger agreement will be voted in favor of any adjournment or postponement.

        The board of directors is not aware, as of the date of this proxy statement, of any matters, other than those discussed in this proxy statement, that may properly come before the special meeting. If any such other matters properly come before the special meeting, or at a subsequent meeting following any adjournment or postponement of the special meeting, your proxy will give the persons named in the proxy the power to vote those proxies in their discretion in accordance with their judgment on any such matters, unless other instructions are given.

        You should not send in your stock certificates with your proxy card(s). If the merger is consummated, you will receive written instructions for surrendering your stock certificates for the merger consideration.

Revocability of Proxies

        If you hold your shares in your name, you have the unconditional right to revoke your proxy at any time prior to its exercise by employing any of the following methods:

  •
  delivering a written notice of revocation to the secretary of Duane Reade at our principal executive offices;

  •
  delivering a later proxy (whether by mail, telephone or internet) dated after the date of the previously submitted proxy; or

  •
  voting in person at the special meeting.

        The revocation of your proxy by written notice or your later-dated proxy will be effective only if the secretary of Duane Reade receives the written notice or later-dated proxy prior to the day of the special meeting (or the deadline for telephone or internet voting) or if the inspector of elections receives the written notice or later-dated proxy at the special meeting (or prior to the deadline for telephone or internet voting). Your attendance at the special meeting without further action will not automatically revoke your proxy.

        If you have instructed your broker, bank or other nominee to vote your shares, you must follow the directions received from such nominee to change these instructions.

Vote Required; How Shares Are Voted

        Under Delaware law, the affirmative vote of the holders of a majority of the shares of Duane Reade common stock outstanding on the record date for the special meeting is required to adopt the merger agreement and the transactions contemplated by the merger agreement. Authorizing the proxies to vote to adjourn or postpone the special meeting for the purpose of soliciting additional votes for the adoption of the merger agreement will require the affirmative vote of the holders of a majority of the shares of Duane Reade common stock present and entitled to vote at the special meeting.

        If you abstain from voting, either in person or by proxy, or do not instruct your broker or other nominee how to vote your shares, it will effectively count as a vote against the adoption of the merger agreement and the transactions contemplated by the merger agreement. If the special meeting is adjourned for any reason, at any subsequent reconvening of the special meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the meeting (except for any proxies that have been subsequently revoked or withdrawn).

        As of May 13, 2004, Duane Reade's directors and executive officers beneficially owned an aggregate of approximately 2.4% of the outstanding common stock of Duane Reade, in the form of shares and exercisable stock options. All of Duane Reade's directors and officers have informed Duane Reade that they intend to vote the shares of common stock owned by them, if any, in favor of the adoption of the merger agreement.

Proxy Solicitation

        This proxy statement is being furnished in connection with the solicitation of proxies by Duane Reade. Duane Reade will bear the cost of soliciting proxies. These costs include the preparation, assembly and mailing of this proxy statement, the notice of the special meeting of stockholders and the enclosed proxy card, as well as the cost of forwarding these materials to the beneficial owners of Duane Reade common stock. Our directors, officers and regular employees may, without compensation other than their regular compensation, solicit proxies by telephone, e-mail, the internet, facsimile or personal conversation, as well as by mail. In addition, DRS, LLC, Duane Reade Holdings and Duane Reade Acquisition and their directors and officers may be deemed participants in the solicitation of proxies for the special meeting. Duane Reade has retained MacKenzie Partners, Inc., a proxy solicitation firm, for assistance in connection with the solicitation of proxies for the special meeting at a cost of approximately $12,500 plus reimbursement of reasonable out-of-pocket expenses. We also may reimburse brokerage firms, custodians, nominees, fiduciaries and others for expenses incurred in forwarding proxy materials to the beneficial owners of Duane Reade common stock.

        PLEASE DO NOT SEND ANY CERTIFICATES REPRESENTING SHARES OF DUANE READE COMMON STOCK WITH YOUR PROXY CARD. If the merger is consummated, the procedure for the exchange of certificates representing shares of Duane Reade common stock will be as described in this proxy statement. For a description of procedures for exchanging certificates representing shares of Duane Reade common stock for the merger consideration following completion of the merger, see "The Merger Agreement—Conversion of Shares; Procedures for Exchange of Certificates."

Householding

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of this proxy statement or annual report may have been sent to multiple stockholders in your household. Duane Reade will promptly deliver a separate copy of this proxy statement, including the attached annexes to you if you write or call Duane Reade at the following address or phone number: 440 Ninth Avenue, New York, NY 10001, Telephone: (212) 273-5700. If you wish to receive separate copies of an annual report or proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact Duane Reade, as applicable, at the above address or phone number.

Adjournments or Postponements

        Although it is not expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies (if a quorum is not present or the proxies have been authorized as described above) or for other reasons as determined by the chairman of the meeting. Any adjournment or postponement may be made without notice, including by an announcement made at the special meeting, by the chairman of the meeting. If the special meeting is adjourned or postponed for the purpose of soliciting additional proxies or for other reasons, we will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use.

SPECIAL FACTORS

Purpose and Structure of the Transaction

        The principal purposes of the merger are to provide Duane Reade stockholders cash for their shares at a premium over the market price at which shares of Duane Reade common stock traded before the announcement of the merger agreement, to permit the Investor Group to acquire principal ownership of Duane Reade and to terminate the status of Duane Reade as a company with publicly traded equity. The transaction has been structured as a cash merger in order to provide the unaffiliated stockholders of Duane Reade with cash for all of their shares and to provide a prompt and orderly transfer of ownership of Duane Reade with reduced transaction costs. Duane Reade will continue as the surviving corporation following consummation of the merger.

Certain Effects of the Merger

        The consummation of the merger will result in the following:

  •
  the conversion of each share of Duane Reade common stock issued and outstanding at the effective time of the merger (other than shares held by stockholders who perfect their appraisal rights under Delaware law) into the right to receive $17.00 in cash, without interest;

  •
  Eligible Options to purchase Duane Reade common stock, whether or not then exercisable or vested, generally being cancelled and the holders receiving, in consideration for the cancellation of the stock option, cash in an amount equal to $17.00 minus the applicable exercise price per share of the stock option, multiplied by the number of shares of Duane Reade common stock subject to the stock option (and further reduced for any applicable withholding tax);

  •
  each share of Duane Reade common stock that is held by Duane Reade as treasury stock, or by any of Duane Reade's subsidiaries, DRS, LLC, Duane Reade Holdings or Duane Reade Acquisition immediately before the effective time of the merger, automatically being cancelled and retired and ceasing to exist, and no consideration being delivered in exchange for those shares;

  •
  the Investor Group owning substantially all of the outstanding membership interests of DRS, LLC, subject to the Chairman's profits interest;

  •
  DRS, LLC owning substantially all of the outstanding shares of the common stock of Duane Reade Holdings (excluding the New Options to acquire Duane Reade Holdings common stock issued to members of Duane Reade management, including the Management Members, and the SVP Phantom Stock awarded to the Senior Vice Presidents);

  •
  Duane Reade Holdings owning 100% of the outstanding shares of the surviving corporation's common stock;

  •
  the Senior Vice Presidents being awarded the SVP Phantom Stock representing in the aggregate approximately 1.5% of the shares of common stock of Duane Reade Holdings (on a fully diluted basis);

  •
  members of management, together with the Management Members, being granted New Options to acquire shares representing up to 8.5% of Duane Reade Holdings common stock (on a fully diluted basis) in connection with and following the merger, see "—Interests of Certain Persons in the Merger;"

        Following, and as a result of, the merger:

  •
  the current stockholders of Duane Reade (other than the Management Members and other members of management) will no longer have any interest in, and will no longer be equity holders of, Duane Reade and will not participate in any future earnings or growth of Duane Reade;

  •
  the total number of outstanding shares of Duane Reade common stock will decrease from approximately 24.4 million to 100, all of which will be owned by Duane Reade Holdings; and

  •
  shares of Duane Reade common stock will no longer be listed on the New York Stock Exchange and price quotations with respect to sales of shares of Duane Reade in the public market will no longer be available. The registration of Duane Reade common stock under the Exchange Act will be terminated, and Duane Reade will cease filing reports with the SEC, with respect to its common stock. It is expected that Duane Reade will continue to file reports with the SEC after the merger as a result of the issuance by Duane Reade Acquisition of the senior subordinated notes that will be assumed by Duane Reade as the surviving corporation in the merger, see "Financing for the Merger."

        After the effective time of the merger, the current stockholders of Duane Reade, other than the Management Members and other members of management, will not participate in any future earnings or losses of Duane Reade. Upon consummation of the merger, the Investor Group, the Management Members and other members of management will be the sole owners of Duane Reade and its business. Although the equity investment by the Investor Group, the Management Members and other members of management in Duane Reade involves substantial risk resulting from, among other things, the limited liquidity of the investment and the high debt to equity ratio that will apply to Duane Reade following the merger, if Duane Reade is able to grow earnings and cash flow sufficient to retire its debt, the Investor Group, the Management Members and other members of management will be the sole beneficiaries of the future earnings and growth of Duane Reade, if any.

        The Chairman will be awarded a profits interest in DRS, LLC as part of the 2004 Employment Agreement. See "Interests of Certain Persons in the Merger—Management Member's Equity Participation Following the Merger—The Chairman's Profits Interest Following the Merger." This profits interest is intended to meet certain IRS guidelines that may provide for favorable U.S. federal income tax treatment, including the potential treatment of gain attributable to the profits interest as capital gain. In addition, the employment arrangements with respect to the Management Members have been structured with a view to making those arrangements tax efficient for the Management Members and the company.

        At the effective time of the merger, the directors of Duane Reade Acquisition will be the directors of Duane Reade. The officers of Duane Reade in office immediately prior to the effective time of the merger will be the officers of Duane Reade. Mr. Cuti currently serves as Chairman of the Board, President and Chief Executive Officer of Duane Reade, and after the effective time of the merger, will continue to serve in those capacities in the surviving company and in Duane Reade Holdings. At the effective time of the merger, Duane Reade's certificate of incorporation will be amended to be the same as the certificate of incorporation of Duane Reade Acquisition in effect immediately before the effective time of the merger. At the effective time of the merger, the bylaws of Duane Reade will be amended to be the same as the bylaws of Duane Reade Acquisition in effect immediately before the effective time of the merger.

        It is expected that following completion of the merger, the operations of Duane Reade will be conducted substantially as they are currently being conducted and will continue to be conducted under the name "Duane Reade." See "—Plans for Duane Reade Following the Merger."

Background of the Merger

        The board of directors and management review Duane Reade's strategic focus on a continuing basis. During the first half of the 2002 fiscal year, Duane Reade experienced lower than projected sales growth rates, reduced operating margins and lower earnings in a particularly challenging environment that was characterized by a downturn in the local economy and increasing competitive and regulatory pressures affecting the pharmacy industry generally. During this period, increased promotional activity initiated by management to stimulate sales did not reestablish sales trends that had previously enabled Duane Reade to support an aggressive growth strategy and achieve consistent increases in earnings. These factors affecting Duane Reade were magnified by the fact that Duane Reade's most profitable store, located in the World Trade Center, was completely destroyed as a result of the terrorist attacks of September 11, 2001. These long and short term factors, along with a growing concern that certain trends in the pharmacy industry might require significant adjustments to the company's operations, caused members of the board of directors and management to reevaluate all aspects of the company's strategic direction and consider alternative ways to maximize the value of Duane Reade's common stock. As part of this process, the board of directors and management of Duane Reade discussed the strategy of continuing to execute the company's business plan as an independent public company.

        On October 22 and 23, 2002, the board of directors and senior management of Duane Reade held an off-site meeting to consider strategic alternatives. Duane Reade's outside counsel, Latham & Watkins LLP, attended a portion of the October 23, 2002 meeting. At this meeting, trends in the drug store and the pharmacy industry were extensively discussed, including:

  •
  the continued efforts of third party payors, principally government agencies, to reduce prescription reimbursement rates, including modifications to Medicaid/Medicare benefits and/or reductions to prescription drug costs;

  •
  changes in laws and regulations, including the potential impact of changes in regulations surrounding the importation of pharmaceuticals from foreign countries;

  •
  increases in sales of pharmaceuticals through mail-order and the internet; and

  •
  shifts from branded and generic drugs to over-the-counter drugs.

        At this meeting, management also presented various growth strategies for Duane Reade as a stand-alone company, including:

  •
  the acquisition of new store locations, both in and outside the metropolitan New York area;

  •
  business opportunities within existing stores; and

  •
  potential applications of the company's business plan in other urban areas.

        The board members and senior management also reviewed inquiries the company had received from third parties regarding potential transactions with Duane Reade, including equity investments, joint ventures and acquisitions. Earlier that fall, a private equity firm had approached Duane Reade and had subsequently entered into a confidentiality agreement with Duane Reade. These preliminary discussions between Duane Reade and the private equity firm included a general review of a variety of potential transactions with Duane Reade, such as an equity investment in, or an acquisition of, Duane Reade. After extensive discussion and based in part on the board of directors' then-current belief that the downturn in the stock price was likely to be temporary, the board of directors decided not to pursue a transaction with that private equity firm at that time.

        Duane Reade continued to receive inquiries from private equity parties regarding Duane Reade's willingness to engage in a potential transaction. Between October 2002 and April 2003, Duane Reade entered into confidentiality agreements with each of these parties, including with Oak Hill in April 2003.

        On February 11, 2003, the board of directors held a meeting to discuss the process necessary to evaluate the inquiries that the company was receiving, as well as to consider other strategic and financial alternatives available to the company.

        During the first three quarters of 2003, Duane Reade's Chairman and its Chief Financial Officer had meetings and telephonic conversations with all of the interested parties to discuss the nature and level of their interest and other related business matters. In particular, the Chairman met with Mr. Nathanson, a Managing Partner of Oak Hill, on April 23, 2003 and June 17, 2003. Mr. Nathanson was acquainted with the Chairman and several other members of senior management and the board of directors of Duane Reade as a result of Mr. Nathanson's prior employment at Donaldson, Lufkin & Jenrette Securities Corporation, referred to as "DLJ," in the course of which Mr. Nathanson served as a director of Duane Reade from June 1997 until March 2000. In the course of discussions, the private equity parties were presented with financial information regarding the company, including information regarding the projected financial performance of the company.

        At a regularly scheduled meeting of the board of directors on April 22, 2003, which Shearman & Sterling LLP attended in its capacity as outside counsel to Duane Reade, the board of directors discussed the factors that were contributing to the continued depressed state of Duane Reade's stock price, which had reached an all time low of $11.35 on March 12, 2003. These factors included situations that were expected to be temporary such as the depressed state of the New York City economy and its high rates of unemployment relative to the national average, both of which were adversely impacting front-end and pharmacy sales, and a blizzard that had negatively impacted first quarter sales performance. The discussions also covered other longer term factors such as:

  •
  the continuing impact on Duane Reade of the loss of its most profitable store in the September 11, 2001 World Trade Center disaster;

  •
  increased pressures on reimbursement rates from third party pharmacy plans;

  •
  increased co-pay requirements which make prescriptions more expensive for customers;

  •
  the industry-wide general decline in pharmacy same-store sales trends; and

  •
  adverse legislative developments such as the recently enacted 18% increase in New York City real estate taxes and efforts on the part of New York and New Jersey to reduce Medicaid reimbursements.

        All of these factors led Duane Reade to announce a reduction in rates of new store expansion, which itself negatively impacted the market's perception of Duane Reade's longer term prospects. In light of these factors, the board of directors also discussed the nature of the recent inquiries Duane Reade had received and how best to proceed with their evaluation and deliberation regarding those inquiries. All of the parties that expressed interest were known to the Duane Reade board of directors as experienced and established institutions and were believed to have made bona fide inquiries.

        At the April 22, 2003 meeting, the board of directors decided to retain Bear Stearns, an investment banking firm, to prepare an analysis for the board of directors regarding the business plan, valuation and strategic alternatives of the company. The purpose of the analysis was to enable the board of directors to be in a better position to evaluate the alternatives available to the company, including remaining an independent public company or pursuing a possible sale transaction.

        From April 24, 2003 through May 7, 2003, Bear Stearns prepared a presentation for the board of directors. During this time, Bear Stearns met with Duane Reade's management, both in person and telephonically, and Bear Stearns was provided with confidential information about the company, including management's projections of the company's future performance.

        On May 8, 2003, the board of directors held a meeting at which Bear Stearns was present as was Shearman & Sterling LLP in its capacity as outside counsel to Duane Reade. At the meeting Bear Stearns made a presentation to the board of directors, which included:

  •
  a review of Duane Reade's business plan, including:

    •
    an overview of Duane Reade's business, including its market position, real estate strategy and locations, distribution capabilities, growth opportunities and management experience, and other considerations such as Duane Reade's concentrated geographic footprint and exposure to the regional economic environment, dependence on the sale of front-end merchandise, the potential saturation of its core market, intensifying competition, the uncertain third party reimbursement outlook, potential capital structure constraints and pending labor issues;

    •
    a review of financial projections prepared by management including projected sales and earnings and new store economics; and

    •
    a comparison of management's projections to those of comparable chain drugstore operators;

  •
  a preliminary valuation analysis, which included and considered the potential impact on the value of Duane Reade of its competitive strengths as well as the risks described above, factors affecting the drug retail industry generally and the costs associated with the upcoming expiration, modification or renewal of the Current Employment Agreement, see "—Opinion of the Board of Directors' Financial Advisor—Calculation of Duane Reade's Enterprise Value at the Merger." Bear Stearns derived preliminary valuation ranges for Duane Reade based on the following methodologies:

    •
    a comparable company analysis based on the public trading multiples of comparable drugstore operators;

    •
    a precedent merger and acquisition transaction analysis which evaluated the multiples paid for comparable drugstore companies acquired since 1994; and

    •
    a discounted cash flow analysis in which management's projections were discounted at Duane Reade's computed weighted average cost of capital;

  •
  a preliminary analysis of a potential acquisition by Duane Reade of a regional, privately held drug and general merchandise retailer, which operates in markets contiguous to Duane Reade. The analysis included:

    •
    an overview of the potential target's financial and operating profile;

    •
    a review of proposed purchase prices, implied valuation multiples and the proposed funding of the potential acquisition; and

    •
    a preliminary analysis of the potential transaction's pro forma impact on Duane Reade's earnings per share ("EPS").

        After the Bear Stearns presentation, the board of directors discussed the risks facing the company including, among other things, the continuing recessionary economy in New York City, continued efforts by state Medicaid officials to reduce prescription reimbursement rates, increases in co-pays and reductions in reimbursements by other third-party prescription plans, the impact of drug re-importation and increased market penetration of mail order. In light of these risks and the Bear Stearns presentation, the board of directors concluded that it would be in the best interests of Duane Reade's stockholders for the company to evaluate all available alternatives, including a potential sale of the company. Therefore, the board of directors decided to obtain more specific valuation ranges from potential acquirors so that the board of directors could more definitively evaluate all alternatives available to the company.

        Following the May 8, 2003 meeting, Bear Stearns was requested by the board of directors to prepare a list of potential candidates to be contacted in the company's evaluation of its strategic alternatives. Bear Stearns reviewed its list with management and certain of the Independent Directors and discussed with them additional potential candidates. Among the primary factors considered in compiling the list were the prior experience of potential candidates in investing in companies similar to Duane Reade and the financial wherewithal of those parties to consummate a potential transaction. Bear Stearns, management and those Independent Directors discussed including industry participants on the list of potential candidates and reviewed the qualifications of certain industry participants as potential candidates. After extensive discussion, the group ultimately decided not to include industry participants on the list for several reasons, including the following: first, it was believed that most of the industry participants that might otherwise be logical potential candidates would encounter substantial regulatory issues in attempting to complete an acquisition; second, the belief of the Independent Directors and Bear Stearns (based on prior discussions with industry participants and Bear Stearns' knowledge of the sector) that the remainder of the industry participants either did not wish to pursue the acquisition of Duane Reade or did not have the financial resources to complete a transaction of this size; and third, the potential adverse consequences to the company that could result from sharing competitively sensitive information with industry participants, such as store lease data which, as the company's prior experience had shown, could provide industry participants with competitive advantages in the event they did not proceed with a transaction. It was concluded that sharing competitively sensitive information with competitors or potential competitors that were not likely to proceed with a transaction would place the company at risk. Based on the foregoing considerations, Bear Stearns, management and those Independent Directors agreed upon a list of four potential acquirors (which included Oak Hill and the other private equity firms with which preliminary discussions were held between September 2002 and April 2003).

        In June 2003, the potential acquirors were provided with an updated set of preliminary financial projections dated June 4, 2003. These projections were consistent with the projections previously shared with the Duane Reade board of directors at the May 8, 2003 meeting, except that they were updated to reflect reduced earnings expected to result from certain adverse changes in the New York Medicaid prescription reimbursement rates and the elimination of certain tax deductions.

        In late June and early July 2003, Bear Stearns sought and received preliminary verbal indications of interest from three of the potential acquirors, the fourth potential acquiror having declined further involvement in the process. In soliciting indications of interest, Bear Stearns inquired of the potential acquirors whether and in what manner they had considered the costs associated with the Current Employment Agreement and the transaction. Since these costs were in part dependent on each potential acquiror's desired transaction structure and its desire to retain current management, it was important for each potential acquiror to determine such costs independently. At that time, Oak Hill provided Bear Stearns with a preliminary indication of interest in the range of $18.00 to $20.00 per share in cash and the other two potential acquirors indicated preliminary ranges of $18.50 to $20.00 per share in cash and $19.00 to $21.00 per share in cash. Only Oak Hill, however, indicated that its preliminary indication of interest reflected some preliminary analysis by Oak Hill of the costs described above, which was based on publicly available information.

        At a meeting of the board of directors held on July 22, 2003, Bear Stearns updated the board of directors on Bear Stearns' activities and the preliminary indications of interest received from potential acquirors. After discussion of the preliminary indications of interest as well as activity in the industry and within the private equity sector, the board of directors authorized Bear Stearns to solicit indications of interest from two additional potential financial candidates, both of which were believed to have the necessary industry experience and the financial wherewithal to consummate a transaction.

At the meeting, representatives of Duane Reade's outside counsel, Shearman & Sterling LLP, reviewed with the directors their fiduciary duties with respect to a sale transaction.

        On July 23, 2003, the Chairman received a telephone call from an executive officer of an industry participant who asked if the company was soliciting acquisition proposals. The Chairman stated that if there was interest in a transaction, the industry participant should contact Bear Stearns. Bear Stearns was never contacted by this party.

        On July 24, 2003, Duane Reade released second quarter earnings and revised guidance downward for the 2003 fiscal year. The revised estimates were below the preliminary earnings projections distributed to the potential acquirors in June 2003. As a result of the revised guidance, in mid-August 2003, Bear Stearns provided a revised set of preliminary management projections, dated August 18, 2003, to the three potential acquirors remaining in the process.

        In August 2003, Bear Stearns contacted the additional two potential candidates discussed at the prior meeting of the board of directors to determine if such potential candidates were interested in pursuing a transaction with Duane Reade. One of those potential candidates declined to participate, but the other expressed interest and was provided with the revised projections after entering into a confidentiality agreement with Duane Reade. Also in August, Duane Reade engaged Bear Stearns pursuant to an engagement letter that set forth the parties' respective obligations regarding a potential sale of the company.

        During September 2003, the four remaining interested parties attended management presentations made by senior members of the company's management. After these meetings, Bear Stearns provided the four parties with certain follow-up information, including information regarding the assumptions made by management in preparing the revised projections.

        On October 6, 2003, Duane Reade publicly disclosed sales figures for the third fiscal quarter and again revised earnings guidance downward for the 2003 fiscal year, reflecting estimates that were significantly below the preliminary projections distributed to the potential acquirors in mid-August 2003. The revised guidance indicated that the company's earnings per share forecast would be reduced by approximately 30% and suggested that the company's EBITDA (earnings before interest, taxes, depreciation and amortization), as adjusted for non-cash charges consisting of inventory charges and deferred rent expense, would be reduced by at least 10%. Following this disclosure, Bear Stearns requested that the four remaining interested parties provide updated indications of interest during the week of October 13, 2003. Of the four indications of interest that Bear Stearns received, Bear Stearns determined that Oak Hill's indicated range of $16.00 to $18.00 per share in cash represented the highest preliminary valuation of Duane Reade, particularly in light of the fact that it was the only range that indicated that it took into account the costs associated with the Current Employment Agreement and the transaction. The other potential acquirors indicated cash ranges of $16.00 to $17.00, "eight times the company's EBITDA run rate," which was assumed to be $14.50 to $17.50 and "mid-teens," which was assumed to be $14.00 to $16.00 per share. Each potential acquiror highlighted to Bear Stearns that its revised range was principally the result of the revised earnings estimates. Each of the potential acquirors also indicated that the ranges were non-binding and preliminary and would need to be confirmed through due diligence. In addition, each of the potential acquirors indicated that the Chairman would be required to renegotiate his Current Employment Agreement and become an equity participant as a condition to any transaction.

        Thereafter, Bear Stearns again contacted each of the potential acquirors, other than Oak Hill, to inform them that their respective preliminary indications of interest were lower than other bids received by Bear Stearns and, in some cases, were at valuation levels that the board of directors was not willing to consider. Each of the potential acquirors that was contacted informed Bear Stearns that, based on the information it had reviewed and in light of the revised earnings estimates, the preliminary indications of interest it submitted reflected its best assessment of the price it would be willing to pay to acquire Duane Reade.

        At an October 22, 2003 meeting of the board of directors, at which Shearman & Sterling LLP was present in its capacity as Duane Reade's outside counsel, Bear Stearns made a presentation that included:

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  an update on the process since May 8, 2003, including the names of the potential acquirors contacted by Bear Stearns, a summary of the verbal indications of interest submitted by such potential acquirors in early July and during the week of October 13 and a summary of the changes to management's projections since the May 8 board presentation by Bear Stearns;

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  a review of management's preliminary financial projections, including a summary of projected sales and earnings, a comparison of management's projected EPS to estimates of Wall Street analysts and a summary of selected commentary written in Wall Street research reports regarding Duane Reade, and a comparison of Duane Reade's recent comparable store sales growth trends to those of selected competitors;

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  a preliminary valuation analysis, including the same methodologies as illustrated in Bear Stearns' May 8 presentation to the board of directors, updated to reflect the projections most recently provided by Duane Reade management, the most recent trading multiples of comparable publicly traded drugstore operators and a review of the speculation regarding the potential purchase prices and multiples for Eckerd Drug Stores, a comparable drugstore operator which had become available for sale since the May 8 Duane Reade board meeting; and

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  an illustration of a potential acquisition of Duane Reade, including the potential rates of returns a financial buyer could achieve in an acquisition of Duane Reade based on assumed potential debt levels and a range of assumed purchase prices and exit multiples.

        The board of directors considered all of the information presented by Bear Stearns, including the revised management projections that provided for a return to higher rates of sales growth and improved operating margins over the next few years. The board of directors' consideration of management's financial projections also took into account the repetitive downward revisions of sales and earnings that had occurred during the past year and the fact that Duane Reade had not yet established any meaningful improvement in sales and earnings trends as of the date of the October meeting. The uncertainty as to the timing of an improved New York City economy and the previously highlighted risks to the business discussed at the May 8, 2003 meeting were taken into account by the board of directors in its deliberations in addition to the specific valuations and analysis prepared by Bear Stearns.

        At the October 22, 2003 meeting the directors decided, based on the preliminary indications of interest, to allow Oak Hill an opportunity to engage in further preliminary due diligence. The board of directors directed Bear Stearns to advise Oak Hill that it was being afforded this opportunity on the expectation that additional preliminary due diligence would enable Oak Hill to confirm its preliminary, non-binding price at the upper part of its indicated range. The board of directors also authorized Messrs. Jaffe and Pradelli, Independent Directors with extensive experience in transactions of this type, to be representatives of the board of directors in conducting additional negotiations with Oak Hill.

        On November 5, 2003, Oak Hill reported to Bear Stearns that, subject to a full due diligence investigation, it was willing to pursue a transaction at $17.00 per share to be paid to the stockholders of Duane Reade, based on its preliminary financial due diligence and analysis of the company's financial position, including the company's latest results and revised earnings estimates and Oak Hill's preliminary analysis of the costs associated with the Current Employment Agreement (including costs associated with retirement benefits) and the transaction, see discussion of earnings results on October 6, 2003 above and see also "Past Contacts, Transactions, Negotiations and Agreements—

Current Employment Agreement" and "—Opinion of the Board of Directors' Financial Advisor—Calculation of Duane Reade's Enterprise Value at the Merger."

        Also, on November 5, 2003, Bear Stearns and Messrs. Jaffe and Pradelli held a telephonic meeting to discuss a proposed transaction with Oak Hill. Bear Stearns communicated to Messrs. Jaffe and Pradelli that Oak Hill was willing to pursue a transaction at $17.00 per share to be paid to the stockholders of Duane Reade. Bear Stearns and Messrs. Jaffe and Pradelli discussed Oak Hill's proposal and determined that a transaction at the proposed price was worth pursuing. Bear Stearns believed that every proposed acquiror would have to take into account the same types of costs that were considered by Oak Hill, and that, after factoring these costs into the other proposed acquirors' price ranges, Oak Hill's proposal of $17.00 per share represented the highest value offered by any proposed acquiror. Based on Oak Hill's price indication, Messrs. Jaffe and Pradelli authorized the Chairman to negotiate with Oak Hill regarding his equity participation in a potential transaction with Oak Hill.

        Having determined to further pursue a sale transaction in which certain members of management were likely to be equity participants and having been informed that Shearman & Sterling would represent management in a potential sale transaction in which management may be equity participants, the Independent Directors, as representatives of the unaffiliated stockholders, decided to retain independent counsel to assist them with the evaluation and negotiation of the potential acquisition transaction. On November 5, 2003, Mr. Jaffe contacted Weil Gotshal & Manges LLP ("Weil Gotshal") to discuss the retention of Weil Gotshal as independent counsel to the Independent Directors in connection with the transaction. Weil Gotshal agreed to represent the Independent Directors in connection with the transaction, subject to the approval of the other Independent Directors, which approval was subsequently obtained.

        Throughout November and December 2003, Oak Hill and the Chairman discussed the possible terms of the Chairman's employment arrangements and equity participation in a transaction with Oak Hill, as well as an overall framework for the employment arrangements and equity participation of the other Management Members.

        On November 10, 2003, Bear Stearns provided Weil Gotshal with a detailed review of the sale process, including summaries of the presentations Bear Stearns had made to the board of directors since the engagement of Bear Stearns. Bear Stearns informed Weil Gotshal that Oak Hill had indicated an interest at the highest price and was currently in discussions with the Chairman regarding his and the other Management Members' employment arrangements and equity participation in a transaction with Oak Hill. Weil Gotshal also spoke with Paul, Weiss, Rifkind, Wharton & Garrison LLP ("Paul Weiss"), Oak Hill's legal counsel, regarding the anticipated structure of the proposed transaction.

        On November 11, 2003, the Chairman met with Mr. Nathanson to discuss the structure of a potential transaction and the terms of management's participation in the transaction, as well as financing options.

        On November 13, 2003, the Independent Directors held a special meeting, which Weil Gotshal attended. Mr. Jaffe informed the other Independent Directors that Oak Hill had indicated an interest at the highest price and was expected to provide a firm bid following completion of a full due diligence investigation. The Independent Directors also discussed the potential for management participation in a transaction with Oak Hill. At this meeting, the Independent Directors ratified the engagement of Weil Gotshal as outside counsel to the Independent Directors.

        On November 22, 2003, the Chairman and Oak Hill reached a preliminary understanding regarding the Chairman's employment arrangements and equity participation in the transaction as well as the overall framework for the employment arrangements and equity participation of the other Management Members in the transaction.

        During the week of November 24, 2003, on the basis of its proposed price of $17.00 per share, Oak Hill's representatives, including its accounting and legal advisors, commenced a full due diligence investigation of the company. Oak Hill and its representatives conducted due diligence through December 22, 2003. During this time, Oak Hill and its representatives had numerous informational telephonic and in-person meetings with Duane Reade and its representatives regarding due diligence.

        On November 26, 2003, Paul Weiss distributed an initial draft of a merger agreement to Duane Reade and its representatives.

        Following a review of the merger agreement by Duane Reade, the Independent Directors, Weil Gotshal and Bear Stearns, Weil Gotshal delivered a revised merger agreement to Oak Hill and its representatives on December 4, 2003.

        A telephonic meeting was held on December 4, 2003 among Weil Gotshal and Bear Stearns and Mr. Pradelli, as a representative of the Independent Directors. The participants discussed the timing and process of a potential transaction with Oak Hill, the likely cash consideration of $17.00 per share to be confirmed by Oak Hill after final due diligence and Oak Hill's potential financing and post-acquisition equity structure, including management participation.

        Also on December 4, 2003, the Chairman, Shearman & Sterling, Oak Hill and Paul Weiss met to discuss the terms of the Management Members' employment arrangements and equity participation in the proposed transaction.

        On December 8, 2003, Weil Gotshal and the general counsel of Duane Reade met with Paul Weiss and the general counsel of Oak Hill to discuss the terms of the merger agreement. During the week of December 8, 2003, the legal advisors to the parties continued to engage in negotiations concerning the terms of a possible merger agreement. The negotiations covered a wide range of issues relating to the merger agreement including certainty of closing the transaction, the ability of the board of directors to negotiate with third parties, the amount of the termination fee and expense reimbursement, the breadth of the representations and warranties and the definition of material adverse effect. Representatives of Weil Gotshal regularly updated the Independent Directors regarding these negotiations.

        Also on December 8, 2003, representatives of Banc of America began a due diligence investigation of the company in connection with Banc of America's potential debt financing of the transaction. Banc of America's due diligence included document review, presentations by certain members of Duane Reade's management and numerous informational telephonic meetings with Duane Reade, its representatives and accountants and Oak Hill and its representatives and accountants.

        On December 9, 2003, the Chairman, Shearman & Sterling, Oak Hill and Paul Weiss met again to discuss the terms of the Management Members' employment arrangements and equity participation in the proposed transaction.

        On December 12, 2003, Mr. Jaffe spoke with Mr. Nathanson regarding the status and timing of the proposed transaction.

        On December 14, 2003, the Chairman, Shearman & Sterling and Oak Hill met to discuss the terms of the Management Members' employment arrangements and the Management Members' and other members of management's equity participation in the proposed transaction.

        On December 15, 2003, Paul Weiss provided Weil Gotshal with an initial draft of the Oak Hill equity commitment letter relating to the proposed capitalization and ownership of DRS, LLC and its subsidiaries. As had been previously discussed among the parties and required by the Independent Directors, the draft of the equity commitment letter provided that Duane Reade was a third party beneficiary to the equity commitment letter and could enforce its rights thereunder.

        Also on December 15, 2003, an initial draft of the Banc of America debt commitment letter was distributed to Duane Reade's representatives. The draft commitment letter contained numerous conditions to Banc of America's obligation to commit funds to DRS, LLC in connection with the acquisition of the company, including a due diligence condition and the satisfaction of certain financial requirements by Duane Reade. The Independent Directors and their representatives negotiated these conditions and the terms of the equity commitment letter with Banc of America and its representatives and Oak Hill and its representatives over the next several days while representatives of Banc of America continued their due diligence investigation of the company.

        On December 16, 2003, Weil Gotshal and Bear Stearns met with the Independent Directors. At the meeting, Weil Gotshal reviewed the Independent Directors' legal duties under Delaware law in evaluating the terms of the proposed transaction. Also at the meeting, Weil Gotshal reviewed the terms of the draft merger agreement in detail and discussed the open issues in the merger agreement and the other transaction documents including, with respect to the merger agreement, the extent of the conditions to the closing of the transaction (including whether the absence of pending derivative stockholder actions relating to the merger would be a condition to closing), the circumstances under which the board of directors or the Independent Directors would be permitted to negotiate with third parties prior to the consummation of the merger, the amount of the termination fee and expense reimbursement, the breadth of the representations and warranties and the definition of material adverse effect and, with respect to the debt commitment letter, the extent of the due diligence condition and the financial ratios required to be maintained by Duane Reade. Bear Stearns informed the Independent Directors that Oak Hill had indicated that its assessment of matters reviewed during the course of Oak Hill's due diligence investigation warranted a reduction of its indicated price from $17.00 to approximately $16.00 per share. After discussions with Bear Stearns, Oak Hill agreed to $16.75 per share if various open issues were resolved in Oak Hill's favor and $16.50 per share if they were not.

        At the meeting with the Independent Directors on December 16, 2003, Bear Stearns made a presentation regarding the preliminary financial analysis it had performed of the fairness of an offer price of $16.50 per share to Duane Reade stockholders, excluding certain affiliated stockholders who are participating in the transaction with DRS, LLC and Duane Reade Acquisition. In particular, the December 16, 2003 presentation included:

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  a transaction summary, including a summary of the proposed purchase price and certain terms of the merger agreement, a review of the transaction valuation and implied multiples, a summary of estimated payments potentially due upon the upcoming expiration of the Current Employment Agreement, and a summary of the draft debt commitment letter, including the conditions thereto;

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  a process overview, including a timeline of events in the process since mid-June 2003, a review of changes in management's projections during the course of the process, and a comparison of verbal indications of interest received from potential acquirors in early July, mid-October and the current proposal from Oak Hill;

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  a financial review of Duane Reade, including the stock price trading history for the past three years and an analysis of Duane Reade's stock price performance over varying time periods as compared to other publicly traded chain drugstore operators, a review of premiums implied by the merger consideration as compared to Duane Reade's average stock price over varying periods of time, and share trading volumes of Duane Reade's stock at varying price ranges over the previous six and 12 months;

  •
  a review of management's preliminary financial projections, including a summary of projected sales and earnings, a comparison of management's projected EPS to estimates of Wall Street analysts and a summary of selected commentary written in Wall Street research reports regarding Duane Reade, and a comparison of management's preliminary financial projections to those of comparable chain drugstore operators; and

  •
  a valuation analysis, including the same methodologies as illustrated in the October 22, 2003 Bear Stearns presentation to the board of directors, updated to reflect valuation ranges both before and after giving effect to estimated payments potentially due upon the upcoming expiration of the Current Employment Agreement and the most recent trading multiples of comparable publicly traded drugstore operators.

        After an extensive discussion, the Independent Directors directed Bear Stearns to contact Oak Hill to explain that the Independent Directors were unwilling to continue discussions with Oak Hill unless it confirmed its earlier indication of $17.00 per share. The Independent Directors determined that if Oak Hill offered $17.00 per share and the remaining open issues described above were satisfactorily resolved, Duane Reade should proceed with a sale of the company rather than pursue any alternative course of action.

        On December 17, 2003, Oak Hill informed Bear Stearns that Oak Hill was willing to offer $17.00 per share, subject to a mutually acceptable resolution of the remaining open issues described above, including the closing conditions under the merger agreement.

        On December 18, 2003, the Chairman, Shearman & Sterling, Oak Hill and Paul Weiss met to discuss the terms of the Chairman's proposed employment agreement with Duane Reade Acquisition, Duane Reade Holdings and DRS, LLC.

        On December 19, 2003, Weil Gotshal, Oak Hill and Paul Weiss met to negotiate the open issues in the merger agreement. Oak Hill agreed to a termination fee of $10 million plus an expense reimbursement capped at $2 million. Oak Hill further agreed to modify in a manner acceptable to the Independent Directors the circumstances under which the board of directors or the Independent Directors would be permitted to negotiate with third parties and change its recommendation in favor of the merger agreement. Oak Hill also agreed to forego a specific closing condition regarding the absence of pending derivative stockholder actions relating to the merger in light of the other closing conditions relating to litigation in general (including derivative stockholder actions relating to the merger), governmental orders and events that would be reasonably expected to have a material adverse effect. The parties also reached agreement regarding the other closing conditions, the breadth of the representations and warranties and the definition of material adverse effect in the merger agreement.

        Also on December 19, 2003, Paul Weiss distributed to Weil Gotshal a working draft of the Chairman's proposed employment agreement and the proposed terms of his equity participation in the event a transaction with Oak Hill was consummated, which working draft and proposed terms were subject to completion.

        On December 19, 2003, Oak Hill delivered a revised equity commitment letter to the parties that, together with the debt commitment letter, provided complete funding for the merger and the repayment of Duane Reade's current debt.

        On December 20 and 21, 2003, the Independent Directors were provided with a summary of the manner in which the open issues in the merger agreement were resolved, a revised merger agreement, a summary of the terms of the Chairman's proposed employment agreement with DRS, LLC, Duane Reade Holdings and Duane Reade Acquisition, an overall summary of the other Management Members' arrangements with Duane Reade Holdings and Duane Reade Acquisition, a draft of resolutions to approve the merger agreement to be considered at the next special meeting and a draft of the fairness opinion of Bear Stearns and the written materials that would form the basis for Bear Stearns' presentation at the next meeting of the Independent Directors.

        On December 22, 2003, Banc of America delivered an acceptable debt commitment letter to the parties with fewer conditions to its obligation to provide the debt financing, including a very limited due diligence condition and revised financial requirements. At that time, the definitive documentation relating to the Chairman's employment agreement was also completed.

        On December 22, 2003, the Independent Directors held a telephonic meeting with representatives from Weil Gotshal and Bear Stearns and, for a portion of the meeting, the general counsel of Duane Reade. At the meeting, Weil Gotshal reviewed the board of directors' legal duties under Delaware law in evaluating the terms of the proposed transaction with the Investor Group and the Management Members. Representatives of Weil Gotshal also reviewed the terms of the final merger agreement and the employment arrangements and other employee benefits that the Management Members would receive in connection with the proposed transaction. Afterwards, Bear Stearns made a presentation regarding the financial analysis it had performed with respect to the offer price of $17.00 in cash per share. The financial analysis presented by Bear Stearns to the Independent Directors was substantially similar, other than the per share cash payment on which the analysis was based, to the Bear Stearns presentation on December 16, 2003, which is described in detail above. See "Special Factors—Opinion of the Board of Directors' Financial Advisor." Bear Stearns then delivered its oral opinion to the Independent Directors, which was subsequently confirmed in a written opinion dated December 22, 2003, that as of that date and based upon and subject to the matters and assumptions set forth in its opinion, the offer price of $17.00 per share in cash to be received by Duane Reade stockholders pursuant to the merger agreement was fair, from a financial point of view, to Duane Reade stockholders, excluding certain affiliated stockholders who are participating in the transaction with DRS, LLC and Duane Reade Acquisition. Following a review of the Bear Stearns presentation and a discussion and consideration of those factors deemed relevant by the Independent Directors, the Independent Directors unanimously:

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  determined that the merger agreement and the transactions contemplated by it, including the merger, are advisable, fair to, and in the best interests of, Duane Reade's unaffiliated stockholders;

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  approved the merger agreement and the related agreements;

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  resolved to recommend to Duane Reade stockholders that they vote in favor of the adoption of the merger agreement and the transactions contemplated by it, including the merger;

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  determined to take all action necessary to provide for the acceleration and disposition of Eligible Options as provided in the merger agreement and to exempt such transactions from the provisions of Section 16(b) of the Exchange Act; and

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  determined to take all actions necessary so that the merger agreement and the transactions contemplated by it, including the merger, will not be subject to Section 203 of the Delaware General Corporation Law or the Rights Agreement of the company.

        Following the meeting of the board of directors, the Chairman and Oak Hill were informed that the board of directors had approved the merger agreement. Definitive agreements to effectuate the merger were executed on December 22, 2003. At the same time, DRS, LLC, Duane Reade Holdings and Duane Reade Acquisition entered into an employment agreement with the Chairman, which provided for terms relating to his employment, compensation and benefits following consummation of the merger.

        On December 23, 2003, Duane Reade issued a press release announcing the execution of the definitive agreements to effectuate the merger.

        On January 5, 2004, Bear Stearns received an unsolicited telephone call from the chairman of an industry participant who indicated an interest in the possibility of making an acquisition proposal for Duane Reade, although no financial terms were mentioned. Bear Stearns informed the industry participant that Duane Reade and its advisors and representatives could only respond to an acquisition proposal in accordance with and subject to the terms and conditions of the merger agreement, which is publicly available. Neither Duane Reade nor Bear Stearns has received any further communications from the industry participant.

        On February 9, 2004, Duane Reade Holdings received a commitment letter, amending and restating the debt commitment letter received from Banc of America on December 22, 2003 to provide, among other things, for (a) the addition of Credit Suisse First Boston, Citigroup Global Markets Inc., Citicorp North America Inc., Wells Fargo Bank, National Association, UBS Securities LLC and UBS Loan Finance LLC as parties to the commitment letter in accordance with its terms, (b) an increased commitment and (c) more favorable financial terms. For a description of this commitment letter, see "Financing for the Merger—Amount and Source of Funds—Debt Commitment Letter."

        On March 11, 2004, the Duane Reade board of directors (with Mr. Woodrow not participating) held a telephonic meeting with representatives of Weil Gotshal and certain members of Duane Reade's management. At this meeting the directors who were present (with Mr. Cuti not participating) approved a waiver with respect to the merger agreement which permitted Duane Reade Holdings to revise the debt commitment letter and permitted the Chairman and DRS, LLC, Duane Reade Holdings and Duane Reade Acquisition to amend and restate the employment agreement (as discussed below), which amended and restated employment agreement provides for benefits to the Chairman which are comparable in the aggregate to those provided in the employment agreement entered into on December 22, 2003.

        On March 16, 2004, the Chairman and DRS, LLC, Duane Reade Holdings and Duane Reade Acquisition amended and restated the employment agreement entered into on December 22, 2003 in connection with the execution of the merger agreement. For a description of the 2004 Employment Agreement, see "Interests of Certain Persons in the Merger—Employment and Other Arrangements—2004 Employment Agreement" and for a description of the Current Employment Agreement, see "Past Contacts, Transactions, Negotiations and Agreements—Current Employment Agreement." Also on March 16, 2004, each of the Senior Vice Presidents and Duane Reade Acquisition entered into the SVP Employment Letters, see "Special Factors—Interests of Certain Persons in the Merger—Employment and Other Arrangements—Senior Vice President Arrangements."

        On March 19, 2004, Duane Reade entered into a letter agreement with DRS, LLC and Duane Reade Acquisition acknowledging and accepting both the February 9, 2004 commitment letter amending and restating the December 22, 2003 debt commitment letter and the 2004 Employment Agreement entered into on March 16, 2004. A copy of the letter agreement is attached as Annex F to this proxy statement.

Recommendation of the Independent Directors; Reasons for Recommending the Adoption of the Merger Agreement

        At a meeting of the Independent Directors held on December 22, 2003, the Independent Directors unanimously determined that the merger agreement and the transactions contemplated by it, including the merger, are advisable, procedurally and substantially fair to, and in the best interests of, Duane Reade's unaffiliated stockholders and unanimously resolved to recommend to Duane Reade stockholders that they vote in favor of the adoption of the merger agreement and the transactions contemplated by it, including the merger.

        In reaching their determination that the merger agreement and the transactions contemplated thereby, including the merger, are advisable, substantively fair to and in the best interests of Duane Reade's unaffiliated stockholders, the Independent Directors considered:

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  their belief, based on a comparison of the risks and benefits of the merger against the risks and benefits of pursuing strategic alternatives as a public entity, that the merger, providing for a price of $17.00 per share in cash, was more favorable to the unaffiliated stockholders because of the speculative returns to the unaffiliated stockholders associated with Duane Reade in light of the following strategic and operational risks:

      •
      the continued efforts of health maintenance organizations, managed care organizations, pharmacy benefit management companies and other third party payers to reduce prescription reimbursement rates;

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      the continued efforts of federal state and municipal government agencies to reduce Medicaid reimbursement rates, modify Medicare benefits and/or reduce prescription drug costs, including the fact that Medicaid reimbursement reductions in 2003 were adversely impacting pharmacy margins by approximately 0.5% or $2.5 million, on average, on an annual basis;

      •
      changes in federal and state laws and regulations, including the potential impact of changes in regulations surrounding the importation of pharmaceuticals from other countries, including the fact that significant increases in the amounts of pharmaceuticals imported from other countries will divert some of the chain drug industry's sales to other distribution channels;

      •
      increases in sales of pharmaceuticals through mail order, which increased in market share from 16.8% of pharmacy sales in 2001 to 18.4% in 2002 and the fact that sales generated on Duane Reade's website to date have been immaterial to Duane Reade's business overall;

      •
      shifts from branded and generic drugs to over-the-counter drugs (such as Claritin and Prilosec), which could potentially create short-term sales and gross margin losses;

      •
      the fluctuations in the strength of the economy in the metropolitan New York area, which continued to lag behind the rest of the country in measures such as job creation and unemployment rates, given Duane Reade's concentration in the New York metropolitan market;

      •
      the continued impact of, and the potential for new occurrences of, terrorist attacks in the New York City metropolitan area, including the continued impact on Duane Reade of the loss of its most profitable store in the World Trade Center on September 11, 2001;

      •
      the competitive environment in the drug store industry, in general, and in the metropolitan New York area, in particular, which includes both the positive aspects of Duane Reade's competitive advantages (flexible store model, convenient locations, local distribution capacity and knowledge of the New York market) as well as the risks associated with competing against larger, better capitalized national chains; and

      •
      interest rate fluctuations and changes in capital market conditions or other events affecting our ability to obtain necessary financing on favorable terms to fund the anticipated growth of our business;

  •
  the fact that the cash consideration of $17.00 per share to be received by Duane Reade's stockholders in the merger represents an approximate 22.8% premium over the $13.84 per share average closing price of Duane Reade common stock for the last 30 trading days prior to the public announcement of the merger agreement on December 23, 2003, an 11.7% premium over the $15.22 per share closing price of Duane Reade common stock on December 22, 2003, the last trading day before the public announcement of the signing of the merger agreement, and an approximate 16% premium over the $14.65 per share average closing price of Duane Reade common stock for the one year prior to the public announcement of the merger agreement;

  •
  the opinion of Bear Stearns that, as of December 22, 2003, based upon and subject to the factors and assumptions set forth in the opinion, the merger consideration of $17.00 per share is fair from a financial point of view to Duane Reade stockholders, excluding certain affiliated stockholders who are participating in the transaction with DRS, LLC and Duane Reade Acquisition. Bear Stearns presented the analysis underlying its opinion to the Independent Directors on December 22, 2003. The opinion of Bear Stearns and the analysis presented to the Independent Directors on December 22, 2003 are described in the section of this proxy statement entitled "—Opinion of the Board of Directors' Financial Advisor." The Independent Directors adopted the financial analyses and conclusions of Bear Stearns;

  •
  the fact that the $17.00 per share cash payment was higher than any of the preliminary price ranges offered by the other potential acquirors in October 2003, adjusting for the same types of costs that were considered by Oak Hill;

  •
  the company's continuing difficulty in meeting its earnings forecasts and the resulting fluctuation in the historical trading prices of our common stock over the last several years;

  •
  their belief that the Chairman's compensation and equity arrangements with DRS, LLC, Duane Reade Holdings and Duane Reade Acquisition provide for benefits that are comparable in the aggregate to the compensation and benefits he would be entitled to receive under the Current Employment Agreement and that therefore the offer price per share was not impacted by a need to pay greater compensation and benefits to the Chairman than Duane Reade would otherwise be required to provide under the Current Employment Agreement;

  •
  the absence of reasonably achievable alternatives to a sale of Duane Reade that would provide greater value to our stockholders than the cash consideration that would be received in connection with the merger within a time frame comparable to that contemplated by the merger agreement;

  •
  the fact that the per share price to be received in the merger is payable in cash, eliminating any uncertainties in valuing the merger consideration to be received by Duane Reade stockholders; and

  •
  the availability of appraisal rights under Delaware law to holders of shares of Duane Reade common stock who perfect such rights and who would then be entitled to dispute the fairness of the merger consideration and seek to have a court determine the "fair value" of their shares.

        Each of these factors favored the conclusion by the Independent Directors that the merger is advisable, substantively fair to, and in the best interests of, Duane Reade's unaffiliated stockholders.

        In reaching their determination that the merger agreement and the transactions contemplated by it, including the merger, are advisable, procedurally fair to, and in the best interests of, Duane Reade's unaffiliated stockholders, the Independent Directors considered the following procedures undertaken in the sales process:

  •
  the diligent evaluation process conducted by Duane Reade in considering our strategic alternatives, the indications of interest received and our efforts to make certain that all reasonable alternatives were pursued. The board of directors has been exploring a sale of Duane Reade for approximately one and a half years, and over that period has received limited interest in a purchase of Duane Reade at a purchase price which provided a reasonable premium to our stockholders;

  •
  the fact that Bear Stearns, on behalf of Duane Reade, contacted potential candidates and arranged presentations, including management presentations, to potential acquirors regarding their interest in a transaction with Duane Reade and that Oak Hill consistently demonstrated the greatest interest in a transaction with Duane Reade at the highest price;

  •
  the active and direct role of the Independent Directors and their representatives in the negotiations with respect to the merger, and the consideration of the transaction by the Independent Directors at numerous board meetings attended by Bear Stearns and Weil Gotshal;

  •
  the negotiations that took place between the Independent Directors and their representatives, on the one hand, and Oak Hill and its representatives, on the other hand;

  •
  the conclusion of the Independent Directors that, based on their negotiations with DRS, LLC and the other information available to them, $17.00 per share represented the highest price that DRS, LLC would be willing to pay and, in light of the lack of competing proposals at higher valuations, was likely the highest price reasonably attainable for Duane Reade stockholders in a merger or other acquisition transaction; and

  •
  the terms of the merger agreement that permit the Independent Directors to explore, under certain circumstances and subject to certain conditions, unsolicited acquisition proposals and to terminate the merger agreement if the Independent Directors determine that the acquisition proposal is reasonably likely to result in a superior proposal and that the failure to take action is reasonably likely to result in a breach of the fiduciary duties of the board of directors.

        Each of these procedural factors favored the conclusion by the Independent Directors that the merger is advisable, procedurally fair to, and in the best interests of, Duane Reade's unaffiliated stockholders.

        The Independent Directors also considered a variety of risks and other potentially negative factors concerning the merger agreement and the transactions contemplated by it, including the merger. These factors included:

  •
  the fact that, following the merger, Duane Reade's stockholders (other than the Management Members and other members of management) will cease to participate in any future earnings of Duane Reade or benefit from any future increase in Duane Reade's value;

  •
  the fact that certain parties may have interests in the merger that are different from those of Duane Reade's stockholders generally, including the Management Members' ability to participate in the future growth of Duane Reade, if any, through indirect equity interests in Duane Reade following the merger, the Management Members' receipt of change of control and other cash payments in connection with the merger and the accelerated vesting of Eligible Options, including those Eligible Options held by one of the Independent Directors, each as more fully described under "—Interests of Certain Persons in the Merger";

  •
  the limitations contained in the merger agreement on Duane Reade's ability to solicit other offers, as well as the possibility that Duane Reade may be required to pay a termination fee of $10 million and reimburse up to $2 million of DRS, LLC's and its affiliates' expenses, which could discourage a third party from making an offer for Duane Reade. The Independent Directors took into account that Oak Hill required such provisions in order to enter into the merger agreement, that such provisions are customary in transactions of this type and that the termination fee and expense reimbursement represent less than 2% of the enterprise value of Duane Reade;

  •
  the fact that, in addition to the termination fee and expense reimbursement, the failure to close the merger may impair Duane Reade's operations, its sales and operating results, its ability to attract and retain key employees and its ability to enter into and maintain key relationships with its suppliers;

  •
  the fact that Duane Reade estimates that it will incur, and will be responsible for paying, transaction-related fees and expenses of attorneys and accountants and other related charges,

    totaling approximately $8.3 million, some of which are contingent upon the consummation of the merger;

  •
  the fact that the receipt of cash in the merger by Duane Reade's stockholders will be a taxable event;

  •
  the fact that if the merger is consummated, Duane Reade's stockholders will be required to exchange their shares for the $17.00 per share agreed to by the Independent Directors (unless they perfect their appraisal rights under Delaware law) and will no longer be able to defer a sale of their shares to a time of their choosing, for tax purposes or otherwise;

  •
  the fact that stockholder derivative actions may be filed in connection with the transaction which may interfere with the parties' ability to consummate the transaction even if Duane Reade's stockholders vote to adopt the merger agreement. The Independent Directors believe that the steps taken by the Independent Directors and their advisors to ensure that the merger is advisable, fair to and in the best interests of Duane Reade's unaffiliated stockholders were appropriate deterrents to the success of such legal actions;

  •
  the fact that, although preliminary discussions with certain industry participants occurred as described under "—Background of the Merger," Duane Reade did not actively solicit indications of interest from industry participants for the reasons discussed under "—Background of the Merger"; and

  •
  the fact that the obligations of the Debt Financing Sources and Oak Hill to commit funds to pay the merger consideration and related expenses are subject to certain conditions outside of Duane Reade's control.

        In evaluating the merger, the Independent Directors were aware that:

  •
  the tangible net book value of the company excluding goodwill and other intangibles was approximately $4.56 per share on December 27, 2003. The Independent Directors believed that net book value is not a material indicator of the value of Duane Reade as a going concern but rather is indicative of historical costs; and

  •
  they did not consider the liquidation value of Duane Reade because they considered Duane Reade to be a viable, going-concern business and therefore did not consider liquidation value as a relevant valuation methodology. The Independent Directors were also aware, however, that if a liquidation analysis of Duane Reade was an appropriate valuation methodology for Duane Reade, the majority of the assets of Duane Reade consist of real estate leases and inventories and therefore an orderly liquidation of Duane Reade would likely realize less value for Duane Reade stockholders than the sale of Duane Reade as an ongoing operation.

        In determining to recommend the transaction to Duane Reade's stockholders, the Independent Directors also considered alternatives that the company was contemplating or had previously undertaken to increase stockholder value without selling the company, including:

  •
  a potential acquisition of a regional chain drug retailer;

  •
  the direct sourcing of pharmacy products utilizing distributors as secondary suppliers;

  •
  the introduction of additional product lines such as durable medical equipment;

  •
  more frequent promotional offerings;

  •
  revised pricing strategies;

  •
  the expansion of the company's Pharmacy Express in-store and remote kiosks programs;

  •
  the acceleration of pharmacy file acquisitions; and

  •
  vertical integration with a specialty supermarket chain.

        After considering these alternatives the Independent Directors determined that, based on the other factors discussed herein and the Independent Directors' belief that the implementation of the above alternatives would not be likely to provide positive returns to the stockholders in a reasonable period, the sale of Duane Reade for $17.00 per share of Duane Reade common stock allows its stockholders to realize greater value from the proposed transaction than could be expected to be generated in a reasonable period were Duane Reade to remain an independent public company.

        In the view of the Independent Directors, the principal advantage of Duane Reade continuing as an independent public company would be to allow the company's unaffiliated stockholders to continue to participate in any growth in the value of Duane Reade's equity. The disadvantages of Duane Reade being an independent public company that were considered by the Independent Directors included the exposure to the risks and uncertainties attendant to continuing as an independent public company relating to sales and profitability trends, trends in the retail drug industry generally, the regional focus of the company and the regional economic environment. The Independent Directors concluded that, under all of the relevant circumstances and in light of the proposed cash price of $17.00 per share, the disadvantages of Duane Reade continuing as an independent public company significantly outweighed the advantages and accordingly rejected that alternative.

        This discussion of the information and factors considered by the Independent Directors in reaching their conclusions and recommendation includes all of the material factors considered by the Independent Directors but is not intended to be exhaustive. In view of the wide variety of factors considered by the Independent Directors in evaluating the merger agreement and the transactions contemplated by it, including the merger, and the complexity of these matters, the Independent Directors did not find it practicable to, and did not attempt to, quantify, rank or otherwise assign relative weight to those factors. In addition, different Independent Directors may have given different weight to different factors.

        The Independent Directors believe that sufficient procedural safeguards were and are present to ensure the fairness of the merger and to permit the Independent Directors to represent effectively the interests of Duane Reade's unaffiliated stockholders. These procedural safeguards include the following:

  •
  the Independent Directors represented solely the interests of Duane Reade's stockholders (excluding those of the Management Members) and negotiated with Oak Hill on behalf of such stockholders;

  •
  other than the acceleration of the vesting of the Eligible Options held by one of the Independent Directors, which will result in a payment of approximately $5,400.00 to that Independent Director in connection with the transaction, none of the Independent Directors has an interest in the merger different from that of Duane Reade stockholders who are not Management Members. Certain of the other Independent Directors, directly or indirectly, hold stock and will be entitled to receive, upon completion of the merger, cash consideration for each share of stock that is based on the same consideration that Duane Reade stockholders will receive for their shares of Duane Reade common stock;

  •
  the Independent Directors, on behalf of the unaffiliated stockholders, received the advice and assistance of Bear Stearns, as financial advisor, retained and received the advice of Weil Gotshal, as legal advisor, and requested and received from Bear Stearns an opinion with respect to the fairness from a financial point of view of the merger consideration to be received by Duane Reade stockholders. Each of these advisors has extensive experience in transactions similar to the merger;

  •
  the recognition by the Independent Directors that they had no obligation to recommend the merger; and

  •
  the availability of appraisal rights under Delaware law for Duane Reade's stockholders who oppose the merger, which rights are described under "—Appraisal Rights of Stockholders."

        The board of directors did not form a special committee of directors to consider the merger. Other than the Chairman, each member of the board of directors of Duane Reade is independent. In addition, other than the acceleration of Eligible Options owned by one of the Independent Directors (which will result in a payment to that Independent Director of approximately $5,400.00), the Independent Directors will not receive any consideration in connection with the merger different from that received by any other Duane Reade unaffiliated stockholder. The Independent Directors negotiated and approved the merger agreement, without the Chairman's participation. The Independent Directors made their evaluation of the merger based upon the factors discussed in this proxy statement, independent of the Chairman, and with knowledge of the interests of members of management in the merger.

        In light of the fact that only the Independent Directors considered the merger agreement and given that Duane Reade's directors and executive officers beneficially owned only an aggregate of approximately 2.4% of the common stock of Duane Reade outstanding as of May 13, 2004 and the other procedural safeguards described above, the Independent Directors did not consider it necessary to require adoption of the merger agreement and the transactions contemplated by it, including the merger, by at least a majority of Duane Reade's unaffiliated stockholders.

        The Independent Directors have unanimously determined that the merger agreement is advisable, fair to, and in the best interests of, our unaffiliated stockholders. Accordingly, the Independent Directors unanimously recommend that the stockholders vote "FOR" the adoption of the merger agreement and the transactions contemplated by the merger agreement.

Opinion of the Board of Directors' Financial Advisor

        The board of directors of Duane Reade retained Bear Stearns to act as its financial advisor in connection with its consideration of strategic alternatives, including a potential sale of Duane Reade. In selecting Bear Stearns, the board of directors considered the fact that Bear Stearns is an internationally recognized investment banking firm with substantial experience advising companies in Duane Reade's industry and has substantial experience providing strategic advisory services. Bear Stearns, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Bear Stearns was not retained as an advisor or agent to the Management Members of Duane Reade or any other person in connection with this transaction.

        At the December 22, 2003 meeting of Duane Reade's board of directors, Bear Stearns delivered its oral opinion, subsequently confirmed in writing, that, as of December 22, 2003, and based upon and subject to the assumptions, qualifications and limitations set forth in its opinion and described below, the merger consideration of $17.00 per share is fair, from a financial point of view, to Duane Reade stockholders, excluding certain affiliated stockholders who are participating in the transaction with DRS, LLC and Duane Reade Acquisition.

        We have attached to this document the full text of Bear Stearns' written opinion as Annex B, and you should carefully read the opinion in its entirety. The opinion and this summary set forth the assumptions made, some of the matters considered and qualifications and limitations of the review undertaken by Bear Stearns. The summary of Bear Stearns' opinion set forth below is qualified in its entirety by reference to the full text of Bear Stearns' opinion, which is incorporated herein by reference. In reading the discussion of the fairness opinion set forth below, Duane Reade stockholders should be aware that Bear Stearns' opinion:

  •
  was provided to Duane Reade's board of directors for its benefit and use;

  •
  did not constitute a recommendation to the board of directors of Duane Reade in connection with the merger;

  •
  does not constitute a recommendation to any Duane Reade stockholder as to how to vote in connection with the merger; and

  •
  did not address Duane Reade's underlying business decision to pursue the merger, the relative merits of the transaction as compared to any alternative business strategies that might exist for Duane Reade or the effects of any other transaction in which Duane Reade might engage.

        Although Bear Stearns evaluated the fairness of the merger consideration, from a financial point of view, to Duane Reade stockholders, excluding certain affiliated stockholders who are participating in the transaction with DRS, LLC and Duane Reade Acquisition, the consideration itself was determined by Duane Reade and Oak Hill through arm's-length negotiations. Duane Reade did not provide specific instructions to, or place any limitations on, Bear Stearns with respect to the procedures to be followed or factors to be considered by it in performing its analyses or providing its opinion.

        In connection with rendering its opinion, Bear Stearns, among other things:

  •
  reviewed a draft of the merger agreement dated December 19, 2003;

  •
  reviewed Duane Reade's Annual Reports to Shareholders and Annual Reports on Form 10-K for the years ended December 2000 through 2002, its quarterly reports on Form 10-Q for the periods ended March, June and September 2003, and its Reports on Form 8-K for the three years ended the date of the opinion;

  •
  reviewed certain operating and financial information relating to Duane Reade's business and prospects, including estimates for the year ending December 2003 and projections for the five years ending December 2008, all as prepared and provided to Bear Stearns by Duane Reade's management;

  •
  met with certain members of Duane Reade's senior management to discuss Duane Reade's business, operations, historical and projected financial results and future prospects;

  •
  reviewed the historical prices, trading multiples and trading volumes of shares of the common stock of Duane Reade;

  •
  reviewed publicly available financial data, stock market performance data and trading multiples of companies which Bear Stearns deemed generally comparable to Duane Reade;

  •
  reviewed the terms of recent mergers and acquisitions involving companies which Bear Stearns deemed generally comparable to Duane Reade;

  •
  performed a discounted cash flow analysis based on the projections for Duane Reade furnished to Bear Stearns; and

  •
  conducted such other analyses, inquiries, and investigations as Bear Stearns deemed appropriate.

        In arriving at its opinion, Bear Stearns has not performed or obtained any independent appraisal of the assets or liabilities (contingent or otherwise) of Duane Reade, nor has Bear Stearns been furnished with any such appraisals. During the course of Bear Stearns' engagement, it was asked by the board of directors to solicit indications of interest from selected third parties regarding a transaction with Duane Reade, and Bear Stearns considered the results of such solicitation in rendering its opinion. Bear Stearns has assumed that the merger will be consummated in a timely manner and in accordance with the terms of the merger agreement without any limitations, restrictions, conditions, amendments or modifications, regulatory or otherwise, that collectively would have a material effect on Duane Reade or the merger consideration.

        Bear Stearns has relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information, including, without limitation, the projections provided to it by Duane Reade. With respect to Duane Reade's projected financial results, Bear Stearns relied on representations that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of Duane Reade as to the expected future performance of Duane Reade. Bear Stearns has not assumed any responsibility for the independent verification of any such information or of the projections provided to it, and Bear Stearns has further relied upon the assurances of the senior management of Duane Reade that they are unaware of any facts that would make the information and projections provided to it incomplete or misleading. Bear Stearns assumes no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of the Bear Stearns opinion.

  Summary of Analyses

        The following is a brief summary of the material analyses performed by Bear Stearns and presented to Duane Reade's board of directors in connection with rendering its fairness opinion.

        Some of the financial analyses summarized below include summary data and information presented in tabular format. In order to understand fully the financial analyses, the summary data and tables must be read together with the full text of the analyses. Considering the summary data and tables alone could create a misleading or incomplete view of Bear Stearns' financial analyses.

        Comparison of Merger Consideration to Historical Stock Prices.    Bear Stearns compared the merger consideration to be received by Duane Reade stockholders of $17.00 per share to Duane Reade's closing stock price on December 19, 2003 (the last trading day prior to the distribution of the presentation materials prepared by Bear Stearns for the meeting of Duane Reade's board of directors on December 22, 2003 at which Bear Stearns delivered its opinion) and average closing stock prices for the periods one month, six months, one year and three years preceding December 19, 2003 and since Duane Reade's initial public offering of common stock in February 1998. The merger consideration of $17.00 per share represents an 11.9% premium to Duane Reade's closing stock price of $15.19 on December 19, 2003.

Period Prior to December 19, 2003	Average Closing Stock Price	Merger Consideration Premium/(Discount)
One Month	$13.94	22.0%
Six Months	15.28	11.3
One Year	14.65	16.0
Three Years	24.29	(30.0)
Since IPO	26.40	(35.6)

        Calculation of Duane Reade's Enterprise Value at the Merger.    For purposes of analyzing the merger consideration to be received by Duane Reade stockholders, Bear Stearns calculated the enterprise value, referred to in this summary as "Enterprise Value" of Duane Reade by adding the equity value of Duane Reade common stock (including calculating the value of in-the-money stock options with a deduction for the exercise prices) and Duane Reade's total debt outstanding as of September 27, 2003 and subtracting Duane Reade's cash and cash equivalents outstanding as of September 27, 2003.

        Bear Stearns also calculated an adjusted enterprise value of Duane Reade, referred to in this summary as "Adjusted Enterprise Value" by adjusting the Enterprise Value for the after-tax amounts expected to be payable by Duane Reade at December 31, 2004 in the event the Current Employment Agreement is not renewed. These obligations, consisting of severance payments and prepayable supplemental executive retirement plan ("SERP")/split dollar life insurance premiums would potentially be payable by Duane Reade upon expiration of the Current Employment Agreement at December 31,

2004, and as such an estimate of the after-tax amounts of such obligations has been included by Bear Stearns in its calculation of Adjusted Enterprise Value.

        These payments, referred to in this summary as the "Current Employment Agreement Estimated Payments," have been calculated by counsel to the board of directors which noted that its calculations were approximations based on various assumptions and that determining the precise amounts payable would require actuarial or other expert valuation. The Current Employment Agreement Estimated Payments used in Bear Stearns' analyses reflect these approximations and consist of after-tax severance payments of $13.8 million and after-tax prepayable SERP/split dollar life insurance premiums of $34.7 million, or total payments of $48.5 million potentially payable by Duane Reade at December 31, 2004 in the event the Current Employment Agreement is not renewed. On a per share basis the Current Employment Agreement Estimated Payments used in Bear Stearns' analyses equaled approximately $2.00 per share.

        Bear Stearns calculated multiples of Duane Reade's Enterprise Value and Adjusted Enterprise Value to Duane Reade's earnings before interest, taxes, depreciation and amortization and other non-cash charges consisting of LIFO charges and deferred rent expense, referred to in this summary as "EBITDA," for the twelve month historical period ended September 27, 2003, the estimated fiscal year ending December 2003 and the projected fiscal year ending December 2004. Bear Stearns also calculated multiples of Duane Reade's stock price to Duane Reade's EPS for the estimated fiscal year ending December 2003 and the projected fiscal year ending December 2004.

        Comparable Company Analysis.    Bear Stearns analyzed selected historical and projected operating information provided by management of Duane Reade, stock price performance data and valuation multiples for Duane Reade and compared this data to that of four publicly traded companies deemed by Bear Stearns to be generally comparable to Duane Reade. No company or transaction used in the analyses described below is directly comparable to Duane Reade or the contemplated transaction. The analyses performed by Bear Stearns are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Bear Stearns used the earnings forecasts for these companies from publicly available data, First Call and selected Wall Street equity research reports. In conducting its analysis, Bear Stearns analyzed the multiples of the following comparable companies:

  •
  CVS Corp.;

  •
  Longs Drug Stores Corp.;

  •
  Rite Aid Corp.; and

  •
  Walgreen Co.

        The comparable companies were selected by Bear Stearns because they represent the publicly traded companies in the U.S. whose primary business is the operation of chain drugstores in the United States.

        Bear Stearns reviewed, among other things, the comparable companies' multiples of (i) Enterprise Value to fiscal year 2003 estimated (2003E) EBITDA and (ii) stock price to calendar year 2004 projected (2004P) EPS The multiples are based on closing stock prices of the companies on December 19, 2003. The following table summarizes the analysis:

	Enterprise Value/2003E EBITDA		Price/2004P EPS
CVS Corp.	8.5	x	15.9	x
Long's Drug Stores Corp.	6.5		22.1
Rite Aid Corp.	10.2		29.4
Walgreen Co.	16.0		26.0

        Bear Stearns compared the multiples implied in the merger of 8.9x Enterprise Value to 2003E EBITDA, 9.5x Adjusted Enterprise Value to 2003E EBITDA, 23.3x stock price to 2004P EPS based on First Call estimates, 20.0x stock price to 2004P EPS based on management estimates and multiples of 2004P EPS adjusted for the Current Employment Agreement Estimated Payments of 25.8x based on First Call estimates and 21.8x based on management estimates. Bear Stearns noted that Rite Aid Corp.'s multiples reflect (i) a relatively high amount of debt as compared to Duane Reade and the other comparable companies and (ii) depressed earnings given that its financial performance has lagged that of Duane Reade and the other comparable companies in recent years. Bear Stearns also noted that Walgreen Co. has historically traded at a premium valuation in the drugstore industry given its position in the sector. Bear Stearns therefore attributed less weight to the trading multiples of both Rite Aid and Walgreens, given that for the business and financial reasons cited, each was deemed less comparable to Duane Reade than the other companies selected.

        Bear Stearns' analysis indicated a range of equity values per share for Duane Reade common stock of $9.50 to $17.00. The indicated ranges were based on multiples of 6.5x to 8.5x the Company's 2003E EBITDA and 15.0x to 20.0x 2004P EPS. Adjusted to give effect to the Current Employment Agreement Estimated Payments, Bear Stearns' analysis indicated a range of equity values for Duane Reade common stock of $7.50 to $15.00 per share.

        Comparable Precedent Transactions Analysis.    Bear Stearns analyzed 15 merger and acquisition transactions involving companies in the drugstore industry which Bear Stearns deemed generally comparable to Duane Reade and the merger. No transaction used in the analysis described below is directly comparable to Duane Reade or the contemplated transaction. Each transaction was selected because it involved the acquisition of a chain drugstore operator or a sizable group of stores Bear Stearns deemed generally comparable to Duane Reade's business. Bear Stearns did not consider acquisitions involving companies it did not deem generally comparable to Duane Reade based on criteria such as size, business operations, date of acquisition or other relevant criteria. Bear Stearns reviewed, among other things, the ratio of the comparable companies' Enterprise Value implied in the respective transactions to their last twelve months (pre-acquisition) EBITDA, referred to in this summary as "LTM EBITDA."

        The precedent transactions in the Bear Stearns analysis were (Target/Acquiror/Announcement Date):

  •
  80 Osco Stores from Albertsons Inc./Jean Coutu Group/12/06/01;

  •
  Shoppers Drug Mart Corp./Group led by Kohlberg Kravis Roberts/11/18/99;

  •
  Snyder Drugstores/The Katz Group/10/12/99;

  •
  38 Stores from Rite Aid Corp./Longs Drug Stores Corp./9/15/99;

  •
  Genovese Drug Stores, Inc./J.C. Penney Co., Inc./11/24/98;

  •
  Arbor Drugs, Inc./CVS Corp./2/9/98;

  •
  K&B Drugs/Harco/Rite Aid Corp./6/27/97;

  •
  Duane Reade Inc./DLJ Merchant Banking Partners/6/7/97;

  •
  Revco D.S. Inc./CVS Corp./1/27/97;

  •
  Eckerd Corporation/J.C. Penney Co., Inc./11/4/96;

  •
  Big B, Inc./Revco D.S. Inc./10/28/96;

  •
  Thrifty Payless Holdings, Inc./Rite Aid Corp./10/14/96;

  •
  Fay's, Inc./Thrift Drug (J.C. Penney Co., Inc.)/7/10/96;

  •
  Perry Drug Stores/Rite Aid Corp./12/27/94; and

  •
  Hooks-SupeRx, Inc./Revco D.S. Inc./4/4/94.

        The following table summarizes the analysis:

	Enterprise Value/LTM EBITDA
High	18.5	x
Mean	11.0
Median	10.0
Low	7.0

        Bear Stearns compared the multiples implied in the merger of 8.7x Enterprise Value to LTM EBITDA and 9.3x Adjusted Enterprise Value to LTM EBITDA with the mean and median of the precedent transactions. Bear Stearns noted that there have been a limited number of recent mergers and acquisitions in the drugstore industry, with 12 of the 15 transactions analyzed occurring between 1996 and 2000, during which time publicly traded drugstore chains traded at higher multiples than in the period since 2000 and prior to 1996. An index of selected publicly traded drugstore chains traded at an average LTM EBITDA multiple of 7.0x from 1990 through 1995, 10.3x from 1996 through 2000 and 7.8x from 2001 through December 19, 2003. The index included Arbor Drugs, Inc., CVS Corp., Duane Reade, Long's Drug Stores Corp., Revco D.S. Inc. and Thrifty Payless Holdings, Inc. Walgreen Co. and Rite Aid Corp. were excluded from the index for the business and financial reasons cited in the summary of the Comparable Company Analysis.

        Bear Stearns also noted that the acquisitions of Duane Reade by DLJ Merchant Banking Partners and of Shoppers Drug Mart by a group led by Kohlberg Kravis Roberts were the most comparable transactions to the merger. The Duane Reade/DLJ Merchant Banking transaction was considered to be one of the two most comparable transactions as it directly involved Duane Reade (although at a different date). The Shoppers Drug Mart transaction was considered to be one of the two most comparable transactions because it is the most recent all cash acquisition of a regional drugstore chain by a financial buyer. Bear Stearns' analysis indicated a range of values per share for Duane Reade common stock of $13.00 to $19.25. Adjusted to give effect to the Current Employment Agreement Estimated Payments, Bear Stearns' analysis indicated a range of values per share for Duane Reade common stock of $11.00 to $17.25.

        Discounted Cash Flow Analysis.    Bear Stearns calculated the estimated present value of the stand-alone, unlevered after-tax free cash flows of Duane Reade for the five years ending December 2008 based on projections provided to Bear Stearns by Duane Reade's management. Bear Stearns then calculated a range of terminal values based on multiples of 6.0x to 8.0x projected EBITDA in 2008, implying perpetual growth rates of unlevered net income of 5.0% to 8.1%. The implied perpetual growth rates represent the rates at which normalized unlevered net income in fiscal 2008 would have to grow in perpetuity to achieve the terminal values derived by the range of terminal EBITDA multiples applied. These growth rates were used to assess the terminal EBITDA multiple range selected, which range also reflected a discount to the EBITDA multiple range used in the comparable company analysis, given Duane Reade's assumed slower growth in perpetuity as compared to the five-year projected period ending December 2008. The present value of the free cash flows and terminal values were discounted using a range of discount rates of 9.5% to 11.5% estimated based on a range of Duane Reade's computed Weighted Average Cost of Capital.

        Bear Stearns compared a range of implied equity values per share for Duane Reade common stock to the merger consideration of $17.00 per share as follows:

	Implied Equity Value per Share for Duane Reade Common Stock	Implied Equity Value per Share Adjusted for Current Employment Agreement Estimated Payments
Based on terminal year multiples of 6.0x to 8.0x EBITDA (implying perpetual growth rates of 5.0% to 8.1%) and assumed discount rates of 9.5% to 11.5%	$13.00–$22.25	$11.00–$20.25

        Miscellaneous.    In connection with rendering its opinion, Bear Stearns conducted other analyses as it deemed appropriate, including reviewing Duane Reade's historical and estimated financial and operating performance, analyzing selected Wall Street research reports on, and earnings and other estimates for, Duane Reade and other drugstore companies, reviewing and comparing certain financial data and valuation parameters for Duane Reade and reviewing available information regarding the institutional holdings of Duane Reade common stock.

        The preparation of a fairness opinion is a complex process and involves various judgments and determinations as to the most appropriate and relevant assumptions and financial analyses and the application of those methods to the particular circumstances involved. Such an opinion is therefore not readily susceptible to partial analysis or summary description, and taking portions of the analyses set out above, without considering the analysis as a whole, would in the view of Bear Stearns, create an incomplete and misleading picture of the processes underlying the analyses considered in rendering the Bear Stearns opinion. Bear Stearns did not form an opinion as to whether any individual analysis or factor, whether positive or negative, considered in isolation, supported or failed to support the Bear Stearns opinion. In arriving at its opinion, Bear Stearns considered the results of all its analyses and did not attribute any particular weight to any one analysis or factor. The analyses performed by Bear Stearns, particularly those based on estimates and projections, are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. With respect to the analysis of comparable companies summarized above, no public company utilized as a comparison is identical to Duane Reade. Accordingly, an analysis of publicly traded comparable companies and comparable precedent transactions is not mathematical; rather it involves complex considerations and judgments concerning the differences in financial and operating characteristics of the companies and precedent transactions and other factors that could affect the public trading values of Duane Reade and the companies and precedent transactions to which they were compared. The analyses do not purport to be appraisals or to reflect the prices at which any securities may trade at the present time or at any time in the future. In addition, the Bear Stearns opinion was just one of the many factors taken into consideration by Duane Reade's board of directors. Consequently, Bear Stearns' analysis should not be viewed as determinative of the decision of Duane Reade's board of directors with respect to the fairness of the merger consideration, from a financial point of view, to Duane Reade stockholders, excluding certain affiliated stockholders who are participating in the transaction with DRS, LLC and Duane Reade Acquisition.

        In August 2003, the board of directors of Duane Reade engaged Bear Stearns to act as its financial advisor in connection with the possible sale of Duane Reade. Pursuant to the terms of Bear Stearns' engagement letter, Duane Reade has agreed to pay Bear Stearns a fee of 0.75% of the transaction value, which fee is equal to approximately $5.3 million based upon equity value of approximately $422 million and debt outstanding of approximately $280 million. The $300,000 Duane Reade paid upon delivery of Bear Stearns' opinion and the $200,000 Duane Reade paid in connection with Bear Stearns' valuation presentation delivered in May 2003 will be credited against the fee. In addition, Duane Reade has agreed to reimburse Bear Stearns for all reasonable out-of-pocket expenses (up to a maximum of $50,000) incurred by Bear Stearns in connection with its engagement and the merger, including reasonable fees and disbursements of its legal counsel.

        Bear Stearns has acted as financial advisor to the board of directors of Duane Reade in connection with, and has participated in certain of the negotiations leading to, the transaction contemplated by the merger agreement. Bear Stearns has also previously provided certain investment banking services to Duane Reade, having received aggregate compensation from Duane Reade of approximately $1.2 million over the prior three years.

        In the ordinary course of business, Bear Stearns and its affiliates may actively trade the equity and debt securities and/or bank debt of Duane Reade for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or bank debt. In connection with their prior employment at an investment banking firm unrelated to Bear Stearns, certain current employees of Bear Stearns, including Kenneth Viellieu, one of the Senior Managing Directors of Bear Stearns advising Duane Reade in connection with the proposed merger, acquired limited partnership interests associated with the merchant banking activities of their prior firm in one or more limited partnerships that invested in various companies, including Duane Reade in a transaction completed in 1997. These Bear Stearns employees continue to hold such limited partnership interests but will not have any vote or influence with regard to the common stock indirectly owned by them, as the general partner of such partnerships makes all investment and voting decisions. Such general partner is not related to Bear Stearns. The aggregate amount of common stock owned by the limited partnerships is believed to be no more than 6.6% of the outstanding common stock of Duane Reade, and the employees of Bear Stearns who are limited partners own non-substantial limited partnership interests in such limited partnerships. If the merger is consummated, the Duane Reade shares held by such limited partnerships will be treated under the merger agreement in the same manner as all other shares of Duane Reade common stock.

Position of the Investor Group and the Management Members as to the Fairness of the Merger to Unaffiliated Stockholders

        Under a potential interpretation of the Exchange Act rules governing "going private" transactions, one or more of the Investor Group or the Management Members may be deemed to be affiliates of Duane Reade. The Investor Group and the Management Members are making the statements included in this sub-section solely for the purposes of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The position of the Investor Group and the Management Members as to the fairness of the merger is not a recommendation to any stockholder as to how such stockholder should vote on the merger.

        The Investor Group and the Management Members believe that the merger is substantively and procedurally fair to Duane Reade's unaffiliated stockholders even though neither the Investor Group nor the Management Members have undertaken any formal evaluation of the fairness of the merger to Duane Reade's unaffiliated stockholders and have relied, without independent investigation, on the evaluation performed by the Independent Directors. Moreover, the Investor Group and the Management Members did not participate in the deliberations of the Independent Directors or receive advice from the board of directors' financial advisor. However, the Investor Group and the Management Members each have considered the same factors examined by the Independent Directors described above under "—Recommendation of the Independent Directors; Reasons for Recommending the Adoption of the Merger Agreement" and have adopted the conclusion, and the analysis underlying such conclusion, of the Independent Directors, based upon their view as to the reasonableness of that analysis. Based on their consideration of these factors, the Investor Group and the Management Members believe that the merger is substantively and procedurally fair to Duane Reade's unaffiliated stockholders. The Investor Group and the Management Members each believe that the merger is procedurally fair to Duane Reade's unaffiliated stockholders for all of the reasons and factors described above under "—Recommendation of the Independent Directors; Reasons for Recommending the Adoption of the Merger Agreement," even though no unaffiliated representative was retained to act solely on behalf of the unaffiliated stockholders. The Investor Group and the Management Members believe these analyses and factors provide a reasonable basis upon which to form their belief that the merger is fair to Duane Reade's unaffiliated stockholders.

Certain Financial Projections

        In the course of discussions between Duane Reade and Oak Hill, Duane Reade provided Oak Hill selected, non-public financial projections prepared by its senior management. Duane Reade does not as a matter of course make public any projections as to future financial performance or earnings, and the projections set forth below are included in this proxy statement only because this information was provided to the board of directors, Bear Stearns and/or potential acquirors, including Oak Hill, in connection with their evaluation of a potential transaction.

        Management of Duane Reade does not normally project earnings and is especially wary of making projections for extended earnings periods due to their unpredictability. However, in connection with the company's review of its strategic alternatives, management of Duane Reade prepared various financial projections. Certain potential acquirors who entered into confidentiality agreements with Duane Reade, including Oak Hill, were provided with projections of Duane Reade's future performance for the fiscal years ending 2003 through 2007. The last set of projections distributed to potential acquirors, including Oak Hill, was prepared by management of Duane Reade in August 2003, following Duane Reade's second quarter earnings release on July 24, 2003 at which time management revised its earnings guidance downward for the 2003 fiscal year. On October 6, 2003, Duane Reade publicly disclosed sales for the third fiscal quarter and again revised earnings guidance downward for the 2003 fiscal year, reflecting estimates that were below the projections distributed to potential acquirors in August 2003. In light of such results, management of Duane Reade prepared a revised set of projections for the company's board of directors for the fiscal years ending 2003 through 2008. The October projections were also provided to Bear Stearns.

        Duane Reade advised the recipients of the projections that its internal financial forecasts, upon which the projections were based, are subjective in many respects. The projections reflect numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, all of which are difficult to predict and beyond Duane Reade's control. The projections also reflect numerous estimates and assumptions related to the business of Duane Reade (including with respect to the growth and viability of certain segments of Duane Reade's business) that are inherently subject to significant economic, political, and competitive uncertainties, all of which are difficult to predict and many of which are beyond Duane Reade's control.

        THE PROJECTIONS SET FORTH BELOW WERE NOT PREPARED WITH A VIEW TO PUBLIC DISCLOSURE OR COMPLIANCE WITH PUBLISHED GUIDELINES OF THE SEC, ANY STATE SECURITIES COMMISSION OR THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS REGARDING PREPARATION AND PRESENTATION OF PROSPECTIVE FINANCIAL INFORMATION. THE PROJECTIONS WERE PREPARED BY, AND ARE THE RESPONSIBILITY OF DUANE READE. PRICEWATERHOUSECOOPERS LLP, OUR ACCOUNTANTS, HAVE NEITHER COMPILED NOR EXAMINED OUR PROJECTIONS, AND, ACCORDINGLY, PRICEWATERHOUSECOOPERS LLP DOES NOT EXPRESS AN OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT TO THE PROJECTIONS. THE PRICEWATERHOUSECOOPERS LLP REPORT INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT RELATES TO DUANE READE'S HISTORICAL FINANCIAL INFORMATION, IT DOES NOT EXTEND TO PROSPECTIVE FINANCIAL INFORMATION AND SHOULD NOT BE READ TO DO SO. THE PROJECTIONS REFLECT NUMEROUS ASSUMPTIONS, ALL MADE BY MANAGEMENT OF DUANE READE, WITH RESPECT TO INDUSTRY PERFORMANCE, GENERAL BUSINESS, ECONOMIC, MARKET AND FINANCIAL CONDITIONS AND OTHER MATTERS, ALL OF WHICH ARE DIFFICULT TO PREDICT AND MANY OF WHICH ARE BEYOND DUANE READE'S CONTROL. THERE CAN BE NO ASSURANCE THAT THE ASSUMPTIONS MADE IN PREPARING THE PROJECTIONS SET FORTH BELOW WILL PROVE ACCURATE, AND ACTUAL RESULTS MAY BE MATERIALLY GREATER OR LOWER THAN THOSE CONTAINED IN THE PROJECTIONS SET FORTH BELOW. IN ADDITION, THE PROJECTIONS HAVE NOT BEEN REVISED TO REFLECT EVENTS THAT HAVE OCCURRED SUBSEQUENT TO THEIR PREPARATION, INCLUDING THE COMPANY'S ACTUAL RESULTS FOR THE FOURTH QUARTER AND FISCAL YEAR ENDED DECEMBER 27, 2003, AND THE CHARGE RECORDED AND CHARGES THAT MAY BE RECORDED BY THE COMPANY WITH RESPECT TO A NATIONAL LABOR RELATIONS BOARD ADMINISTRATIVE LAW JUDGE RECOMMENDATION IN A LITIGATION MATTER WITH ALLIED TRADES COUNCIL, AS DISCUSSED IN THE COMPANY'S ANNUAL REPORT

ON FORM 10-K FOR THE YEAR ENDED DECEMBER 27, 2003, WHICH IS INCORPORATED HEREIN BY REFERENCE. AS THESE RECENT DEVELOPMENTS WERE NOT CONSIDERED IN THE PREPARATION OF THE PROJECTIONS, AND THUS, THE IMPACT OF THESE EVENTS IS NOT REFLECTED IN THE PROJECTIONS, RELIANCE SHOULD NOT BE PLACED ON THESE PROJECTIONS.

        THE INCLUSION OF THE PROJECTIONS IN THIS PROXY STATEMENT SHOULD NOT BE REGARDED AS AN INDICATION THAT DUANE READE OR ITS OFFICERS AND DIRECTORS CONSIDER SUCH INFORMATION TO BE AN ACCURATE PREDICTION OF FUTURE EVENTS OR NECESSARILY ACHIEVABLE. IN LIGHT OF THE UNCERTAINTIES INHERENT IN FORWARD-LOOKING INFORMATION OF ANY KIND, DUANE READE CAUTIONS YOU AGAINST RELIANCE ON SUCH INFORMATION. NEITHER DUANE READE NOR ITS RESPECTIVE OFFICERS AND DIRECTORS INTEND TO UPDATE OR REVISE THE PROJECTIONS TO REFLECT THE CIRCUMSTANCES EXISTING AFTER THE DATE WHEN PREPARED OR TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN PREPARED OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EXCEPT TO THE EXTENT REQUIRED BY LAW. SEE "CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION."

Management Projections Prepared in August 2003

	2003	2004	2005	2006	2007
	($ in millions)
Sales	$1,411	$1,549	$1,742	$1,903	$2,126

Gross Profit	$307	$340	$383	$416	$462

Operating Income	$49	$59	$68	$72	$80
Interest	14	13	14	15	15
Debt Extinguishment	1	—	—	—	—
Taxes	15	20	24	25	29

Net Income	$19	$26	$30	$32	$36

Management Projections Prepared in October 2003

	2003	2004	2005	2006	2007	2008
	($ in millions)
Sales	$1,389	$1,517	$1,696	$1,813	$1,970	$2,137

Gross Profit	$296	$330	$375	$400	$433	$469

Operating Income	$39	$51	$62	$66	$74	$84
Interest	14	13	14	14	14	14
Debt Extinguishment	1	—	—	—	—	—
Taxes	11	16	21	23	26	31

Net Income	$13	$21	$27	$29	$34	$39

        Totals may not add due to rounding.

        The above projections reflect a material improvement in sales and earnings growth trends over the three year period ending December 2006 from the actual results achieved over the previous two years since the World Trade Center disaster and the recessionary environment that followed in its aftermath. These projections reflect a gradual but steady improvement in the New York City economy along with improvements in operating margins that management believes are achievable over time through higher productivity, improved store operating performance and strengthened merchandising programs. If this transaction is approved and these projections are achieved, our current stockholders (other than the Management Members and certain other members of management) will not participate in the benefits associated with the significant projected improvement in net earnings, which in these projections are forecasted to triple over the next five years. These projections do not take into consideration the potential impact of all of the risks identified by management and considered by the Independent Directors, such as additional Medicaid prescription reimbursement reductions, modifications to Medicare benefits and/or reductions to prescription drug costs, third-party pharmacy plans' efforts to limit the increasing cost of providing pharmacy benefits, drug re-importation from foreign countries and the continued growth in mail order plans' market share. These and other risks described elsewhere in this proxy statement may cause actual results to differ materially from the projections provided above.

Interests of Certain Persons in the Merger

        In the merger, the officers and directors of Duane Reade will exchange all of their shares of Duane Reade common stock for the same $17.00 per share purchase price to be paid to the stockholders generally. However, in considering the recommendation of the Independent Directors you should be aware that certain of Duane Reade's officers and directors have interests in the transaction that are different from, and/or are in addition to, the interests of Duane Reade's stockholders generally. The Independent Directors, who are not and have not been officers or employees of Duane Reade and who will not retain an economic interest in Duane Reade following the merger, evaluated and negotiated the terms of the offer to acquire Duane Reade. The Independent Directors were aware of these differing interests and considered them, among other matters, in recommending the adoption of the merger agreement to Duane Reade's unaffiliated stockholders.

  Employment and Other Arrangements

        2004 Employment Agreement. On December 22, 2003, the Chairman entered into an employment agreement revising the terms and conditions of the Current Employment Agreement to reflect those that will apply to the Chairman's employment with Duane Reade following the merger. For a description of the Current Employment Agreement, see "Past Contacts, Transactions, Negotiations and Agreements—Current Employment Agreement." Following the execution of that employment agreement, the parties negotiated certain modifications to the terms and conditions of the Chairman's employment and on March 16, 2004, the parties entered into the 2004 Employment Agreement. The term of the Chairman's employment under the 2004 Employment Agreement is five years, during which time he will serve as the Chairman of the Board, President and Chief Executive Officer of Duane Reade and of Duane Reade Holdings. The 2004 Employment Agreement contemplates an initial base salary of $1 million per annum and an annual bonus opportunity ranging from 0% to 175% of base salary based upon Duane Reade's success in achieving annual financial performance targets following consummation of the merger.

        Under the terms of the Current Employment Agreement, the Chairman participates in a SERP, and Duane Reade has previously agreed to satisfy its obligation to him under the SERP through the purchase of an insurance contract (the "Insurance Contract"). The Insurance Contract provides benefits to the Chairman's beneficiaries upon his death, as well as retirement benefits upon the earlier of him reaching age 65 or three years after his termination date. As of May 13, 2004, Duane Reade, pursuant to the terms of the Current Employment Agreement, is obligated to make annual premium payments under the Insurance Contract of approximately $5 million for each of the next six years (totaling a minimum of approximately $30.0 million as of May 13, 2004), subject to an accelerated payment equal to the present value of such amount upon the termination of the Chairman's employment with Duane Reade for any reason, the non-renewal of the Current Employment Agreement, the renewal of the Current Employment Agreement in accordance with its terms (which is scheduled to occur in December 2004), the sale of Duane Reade, the Chairman's attainment of age 65, or Duane Reade's failure to timely pay the annual insurance premiums owed under the Insurance Contract. The 2004 Employment Agreement provides Duane Reade with an election to terminate the SERP obligations and the Insurance Contract arrangements (the "Cancellation Election"). If Duane Reade makes the Cancellation Election, which DRS, LLC, the indirect parent of Duane Reade following the merger, is currently expecting to make, the 2004 Employment Agreement provides that the Chairman will waive his entitlement to the SERP and release Duane Reade from all of its obligations to make premium payments (totaling a minimum of approximately $30.0 million as of May 13, 2004 as described above) under the Insurance Contract in exchange for, among other things, payment of the $24.5 million Prepayment Amount, which may be reduced as described below. The Prepayment Amount will generally be paid in three installments following consummation of the merger with the final installment to be paid on June 30, 2005.

        The parties to the 2004 Employment Agreement are considering accelerating a portion of the first installment of the Prepayment Amount in an amount up to $1.5 million to be paid after consummation of the merger but prior to the first installment payment date. If Duane Reade makes the Cancellation Election, a portion of the Prepayment Amount will be satisfied using the cash surrender value of the Insurance Contract at the time of the Cancellation Election (the cash surrender value of the Insurance Contract was approximately $14.0 million as of April 30, 2004). Alternatively, if Duane Reade makes the Cancellation Election, the Chairman may elect to have the Insurance Contract transferred to him and the Prepayment Amount will be reduced by the cash surrender value of the Insurance Contract at the time of the transfer.

        The 2004 Employment Agreement further contemplates the relinquishment by the Chairman of certain long-term incentives to which he is entitled under the Current Employment Agreement and substantially lower severance payments (as described below) than those provided for in the Current Employment Agreement. The 2004 Employment Agreement provides for new long-term incentives to the Chairman, including a profits interest in DRS, LLC that will entitle him to share in a portion of any appreciation in the value of DRS, LLC after the merger, options to purchase 4% of the common stock of Duane Reade Holdings (on a fully diluted basis), and payments of $0.9 million on each of the first through fifth anniversaries of the effective date of the merger, subject, generally, to his continued employment. For a description of the profits interest and the stock options, see "—Management Members' Equity Participation Following the Merger." In connection with the consummation of the merger, the Chairman will receive a payment of approximately $5.3 million and all of his Eligible Options, valued at approximately $3.0 million based on the merger consideration of $17.00 per share, and the right to receive a payment of $1.0 million under an existing price guarantee of stock options granted in May 1999 will be forfeited. This $5.3 million amount will be reduced in the event that the Chairman exercises any Eligible Options prior to the effective time of the merger. Any such reduction will equal the aggregate amount of the excess of the merger consideration over the exercise price of the Eligible Options exercised by the Chairman, multiplied by the number of shares of Duane Reade common stock subject to such Eligible Options.

        The stock options and profits interest awards will vest over five years subject, generally, to the Chairman's continued employment with Duane Reade, and, with respect to the profits interest, subject to acceleration upon the occurrence of specific events, including a "Change in Control." The 2004 Employment Agreement defines a Change in Control to include in specific circumstances, among other things, (1) the acquisition by a third party of securities representing more than 50% of the voting stock of Duane Reade or the right to appoint a majority of the members of the Duane Reade board of directors, (2) Duane Reade adopting a plan of liquidation or consummating an agreement for the sale of all or substantially all of its assets or (3) prior to an underwritten offering of common stock by Duane Reade, Duane Reade Holdings or DRS, LLC that results in a public offering of at least 20% of such common stock or generates gross proceeds of at least $100 million (a "Qualified Public Offering"), the failure by Oak Hill to retain and exercise the power to designate a majority of the members of the board of directors of Duane Reade appointable by the Investor Group. In addition, upon a change in control, the vesting of stock options will occur to the extent necessary for the Chairman to participate in a transfer giving rise to tag-along or drag-along rights.

        All equity interests held by the Chairman in DRS, LLC and Duane Reade Holdings ("Company Equity"), will be subject to customary drag-along, tag-along and registration rights as well as pre-emptive rights in specific circumstances. The tag-along and drag-along rights will, under certain circumstances, either afford the Chairman the opportunity or require him to participate, respectively, in a sale of all or a portion of the equity in DRS, LLC, see also "—Agreements Relating to Duane Reade Holdings and DRS, LLC." In addition, upon the occurrence of specified events, including the fifth anniversary of the effective date of the merger, the Chairman will have the right to require Duane Reade to purchase for cash over a two year period all or a portion of his Company Equity as he may designate, at fair market value as determined in accordance with a formula and the procedures set forth in the 2004 Employment Agreement (the "Repurchase Right"). The Repurchase Right will terminate upon or in connection with a Qualified Public Offering. The 2004 Employment Agreement also provides that the Repurchase Right will be suspended at any time when the exercise of the Repurchase Right would result in a breach or default under the credit or other financing agreements of Duane Reade, Duane Reade Holdings or DRS, LLC.

        The 2004 Employment Agreement also provides for the participation by the Chairman in all benefit plans generally available to Duane Reade's senior executives, the continuation of the fringe benefits provided to the Chairman under the Current Employment Agreement, retiree medical benefits for the Chairman and his spouse, severance benefits and, following the Cancellation Election, if exercised, and payment of the Prepayment Amount, the payment of premiums of up to $88,000 per year for term life insurance coverage. As in his Current Employment Agreement, the 2004 Employment Agreement provides indemnification for income taxes incurred by the Chairman for certain payments to him that are not paid in cash or marketable property. Duane Reade will also pay the remaining premiums in an aggregate amount of approximately $1.5 million owed on a life insurance policy owned by Duane Reade pursuant to the 1998 SERP/split dollar life insurance retention arrangement, the terms of which are described in "Past Contacts, Transactions, Negotiations and Agreements—1998 SERP/Split Dollar Life Insurance Retention Arrangement." Duane Reade will transfer full ownership of that policy to the Chairman subject, generally, to his continued employment with Duane Reade for two years following the effective date of the merger (the cash surrender value of the life insurance policy was approximately $3.0 million as of April 30, 2004).

        The 2004 Employment Agreement provides that Duane Reade may terminate the Chairman's employment with Duane Reade and Duane Reade Holdings with or without "Cause," as defined in the 2004 Employment Agreement, which includes (1) a finding by the board of directors of the company that the Chairman has committed an act of fraud or embezzlement against Duane Reade Holdings or Duane Reade or any of their subsidiaries, (2) the Chairman's conviction of a felony or (3) any material willful breach of the 2004 Employment Agreement by the Chairman.

        The 2004 Employment Agreement also provides that the Chairman may terminate his employment with Duane Reade and Duane Reade Holdings for "Good Reason," as defined in the 2004 Employment Agreement, which includes (1) a reduction in the Executive's base salary without his consent, (2) except as a result of any legal requirement, removal of the Chairman from the positions of President, Chief Executive Officer or Chairman of the board of directors of Duane Reade or Duane Reade Holdings without his consent or the assignment to the Chairman of duties that are materially and adversely inconsistent with such positions without his consent, (3) except as a result of any legal requirement, the creation within Duane Reade or Duane Reade Holdings of any position equal to or superior to that of the Chairman's position or which does not report to the Chairman, (4) except as a result of any legal requirement, the failure of the Chairman to be elected Chairman of the board of directors of Duane Reade or Duane Reade Holdings, (5) the relocation of the offices in which the Chairman is principally employed to a location outside of the borough of Manhattan without his consent, (6) any material breach of the 2004 Employment Agreement by Duane Reade, Duane Reade Holdings or DRS, LLC which includes Duane Reade's failure to have Andrew J. Nathanson, a Managing Partner of Oak Hill, or an independent director appointed to the board of directors of Duane Reade in accordance with the terms of the 2004 Employment Agreement, or (7) if Duane Reade becomes a direct or indirect subsidiary of an acquiring company, the failure to appoint the Chairman to the position of chief executive officer of the acquiring company.

        Upon the termination of the Chairman's employment by Duane Reade without Cause or upon his resignation for Good Reason, he will be entitled to receive the following severance payments: (1) a payment equal to three times the sum of his most recent base salary and the highest bonus actually paid to him during the term of the 2004 Employment Agreement (or 125% of base salary, if terminated during the first year of the term), plus (2) acceleration of the remaining unpaid $0.9 million cash payments. One quarter of this severance amount must be paid within 10 days of the termination of his employment and the remainder must be paid in substantially equal installments over the 24-month period following termination. In addition, the unvested portion of his profits interest and stock options will immediately vest upon his termination and he will generally be entitled to continued health, dental, disability, life insurance and similar benefits at Duane Reade's expense during the 24-month period following his termination. Neither non-renewal of the 2004 Employment Agreement nor a Change in Control of Duane Reade will independently trigger an obligation by Duane Reade to pay severance benefits to the Chairman.

        Similar to the Current Employment Agreement, the 2004 Employment Agreement provides for a tax gross-up for any amounts due or paid to the Chairman under the 2004 Employment Agreement, the Current Employment Agreement or any plan, program or arrangement of Duane Reade, Duane Reade Holdings or DRS, LLC or their respective subsidiaries that is considered an "excess parachute payment" under the Internal Revenue Code.

        The Chairman has agreed not to disclose or otherwise inappropriately use for his personal benefit, any of Duane Reade's confidential or proprietary information. The Chairman has further agreed not to compete with Duane Reade during the term of the 2004 Employment Agreement and for three years thereafter, regardless of the grounds for the termination of his employment. If the Chairman violates the non-competition provisions of the 2004 Employment Agreement, he will be required to repay to Duane Reade a portion of the payments he is entitled to receive under the 2004 Employment Agreement, in addition to any actual damages he may owe to Duane Reade in excess of the amounts he repaid to Duane Reade. If, however, an arbitrator determines that severance payments are owed to the Chairman and such payments are not made to him within 15 days of the arbitrator's ruling, the non-competition provision of the 2004 Employment Agreement will lapse.

        Under the 2004 Employment Agreement, Duane Reade has also agreed to indemnify the Chairman for all costs, charges and expenses incurred by him by reason of him being or having served as a director, officer, employee or agent of Duane Reade, Duane Reade Holdings or any subsidiary thereof. The 2004 Employment Agreement also requires Duane Reade to maintain a directors and officers liability insurance policy for so long as the Chairman is employed by Duane Reade and for three years thereafter. The policy must be consistent with the level of coverage and premiums of similarly situated companies.

        In summary, the total amount payable to, or for the benefit of, the Chairman under the 2004 Employment Agreement is: (1) annual base salary of $1 million, (2) annual bonus opportunity of between 0% and 175% of base salary with a target of $1.25 million, (3) $0.9 million annual retention payments paid on each of the first five anniversaries of the effective date of the merger subject generally to continued employment, (4) a cash payment with respect to stock options of approximately $5.3 million upon consummation of the merger (assuming the Chairman does not exercise any Eligible Options between May 13, 2004 and the consummation of the merger), (5) a grant of New Options to purchase shares of Duane Reade Holdings common stock representing 4.0% of the common stock of Duane Reade Holdings (on a fully diluted basis), (6) an award of a profits interest equal to approximately a 7.5% equity interest in DRS, LLC (on a fully diluted basis, which, as of the effective date of the merger, will be equivalent to approximately 6.9% of the aggregate ownership in Duane Reade on a consolidated basis), (7) continued premium payments on the 1998 SERP/split dollar life insurance policy (approximately $1.5 million) and, subject generally to his continued employment, the transfer two years following the merger of that policy to the Chairman (the cash surrender value of which on April 30, 2004 was approximately $3.0 million), (8) if Duane Reade makes the Cancellation Election described above, payment of the Prepayment Amount (generally in three installments) totaling $24.5 million and annual premium payments for life insurance not to exceed $88,000 following payment of the last installment of the Prepayment Amount, (9) severance protection (subject to a tax gross-up in respect of any "excess parachute payments," as described above) if Duane Reade terminates the Chairman's employment without Cause or he resigns for Good Reason equal to the sum of (a) three times his base salary and highest bonus actually paid to him during the term of the 2004 Employment Agreement (or 125% of base salary, if he is terminated during the first year of the term) plus (b) accelerated payment of the remaining unpaid $0.9 million annual retention payments, and (10) retiree medical benefits for the Chairman and his spouse upon the Chairman's retirement.

        In the event the merger is not consummated, the Chairman's Current Employment Agreement will remain in effect. For a full description of the Chairman's Current Employment Agreement, see "Past Contacts, Transactions, Negotiations and Agreements—Current Employment Agreement." The Chairman's salary for 2004 is $850,000 and his maximum bonus opportunity is $1.7 million. He would also be entitled to a long term cash target award of $975,000 in 2005, subject to his continued employment through December 31, 2004, if the target performance measures for the annual bonus are met or exceeded during each of 2003 and 2004. It is not currently anticipated that such performance measures will be achieved. Similar to his 2004 Employment Agreement, his Current Employment Agreement also provides certain fringe benefits. Subject to the earlier termination of the Chairman's employment, the term of the Current Employment Agreement will continue through December 31, 2004. Pursuant to the Current Employment Agreement, if Duane Reade terminates his employment without "cause" or if he resigns for "good reason" or if he does not agree to renew the term of his employment following a failure by us to offer him continued employment after December 31, 2004, at a substantially higher rate of compensation, the terms of which are defined in the agreement, he will be entitled to receive five times the sum of (a) his "earnings amount" plus (b) in exchange for his agreement not to compete with Duane Reade for five years after his termination of employment, a supplemental payment equal to 60% of the "earnings amount." His earnings amount is the greater of (1) the largest dollar amount equal to the sum of his base salary and annual incentive bonus earned during any twelve month period occurring during the time the Chairman is employed by Duane Reade, and (2) an amount determined pursuant to a formula set forth in his Current Employment Agreement. The total amount of the "earnings amount" plus the 60% supplemental payment as of May 13, 2004 is approximately $4.1 million. This payment would also be subject to a tax gross-up for any amounts paid to him in connection with the sale of Duane Reade that are considered "excess parachute payments" under the Internal Revenue Code. The Current Employment Agreement also sets forth the terms of the Chairman's SERP and provides Duane Reade will fulfill its obligations to provide him with his SERP through a split dollar life insurance policy.

        Senior Vice President Arrangements.    On March 16, 2004 each of Messrs. Charboneau, Henry, Ray and LaBeau, Duane Reade's Senior Vice Presidents, entered into the SVP Employment Letters with Duane Reade Acquisition, which set forth the terms of their continuing employment with Duane Reade. The SVP Employment Letters provide for annual base salaries that are equal to those received by the Senior Vice Presidents as of March 16, 2004, however some of the company's Senior Vice Presidents may receive base salary increases, as described below under "—Other Management Arrangements." The SVP Employment Letters also provide for additional compensation in the form of bonuses that will range from 0% to 150% of their respective base salaries subject to the satisfaction of performance targets.

        Duane Reade currently has retention arrangements with the Senior Vice Presidents of the company, the terms of which are described in "Past Contacts, Transactions, Negotiations and Agreements—Current Retention Arrangements with Duane Reade Officers." Pursuant to Duane Reade's retention agreements with its Senior Vice Presidents and other arrangements that have been approved subject to consummation of the merger, they will be entitled to receive a lump sum payment equal to their prior 12 months' salary plus their maximum annual target bonus for the preceding calendar year (whether or not such bonus was earned or paid) immediately upon consummation of the merger. The amount of retention payments under the retention arrangements that Duane Reade's Senior Vice Presidents are entitled to receive upon consummation of the merger is approximately $3.6 million. At the effective time of the merger, the existing employment, retention and severance arrangements between Duane Reade and its Senior Vice Presidents will be replaced by the SVP Employment Letters.

        In addition, three of Duane Reade's Senior Vice Presidents are entitled to payments under the 1998 SERP/split-dollar life insurance retention arrangement adopted by Duane Reade on their behalf and modified by the board of directors of Duane Reade in 2003, the terms of which are described in "Past Contacts, Transactions, Negotiations and Agreements—1998 SERP/Split Dollar Life Insurance Retention Arrangements." The current SERP/split-dollar life insurance arrangement requires Duane Reade to transfer ownership of life insurance polices with an aggregate cash surrender value of approximately $3.1 million, as at April 30, 2004, to Messrs. Charboneau, Henry and Ray upon the consummation of the merger.

        Also, upon consummation of the merger, Messrs. Charboneau and Ray are entitled to payments of $0.9 million in the aggregate under Duane Reade's existing appreciation guarantees of certain stock options granted to them in May 1999, see "Past Contacts, Transactions, Negotiations and Agreements—Appreciation Rights of Certain Management Members."

        In connection with the merger, Duane Reade's Senior Vice Presidents have agreed to relinquish, in the aggregate, approximately $4.2 million of the SVP Payments. In exchange for these relinquished SVP Payments and for their future service, the Senior Vice Presidents will receive, among other things, awards of the SVP Phantom Stock representing in the aggregate approximately 1.5% of the shares of common stock of Duane Reade Holdings (on a fully diluted basis), as described below in "—Management Members' Equity Participation Following the Merger—SVP Phantom Stock." The Senior Vice Presidents will also be granted New Options as described below in "—Management Members' Equity Participation Following the Merger—Stock Option Grants."

        Under the SVP Employment Letters, Duane Reade's Senior Vice Presidents may receive a severance payment to be paid over 24 months equal to the sum of twice their respective prior 12 months' base salaries plus their respective annual target bonuses for the preceding calendar year (whether or not such bonuses were earned or paid) in the event that their employment is terminated under certain circumstances within one year following consummation of the merger. If their employment is terminated under certain circumstances at any time after the first anniversary of the effective date of the merger, the Senior Vice Presidents will be entitled to a severance payment to be paid over 12 months equal to their prior 12 months' base salary. The Senior Vice Presidents will be subject to restrictive covenants prohibiting them from competing with Duane Reade in the New York metropolitan area and from soliciting employees of the company, generally during the period in which they would be entitled to severance payments. The SVP Employment Letters also provide for the New Option grants, the SVP Phantom Stock awards and the partial relinquishment of the SVP Payments, as well as for other customary matters such as benefits.

        In summary, the total amount payable to Mr. Charboneau pursuant to his SVP Employment Letter is (1) base salary of $450,000, (2) bonus opportunity of between 0% and 150% of base salary with a target of 100% of base salary, (3) a grant of New Options to acquire 850,000 shares of common stock of Duane Reade Holdings, representing less than 1% of Duane Reade Holdings common stock, (4) a grant of 1,000,000 shares of SVP Phantom Stock representing less than 1% of Duane Reade Holdings common stock and (5) if Duane Reade terminates Mr. Charboneau's employment under certain circumstances, severance equal to his prior 12 months' base salary, if his employment is terminated after the first anniversary of the merger, or if it is terminated before the first anniversary of the merger, the sum of twice his base salary plus target annual bonus.

        In the event the merger is not consummated, Mr. Charboneau's employment will continue pursuant to his existing letter agreement. Mr. Charboneau's base salary for 2004 is $450,000 with a bonus opportunity based on specified financial performance measures. In the event Mr. Charboneau's employment terminates without cause (absent the merger) he will be entitled to severance payments equaling 12 months' base salary. In addition, the Compensation Committee of the board of directors approved a long-term cash target award of $304,000, the payment of which is conditioned upon (i) Mr. Charboneau remaining employed through December 31, 2004 and (ii) the satisfaction of the target performance measures for Mr. Charboneau's annual bonus during each of fiscal years 2003 and 2004. Finally, under an executive split dollar life insurance policy purchased in 1998 and converted to a corporate owned insurance policy in 2003, Mr. Charboneau will be entitled to receive retirement benefits commencing at age 65 with such benefits funded by and limited to the growth of the cash surrender value of the policy over and above the cumulative premiums paid. Absent the sale of Duane Reade or a change in control event, the ownership of this policy is not required to be transferred to Mr. Charboneau.

        The total amount payable to Mr. Henry pursuant to his SVP Employment Letter is (1) base salary of $350,000, (2) bonus opportunity of between 0% and 150% of base salary with a target of 100% of base salary, (3) a grant of New Options to acquire 3,060,000 shares of common stock of Duane Reade Holdings, representing approximately 1.1% of Duane Reade Holdings common stock, (4) a grant of 742,217 shares of SVP Phantom Stock representing less than 1% of Duane Reade Holdings common stock and (5) if Duane Reade terminates Mr. Henry's employment under certain circumstances, severance equal to his prior 12 months' base salary, if his employment is terminated after the first anniversary of the merger, or if it is terminated before the first anniversary of the merger, the sum of twice his base salary plus target annual bonus.

        In the event the merger is not consummated Mr. Henry's employment will continue pursuant to his existing letter agreement. Mr. Henry's base salary for 2004 is $350,000 with a bonus opportunity based on specified financial performance measures. In the event Mr. Henry's employment terminates without cause (absent the merger) he will be entitled to severance payments equaling 12 months' base salary. In addition, the Compensation Committee of the board of directors approved a long-term cash target award of $266,000, the payment of which is conditioned upon (i) Mr. Henry remaining employed through December 31, 2004 and (ii) the satisfaction of the target performance measures for Mr. Henry's annual bonus during each of fiscal years 2003 and 2004. Finally, under an executive split dollar life insurance policy purchased in 2002 and converted to a corporate owned insurance policy in 2003, Mr. Henry will be entitled to receive retirement benefits commencing at age 65 with such benefits funded by and limited to the growth of the cash surrender value of the policy over and above the cumulative premiums paid. Absent the sale of Duane Reade or a change in control event, the ownership of this policy is not required to be transferred to Mr. Henry.

        The total amount payable to Mr. Ray pursuant to his SVP Employment Letter is (1) base salary of $350,000, (2) bonus opportunity of between 0% and 150% of base salary with a target of 100% of base salary, (3) a grant of New Options to acquire 1,360,000 shares of the common stock of Duane Reade Holdings, representing less than 1% of Duane Reade Holdings common stock, (4) a grant of 1,631,628 shares of SVP Phantom Stock representing less than 1% of Duane Reade Holdings common stock and (5) if Duane Reade terminates Mr. Ray's employment under certain circumstances, severance equal to his prior 12 months' base salary, if his employment is terminated after the first anniversary of the merger, or if it is terminated before the first anniversary of the merger, the sum of twice his base salary plus target annual bonus.

        In the event the merger is not consummated, Mr. Ray's employment will continue pursuant to his existing letter agreement. Mr. Ray's base salary for 2004 is $350,000 with a bonus opportunity based on specified financial performance measures. In the event Mr. Ray's employment terminates without cause (absent the merger) he will be entitled to severance payments equaling 12 months' base salary. In addition, the Compensation Committee of the board of directors approved a long-term cash target award of $266,000, the payment of which is conditioned upon (i) Mr. Ray remaining employed through December 31, 2004 and (ii) the satisfaction of the target performance measures for Mr. Ray's annual bonus during each of fiscal years 2003 and 2004. Finally, under an executive split dollar life insurance policy purchased in 1998 and converted to a corporate owned insurance policy in 2003, Mr. Ray will be entitled to receive retirement benefits commencing at age 65 with such benefits funded by and limited to the growth of the cash surrender value of the policy over and above the cumulative premiums paid. Absent the sale of Duane Reade or a change in control event, the ownership of this policy is not required to be transferred to Mr. Ray.

        The total amount payable to Mr. LaBeau pursuant to his SVP Employment Letter is (1) base salary of $385,000, (2) bonus opportunity of between 0% and 150% of base salary with a target of 100% of base salary, (3) a grant of New Options to acquire 850,000 shares of the common stock of Duane Reade Holdings, representing less than 1% of Duane Reade Holdings common stock, (4) a grant of 862,250 shares of SVP Phantom Stock representing less than 1% of Duane Reade Holdings common stock and (5) if Duane Reade terminates Mr. LaBeau's employment under certain circumstances, severance equal to his prior 12 months' base salary, if his employment is terminated after the first anniversary of the merger, or if it is terminated before the first anniversary of the merger, the sum of twice his base salary plus target annual bonus.

        In the event the merger is not consummated Mr. LaBeau's employment will continue pursuant to his existing agreement. Mr. LaBeau's base salary for 2004 is $385,000 with a bonus opportunity based on specified financial performance measures. In the event Mr. LaBeau's employment terminates without cause (absent the merger) he will be entitled to severance payments equaling 12 months' base salary.

        See "Past Contacts, Transactions, Negotiations and Agreements—Current Employment Agreements with Messrs. Charboneau, Ray, Henry and LaBeau" for a full description of each Senior Vice President's current employment arrangements.

        Other Management Arrangements.    Each of Duane Reade's Vice Presidents is entitled, upon consummation of the merger, to receive a lump sum payment equal to his or her maximum annual target bonus for the preceding calendar year (whether or not such bonus was earned or paid) and may receive a lump sum payment equal to his or her prior 12 months' salary plus his or her annual target bonus for the preceding calendar year (whether or not such bonus was earned or paid) in the event that his or her employment is terminated under certain circumstances within one year of a change in control, pursuant to his or her retention agreement and other arrangements that have been approved subject to consummation of the merger. Such lump sum payments to Duane Reade's Vice Presidents total, in the aggregate, approximately $2.2 million. Separately, after consummation of the merger, members of management (including the Senior Vice Presidents but not the Chairman) will be eligible to receive an aggregate of approximately $384,000 in base salary increases, with no individual being entitled to an increase of more than 25% of the individual's then current base salary. In addition, certain members of management (including the Senior Vice Presidents but not the Chairman) will be granted New Options to purchase shares representing in the aggregate up to 4.5% of the common stock of Duane Reade Holdings (on a fully diluted basis).

        Treatment of Directors' and Officers' Equity Interests.    Duane Reade's directors (including one of the Independent Directors) and officers will receive cash in the merger for Eligible Options to purchase shares of Duane Reade common stock held by them. Except as otherwise described in this proxy statement, at the effective time of the merger, all Eligible Options to purchase Duane Reade common stock held by each of Duane Reade's directors and officers, whether or not then exercisable or vested, will be cancelled and the holders will receive, in consideration for the cancellation of the Eligible Options, cash consideration in an amount equal to $17.00 minus the applicable exercise price per share of the option, multiplied by the number of shares of Duane Reade common stock subject to the stock option (and further reduced for any applicable withholding tax). Except as otherwise described in this proxy statement, the Eligible Options held by Duane Reade's directors and officers are to be treated under the merger agreement in the same manner as all other Eligible Options to purchase shares of Duane Reade common stock held by holders of stock options generally.

        Mr. Jaffe and Mr. Pradelli each own non-substantial interests in one or more limited partnerships associated with the merchant banking activities of their prior firm, DLJ, which limited partnerships own shares of Duane Reade. If the merger is consummated, the Duane Reade shares held by such limited partnerships will be treated under the merger agreement in the same manner as all other shares of Duane Reade common stock. Neither Mr. Jaffe nor Mr. Pradelli exercises voting or dispositive control over the shares of Duane Reade common stock owned by the limited partnerships.

        The following table indicates, with respect to each of Duane Reade's directors and executive officers, (1) the number of shares of Duane Reade common stock owned by such director or executive officer as of May 13, 2004, (2) the number of shares subject to vested stock options held by such director or executive officer with an exercise price less than $17.00 as of May 13, 2004, (3) the number of shares subject to unvested stock options held by such director or executive officer with an exercise price less than $17.00 as of May 13, 2004, which will be accelerated (or, in the case of certain of the Management Members, canceled, as described above) in connection with the merger and (4) the weighted average exercise price of those stock options for each listed individual (except as otherwise noted):

			Number of Stock Options Owned
Name of Owner	Position	Number of Shares Owned	Presently Vested	Subject to Accelerated Vesting in the Merger	Weighted Average Strike Price
Anthony J. Cuti	Chairman, Chief Executive Officer and President	100	325,900	462,550	$13.15
Gary Charboneau	Senior Vice President—Sales and Marketing	3,000	58,972	163,582	$14.37
Jerry M. Ray	Senior Vice President—Store and Pharmacy Operations	8,690	127,770	143,090	$12.52
John K. Henry	Senior Vice President and Chief Financial Officer	—	—	177,600	$16.55
Timothy R. LaBeau	Senior Vice President—Merchandising	—	—	75,000	$15.77
David L. Jaffe	Director	—	—	—	—
Carl M. Pradelli	Director	—	—	—	—
Kevin Roberg(1)	Director	2,800	—	—	—
William Simon	Director	2,500	—	—	—
Kenneth B. Woodrow	Director	—	1,000	4,000	$15.65

(1)
Does not include 3,000 equivalent shares in vested stock appreciation rights.

        If the merger is consummated, the Duane Reade shares held by the directors and executive officers will be treated under the merger agreement in the same manner as all other shares of Duane Reade common stock.

        Management Members' Equity Participation Following the Merger

        Stock Option Grants.    Following the merger, none of the Management Members or any other members of management will directly own any equity in Duane Reade, but some of them will own indirect equity interests in the surviving corporation. The Management Members will be investing indirectly in Duane Reade at a valuation based on the aggregate equity contributions by the Investor Group and the Management Members in connection with the consummation of the merger and related transactions. Approximately 10% of the capitalization of Duane Reade Holdings will be reserved for the issuance of New Options to members of management, including the Management Members, as well as the SVP Phantom Stock awarded to the Senior Vice Presidents. The SVP Phantom Stock awards and a portion of the New Option awards will be made at the effective time of the merger.

        The Chairman will, among other rights and benefits pursuant to his 2004 Employment Agreement, be granted options to purchase shares representing 4.0% of the common stock of Duane Reade Holdings (on a fully diluted basis), and a profits interest in DRS, LLC described below under "—The Chairman's Profits Interest Following the Merger," all of which are in exchange for his future performance at the company and for relinquishing certain rights and benefits under his Current Employment Agreement.

        Certain members of management (including the Senior Vice Presidents but not the Chairman), will be granted New Options to purchase shares representing in the aggregate up to 4.5% of the common stock of Duane Reade Holdings (on a fully diluted basis).

        New Options granted will generally vest in equal annual installments over a five-year period commencing on the first anniversary of the effective date of the merger, subject to acceleration upon a change in control but only to the extent necessary to participate in a transfer giving rise to tag-along or drag-along rights. Upon termination of employment as a result of death and subject to specified limitations, New Options granted to members of management will, to the extent vested, be subject to a put arrangement at fair market value. In addition, all New Options granted to members of management will be subject to customary drag-along, tag-along and registration rights as well as pre-emptive rights in specific circumstances, see "—Agreements Relating to Duane Reade Holdings and DRS, LLC."

        Stock Option Plan.    The board of directors of Duane Reade Holdings will adopt the Duane Reade Holdings, Inc. Management Stock Option Plan (the "New Option Plan"), to be effective as of the date the merger is consummated. The New Option Plan will be administered by the compensation committee of the board of directors of Duane Reade Holdings (the "Compensation Committee"). Any officer, employee, director or consultant of Duane Reade Holdings or any of its subsidiaries or affiliates will be eligible to be designated a participant under the New Option Plan. A maximum of approximately 8.5% of the shares of common stock of Duane Reade Holdings (on a fully diluted basis) may be granted under the New Option Plan.

        Under the New Option Plan, the Compensation Committee may grant awards of nonqualified stock options, incentive stock options or any combination of the foregoing. A stock option granted under the New Option Plan will provide a participant with the right to purchase, within a specified period of time, a stated number of shares of Duane Reade Holdings common stock at the price specified in the award agreement. Stock options granted under the New Option Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, not inconsistent with the New Option Plan, as may be determined by the Compensation Committee and specified in the applicable stock option agreement or thereafter.

        SVP Phantom Stock. Duane Reade's Senior Vice Presidents will be awarded the SVP Phantom Stock pursuant to a Phantom Stock Plan to be adopted effective as of the date the merger is consummated and representing, in the aggregate, approximately 1.5% of the shares of common stock of Duane Reade Holdings (on a fully diluted basis). The SVP Phantom Stock will be granted to the Senior Vice Presidents in exchange for the SVP Payments that they are relinquishing in connection with the merger and for their future service. Each Senior Vice President will enter into an award agreement under the Phantom Stock Plan pursuant to which he will be awarded a specific number of shares of SVP Phantom Stock. References to awards are references to the total number of shares of SVP Phantom Stock granted to a particular Senior Vice President. It is anticipated that this will be a one time award of phantom stock to our Senior Vice Presidents and no further awards of phantom stock will be made. Each share of SVP Phantom Stock represents a share of Duane Reade Holdings common stock. The SVP Phantom Stock awards will vest ratably over a two year period, subject to partial acceleration upon a change in control. Acceleration occurring in connection with a change in control will be to the extent necessary to participate in a transfer giving rise to a tag-along or drag-along right (as if the phantom shares representing the SVP Phantom Stock were actual shares, to the extent applicable). Awards are generally settled (or paid) in shares of Duane Reade Holdings common stock or, in connection with a drag-along event, using the same form of consideration received by the common stock holders in connection with such a transaction, by treating one share of SVP Phantom Stock as a share of Duane Reade Holdings common stock. Awards of SVP Phantom Stock will settle in whole or in part (depending upon the extent to which the Senior Vice President has vested in his award) on a drag-along event (as described in the prior sentence), tag-along event, initial public offering of Duane Reade Holdings common stock or five years following the merger. Awards of SVP Phantom Stock will also settle (to the extent vested) following the Senior Vice President's death or termination of employment without "Cause" or for "Good Reason" as each term is defined in the SVP Employment Letters. Upon termination of employment under certain limited circumstances when specified conditions are satisfied, the SVP Phantom Stock awards may be settled in cash at fair market value, treating each share of SVP Phantom Stock as one share of Duane Reade Holdings common stock. Upon a termination of a Senior Vice President's employment by us without Cause or by the Senior Vice President for Good Reason, which occurs prior to an initial public offering of Duane Reade Holdings, SVP Phantom Stock awards will settle in cash on the later of (a) 24 months following the merger or (b) 90 days following termination, however the Senior Vice President may elect to receive shares of Duane Reade Holdings common stock in lieu of cash and to further defer receipt of those shares. Awards are also settled in cash following the death of a Senior Vice President prior to an initial public offering of Duane Reade Holdings and paid no later than the later of five years from the merger and six months following his death. Shares of Duane Reade Holdings common stock received by the Senior Vice Presidents through the settlement of a SVP Phantom Stock award will be subject to the stockholders agreement described below under "—Agreements Relating to Duane Reade Holdings and DRS, LLC—Stockholders Agreement." In addition, the SVP Phantom Stock awards will participate in dividends to the same extent as the holders of Duane Reade Holdings common stock. SVP Phantom Stock awards will also contain a sunset provision that will provide that these awards may be settled in shares of Duane Reade Holdings common stock upon a date certain no earlier than the fifth anniversary of the effective date of the merger.

        The Chairman's Profits Interest Following the Merger. The 2004 Employment Agreement provides for the award to the Chairman of a profits interest in DRS, LLC that, depending on the initial equity investment by the Investor Group and given a sufficient appreciation in the value of DRS, LLC following the merger, could result in his possession of an approximately 7.5% equity interest in DRS, LLC (on a fully diluted basis), which, as of the effective date of the merger, will be equivalent to approximately 6.9% of the aggregate ownership interest in Duane Reade on a consolidated basis. The profits interest will have no value unless the value of DRS, LLC appreciates following the consummation of the merger. In connection with a realization event (such as a sale), if the fair market value of DRS, LLC has appreciated since the consummation of the merger, the Chairman will generally be allocated the first $20 million of such appreciation and will share in additional amounts in accordance with his pro rata interest. The profits interest will vest over a five year period, subject, generally, to the Chairman's continued employment with Duane Reade. Vesting of the profits interest will accelerate upon the occurrence of a Qualified Public Offering or a Change in Control (for a general description of Change in Control, see "—Employment and Other Arrangements—2004 Employment Agreement"). The profits interest will be subject to customary drag-along, tag-along and registration rights as well as pre-emptive rights in specific circumstances. The profits interest is intended to meet certain IRS guidelines, but in the event that the Chairman incurs any income taxes as a result of the grant of the profits interest, Duane Reade will indemnify him against such taxes.

  Interests of Certain Other Persons in the Merger

        Duane Reade's Management and Board of Directors Following the Merger.    It is anticipated that the current management of Duane Reade will hold substantially similar positions after consummation of the merger and that, except as described in this proxy statement, any employment agreements in place will be unaffected by the merger. In addition, the Chairman will serve on the board of directors of Duane Reade and Duane Reade Holdings after consummation of the merger.

        Indemnification and Insurance.    The merger agreement provides that Duane Reade, as the surviving corporation in the merger, will, without further action upon consummation of the merger, maintain all rights to indemnification and exculpation provided in Duane Reade's certificate of incorporation and bylaws as of the date of the merger agreement. DRS, LLC has agreed to indemnify and hold harmless, and provide advancement of expenses to current and former directors, officers and employees of Duane Reade to the same extent such persons were indemnified on the date of the merger agreement.

        The merger agreement also provides that, for six years after consummation of the merger, Duane Reade, as the surviving corporation in the merger, will either maintain Duane Reade's policies of director and officer liability insurance or obtain comparable policies, as long as the annual premium payments do not exceed approximately $2.5 million.

        Bear Stearns' Interests.    In the ordinary course of business, Bear Stearns and its affiliates may actively trade the equity and debt securities and/or bank debt of Duane Reade for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or bank debt. In connection with the consummation of the merger, Duane Reade has agreed to pay Bear Stearns a transaction fee of 0.75% of the aggregate consideration to be paid in the merger (including the amount of any debt assumed or acquired), the principal portion of which is payable upon consummation of the transaction contemplated by the merger agreement. In addition, Duane Reade has agreed to reimburse Bear Stearns for all reasonable out-of-pocket expenses (up to a maximum of $50,000) incurred by Bear Stearns in connection with its engagement and the merger, including reasonable fees and disbursements of its legal counsel.

        In addition, in connection with their prior employment at DLJ, an investment banking firm unrelated to Bear Stearns, certain current employees of Bear Stearns, including Kenneth Viellieu, one of the Senior Managing Directors of Bear Stearns advising Duane Reade in connection with the proposed merger, acquired limited partnership interests associated with the merchant banking activities of DLJ in one or more limited partnerships that invested in various companies, including Duane Reade in a transaction completed in 1997. These Bear Stearns employees continue to hold such limited partnership interests but will not have any vote or influence with regard to the common stock indirectly owned by them, as the general partner of such partnerships makes all investment and voting decisions. Such general partner is not related to Bear Stearns. The aggregate amount of common stock owned by the limited partnerships is believed to be no more than 6.6% of the outstanding common stock of Duane Reade, and the employees of Bear Stearns who are limited partners own non-substantial limited partnership interests in such limited partnerships. If the merger is consummated, the Duane Reade shares held by such limited partnerships will be treated under the merger agreement in the same manner as all other shares of Duane Reade common stock.

        Andrew J. Nathanson's Interests.    In connection with his prior employment at DLJ, an investment banking firm, Mr. Nathanson acquired limited partnership interests associated with the merchant banking activities of DLJ in one or more limited partnerships that invested in various companies, including Duane Reade in a transaction completed in 1997. Mr. Nathanson continues to hold such limited partnership interests but will not have any vote or influence with regard to the common stock indirectly owned by him, as the general partner of such partnerships makes all investment and voting decisions. Such general partner is not related to Mr. Nathanson. The aggregate amount of common stock owned by the limited partnerships is believed to be no more than 6.6% of the outstanding common stock of Duane Reade, and Mr. Nathanson owns non-substantial limited partnership interests in such limited partnerships. Mr. Nathanson's non-substantial interest in the limited partnership translates into an indirect interest in less than 1% of the outstanding shares of common stock of Duane Reade. If the merger is consummated, the Duane Reade shares held by such limited partnerships will be treated under the merger agreement in the same manner as all other shares of Duane Reade common stock. In his capacity as a managing partner of Oak Hill, Mr. Nathanson may benefit from Duane Reade's future earnings and growth, if any.

  Agreements Relating to Duane Reade Holdings and DRS, LLC

        It is currently anticipated that the following agreements, each containing customary terms, will be entered into with respect to the equity and governance arrangements for Duane Reade Holdings and DRS, LLC:

        Stockholders Agreement.    The stockholders agreement will be entered into among certain members of management and DRS, LLC. The stockholders agreement is expected to contain, among other things, certain restrictions on the ability of the parties thereto to freely transfer the securities of Duane Reade Holdings held by such parties. In addition, the stockholders agreement will provide that the holders of a majority of the membership interests in DRS, LLC may, under certain circumstances, compel a sale of all or a portion of the equity in Duane Reade Holdings to a third party and, alternatively, that stockholders of Duane Reade Holdings may participate in certain sales of stock by holders of a majority of the common stock of Duane Reade Holdings to third parties. The stockholders agreement will also contain certain corporate governance provisions regarding the nomination of directors and officers of Duane Reade Holdings by the parties thereto.

        Registration Rights Agreement.    The registration rights agreement will be entered into among Duane Reade Holdings, DRS, LLC, members of the Investor Group and certain members of management. The registration rights agreement will provide that DRS, LLC will have the ability to cause Duane Reade Holdings to register common equity securities of Duane Reade Holdings under the Securities Act of 1933, as amended, and provide for procedures by which certain of the equity holders of Duane Reade Holdings and DRS, LLC may participate in such registrations.

        Limited Liability Company Operating Agreement.    The Chairman and members of the Investor Group will enter into an amended and restated limited liability company operating agreement. The amended and restated limited liability company operating agreement is expected, among other things, to set forth the distribution and allocation of the profits and losses of the members of DRS, LLC, certain membership interest transfer restrictions, including drag-along rights and tag-along rights, and corporate governance provisions regarding the nomination of the managers and officers of DRS, LLC. The corporate governance provisions will reflect the percentage ownership of DRS, LLC by the Investor Group and the Chairman. For a description of the Chairman's profits interest, see "—Management Members' Equity Participation Following the Merger—The Chairman's Profits Interest Following the Merger."

Plans for Duane Reade Following the Merger

        Except in the ordinary course of business and as described in this proxy statement, Duane Reade does not, and Duane Reade has been advised by the Investor Group that they do not, have any present plans or proposals that relate to or would result in:

  •
  any extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving Duane Reade or any of its subsidiaries;

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  any purchase, sale or transfer of a material amount of assets currently held by Duane Reade or any of its subsidiaries after completion of the merger;

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  any material change in the present dividend rate or policy, indebtedness or capitalization of Duane Reade; or

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  any other material change in Duane Reade's corporate structure or business.

        If the merger is consummated, it is expected that the Duane Reade common stock will be removed from registration and Duane Reade will cease to be a reporting company under the Exchange Act with respect to its common stock, and the Duane Reade common stock will cease to be quoted through the New York Stock Exchange or any other interdealer quotation system. It is expected that Duane Reade will continue to file reports with the SEC after the merger as a result of the issuance by Duane Reade Acquisition of the senior subordinated notes that will be assumed by Duane Reade as the surviving corporation in the merger, see "Financing for the Merger."

        Immediately after the merger, the members of the board of directors of Duane Reade, as the surviving corporation, will consist of the members of the board of directors of Duane Reade Acquisition, which will include the Chairman.

        The Chairman has entered into the 2004 Employment Agreement with Duane Reade Acquisition, to which DRS, LLC and Duane Reade Holdings are also parties for limited purposes. For a description of the 2004 Employment Agreement, see "—Interests of Certain Persons in the Merger—Employment and Other Arrangements—2004 Employment Agreement." In addition, the Senior Vice Presidents have entered into the SVP Employment Letters with Duane Reade Acquisition that will be effective upon consummation of the merger. For a description of the SVP Employment Letters, see "—Interests of Certain Persons in the Merger—Employment and Other Arrangements—Senior Vice President Arrangements."

        In the ordinary course of its business, Duane Reade has and will continue to explore strategic opportunities relating to its business.

        The Investor Group reserves the right to change their plans at any time and has and will continue to explore opportunities in the company's industry and relating to its business. Accordingly, among other things, the Investor Group may:

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  elect to sell, transfer or otherwise dispose of all or any portion of the shares of capital stock of Duane Reade owned by them after the merger to any person or entity, including an affiliate of the Investor Group, as warranted by future conditions;

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  decide that, in lieu of continuation of the business plan, Duane Reade should sell, transfer or otherwise dispose of all or any portion of its assets to any person or entity, including an affiliate of the Investor Group, as warranted by future conditions;

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  decide that, in lieu of continuation of the business plan, Duane Reade should merge into another business or be liquidated;

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  restructure the company's capitalization, indebtedness or holding company arrangements;

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  change the company's dividend rate or policy;

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  list, register, delist or terminate the registration of any class of Duane Reade's equity securities;

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  make whatever personnel changes to the present directors or management of Duane Reade deemed necessary;

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  change the number or the term of directors, fill existing board vacancies or change any material term of the employment contract of any officer;

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  suspend Duane Reade's obligation to file reports with the SEC; or

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  make any other material change in Duane Reade's corporate structure or business.

Convertible Notes

        Under an indenture, dated as of April 16, 2002, with US Bank (formerly known as State Street Bank) as Trustee, Duane Reade has outstanding $201 million of its 2.1478% senior convertible notes due 2022. The indenture provides that, in the event of a change in control, the holders of convertible notes have the option to require Duane Reade to purchase the convertible notes for cash at a price equal to the sum of the issue price, plus accrued original issue discount and cash interest, if any, to the date of purchase. The consummation of the merger will result in a change in control for this purpose and, accordingly, holders of the convertible notes will be entitled to exercise such repurchase rights following consummation of the merger. Within 15 business days after the effective time of the merger, Duane Reade will deliver to holders of convertible notes a notice informing them of their right to have the convertible notes repurchased, at their election, by Duane Reade in accordance with the terms of the convertible notes indenture. The change in control purchase obligation, depending on the number of convertible noteholders that exercise their repurchase rights and the date on which the convertible note repurchase is consummated, is currently estimated to equal approximately $201 million plus any accrued and unpaid interest.

        On the closing date of the merger, Duane Reade and DRS, LLC will execute a supplemental indenture to the convertible notes indenture. The supplemental indenture will provide that holders of convertible notes then outstanding will have the right, during the period the convertible note remains outstanding and convertible, to convert each convertible note into the cash merger consideration of $17.00 per share for each share of common stock into which such convertible note would otherwise have been convertible. We will take all further actions as may be necessary to comply with all of the terms and conditions of the indenture governing the convertible notes.

        Pursuant to the indenture governing the convertible notes, the current conversion price is $40.545 per share of Duane Reade common stock or approximately 14.1265 shares of Duane Reade common stock per $1,000 of principal amount at maturity.

Plans for Duane Reade if the Merger is Not Consummated

        In the event that the merger agreement is not approved and the merger is not consummated, Duane Reade will remain an independent public company, and Duane Reade stockholders will not receive any payment for their shares in connection with the merger, but we expect the shares will continue to be listed and traded on the New York Stock Exchange. In addition, if the merger is not consummated, we expect that management will operate the business in a manner similar to that in which it is being operated today and that Duane Reade stockholders will continue to be subject to the same risks and opportunities as they currently are, including, among other things, those relating to sales and profitability trends, trends in the retail drug industry generally, the regional focus of the company and the regional economic environment and the costs and other considerations associated with the upcoming expiration, modification or renewal of the Chairman's Current Employment Agreement. Accordingly, if the merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your Duane Reade shares. From time to time, Duane Reade will evaluate and review its business operations, properties, dividend policy and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to maximize stockholder value. If the merger agreement is not approved or if the merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to Duane Reade will be offered or that the business, prospects or results of operations of Duane Reade will not be adversely impacted.

Fees and Expenses

        Duane Reade estimates that it will incur, and will be responsible for paying, transaction-related fees and expenses, consisting primarily of financial advisory fees, SEC filing fees, one half of the HSR Act filing fees, fees and expenses of attorneys and accountants and other related charges, totaling approximately $8.3 million. This amount consists of the following estimated fees and expenses:

Description	Amount
Financial advisory fees and expenses	$5,300,000
Legal fees and expenses	1,750,000
Accounting/tax advisory fees and expenses	500,000
HSR Act filing fees	62,500
SEC filing fees	53,400
Printing, proxy solicitation and mailing costs	100,000
Miscellaneous	500,000

Anticipated Accounting Treatment

        The merger is intended to be accounted for as a purchase under U.S. generally accepted accounting principles. Accordingly, it is expected that the basis of Duane Reade in its assets and liabilities will be adjusted to fair market value upon completion of the merger, including the establishment of additional goodwill.

Material U.S. Federal Income Tax Consequences

        The following is a summary of the material U.S. federal income tax consequences of the merger to our stockholders who exchange their Duane Reade common stock for cash in the merger. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, applicable U.S. Treasury Regulations, judicial authority and administrative rulings and practice as of the date hereof, all of which are subject to change, possibly on a retroactive basis, at any time. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular stockholder in light of that stockholder's particular circumstances, or to a stockholder subject to special treatment under the U.S. federal income tax laws. This discussion may not be applicable to certain types of stockholders, including foreign persons and stockholders who acquired Duane Reade shares pursuant to the exercise of employee stock options or otherwise as compensation. Moreover, the tax consequences to holders of Duane Reade stock options are not discussed. If a partnership holds shares of our common stock, the tax treatment of a partner generally will depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding our common stock should consult their tax advisors. In addition, the discussion does not address any aspect of foreign, state or local taxation or estate and gift taxation that may be applicable to a stockholder.

        The receipt of cash in exchange for shares of our common stock in the merger or pursuant to the exercise of appraisal rights will be a taxable transaction for U.S. federal income tax purposes. In general, a stockholder will recognize gain or loss for U.S. federal income tax purposes equal to the difference between the amount of cash received in exchange for the Duane Reade shares and that stockholder's adjusted tax basis in such shares. Assuming the shares constitute capital assets in the hands of the stockholder, such gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if the holder will have held the shares for more than one year at the time of the merger. Capital losses are subject to limitations on deductibility. Gain or loss will be calculated separately for each block, with a "block" consisting of shares acquired at the same cost in a single transaction.

        Certain non-corporate stockholders may be subject to backup withholding at a 28% rate on cash payments received in exchange for Duane Reade shares in the merger or received upon the exercise of appraisal rights. Backup withholding generally will apply only if the stockholder fails to furnish a correct social security number or other taxpayer identification number, or otherwise fails to comply with applicable backup withholding rules and certification requirements. Corporations generally are exempt from backup withholding. Each non-corporate stockholder should complete and sign the substitute Form W-9 that will be part of the letter of transmittal to be returned to the paying agent in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is otherwise proved in a manner satisfactory to the paying agent.

        The U.S. federal income tax discussion set forth above is based upon present law. Our stockholders are urged to consult their tax advisors with respect to the specific tax consequences of the merger to them, including the application and effect of the alternative minimum tax and state, local and foreign tax laws.

Appraisal Rights of Stockholders

        The following is not a complete statement of appraisal rights under Delaware law and is qualified in its entirety by the full text of Section 262 of the Delaware General Corporation Law, or DGCL, which is attached as Annex E. All references in Section 262 and in this summary to a "stockholder" are to the record holder of the shares of common stock as to which appraisal rights are asserted. Stockholders intending to exercise appraisal rights should carefully review Annex E. Failure to comply strictly with all of the procedures specified in Annex E will result in the loss of appraisal rights.

        If the merger is consummated, holders of our common stock who follow the procedures specified in Section 262 of the DGCL within the appropriate time periods will be entitled to have their shares of our common stock appraised and receive the "fair value" of such shares in cash as determined by the Delaware Court of Chancery in lieu of the consideration that such stockholder would otherwise be entitled to receive under the merger agreement.

        The following is a brief summary of Section 262 of the DGCL, which explains the procedures and requirements for exercising statutory appraisal rights. Failure to precisely follow the procedures described in Section 262 could result in the loss of appraisal rights. This proxy statement constitutes notice to holders of our common stock concerning the availability of appraisal rights under Section 262. A stockholder of record wishing to exercise appraisal rights must hold the shares of stock on the date of making a demand for appraisal rights with respect to such shares and must continuously hold such shares through the effective date of the merger.

        Stockholders who desire to exercise their appraisal rights must satisfy all of the conditions of Section 262, including:

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  as more fully described below, the stockholder must deliver to Duane Reade a demand for appraisal of his, her or its shares before the vote on the merger agreement at the special meeting of stockholders on June [    ], 2004;

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  the stockholder must not vote its shares of our common stock in favor of the adoption of the merger agreement. A submitted signed proxy not marked "AGAINST" or "ABSTAIN" will be voted for the proposal to adopt the merger agreement and the transactions contemplated by the merger agreement. The submission of a proxy not marked "AGAINST" or "ABSTAIN" will result in the waiver of appraisal rights. A stockholder that has not submitted a proxy will not waive his or her appraisal rights solely by abstaining if the stockholder satisfies all other provisions of Section 262 of the DGCL; and

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  the stockholder must continuously holds its shares from the date of making the demand through the effective date of the merger. A stockholder who is the record holder of shares of Duane Reade common stock on the date the written demand for appraisal is made but who thereafter transfers those shares prior to the effective date of the merger will lose any right to appraisal in respect to those shares.

        A demand for appraisal must be executed by or on behalf of the stockholder of record, fully and correctly, as such stockholder's name appears on the stock certificate. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, this demand must be executed by or for the fiduciary. If the shares are owned by or for more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record. However, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he is acting as agent for the record owner. A person having a beneficial interest in our common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below in a timely manner to perfect whatever appraisal rights the beneficial owners may have.

        A stockholder who elects to exercise appraisal rights should mail or deliver his, her or its written demand to Duane Reade Inc. at our principal executive offices at 440 Ninth Avenue, New York, NY 10001, Attention: Secretary. The written demand for appraisal should state the stockholder's name and mailing address, and must reasonably inform us that the stockholder intends thereby to demand appraisal of his, her or its shares of Duane Reade common stock. Within 10 days after the effective date of the merger, we will provide notice of the effective date of the merger to all of our stockholders who have complied with Section 262 and have not voted for the merger.

        A record holder, such as a broker, fiduciary, depositary or other nominee, who holds shares of Duane Reade common stock as a nominee for others, may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which such person is the record owner. In such case, the written demand must set forth the number of shares covered by such demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of Duane Reade common stock outstanding in the name of such record owner.

        Within 120 days after the effective date of the merger (but not thereafter), any stockholder who has satisfied the requirements of Section 262 may deliver to us a written demand for a statement listing the aggregate number of shares not voted in favor of the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Duane Reade, as the surviving corporation in the merger, must mail such written statement to the stockholder within ten days after the stockholders' request is received by Duane Reade or within ten days after the latest date for delivery of a demand for appraisal under Section 262, whichever is later.

        Within 120 days after the effective date of the merger (but not thereafter), either Duane Reade or any stockholder who has complied with the required conditions of Section 262 and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the Duane Reade shares of stockholders entitled to appraisal rights. Duane Reade has no present intention to file such a petition if a demand for appraisal is made and stockholders seeking to exercise appraisal rights should not assume that Duane Reade will file such a petition or that Duane Reade will initiate any negotiations with respect to the fair value of such shares.

        Upon the filing of a petition in the Delaware Court of Chancery by a stockholder demanding a determination of the fair value of Duane Reade's stock, service of a copy of the petition must be made upon Duane Reade, which must, within 20 days after service, file in the office of the Register in Chancery in which the petition was filed, a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by Duane Reade. If we file a petition, the petition must be accompanied by the duly verified list. The Register in Chancery, if so ordered by the court, will give notice of the time and place fixed for the hearing of such petition by registered or certified mail to us and to the stockholders shown on the list at the addresses therein stated, and notice also will be given by publishing a notice at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or such publication as the court deems advisable. The court must approve the forms of the notices by mail and by publication, and we must bear the costs of the notices.

        At the hearing on the petition, the Delaware Court of Chancery will determine which stockholders have become entitled to appraisal rights. The court may require the stockholders who have demanded an appraisal for their shares (and who hold stock represented by certificates) to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings and the Delaware Court of Chancery may dismiss the proceedings as to any stockholder that fails to comply with such direction.

        After determining which stockholders are entitled to appraisal rights, the court will appraise the shares owned by these stockholders, determining the "fair value" of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest to be paid, if any, upon the amount determined to be the fair value. In determining "fair value," the Delaware Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc. the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." Our stockholders considering seeking appraisal of their shares should note that the fair value of their shares determined under Section 262 could be more, the same as or less than the consideration they would receive pursuant to the merger agreement if they did not seek appraisal of their shares.

        The costs of the appraisal proceeding may be determined by the court and taxed against the parties as the court deems equitable under the circumstances. Costs, however, do not include attorneys' fees or the fees of expert witnesses. Upon application of a stockholder who has perfected appraisal rights, the court may order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal.

        No stockholder who has duly demanded appraisal in compliance with Section 262, and has not properly withdrawn such demand, will, after the effective date of the merger, be entitled to vote for any purpose the shares subject to demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the effective date of the merger.

        At any time within 60 days after the effective date of the merger, any stockholder will have the right to withdraw his demand for appraisal and to accept the terms offered in the merger agreement. After this period, a stockholder may withdraw his demand for appraisal and receive payment for his shares as provided in the merger agreement only with our consent. If no petition for appraisal is filed with the court within 120 days after the effective date of the merger, the stockholders' rights to appraisal (if available) will cease. Inasmuch as we have no obligation to file such a petition, any stockholder who desires a petition to be filed is advised to file it on a timely basis. No petition timely filed in the court demanding appraisal may be dismissed as to any stockholder without the approval of the court, which approval may be conditioned upon such terms as the court deems just.

        Any Duane Reade stockholder wishing to exercise appraisal rights is urged to consult legal counsel before attempting to exercise appraisal rights. Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL may result in the loss of a stockholder's statutory appraisal rights.

Regulatory Approvals

        The merger is subject to the requirements of the HSR Act, which prevents certain acquisitions from being consummated until required information and materials are furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission and certain waiting periods are terminated or expire. Duane Reade and Oak Hill have made the required filings with the U.S. Department of Justice and the Federal Trade Commission, and the applicable waiting period was terminated on January 27, 2004. The parties may close the merger at any time on or before January 27, 2005 without having to file updated materials with the Department of Justice or the Federal Trade Commission.

        At any time before or after consummation of the merger, the Antitrust Division or the Department of Justice or the Federal Trade Commission may, however, challenge the merger on antitrust grounds. Private parties could take antitrust action under the antitrust laws, including seeking an injunction prohibiting or delaying the merger, divestiture or damages under certain circumstances. Additionally, at any time before or after consummation of the merger, notwithstanding the expiration or termination of the applicable waiting period, any state could take action under its antitrust laws as it deems necessary or desirable in the public interest. There can be no assurance that a challenge to the merger will not be made or that, if a challenge is made, Duane Reade and the Investor Group will prevail.

        The New Jersey Board of Pharmacy must approve the merger. Duane Reade received notification on March 8, 2004, that, subject to the receipt of certain required documentation, the New Jersey Board of Pharmacy has approved the merger.

        We are not aware of any other significant government or regulatory approvals that need to be obtained, or waiting periods with which we need to comply, to consummate the merger. If we discover that other approvals or waiting periods are required, we will seek to obtain or comply with them. If any approval or action is needed, however, we may not be able to obtain it. Even if we could obtain the approval, conditions may be placed on it that could cause us or DRS, LLC to abandon the merger, including following receipt of stockholder approval.

Litigation Relating to the Merger

        Duane Reade is aware of six purported class action complaints challenging the merger that have been filed in the Court of Chancery of the State of Delaware, referred to as the "Delaware Complaints," and three purported class action complaints that have been filed in the Supreme Court of the State of New York." The six Delaware Complaints that have been filed are: Glauser v. Cuti, et al., Del Ch., C.A. No. 134-N; Twist Partners LLP v. Cuti, et al., Del. Ch. C.A. No. 131-N; Steiner v. Cuti, et al., Del. Ch. C.A. No. 135-N; Walkowik v. Cuti, et al., Del. Ch. C.A. No. 132-N; Miller v. Duane Reade Inc., Del. Ch. C.A. No. 139-N; and Arnos v. Duane Reade et al., Del Ch. C.A. No. 133-N. The Delaware Complaints named the Chairman and other members of our board of directors and executive officers as well as Duane Reade as defendants. Four of the Delaware Complaints name Oak Hill Capital Partners, L.P. as a defendant.

        In addition, Duane Reade is aware of three New York complaints that have been filed: Tyrell v. Cuti, et al., No. 122041/03; Epstein v. Cuti, et al., No. 122040/03; and Johnson v. Duane Reade Inc., et al., No. 604042/03. These New York complaints named the Chairman and other members of our board of directors and executive officers as well as Duane Reade as defendants. One of these New York complaints named Oak Hill Capital Partners, L.P. as a defendant.

        On January 30, 2004, the plaintiff in the Johnson action and, on March 10, 2004, the plaintiff in the Tyrell action, agreed to dismiss these actions without prejudice. The other New York complaint ("New York Complaint") is pending, but has not been served on Duane Reade. The Delaware Complaints were consolidated on January 28, 2004, and on April 8, 2004, the plaintiffs in the Delaware actions filed a consolidated class action complaint (the "Consolidated Complaint").

        The Consolidated Complaint alleges that defendants failed to disclose material information in the preliminary proxy statement, which was filed with the SEC on March 19, 2004. Specifically, the Consolidated Complaint alleges that the defendants failed to disclose: (1) the precise nature of the "Current Employment Agreement Estimated Payments," as that term is used in the preliminary proxy, and the reasons for these payments; (2) the materials and data purportedly used by Bear Stearns in calculating the "Current Employment Agreement Estimated Payments," instead of the disclosure in the preliminary proxy statement that these calculations were "approximations based on various assumptions since the precise amounts payable would require actuarial or other expert valuation," even though Bear Stearns allegedly relied on these calculations; (3) the methodology, projections and other information used by Bear Stearns to calculate the estimated present value of the company; (4) that the merger consideration represented an approximately 11.7% premium based upon the trading price of Duane Reade shares on December 22, 2003, instead of the disclosure in the preliminary proxy that stockholders would be receiving a much higher premium of 22.0%. The Consolidated Complaint and the New York Complaint allege, among other things, that the defendants purportedly breached duties owed to Duane Reade's stockholders in connection with the transaction by failing to: (a) appropriately value Duane Reade as a merger candidate; (b) expose Duane Reade to the marketplace in an effort to obtain the best transaction reasonably available, including to market Duane Reade to industry participants; and (c) adequately ensure that no conflicts of interest exist between defendants' own interests and their fiduciary obligation to maximize stockholder value. Plaintiffs seek, among other things: an order that the complaints are properly maintainable as a class action; a declaration that defendants have breached their fiduciary duties and other duties; injunctive relief; an unspecified amount of monetary damages; attorneys' fees, costs and expenses; and such other and further relief as the court may deem just and proper. Duane Reade believes these lawsuits are without merit and plans to defend these lawsuits vigorously.

FINANCING FOR THE MERGER

Requirements

        The Investor Group estimates that approximately $742 million will be required to consummate the merger and the other transactions contemplated by the merger agreement. The Investor Group estimates that of such amount:

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  an aggregate of approximately $418 million will be required to pay the merger consideration, assuming no Duane Reade stockholders exercise and perfect their appraisal rights in connection with the merger;

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  an aggregate amount of approximately $79 million will be required to repay and/or assume Duane Reade's existing credit facility;

  •
  an aggregate amount of approximately $201 million plus accrued and unpaid interest, if any, will be required pay holders of convertible notes who have exercised their repurchase rights following consummation of the merger; and

  •
  an aggregate amount of approximately $44 million will be required to pay other costs, charges, fees and expenses incurred in connection with the merger and related transactions.

        The above cash expenditures for payment of the merger consideration estimated by the Investor Group has been reduced by the estimated value of payments to be relinquished and stock options to be surrendered by certain members of Duane Reade's management in connection with the merger.

Amount and Source of Funds

        The following arrangements are intended to provide the necessary financing for the merger and consummation of the merger is conditioned on obtaining such funds, see "The Merger Agreement—Conditions to the Merger." Except as described herein, no alternative financing arrangements or alternative financing plans have been made in the event that the financing arrangements do not materialize as anticipated. Upon consummation of the merger, Duane Reade, Duane Reade Holdings and DRS, LLC expect to repay the loans through cash flow generated from operations in the ordinary course of business and/or through a refinancing.

  Equity Commitment Letter

          Pursuant to an equity commitment letter, the proceeds of which would constitute the equity portion of the merger financing, Oak Hill has agreed to contribute an aggregate of up to $253.9 million in cash to DRS, LLC. This amount may be reduced and replaced by equity contributions made by other investors who may participate as equity investors in the transaction with Oak Hill in DRS, LLC. The commitments of each Oak Hill entity pursuant to the equity commitment letter are as follows:

Equity Investor	Commitment
Oak Hill Capital Partners, L.P.	$247,552,500
Oak Hill Capital Management Partners, L.P.	$6,347,500

Total	$253,900,000

        The commitments of Oak Hill are subject to the following conditions:

  •
  the satisfaction of each of the conditions of each party to the merger agreement to consummate the merger, unless DRS, LLC has waived such conditions in writing;

  •
  the receipt by DRS, LLC of the proceeds of the debt financing pursuant to financing arrangements that, as to economic terms, are no less favorable, and, as to non-economic terms, are substantially similar to those set forth in the debt commitment letter; and

  •
  the merger agreement not having been terminated.

        Oak Hill's equity commitment will terminate upon the earlier of:

  •
  the consummation of the merger;

  •
  the termination of the merger agreement; or

  •
  July 1, 2004.

        A copy of the equity commitment letter is attached as Annex C to this proxy statement and is incorporated herein by reference. The summary of the equity commitment letter set forth in this proxy statement is qualified in its entirety by reference to the equity commitment letter, and you should carefully read it in its entirety.

  Debt Commitment Letter

        Duane Reade Holdings has received a debt commitment letter, dated as of February 9, 2004, which amends and restates the debt commitment letter dated as of December 22, 2003, from the Debt Financing Sources (comprised of a syndicate of financial institutions that is led by Banc of America Securities LLC, Banc of America Bridge LLC and Bank of America, N.A. and includes Credit Suisse First Boston, Citigroup Global Markets, Citicorp North America, Wells Fargo Bank, National Association, UBS Securities LLC and UBS Loan Finance LLC) to provide the following, subject to the conditions set forth therein:

  •
  to Duane Reade Acquisition and, after consummation of the merger, the surviving corporation and one or more of its subsidiaries (including Duane Reade, a New York general partnership (the "Partnership"), of which Duane Reade is the general partner), up to $200 million under a senior secured revolving credit facility, for the purpose of financing the merger, repaying or refinancing certain existing indebtedness of Duane Reade, paying fees and expenses incurred in connection with the merger and providing ongoing working capital and capital for other general corporate purposes of Duane Reade, as the surviving corporation, and its subsidiaries (provided that, subject to certain exceptions, no more than $130 million of the revolving credit facility may be borrowed at the closing of the merger);

  •
  to Duane Reade Acquisition and, after consummation of the merger, the surviving corporation and one or more of its subsidiaries (including the Partnership), up to $170 million under a senior secured term loan facility, for the purpose of financing the merger, repaying or refinancing certain existing indebtedness of Duane Reade and paying fees and expenses incurred in connection with the merger;

  •
  to Duane Reade Acquisition, up to $180 million of senior subordinated loans under a bridge facility, for the purpose of financing the merger, repaying or refinancing certain existing indebtedness of Duane Reade and paying fees and expenses incurred in connection with the merger; and

  •
  to Duane Reade Holdings, up to $20 million of senior loans under a bridge facility, for the purpose of contributing such amount to Duane Reade Acquisition for use by Duane Reade Acquisition in connection with the financing of the merger, repaying or refinancing certain existing indebtedness of Duane Reade and paying fees and expenses incurred in connection with the merger.

        The debt commitment expires on June 30, 2004. The documentation governing the senior secured revolving credit facility, the senior secured term loan facility, the notes and the bridge facilities has not been finalized and, accordingly, their actual terms may differ from those described in this proxy statement. A copy of the debt commitment letter is attached as Annex D to this proxy statement and is incorporated herein by reference. The summary of the debt commitment letter set forth in this proxy statement is qualified in its entirety by reference to the debt commitment letter, and you should carefully read it in its entirety.

  Senior Secured Revolving Credit Facility

        General.    The borrowers under the senior secured revolving credit facility will be Duane Reade Acquisition, initially, and Duane Reade, as the surviving corporation, and one or more of its subsidiaries, including the Partnership, after consummation of the merger. The senior secured revolving credit facility will, subject to a borrowing base limitation, provide for loans in an amount of up to $200 million, which will include a sublimit for the issuance of letters of credit and swingline loans. The senior credit facility is expected to have a term of five years from the closing of the merger.

        Interest Rate and Fees.    Revolving credit loans under the senior secured credit facility will, at the option of the borrowers, bear interest at (1) a rate equal to LIBOR (London Interbank Offer Rate) plus an applicable margin to be determined based on market conditions at the time of the closing of the loans; or (2) a rate equal to the higher of (a) the prime rate of Bank of America, N.A. and (b) the Federal Funds rate plus 0.50%, plus an applicable margin to be determined based on market conditions at the time of the closing of the loans. After the borrowers' delivery of financial statements for the second full fiscal quarter ending after the effective date of the merger, the applicable margins will be a percentage per annum determined in accordance with a performance pricing grid to be agreed upon among the borrowers and the lenders.

        In addition, the borrowers have agreed to pay certain fees in connection with the senior secured credit facility including, without limitation, a commitment fee, a closing fee, a ticking fee, letter of credit fees and an unused facility fee.

        Voluntary Prepayments.    Voluntary prepayments may be made at any time, without premium or penalty, subject to requirements as to prior notice and minimum amounts and certain other conditions.

        Conditions Precedent to Closing.    The availability of the senior secured credit facility will be subject to the satisfaction of a number of conditions including, but not limited to, the following:

  •
  the absence of a material adverse change in the business, assets, properties, liabilities, results of operations or condition (financial or otherwise) of Duane Reade Holdings, Duane Reade Acquisition and Duane Reade and its subsidiaries, taken as a whole;

  •
  the satisfaction of the Debt Financing Sources with the terms of any repayment, redemption or repurchase of certain existing indebtedness of Duane Reade and the related treatment of the currently outstanding convertible notes of Duane Reade;

  •
  the satisfactory consummation of the equity and debt financing and the sufficiency of the financing available to the borrowers to meet the ongoing financial needs of Duane Reade Holdings and its subsidiaries after giving effect to the merger; and

  •
  the preparation and execution of definitive loan agreements and related documents.

        Guarantors.    All obligations under the senior secured credit facility will be guaranteed by Duane Reade Holdings and each of the existing and future direct and indirect subsidiaries of the borrowers, other than the Partnership and certain foreign subsidiaries.

        Security.    The obligations of the borrowers and the guarantors under the senior secured credit facility will be secured by a first priority perfected security interest, subject to permitted liens, in the following:

  •
  100% of the issued and outstanding capital stock of each of the domestic subsidiaries of Duane Reade Holdings, and, subject to certain exceptions, 65.0% of the voting stock of any first-tier foreign subsidiary;

  •
  all of the present and future property and assets of the borrowers, Duane Reade Holdings and each other guarantor; and

  •
  all proceeds and products of the foregoing.

        Covenants, Representations and Warranties.    The senior secured credit facility will contain customary representations and warranties and customary affirmative and negative covenants, including, among other things, restrictions on indebtedness, investments, sales of assets, mergers and consolidations, prepayments of other indebtedness, capital expenditures, liens and dividends and other distributions and financial covenants including a minimum fixed charge coverage ratio, a minimum interest coverage ratio and a maximum leverage ratio.

  Senior Secured Term Loan Facility

        General.    The borrowers under the senior secured term loan facility will be Duane Reade Acquisition, initially, and Duane Reade, as the surviving corporation, and one or more of its subsidiaries, including the Partnership, after consummation of the merger. The senior secured term loan facility will provide for a loan in an amount of $170 million, and is expected to have a term of six years from the closing of the merger.

        Interest Rate and Fees.    Loans under the senior secured second lien term loan facility will, at the option of the borrowers, bear interest at (1) a rate per annum equal to LIBOR plus an applicable margin to be determined based on market conditions at the time of the closing of the loans; or (2) a rate per annum equal to an applicable margin to be determined based on market conditions at the time of the closing of the loans, plus the higher of (a) the prime rate of Bank of America, N.A. and (b) the Federal Funds rate plus 0.50%.

        In addition, the borrowers have agreed to pay certain fees in connection with the senior secured second lien term loan facility including, without limitation, a ticking fee and an underwriting fee.

        Voluntary Prepayments.    Voluntary prepayments may be made in whole or in part, subject to requirements as to prior notice and minimum amounts and certain other conditions, provided that any prepayment made on or before the second anniversary of the closing of the merger will be subject to a prepayment fee.

        Conditions Precedent to Closing.    The availability of the senior secured term loan facility will be subject to the satisfaction of a number of conditions including, but not limited to, the following:

  •
  the absence of a material adverse change in the business, assets, properties, liabilities, results of operations or condition (financial or otherwise) of Duane Reade Holdings, Duane Reade Acquisition and Duane Reade and its subsidiaries, taken as a whole;

  •
  the satisfaction of the Debt Financing Sources with the terms of any repayment, redemption or repurchase of certain existing indebtedness of Duane Reade and the related treatment of the currently outstanding convertible notes of Duane Reade;

  •
  the satisfactory consummation of the equity and debt financing and the sufficiency of the financing available to the borrowers to meet the ongoing financial needs of Duane Reade Holdings and its subsidiaries after giving effect to the merger; and

  •
  the preparation and execution of definitive loan agreements and related documents.

        Guarantors.    All obligations under the senior secured term loan facility will be guaranteed by Duane Reade Holdings and each of the existing and future direct and indirect subsidiaries of the borrowers, other than the Partnership and certain foreign subsidiaries.

        Security.    The obligations of the borrowers and the guarantors under the senior secured term loan facility will be secured by a perfected security interest, subject to permitted liens, in the following:

  •
  100% of the issued and outstanding capital stock of each of the domestic subsidiaries of Duane Reade Holdings, and, subject to certain exceptions, 65.0% of the voting stock of any first-tier foreign subsidiary;

  •
  all of the present and future property and assets of the borrowers, Duane Reade Holdings and each other guarantor;

  •
  substantially all present and future intercompany debt of the borrowers, Duane Reade Holdings and each other guarantor; and

  •
  all proceeds and products of the foregoing.

        The security interest securing the senior secured term loan facility will rank second in priority with respect to all collateral that also secures the senior secured credit facility.

        Mandatory Prepayments.    The borrowers will be required to prepay the senior secured term loans, together with accrued interest thereon, with (a) all net cash proceeds (i) from sales of property and assets of Duane Reade Holdings and its subsidiaries (excluding sales of inventory in the ordinary course of business and other exceptions to be agreed upon in the loan documentation), (ii) of extraordinary receipts (to be defined in the loan documentation) and (iii) from the issuance or incurrence after the closing of the merger of additional debt of Duane Reade Holdings or any of its subsidiaries other than certain identified indebtedness permitted under the loan documentation, (b) 50.0% of all net cash proceeds from the issuance after the closing of the merger of additional equity of Duane Reade Holdings or any of its subsidiaries (excluding equity issued to Oak Hill and its affiliates, and other exceptions to be agreed) and (c) 50.0% of excess cash flow (to be defined in the loan documentation) of Duane Reade Holdings and its subsidiaries.

        Change of Control.    In the event of a change of control (to be defined in the loan documentation), each lender under the senior secured term loan facility will have the right to require the borrowers to prepay the outstanding principal amount of the senior secured term loans at 101% of par, unless at such time the prepayment premium applicable to optional prepayments of the senior secured term loans is 0%, in which case the offer to prepay will be made at par, plus in each case accrued and unpaid interest thereon to the date of prepayment.

        Covenants, Representations and Warranties.    The senior secured term loan facility will contain representations and warranties customary for a senior secured credit facility. It will also contain affirmative and negative covenants customary for a secured high yield financing, including, among other things, limitations on indebtedness, restricted payments, transactions with affiliates, asset sale proceeds, liens, dividends and other payment restrictions affecting subsidiaries, sale leaseback transactions and unrestricted subsidiaries. The senior secured term loan facility will also require Duane Reade Holdings and its subsidiaries to maintain a maximum leverage ratio.

  High-Yield Debt Financing

        Duane Reade Acquisition expects to issue $180 million aggregate principal amount of senior subordinated notes in an offering exempt from registration under the Securities Act to "qualified institutional buyers," as defined in Rule 144A under the Securities Act. Banc of America Securities LLC, Citigroup Global Markets Inc. and Credit Suisse First Boston LLC will act as joint book-running managers and UBS Securities LLC will act as co-manager for the offering of the senior subordinated notes. In the merger, Duane Reade Acquisition will be merged with and into Duane Reade, with Duane Reade being the surviving corporation. As a result, upon consummation of the merger, the senior subordinated notes will be assumed by Duane Reade. In addition, at the time of the merger, the Partnership will become a co-obligor under the senior subordinated notes.

        It is anticipated that the senior subordinated notes will have the features described below. This summary of terms shall not be deemed to be an offer to sell or a solicitation of offers to buy any senior subordinated notes.

  •
  Maturity. The senior subordinated notes are expected to mature seven years after their issuance.

  •
  Ranking, Security. The senior subordinated notes will be unsecured senior subordinated obligations of Duane Reade and the Partnership.

  •
  Subsidiary Guarantees. The senior subordinated notes will be guaranteed on an unsecured basis by Duane Reade's direct and indirect domestic subsidiaries, other than the Partnership.

  •
  Interest. Interest will accrue on the senior subordinated notes from the date of their issuance at a fixed rate per year to be determined according to market conditions. Interest will be payable semi-annually in cash.

  •
  Optional Redemption. Under certain circumstances, the senior subordinated notes will be redeemable prior to their maturity at Duane Reade's option, at prices to be determined according to market conditions.

        The indenture governing the senior subordinated notes is expected to contain restrictive covenants applicable to Duane Reade and its restricted subsidiaries that may include limitations on, among other things:

  •
  their ability to incur additional indebtedness;

  •
  their ability to pay dividends, make repayments on subordinated indebtedness and make other "restricted payments";

  •
  their ability to incur various liens other than under the senior secured revolving credit facility and senior secured term loan facility;

  •
  their use of proceeds from sales of assets;

  •
  their ability to enter into business combination transactions (including mergers, consolidations and asset sales);

  •
  transactions between them and their affiliates;

  •
  their ability to permit restrictions on the payment of dividends by their subsidiaries;

  •
  their ability to sell the capital stock of their subsidiaries; and

  •
  their ability to change their business.

        The indenture is also expected to contain provisions requiring Duane Reade to offer to repurchase the senior subordinated notes upon the occurrence of a change of control. The indenture will also contain customary events of default.

        Duane Reade also expects to enter into a registration rights agreement with respect to the senior subordinated notes.

  Senior Bridge Facility

        Duane Reade Acquisition.    If the offering of $180 million of the senior subordinated notes by Duane Reade Acquisition is not completed on or prior to the closing of the merger, Banc of America Bridge LLC, Credit Suisse First Boston, Citicorp North America and UBS Loan Finance LLC, collectively referred to as the "Bridge Lenders," have committed to provide loans under a senior subordinated bridge facility to Duane Reade Acquisition, as borrower. If the merger is consummated, Duane Reade and the Partnership will be the borrowers under the senior subordinated bridge facility. Under this senior subordinated bridge facility, the Bridge Lenders or their respective affiliates, and other financial institutions acceptable to them in consultation with the borrowers, will provide loans to the borrowers in an amount up to $180 million, which will be repaid, together with accrued interest, using the net proceeds from the issuance of any senior subordinated notes.

        The senior subordinated bridge loans will mature on the first anniversary of the merger and will accrue interest at an annual rate that will be based initially on the greater of a fixed rate or a spread over the LIBOR rate in effect at the time of issuance and thereafter will be based on an escalating spread over each subsequent three month period of the fixed rate or the adjusted LIBOR rate, as the case may be. Except in the event of a default, at no point will the annual interest rate on the senior subordinated bridge loans exceed an agreed-upon percentage rate.

        If the senior subordinated bridge loans are not paid in full on or before the first anniversary of the merger, the outstanding senior subordinated bridge loans may, subject to certain conditions, be converted into a senior subordinated rollover facility. The senior subordinated rollover facility will mature seven years after the date of conversion. The senior subordinated rollover facility will accrue interest at an annual rate based initially on the greater of a fixed rate or the spread over LIBOR in effect at the time of conversion, which rate will escalate during each subsequent three month period.

        At any time after the conversion of the senior subordinated bridge loans to a senior subordinated rollover facility, the applicable lender may, at its option, exchange any loans under the senior subordinated rollover facility for senior subordinated exchange notes that the borrowers would be required to register for public sale under a registration statement in compliance with applicable securities laws. The senior subordinated exchange notes will bear interest based on the interest rates under, and will have substantially the same terms as, the senior subordinated rollover facility. In addition, each holder of a senior subordinated exchange note may fix the interest rate of such exchange note at the then applicable interest rate, not to exceed an agreed-upon percentage rate. The borrowers may redeem the senior subordinated exchange notes at their option at any time so long as the senior subordinated exchange notes do not bear interest at a fixed rate.

        Duane Reade Holdings.    If such funds are required, the Bridge Lenders have committed to provide loans under a senior discount bridge facility to Duane Reade Holdings, as the borrower. Under this senior discount bridge facility, the Bridge Lenders or their respective affiliates, and other financial institutions acceptable to them in consultation with the borrower, will provide loans to the borrower in an amount up to $20 million, which will be repaid, together with accrued interest, using the net proceeds from the issuance of any senior discount notes.

        The senior discount bridge loans will mature on the first anniversary of the merger and will accrue interest at an annual rate that will be based initially on the greater of a fixed rate or a spread over the LIBOR rate in effect at the time of issuance and thereafter will be based on an escalating spread over each subsequent three month period of the fixed rate or the adjusted LIBOR rate, as the case may be. Except in the event of a default, at no point will the annual interest rate on the senior discount bridge loans exceed an agreed-upon percentage rate.

        If the senior discount bridge loans are not paid in full on or before the first anniversary of the merger, the outstanding senior discount bridge loans may, subject to certain conditions, be converted into a senior discount rollover facility. The senior discount rollover facility will mature eight years after the date of conversion. The senior discount rollover facility will accrue interest at an annual rate based initially on the greater of a fixed rate or the spread over LIBOR in effect at the time of conversion, which rate will escalate during each subsequent three month period.

        At any time after the conversion of the senior discount bridge loans to a senior discount rollover facility, the applicable lender may, at its option, exchange any loans under the senior discount rollover facility for senior discount exchange notes that Duane Reade would be required to register for public sale under a registration statement in compliance with applicable securities laws. The senior discount exchange notes will bear interest based on the interest rates under, and will have substantially the same terms as, the senior discount rollover facility. In addition, each holder of a senior discount exchange note may fix the interest rate of such exchange note at the then applicable interest rate, not to exceed an agreed-upon percentage rate. Duane Reade may redeem the senior discount exchange notes at its option at any time so long as the senior discount exchange notes do not bear interest at a fixed rate.

Amended Asset-Based Revolving Loan Facility

        Duane Reade is currently in discussions with Fleet National Bank to amend the existing asset-based revolving credit facility. If these discussions are successful, at the effective time of the merger, the Partnership would enter into the amended asset-based revolving loan facility, rather than the senior secured revolving credit facility described above. It is expected that the lenders under the amended asset-based revolving credit facility would have a first priority security interest in certain inventory, receivables and other collateral of the borrowers and the guarantors, and the lenders under the senior secured term loan facility would have a second priority security interest in such collateral and a first priority security interest in substantially all other assets of the borrowers and the guarantors.

THE MERGER AGREEMENT

        On December 22, 2003, Duane Reade entered into the merger agreement with DRS, LLC and Duane Reade Acquisition. The following is a brief summary of the material provisions of the merger agreement. The following description may not contain all of the information that is important to you and is qualified in its entirety by reference to the merger agreement, which we have attached as Annex A to this proxy statement and which we incorporate by reference into this proxy statement. You should carefully read the merger agreement in its entirety because it, not the proxy statement, is the legal document that governs the merger.

Form of the Merger

        Subject to the terms and conditions of the merger agreement and in accordance with Delaware law, at the effective time of the merger, Duane Reade Acquisition, an indirect, wholly-owned subsidiary of DRS, LLC and a party to the merger agreement, will merge with and into Duane Reade, and Duane Reade will continue as the surviving corporation. As the surviving corporation in the merger, Duane Reade will have all the properties, rights, privileges, powers and franchises of both Duane Reade and Duane Reade Acquisition before the merger and it will be liable for all debts, liabilities and duties of both Duane Reade and Duane Reade Acquisition before the merger. At the effective time of the merger, Duane Reade will become a wholly-owned, indirect subsidiary of DRS, LLC and the separate existence of Duane Reade Acquisition will cease. The merger will have the effects set forth in the merger agreement and the applicable provisions of the DGCL.

Closing and Effective Time

        The merger will be consummated as soon as practicable following satisfaction or waiver (to the extent permitted by applicable law) of the conditions precedent that are described under "—Conditions to the Merger." The merger will become effective at the time the certificate of merger has been duly filed with the Secretary of State of Delaware, or at such later time as DRS, LLC and Duane Reade agree and specify in the certificate of merger.

Directors and Officers of Surviving Corporation

        The directors of Duane Reade Acquisition in office immediately prior to the effective time of the merger will be the directors of the surviving corporation. The officers of Duane Reade in office immediately prior to the effective time of the merger will be the officers of the surviving corporation. Mr. Cuti currently serves as Chairman of the Board, President and Chief Executive Officer of Duane Reade, and after the effective time of the merger, will continue to serve in those capacities in the surviving corporation.

Conversion of Shares; Procedures for Exchange of Certificates

        On the date of the closing under the merger agreement, DRS, LLC will deposit with the paying agent an amount equal to the aggregate merger consideration. That amount is referred to in the merger agreement as the payment fund.

        Your right to receive $17.00 per share in cash, without interest, will occur automatically at the effective time of the merger, unless you perfect and exercise your appraisal rights. Promptly following the effective time of the merger, the paying agent will mail to each holder of record of a certificate or certificates that immediately prior to the effective time of the merger represented outstanding shares of our common stock (i) a letter of transmittal and (ii) instructions for use in effecting the surrender of the stock certificate or stock certificates representing shares of our common stock in exchange for cash.

The letter of transmittal will specify that delivery will be effected, and risk of loss and title to the certificates representing shares of our common stock will pass, only upon actual delivery of the certificates to the paying agent. You should not return your stock certificates with the enclosed proxy.

        Upon surrender to the paying agent of a stock certificate representing shares of our common stock, together with a duly executed letter of transmittal and any other documents that may be reasonably required by the paying agent, the paying agent will send you, within five business days, a check for the product of $17.00 multiplied by each share represented by the surrendered stock certificate, without interest and less any applicable withholding tax, and the certificate surrendered will be cancelled, unless you perfect and exercise your appraisal rights.

        DRS, LLC, the surviving corporation and the paying agent will be entitled to withhold from you any amounts that are required to be deducted or withheld by applicable federal, state, local or foreign tax laws. Any amounts so withheld will be deemed to have been paid to you.

        In the event of a transfer of ownership of our common stock that is not registered in our records, the cash consideration for shares of our common stock may be paid to a person other than the person in whose name the surrendered certificate is registered if:

  •
  the certificate is accompanied by all documents required to evidence and effect the transfer; and

  •
  the person requesting such payment either:

  •
  pays to the paying agent any transfer or other taxes required by reason of the payment to a person other than the registered holder of the surrendered certificate; or

  •
  establishes to the satisfaction of the paying agent and DRS, LLC that the tax has been paid or is not payable.

        The cash paid to you upon conversion of your shares of our common stock will be issued in full satisfaction of all rights relating to the shares of our common stock.

        If your stock certificate has been lost, stolen or destroyed, the surviving corporation will deliver to you the applicable merger consideration for the shares represented by that certificate if:

  •
  you deliver an affidavit to us certifying that such certificate has been lost, stolen or destroyed; and

  •
  if requested by the surviving corporation, you provide such indemnity as the surviving corporation may reasonably direct as protection against any claim that may be made against the surviving corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

        One year after the effective time of the merger, the paying agent will deliver to the surviving corporation any remaining portion of the payment fund. After the expiration of the one year period, holders of certificates representing shares of our common stock may surrender certificates representing our common stock only to the surviving corporation and, subject to applicable abandoned property, escheat and similar laws, receive the aggregate merger consideration payable in exchange for a certificate, without interest. However, none of the paying agent, DRS, LLC, Duane Reade Acquisition or Duane Reade will be liable to a holder of our common stock for any portion of the merger consideration delivered to a public official pursuant to applicable abandoned property, escheat and similar laws. If any certificates representing our common stock are not surrendered to the paying agent or the surviving corporation, as applicable, prior to the time the merger consideration otherwise payable in respect of such certificates would otherwise become subject to abandoned property, escheat or similar laws, then that amount will become the property of the surviving corporation, free and clear of any claim or interest.

No Other Rights

        Upon and following the effective time of the merger, certificates representing our common stock will represent only the right to receive $17.00 in cash, without interest, and payment of that amount will be in full satisfaction of all rights pertaining to those certificates and the shares represented by them. No transfer of shares of Duane Reade common stock will be made on Duane Reade's stock transfer books after the merger becomes effective. Any certificates presented to the paying agent or the surviving corporation following the effective time of the merger will be cancelled and exchanged for the merger consideration.

Treatment of Stock Options

        Except as otherwise set forth in this proxy statement, at the effective time of the merger, all options to purchase Duane Reade common stock with an exercise price less than $17.00, whether or not then exercisable or vested, will be cancelled and the holders will receive, in consideration for the cancellation of the stock option, cash in an amount equal to $17.00 minus the applicable exercise price per share of the stock option, multiplied by the number of shares of Duane Reade common stock subject to the stock option (and further reduced for any applicable withholding tax). Stock options with a per share exercise price greater than or equal to $17.00 will be cancelled without any consideration being paid for those stock options.

Representations and Warranties

        DRS, LLC, Duane Reade Acquisition and Duane Reade each made a number of representations and warranties in the merger agreement regarding their authority to enter into the merger agreement and to complete the other transactions contemplated by the merger agreement, and with regard to aspects of their business, financial condition, structure and other matters pertinent to the merger. The representations and warranties will not survive the effective time of the merger, except in the case of willful breach.

        The representations and warranties made by Duane Reade cover the following topics as they relate to Duane Reade and its subsidiaries:

  1.
  organization, qualification and power to do business;

  2.
  authority to enter into the merger agreement and enforceability of the merger agreement against Duane Reade;

  3.
  organizational documents and minute books;

  4.
  organization and ownership of subsidiaries;

  5.
  required governmental filings and consents;

  6.
  conflicts between the merger agreement and Duane Reade's organizational documents, certain contracts, or applicable law;

  7.
  capitalization;

  8.
  stock option plans and other rights;

  9.
  vote required by Duane Reade's stockholders to adopt the merger agreement;

  10.
  filings and reports with the SEC and compliance with disclosure requirements;

  11.
  financial statements and undisclosed liabilities;

  12.
  absence of changes and other events relating to Duane Reade's business since December 28, 2002;

  13.
  litigation;

  14.
  matters relating to material contracts;

  15.
  employee benefit plans;

  16.
  labor relations;

  17.
  taxes;

  18.
  environmental matters;

  19.
  intellectual property matters;

  20.
  real property;

  21.
  personal property and inventory;

  22.
  permits and compliance with laws;

  23.
  insurance;

  24.
  Duane Reade's stockholder rights plan;

  25.
  applicability of takeover statutes to the merger;

  26.
  opinions of financial advisor;

  27.
  investment bankers; finders or brokers engaged in connection with the merger;

  28.
  information supplied by Duane Reade in this proxy statement and the related Schedule 13e-3; and

  29.
  transactions with affiliates.

        Certain aspects of the representations and warranties covering the topics set forth in items 1, 6, 11-15, 18, and 21-23 above are qualified by the concept of material adverse effect which is discussed under "—Concept of Material Adverse Effect."

        The representations made by DRS, LLC and Duane Reade Acquisition cover the following topics as they relate to such entities:

  1.
  organization and power to do business;

  2.
  authority to enter into the merger agreement and enforceability of the merger agreement against DRS, LLC and Duane Reade Acquisition;

  3.
  required governmental filings and consents;

  4.
  conflicts between the merger agreement and DRS, LLC's and Duane Reade Acquisition's organizational documents, certain contracts or applicable law;

  5.
  interim operations of Duane Reade Acquisition;

  6.
  information supplied by DRS, LLC and Duane Reade Acquisition in this proxy statement and the related Schedule 13e-3;

  7.
  financing; and

  8.
  investment bankers, finders or brokers engaged in connection with the merger.

        Certain aspects of the representations and warranties covering the topics set forth in items 3 and 4 above are qualified by the concept of material adverse effect which is discussed under "—Concept of Material Adverse Effect."

        The representations and warranties in the merger agreement are complicated and not easily summarized. You should carefully read articles III and IV in the merger agreement under the headings "Representations and Warranties of the Company" and "Representations and Warranties of Parent."

Concept of Material Adverse Effect

        Many of the representations and warranties contained in the merger agreement are qualified by the concept of "material adverse effect." This concept also applies to some of the covenants and conditions to the merger described under "—Conditions to the Merger" below, as well as to termination of the merger agreement for breaches of representations and warranties discussed under "—Termination of the Merger Agreement" below. For purposes of the merger agreement, the concept of material adverse effect means any adverse effect on the business, assets, properties, liabilities, condition (financial or otherwise) or results of operations of Duane Reade and its subsidiaries, taken as a whole, or DRS, LLC and its subsidiaries, taken as a whole, or on the ability of Duane Reade or DRS, LLC, as applicable, to perform its obligations under the merger agreement or consummate the transaction contemplated by the merger agreement. As it applies to Duane Reade, the concept of material adverse effect excludes any changes, effects, events, circumstances, occurrences or state of facts:

  •
  in general economic, financial or market conditions;

  •
  that directly arise out of or are directly attributable to acts of DRS, LLC and/or its affiliates (other than as contemplated by the merger agreement);

  •
  that generally affect the industries in which Duane Reade operates; or

  •
  that arise out of or are attributable to the identity of DRS, LLC.

Duane Reade's Conduct of Business Before Consummation of the Merger

        Duane Reade agreed that, until termination of the merger agreement or consummation of the merger, Duane Reade and its subsidiaries will conduct their operations only in the ordinary course of business consistent with past practice and will use commercially reasonable efforts to preserve and maintain intact their business organization, keep available the services of their current officers and key employees and preserve the good will of their customers, suppliers and others having material business relationships with Duane Reade or any of its subsidiaries. During the same period, Duane Reade also agreed that, without the prior written consent of DRS, LLC or as contemplated by the merger agreement, it would not and it would not permit any of its subsidiaries to:

  •
  amend any of their organizational documents;

  •
  adjust, split, combine or reclassify any securities; make, declare or pay any dividend (other than dividends paid by wholly-owned subsidiaries) or other distributions; redeem, purchase or otherwise acquire securities;

  •
  grant any right or option to acquire any securities (other than to employees hired after the date of the merger agreement not in excess of 100,000 underlying shares of common stock in the aggregate); issue, deliver, pledge, dispose or sell securities (except in connection with the exercise of outstanding stock options or the conversion of any convertible notes); or enter into any arrangement with respect to the sale, voting, registration or repurchase of any Duane Reade securities;

  •
  except for increases in salary, wages and benefits of officers or employees under specified circumstances, increase compensation or benefits payable to directors, officers or employees; pay any compensation or benefits not required by any existing plan or arrangement; or establish, adopt, enter into, amend or take any action to accelerate rights under any benefit plans, except in each case to the extent required by applicable laws or such plans;

  •
  acquire or agree to acquire by any manner, any assets, business, entity or division with a purchase price in excess of a specified amount, or acquire, lease or manage any material assets, other than the acquisition of inventory, equipment and customer prescription files in the ordinary course of business consistent with past practice;

  •
  other than in certain specified circumstances or in the ordinary course of business consistent with past practice, sell, lease, license or subject to any lien or otherwise dispose of any material assets;

  •
  adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

  •
  make any commitment (including any payment not expressly required thereunder) or enter into, or amend, modify, or terminate, or waive any rights under, any material contract, except in the ordinary course of business consistent with past practice;

  •
  without the prior written consent of DRS, LLC (which consent shall not be unreasonably withheld), make any commitment or enter into, or amend, or terminate, or waive any rights under, any collective bargaining agreement;

  •
  without the prior written consent of DRS, LLC (which consent shall not be unreasonably withheld), except in specified circumstances, incur any indebtedness for borrowed money, issue or sell any rights to acquire any debt securities, enter into any "keep well" or guarantee any indebtedness or debt securities or the financial condition of another person; enter into derivative, swap or any other off-balance sheet structure or transaction; or make any loans, advances or capital contributions to, or investments in, any other person, other than any direct or indirect wholly-owned subsidiary and other than travel and entertainment advances to employees in the ordinary course of business consistent with past practice;

  •
  without the prior written consent of DRS, LLC (which consent shall not be unreasonably withheld), make any capital expenditure in excess of a specified amount;

  •
  change its accounting policies other than as required by GAAP or other applicable laws;

  •
  without the prior written consent of DRS, LLC (which consent shall not be unreasonably withheld), fail to maintain or renew its material existing insurance policies (or substantial equivalents) to the extent available at comparable rates or increase the premium on such policies or replacements thereof in excess of generally available market rates;

  •
  except in specified circumstances, settle or compromise any material legal actions;

  •
  engage in any affiliate transactions;

  •
  effectuate a "plant closing" or "mass layoff"; or

  •
  intentionally invalidate, abandon or dedicate to the public domain, or fail to maintain any material intellectual property.

        The agreements related to the conduct of Duane Reade's business in the merger agreement are complicated and not easily summarized. You should carefully read section 5.1 of the merger agreement under the heading "Covenants—Conduct of the Business of the Company."

No Solicitation of Transactions

        Until the merger is consummated or the merger agreement is terminated, Duane Reade has agreed to cause its subsidiaries and instruct its officers, directors, employees, consultants, accountants, legal counsel, financing sources, investment bankers, agents, controlling persons and other representatives, collectively referred to as the "representatives," to terminate discussions with third parties regarding any acquisition proposals (as described below). Duane Reade also agreed that it will not, nor will it authorize or permit any of its subsidiaries or representatives to, whether directly or indirectly:

  •
  solicit, initiate, knowingly facilitate or knowingly encourage, any inquiries, offers or proposals that are reasonably likely to lead to an acquisition proposal;

  •
  engage in discussions or negotiations with, furnish or disclose any information to or give access to its assets to any third party who has made, or who, to Duane Reade's knowledge, may be considering making, an acquisition proposal;

  •
  grant any waiver or release under any standstill agreement;

  •
  withdraw, modify or amend (in a manner adverse to DRS, LLC) the board of directors' recommendation of the merger agreement;

  •
  approve, endorse, or recommend an acquisition proposal; or

  •
  enter into any agreement or understanding relating to an acquisition proposal.

        Duane Reade agreed promptly to notify and to keep DRS, LLC fully informed of any acquisition proposal or request for information or access to company assets or similar indication or request.

        Prior to the special meeting, Duane Reade may, in response to a bona fide, written and unsolicited acquisition proposal furnish information to, provide access to company assets and engage in discussions or negotiations with a third party regarding an acquisition proposal if:

  •
  Duane Reade's board of directors has acted in good faith and by action of a majority of the Independent Directors;

  •
  Duane Reade's board of directors determined, after consultation with a nationally recognized financial advisor, that the acquisition proposal is reasonably likely to result in a superior proposal (as described below);

  •
  Duane Reade's board of directors determined, after consultation with outside legal counsel, that the failure to take such action is reasonably likely to result in a breach of its fiduciary obligations under applicable law;

  •
  Duane Reade enters into a confidentiality agreement with the third party on terms no more favorable than the confidentiality agreement among the parties to the merger agreement; and

  •
  Duane Reade concurrently makes available the same information to DRS, LLC as it makes available to such third party.

        Prior to the special meeting, Duane Reade may enter into a definitive agreement providing for the implementation of a superior proposal if:

  •
  Duane Reade has complied with its obligations as set forth above;

  •
  Duane Reade's board of directors, acting in good faith and by a majority of the Independent Directors, has approved such definitive agreement;

  •
  Duane Reade's board of directors determines, after consultation with a nationally recognized financial advisor, that the bona fide, written and unsolicited proposal constitutes a superior proposal;

  •
  Duane Reade's board of directors determined, after consultation with outside legal counsel, that failure to take such action is reasonably likely to result in a breach of its fiduciary obligations under applicable law; and

  •
  Duane Reade terminates the merger agreement and pays the termination fee and expense reimbursement described below under "—Payment of Fees and Expenses."

        Notwithstanding the foregoing, Duane Reade's board of directors is permitted to disclose to Duane Reade's stockholders a position with respect to a takeover proposal required by Rule 14e-2(a), Item 1012(a) of Regulation M-A, or Rule 14d-9 promulgated under the Exchange Act, and the board of directors may withdraw, modify or amend its recommendation of the merger agreement at any time if it determines, after consultation with outside legal counsel, that the failure to take such action is reasonably likely to result in a breach of its fiduciary obligations under applicable law.

        For purposes of the merger agreement, an acquisition proposal is any contract, proposal, offer or other indication of interest (whether written or oral) relating to: a merger, consolidation or other business combination involving Duane Reade or any of its subsidiaries; a sale, lease, exchange, mortgage, transfer or other disposition of 20% or more of Duane Reade's and its subsidiaries' assets; a purchase or sale of securities representing 20% or more of the voting power of the securities of Duane Reade or any of its subsidiaries or any new class or series of stock that would be entitled to a class or series vote with respect to the merger; or a reorganization, liquidation or dissolution of Duane Reade or any of its subsidiaries. A superior proposal is an acquisition proposal to acquire at least a majority of the voting power of Duane Reade's then outstanding stock, or all or substantially all of the assets of Duane Reade and its subsidiaries, taken as whole, which (a) is on terms and conditions more favorable from a financial point of view to the unaffiliated stockholders of Duane Reade than the merger, (b) is reasonably capable of being accomplished in a timely manner, (c) has committed financing or financing that is reasonably likely to be available and (d) was not made in violation of any standstill or similar agreement.

        For purposes of the foregoing, any violation of the restrictions described above by any subsidiary or representative of Duane Reade will be deemed to be a breach of the relevant restriction by Duane Reade.

Financing

        Until the merger is consummated or the merger agreement is terminated, DRS, LLC has agreed to use commercially reasonable efforts to take all actions necessary under its reasonable control to enter into definitive financing agreements and to obtain the equity and debt financing necessary to consummate the merger.

        If the financing commitments expire or are terminated for any reason, DRS, LLC agreed to use commercially reasonable efforts to obtain alternative financing to consummate the merger, but DRS, LLC need not accept financing with economic terms less favorable to it than those set forth in the debt commitment letters delivered on December 22, 2003 or with non-economic terms that are not substantially similar to those set forth in the debt commitment letters delivered on December 22, 2003.

Conditions to the Merger

        The parties' respective obligations to consummate the merger are subject to the prior satisfaction or waiver (to the extent permitted by applicable law) of each of the following conditions:

1.
the merger agreement must be adopted by the holders of a majority of the outstanding shares of Duane Reade common stock as of the record date;

2.
the HSR Act waiting period must have expired or been terminated;

3.
the parties' respective representations and warranties in the merger agreement must be true and correct, without giving effect to any qualification as to materiality or material adverse effect, except where the failure to be true and correct would not reasonably be expected to have a material adverse effect, in each case as of the date of the merger agreement and as of the date the merger is to be consummated, provided that certain specified representations and warranties of Duane Reade must be true and correct in all material respects;

4.
the parties must perform in all material respects their respective obligations in the merger agreement;

5.
the New Jersey Board of Pharmacy must approve the merger; and

6.
there must be no law or order that restrains or prohibits the merger or the other transactions contemplated by the merger agreement.

        In accordance with applicable law, conditions 1, 2, 5 and 6 above may not be waived by the parties to the merger agreement.

        The obligation of DRS, LLC and Duane Reade Acquisition to consummate the merger is also subject to the satisfaction or waiver of the following conditions:

1.
there must be no law or order that would require DRS, LLC or Duane Reade to consent to any condition requiring any disposition of assets, prohibition on the acquisition or ownership of assets or requiring the termination of any contracts or relationships that, in each case, would reasonably be expected to materially impair the business, value or operations of Duane Reade and its subsidiaries, taken as whole;

2.
DRS, LLC must have received the financing proceeds as contemplated in the merger agreement on terms no less favorable than those set forth in the debt commitment letters delivered on December 22, 2003;

3.
DRS, LLC must have received written resignations from each of the members of the board of directors of each of Duane Reade's subsidiaries;

4.
the 2004 Employment Agreement must be in full force and effect and the Chairman must be in a position to perform his obligations thereunder;

5.
appraisal rights must not have been demanded with respect to more than 15% of the issued and outstanding shares of Duane Reade common stock;

6.
Duane Reade's rights plan must not have been triggered; and

7.
there must be no legal action pending which was not previously disclosed to DRS, LLC that in the good faith judgment of DRS, LLC, would reasonably be expected to have a material adverse effect on Duane Reade.

        All of the above conditions may be waived by the party to the merger agreement for which such condition is a condition of its obligation to complete the merger.

Termination of the Merger Agreement

        The merger agreement may be terminated at any time before consummation of the merger in any of the following ways:

  •
  by mutual written consent of Duane Reade and DRS, LLC;

  •
  by either Duane Reade or DRS, LLC if:

  1.
  the merger is not consummated by June 30, 2004, through no fault of the terminating party;

  2.
  any law prohibits the consummation of the merger;

  3.
  any order restrains or otherwise prohibits the consummation of the merger and such order has become final and nonappealable;

  4.
  Duane Reade's stockholders do not adopt the merger agreement at the special meeting; or

  5.
  the other party has breached any of its representations or warranties or failed to perform any of its covenants and the breach or failure to perform would give rise to the failure of specified conditions precedent to the closing of the merger agreement and is not cured or curable within 20 business days following receipt of notice of the breach or failure.

  •
  by DRS, LLC if:

  6.
  the board of directors of Duane Reade fails to make, withdraws or modifies (in any manner adverse to DRS, LLC) its recommendation of the merger agreement;

  7.
  (a) the board of directors of Duane Reade approves, endorses or recommends a superior proposal, (b) Duane Reade enters into a preliminary agreement, arrangement, understanding or contract relating to a superior proposal, (c) the board of directors fails to recommend against acceptance of a tender offer or exchange offer within 10 business days of the commencement thereof, (d) the board of directors exempts any other person from the provisions of Section 203 of the DGCL or its rights agreement, (e) the board of directors or Duane Reade at the direction of the board of directors makes any communication to Duane Reade's stockholders that is materially inconsistent with its recommendation of the merger agreement (in a manner that is adverse to DRS, LLC) or (f) Duane Reade or its board of directors publicly announces its intention to do any of the foregoing;

  8.
  the board of directors refuses to affirm its recommendation of the merger agreement within five business days of any written request from DRS, LLC or there shall have been a breach by Duane Reade of its representations or warranties regarding its rights agreement;

  9.
  the chief executive officer or the chief financial officer of Duane Reade fails to provide the necessary certifications when due, under Sections 302 or 906 of the Sarbanes Oxley Act of 2002; or

  10.
  on or prior to March 31, 2004, Duane Reade shall not have filed its Annual Report on Form 10-K for the fiscal year ended December 27, 2003, containing audited consolidated financial statements for such period and accompanied by an opinion of PricewaterhouseCoopers LLP, in its capacity as Duane Reade's independent accountants, that is free of any qualifications or, if at any time after December 22, 2003, there is any restatement of Duane Reade's consolidated financial statements.

  •
  by Duane Reade if:

  11.
  at any time prior to the special meeting, a majority of the Independent Directors approves, and Duane Reade concurrently with such termination enters into, a definitive agreement, arrangement, understanding or contract providing for the implementation of a superior proposal, so long as Duane Reade pays the termination fee and expense reimbursement, is not in breach of the no solicitation covenant, allows DRS, LLC an opportunity to negotiate (and, if accepted, negotiates in good faith) to make adjustments in the terms and conditions of the merger agreement and concludes that, taking into account any changes to the merger agreement, the third party proposal continues to be a superior proposal; or

  12.
  if any debt or equity commitment letter or financing agreement expires or is terminated for any reason and within 30 days of such expiration or termination DRS, LLC does not enter into alternative financing to consummate the transactions contemplated by the merger agreement in a form that is either (i) on substantially similar terms to such commitment letter or financing agreement or (ii) reasonably satisfactory to Duane Reade.

Payment of Fees and Expenses

        Except as described below, whether the merger is consummated or the merger agreement is terminated, all costs and expenses incurred in connection with the merger agreement and the merger will be paid by the party incurring the expense. The parties will split the costs of filing the pre-merger notification and report under the HSR Act.

        Duane Reade will be required to pay DRS, LLC a termination fee in an amount equal to $10 million and to reimburse the expenses of DRS, LLC and its affiliates up to a maximum amount of $2 million, if the merger agreement is terminated:

  •
  by Duane Reade in order to accept or enter into a superior proposal;

  •
  by DRS, LLC for any of the reasons set forth in items 6-8 above under "—Termination of the Merger Agreement";

  •
  by DRS, LLC due to a failure to consummate the merger by June 30, 2004 as a result of Duane Reade's action or inaction, if an acquisition proposal was communicated to Duane Reade or its stockholders and Duane Reade enters into a definitive agreement, arrangement, understanding or contract providing for (or consummates) an acquisition proposal within one year after such termination;

  •
  by DRS, LLC or Duane Reade due to the failure to receive the requisite vote of Duane Reade's stockholders, if an acquisition proposal was communicated to Duane Reade or its stockholders and Duane Reade enters into a definitive agreement, arrangement, understanding or contract providing for (or consummates) an acquisition proposal within one year after such termination; or

  •
  by DRS, LLC due to a willful breach by Duane Reade of any of its representations or warranties or willful failure to perform any of its covenants that would give rise to the failure of specified conditions precedent to the closing of the merger agreement, if an acquisition proposal was communicated to Duane Reade or its stockholders and Duane Reade enters into a definitive agreement, arrangement, understanding or contract providing for (or consummates) an acquisition proposal within one year after such termination.

        For purposes of the immediately preceding three bullet points, the definition of acquisition proposal is less restrictive then the definition set forth under the caption "—No Solicitation of Transactions," as such term relates to Duane Reade's subsidiaries.

        Failure to pay the termination fee promptly will require Duane Reade to pay DRS, LLC the expenses it incurs in obtaining a judgment against Duane Reade as well as interest on the payments due at the prime rate of Citibank, N.A. in effect on the day such payment was required to be made, plus 2%.

        The merger agreement does not provide any circumstances under which DRS, LLC will be required to pay Duane Reade a termination fee. However, in certain circumstances DRS, LLC may be required to reimburse Duane Reade for the expenses Duane Reade incurs in assisting DRS, LLC with its financing of the merger.

Amendments, Extension and Waivers

        The merger agreement may be amended by the parties at any time before or after the special meeting, provided that any amendment made after the special meeting that would otherwise require stockholder approval under applicable law must be submitted to the stockholders of Duane Reade. All amendments to the merger agreement must be in a writing signed by each party. At any time before the effective time of the merger, any party to the merger agreement may:

  •
  extend the time for the performance of any of the obligations or other acts of the other parties;

  •
  waive any inaccuracies in the representations or warranties contained in the merger agreement; and

  •
  waive compliance by the other parties with any of the agreements or conditions contained in the merger agreement.

RIGHTS AGREEMENT

        On September 12, 2002, Duane Reade entered into a rights agreement with EquiServe Trust Company, N.A., as rights agent, pursuant to which rights to purchase our series A preferred stock were distributed to holders of our common stock on September 30, 2002. Duane Reade entered into an amendment to the rights agreement on December 19, 2003 to correct a typographical error in the rights agreement. The purpose of the rights agreement is to ensure that any strategic transaction undertaken by Duane Reade will be one in which all stockholders can receive fair and equal treatment and to guard against partial tender offers, open market accumulations and other abusive tactics that might result in unequal treatment of stockholders.

        Generally, the rights become exercisable only if a person or group acquires 15% or more of Duane Reade common stock or announces the commencement of, or an intention to make, a tender offer or exchange offer that may result in any person or group becoming the owner of 15% or more of Duane Reade common stock.

        Under the rights agreement, a merger or other acquisition transaction that would otherwise trigger the rights agreement may be pre-approved by the Duane Reade board of directors, in which case the rights of rights holders under the rights agreement are terminated. If a person or group acquires a block of 15% or more of Duane Reade common stock in connection with an offer or transaction which has not been pre-approved by the Duane Reade board of directors, each right will then entitle its holder (but not a holder of 15% or more of Duane Reade common stock) to purchase the number of shares of Duane Reade common stock having a market value of twice the right's purchase price. The transaction discussed in this proxy statement was pre-approved by Duane Reade's board of directors (with Mr. Cuti not participating) and therefore the rights will not be triggered by the merger agreement or the merger and the rights will automatically terminate upon the consummation of the merger.

        The rights have no voting privileges prior to exercise and the board of directors may terminate the rights agreement at any time or redeem outstanding rights at a price of $0.01 per right at any time prior to a person or group acquiring beneficial ownership of 15% or more of Duane Reade's outstanding common stock. The rights expire on September 30, 2012, subject to Duane Reade's right to extend such date, unless earlier redeemed or exchanged by Duane Reade or terminated.

DUANE READE HISTORICAL CONSOLIDATED FINANCIAL DATA

Selected Historical Consolidated Financial Data

        The selected historical consolidated financial data as of and for each of the fiscal years ended December 29, 2001, December 28, 2002 and December 27, 2003 have been derived from our audited consolidated financial statements and notes thereto included in Duane Reade's Annual Report on Form 10-K, filed with the SEC for the fiscal year ended December 27, 2003, which is incorporated herein by reference. The selected historical consolidated financial data as of and for the fiscal years ended December 25, 1999 and December 30, 2000 have been derived from Duane Reade's accounting records. The selected historical financial data as of and for the thirteen weeks ended March 27, 2004 and March 29, 2003 have been derived from the unaudited consolidated financial statements of Duane Reade. In the opinion of Duane Reade's management, all adjustments (consisting of normal recurring items) necessary for a fair presentation of the results of operations, financial position and cash flows of Duane Reade for such periods have been reflected therein. Historical results are not necessarily indicative of any results to be expected in the future and partial year results are not necessarily indicative of the results that may be expected for the full year. The information presented below should be read in conjunction with the consolidated financial statements and notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in Duane Reade's Annual Report on Form 10-K for the year ended December 27, 2003 which is incorporated herein by reference and in Duane Reade's Quarterly Report on Form 10-Q for the quarter ended March 27, 2004, which is incorporated herein by reference.

In thousands, except per share amounts, percentages and store data

	For the 13 Weeks Ended
Fiscal Year (1)	March 27, 2004	March 29, 2003	2003	2002	2001	2000	1999
Statement of Operations Data
Net sales	$349,550	$333,622	$1,383,828	$1,274,451	$1,143,564	$1,000,068	$839,771
Cost of sales	273,785	263,433	1,087,092	988,033	871,215	745,717	621,510

Gross profit	75,765	70,189	296,736	286,418	272,349	254,351	218,261
Selling, general & administrative expenses	58,643	53,574	227,910	198,513	172,972	155,584	135,786
Labor contingency expense (2)	1,100	—	12,600	—	—	—	—
Transaction expenses (3)	1,102	—	644	—	—	—	—
Insurance recovery	—	—	—	(9,378)	—	—	—
Depreciation and amortization	9,066	7,557	32,335	26,935	26,634	23,151	21,415
Store pre-opening expenses	157	416	1,063	2,086	1,667	1,395	1,492

Operating income	5,697	8,642	22,184	68,262	71,076	74,221	59,568
Interest expense, net	3,437	3,517	14,117	17,925	27,623	35,935	29,348
Debt extinguishment (4)	—	105	812	11,371	2,616	—	—

Income before income taxes and cumulative effect of accounting change	2,260	5,020	7,255	38,966	40,837	38,286	30,220
Income tax (expense) benefit	904	1,908	(2,181)	(14,127)	(16,107)	(15,610)	10,471

Income before cumulative effect of accounting change	1,356	3,112	5,074	24,839	24,730	22,676	40,691
Cumulative effect of accounting change, net (5)	—	—	—	(9,262)	—	—	—

Net income	$1,356	$3,112	$5,074	$15,577	$24,730	$22,676	$40,691

Per common share-basic:
Income before cumulative effect of accounting change	$0.06	$0.13	$0.21	$1.04	$1.18	$1.28	$2.38
Cumulative effect of accounting change	—	—	—	(0.39)	—	—	—

Net income	$0.06	$0.13	$0.21	$0.65	$1.18	$1.28	$2.38

Weighted average common shares outstanding	24,409	24,038	24,043	23,852	20,984	17,718	17,119

Per common share-diluted:
Income before cumulative effect of accounting change	$0.06	$0.13	$0.21	$1.01	$1.13	$1.23	$2.26
Cumulative effect of accounting change	—	—	—	(0.38)	—	—	—

Net income	$0.06	$0.13	$0.21	$0.63	$1.13	$1.23	$2.26

Weighted average common shares outstanding	24,651	24,368	24,427	24,563	21,851	18,424	17,971

Balance Sheet Data (at end of period)
Working capital	$224,281	$205,215	$227,558	$216,096	$214,109	$154,466	$120,036
Total assets	793,383	765,026	787,526	729,523	678,985	570,930	510,294
Total debt and capital lease obligations	277,893	283,971	272,910	269,741	247,155	353,001	341,042
Stockholders' equity	338,733	332,979	337,321	329,868	295,207	114,497	66,516
Operating and Other Data
Net cash provided by operating activities	$12,194	$3,747	$47,444	$42,537	$25,762	$22,074	$16,888
Net cash used in investing activities	(17,120)	(20,909)	(55,115)	(60,520)	(48,052)	(32,647)	(45,309)
Net cash provided by financing activities	4,959	14,230	4,740	17,194	26,283	10,539	28,565
Ratio of earnings to fixed charges (6)	1.16	1.38	1.13	1.74	1.73	1.64	1.62
Number of stores at end of period	243	232	241	228	200	172	149
Same-store sales growth (7)	1.6%	1.5%	2.7%	4.8%	6.3%	7.3%	8.9%
Pharmacy same-store sales growth (7)	6.6%	6.4%	7.5%	12.1%	16.6%	18.8%	21.0%
Front-end same-store sales growth (7)	(2.3)%	(2.0)%	(0.8)%	0.0%	0.6%	1.8%	4.0%
Average store size (square feet) at end of period	7,131	7,020	7,115	6,921	7,169	7,166	7,438
Sales per square foot	N/A	N/A	$816	$836	$818	$847	$813
Pharmacy sales as a % of net sales	45.3%	43.1%	43.6%	41.8%	39.2%	35.4%	31.9%
Third party plan sales as a % of pharmacy sales	92.0%	91.1%	91.4%	90.2%	86.9%	84.0%	81.2%
Capital expenditures:
New, remodeled and relocated stores	7,823	13,949	29,074	39,497	36,818	22,821	33,981
Office and warehouse expansions	0	0	2,070	528	—	—	—
Acquisitions	6,193	4,296	6,197	5,954	2,259	1,247	13,873
Other	3,104	2,664	16,392	14,541	10,375	8,579	8,187

Total	17,120	20,909	53,733	60,520	49,452	32,647	56,041

(1)
The 2000 fiscal year contains 53 weeks. All other years shown contain 52 weeks.

(2)
We incurred pre-tax charges of $12.6 million and $1.1 million in fiscal 2003 and the first quarter of fiscal 2004, respectively, in connection with the recognition of a National Labor Relations Board Administrative Law Judge's recommendation in a litigation matter relating to our collective bargaining agreement with the Allied Trades Council, a union representing employees in 139 of our stores. Note 20 to the consolidated financial statements included in Duane Reade's Annual Report on Form 10-K for the year ended December 27, 2003, as amended, which is incorporated herein by reference, provides additional information with respect to this charge.

(3)
We incurred pre-tax expenses of approximately $0.6 million and $1.1 million in fiscal 2003 and the first quarter of fiscal 2004, respectively, related to the transactions described in this proxy statement.

(4)
We incurred pre-tax expenses of approximately $0.8 million, $11.4 million and $2.6 million in fiscal 2003, 2002 and 2001, respectively, related to the retirement of a portion of our debt. Note 16 to the consolidated financial statements included in Duane Reade's Annual Report on Form 10-K for the year ended December 27, 2003, as amended, which is incorporated herein by reference, provides a further explanation of these charges.

(5)
We incurred after-tax expenses of approximately $9.3 million in fiscal 2002 related to the conversion of our inventory valuation method from retail dollar FIFO to specific cost LIFO. Note 1 to the consolidated financial statements included in Duane Reade's Annual Report on Form 10-K for the year ended December 27, 2003, as amended, which is incorporated herein by reference, provides a further explanation of this charge.

(6)
For purposes of this calculation, earnings are defined as pre-tax income, increased by adding back (1) net interest expense and (2) the interest component of operating lease expenses, which is calculated as one-third of total operating lease (property and equipment) expense. Similarly, fixed charges are defined as the sum of (1) net interest expense, (2) capitalized interest expense and (3) the interest component of operating lease expenses. The significant reduction in the ratio experienced in 2003 reflects the impact of the $12.6 million contingent liability recorded in 2003 in connection with the National Labor Relations Board Administrative Law Judge's recommendation related to Duane Reade's ongoing dispute with the Allied Trades Council.

(7)
Same-store sales figures include stores that have been in operation for at least 13 months.

Comparative Per Share Data

        The following table sets forth certain historical per share data for Duane Reade. Basic and diluted earnings per common share and book value per share is presented for the fiscal year ended December 27, 2003 and for the fiscal year ended December 28, 2002 and the fiscal quarters ended March 27, 2004 and March 29, 2003.

	For the 13 Weeks Ended
	March 27, 2004	March 29, 2003	Year Ended December 27, 2003	Year Ended December 28, 2002
Net income per share:
Basic	$0.06	$0.13	$0.21	$0.65
Diluted	$0.06	$0.13	$0.21	$0.63
Book value per share	$13.88	$13.85	$13.82	$13.72

        Book value per share is not a term defined by U.S. generally accepted accounting principles. Book value per share is calculated by dividing stockholders' equity by the number of shares of common stock outstanding as of the date of determination.

COMMON STOCK MARKET PRICE AND DIVIDEND INFORMATION

        Market Price.    Our common stock is listed on the New York Stock Exchange under the symbol "DRD." The following table sets forth, for the quarters ended June 29, 2002, September 28, 2002, December 28, 2002, March 29, 2003, June 28, 2003, September 27, 2003, December 27, 2003, and March 27, 2004, and for the period ending May [    ], 2004, the high and low daily closing prices as reported by the New York Stock Exchange.

Quarter Ended	High	Low
June 29, 2002	35.34	30.89
September 28, 2002	33.18	13.02
December 28, 2002	20.21	14.02
March 29, 2003	17.81	11.35
June 28, 2003	15.42	12.59
September 27, 2003	18.48	14.25
December 27, 2003	17.11	13.14
March 27, 2004	17.50	16.56
Through May [ ], 2004 (the most recent practicable date before printing of this document)	[ ]	[ ]

        At May [    ], 2004 there were 46 registered stockholders of our common stock, compared with 52 registered stockholders at March 21, 2003. Since a significant portion of our common stock is held in "street" name or nominee name, we are unable to determine the exact number of beneficial holders.

        The merger consideration of $17.00 per share to be received by Duane Reade's stockholders represents an approximate 22.8% premium over the $13.84 per share average closing price of Duane Reade common stock for the last 30 trading days prior to the public announcement of the merger agreement, and an approximate 11.7% premium over the $15.22 per share closing price of Duane Reade common stock on December 22, 2003, the last full trading day prior to the public announcement of the merger agreement. On May [        ], 2004, the most recent practicable date before the printing of this document, the closing price of Duane Reade common stock was $[        ].

        YOU SHOULD OBTAIN CURRENT MARKET PRICE QUOTATIONS FOR DUANE READE COMMON STOCK IN CONNECTION WITH THE VOTING OF YOUR DUANE READE COMMON STOCK.

        Dividend Information.    We paid no dividends in 2003 or 2002, and do not currently anticipate paying cash dividends in the foreseeable future. The merger agreement prohibits Duane Reade from declaring, setting aside or paying dividends or distributions until the effective date of the merger without the prior written consent of DRS, LLC. In addition, the Credit Agreement, dated as of July 21, 2003, among Duane Reade, as the Borrower, Duane Reade Inc. and corporate subsidiaries as the Facility Guarantors, various Financial Institutions set forth therein, as the Lenders, Fleet National Bank as the Administrative Agent and Issuing Bank, Fleet Retail Finance Inc. as the Collateral Agent, General Electric Capital Corporation as the Syndication Agent for the Lenders and Congress Financial Corporation as the Documentation Agent for the Lenders, contains a covenant that restricts, subject to certain exceptions, our ability to pay dividends or distributions to our stockholders.

INFORMATION REGARDING DUANE READE COMMON STOCK TRANSACTIONS

Common Stock Offerings

        On May 14, 2001, the company filed a Form S-3 registration statement for a follow-on public equity offering of 4,000,000 primary shares and 3,000,000 secondary shares of its common stock underwritten by Credit Suisse First Boston Corporation, Goldman, Sachs & Co., J.P. Morgan Securities Inc. and The Robinson-Humphrey Company, LLC. The underwriters were given a 30-day option to purchase up to 1,050,000 additional secondary shares to cover over-allotments of shares pursuant to the underwriting agreement. The net proceeds to the company from the sale of the primary shares were to be used to repay a portion of amounts outstanding under the company's credit agreement (the "2001 Credit Agreement"), as amended, from time to time, by and between Duane Reade (and its affiliates), Credit Suisse First Boston, as syndication agent for the lenders thereunder, and Fleet National Bank, as administrative agent for the lenders thereunder. The secondary shares, including any additional secondary shares, were to be sold by certain selling stockholders primarily affiliated with private equity funds managed by Credit Suisse First Boston as well as certain management investors. The follow-on public equity offering was declared effective by the SEC on June 7, 2001 and was priced at $34.50 per share to the public with underwriting discounts and commissions of $1.66 per share that resulted in proceeds of $32.84 per share to the company and the selling stockholders. The follow-on public equity offering was closed on June 13, 2001 and resulted in $130.4 million net proceeds to the company after deducting various expenses related to the follow-on public equity offering. In addition, the company received proceeds of $0.5 million related to the exercise of stock options related to a portion of the shares of selling stockholders sold as secondary shares, including any additional secondary shares, in the follow-on public equity offering. All of the proceeds were used to repay outstanding indebtedness under the 2001 Credit Agreement.

Common Stock Purchases

        Except as set forth below, none of Duane Reade, Oak Hill Capital Partners, L.P., Duane Reade Acquisition, Duane Reade Holdings, DRS, LLC, their respective executive officers, directors, members or controlling persons or the Management Members have purchased any shares of Duane Reade common stock during the past two years.

  •
  The Chairman exercised stock options representing 13,900 shares of Duane Reade common stock on December 9, 2002.

  •
  The Chairman exercised stock options representing 10,900 shares of Duane Reade common stock on December 10, 2002.

  •
  The Chairman exercised stock options representing 26,100 shares of Duane Reade common stock on December 11, 2002.

  •
  The Chairman exercised stock options representing 5,200 shares of Duane Reade common stock on December 12, 2002.

  •
  The Chairman exercised stock options representing 33,900 shares of Duane Reade common stock on December 13, 2002.

  •
  The Chairman exercised stock options representing 124,530 shares of Duane Reade common stock on December 18, 2003.

  •
  The Chairman exercised stock options representing 241,278 shares of Duane Reade common stock on December 24, 2003.

        The Chairman exercised these stock options in order to sell the underlying shares to repay approximately $4 million in outstanding loans to the company.

        In addition,

  •
  the Chairman exercised stock options representing 9,425 shares of Duane Reade common stock on April 23, 2004;

  •
  the Chairman exercised stock options representing 3,200 shares of Duane Reade common stock on April 26, 2004;

  •
  the Chairman exercised stock options representing 29,600 shares of Duane Reade common stock on April 27, 2004;

  •
  the Chairman exercised stock options representing 18,900 shares of Duane Reade common stock on April 28, 2004;

  •
  Mr. Charboneau exercised stock options representing 10,000 shares of Duane Reade common stock on May 6, 2004;

  •
  Mr. Charboneau exercised stock options representing 10,000 shares of Duane Reade common stock on May 7, 2004;

  •
  Mr. Charboneau exercised stock options representing 100 shares of Duane Reade common stock on May 11, 2004; and

  •
  Mr. Charboneau exercised stock options representing 2,000 shares of Duane Reade common stock on May 13, 2004.

Transactions Within 60 Days

        Except as set forth below, none of Duane Reade, any executive officer or director of Duane Reade, any person controlling Duane Reade, any executive officer or director of any corporation ultimately in control of Duane Reade, any pension, profit-sharing or similar plan of Duane Reade or any associate or majority owned subsidiary of Duane Reade has effected any transactions with respect to Duane Reade common stock during the 60 days prior to the date of this proxy statement.

  •
  On April 23, 2004, the Chairman exercised stock options representing 9,425 shares of Duane Reade common stock and sold 9,200 shares of Duane Reade common stock at $16.80 per share and 225 shares of Duane Reade common stock at $16.85 per share.

  •
  On April 26, 2004, the Chairman exercised stock options representing 3,200 shares of Duane Reade common stock and sold 3,200 shares of Duane Reade common stock at $16.80 per share.

  •
  On April 26, 2004, Mr. Charboneau sold 2,000 shares of Duane Reade common stock at $16.7575 per share, 2,000 shares of Duane Reade common stock at $16.7505 per share, 4,000 shares of Duane Reade common stock at $16.76 per share and 2,000 shares of Duane Reade common stock at $16.80 per share.

  •
  On April 27, 2004, the Chairman exercised stock options representing 29,600 shares of Duane Reade common stock and sold 28,500 shares of Duane Reade common stock at $16.80 per share and 1,100 shares of Duane Reade common stock at $16.81 per share.

  •
  On April 27, 2004, Mr. Charboneau sold 4,000 shares of Duane Reade common stock at $16.77 per share, 4,000 shares of Duane Reade common stock at $16.80 per share and 2,000 shares of Duane Reade common stock at $16.79 per share.

  •
  On April 28, 2004, the Chairman exercised stock options representing 18,900 shares of Duane Reade common stock and sold 18,900 shares of Duane Reade common stock at $16.80 per share.

  •
  On April 28, 2004, Mr. Charboneau sold 3,000 shares of Duane Reade common stock at $16.79 per share, 2,000 shares of Duane Reade common stock at $16.7895 per share and 5,000 shares of Duane Reade common stock at $16.80 per share.

  •
  On April 29, 2004, Mr. Charboneau sold 4,000 shares of Duane Reade common stock at $16.75 per share, 2,000 shares of Duane Reade common stock at $16.768 per share, 2,000 shares of Duane Reade common stock at $16.7545 per share and 2,000 shares of Duane Reade common stock at $16.76 per share.

  •
  On April 30, 2004, Mr. Charboneau sold 8,000 shares of Duane Reade common stock at $16.75 per share and 2,000 shares of Duane Reade common stock at $16.7545 per share.

  •
  On May 6, 2004, Mr. Charboneau sold 5,237 shares of Duane Reade common stock at $16.65 per share and exercised stock options representing 10,000 shares of Duane Reade common stock and sold 5,000 shares of Duane Reade common stock at $16.66 per share, 2,500 shares of Duane Reade common stock at $16.68 per share and 2,500 shares of Duane Reade common stock at $16.6804 per share.

  •
  On May 7, 2004, Mr. Charboneau exercised stock options representing 10,000 shares of Duane Reade common stock and sold 2,000 shares of Duane Reade common stock at $16.66 per share and 8,000 shares of Duane Reade common stock at $16.65 per share.

  •
  On May 11, 2004, Mr. Charboneau exercised stock options representing 100 shares of Duane Reade common stock and sold 100 shares of Duane Reade common stock at $16.65 per share.

  •
  On May 13, 2004, Mr. Charboneau exercised stock options representing 2,000 shares of Duane Reade common stock and sold 2,000 shares of Duane Reade common stock at $16.60 per share.

        Except as set forth above, during the 60 days prior to the date of this proxy statement, none of the Management Members, nor their associates nor any of Oak Hill Capital Partners, L.P., Duane Reade Acquisition, Duane Reade Holdings, DRS, LLC, their respective executive officers, directors, members, controlling persons, associates, majority owned subsidiaries or any pension, profit-sharing or similar plans have effected any transactions with respect to Duane Reade common stock.

CURRENT EXECUTIVE OFFICERS AND DIRECTORS OF DUANE READE

        The following persons are the directors and executive officers of Duane Reade as of the date of this proxy statement. Each executive officer will serve until a successor is elected by the board of directors or until the earlier of his resignation or removal. The directors and executive officers of Duane Reade are citizens of the U.S. and can be reached c/o Duane Reade, 440 Ninth Avenue, New York, NY 10001, and their telephone number is (212) 273-5700.

        Our directors, their ages, the year they became a director, their current principal occupation and their material employment during the last five years as of May 13, 2004 are as follows:

Name	Age	Position
Anthony J. Cuti	57	Chairman, Chief Executive Officer and President. Director since 1996

Mr. Cuti has been our Chairman of the Board, Chief Executive Officer and President since April 1996. Prior to joining Duane Reade, Mr. Cuti served as President and as a member of the Board of Directors of Supermarkets General and Pathmark from 1993 to 1996 and, prior to being named President of Supermarkets General and Pathmark, Mr. Cuti was Executive Vice President and Chief Financial Officer of Supermarkets General. From 1984 to 1990, he was the Chief Financial Officer of the Bristol-Myers International Group of the Bristol-Myers Company and prior to that was employed by the Revlon Corporation. Mr. Cuti serves on the Board of Trustees of Fairleigh Dickinson University.
David L. Jaffe	45	Director since 1997

Mr. Jaffe has been a Managing Partner of Centre Partners Management LLC, located at 30 Rockefeller Plaza, 50th Floor, New York, NY 10020, since May 1, 2001. Mr. Jaffe was previously a Managing Director at CSFB Private Equity, Inc., located at 277 Park Avenue, New York, NY 10010, since the acquisition of DLJ by Credit Suisse First Boston, in November 2000. Prior to this acquisition, Mr. Jaffe was a Managing Director of DLJ Merchant Banking, Inc., located at 277 Park Avenue, New York, NY 10010, where he was a founding member and had worked since 1985. He currently sits on the Boards of Directors of Kaz Inc., International Imaging Materials, Inc., Hyco International, Inc., Autoland Inc. and Target Media Partners. Mr. Jaffe previously served on the Boards of Directors of Wilson Greatbatch, Ltd., Terra Nova Group, Pharmaceutical Fine Chemicals S.A., Shoppers Drug Mart (SDM) Holdings, Brand Scaffold Services, NACOLAH, NextPharma Technologies and several other private companies.
Kevin Roberg	52	Director since 1998

Mr. Roberg is currently a private investor and since 1999 has been a General Partner of Delphi Ventures, located at 3000 Sand Hill Road, Building One, Suite 135, Menlo Park, CA 94025, a health care venture capital fund. Mr. Roberg is a member of the Boards of Directors of Accredo Health, Inc. and OmniCell Technologies. From 1998 to 1999, Mr. Roberg was a private investor. From 1995 to 1998, Mr. Roberg served as Chief Executive Officer and President of ValueRx. Prior to serving in this position, Mr. Roberg served as Chief Executive Officer and President of Medintell Systems Corporation, which was acquired by ValueRx in 1995. From 1994 to 1995, Mr. Roberg served as President-Western Health Plans and President-PRIMExtra, Inc. for EBP Health Plans, Inc. Mr. Roberg served as Division President and Chief Operating Officer of Diversified Pharmaceutical Services, a subsidiary of United HealthCare Corporation, from 1990 to 1994.

Carl M. Pradelli	37	Director since 2000

Mr. Pradelli is the President and Chief Executive Officer of Advanced Bodycare Solutions, LLC, located at 2600 N. Military Trail, Suite 410, Boca Raton, FL 33431, a developer and marketer of health and beauty products. From 2000 to 2001, Mr. Pradelli was a director in the investment banking division of Credit Suisse First Boston, located at 277 Park Avenue, New York, NY 10172. Prior to Credit Suisse First Boston's acquisition of DLJ, which was located at 277 Park Avenue, New York, NY 10172, from 1994-2000, Mr. Pradelli was a Senior Vice President in the retailing and consumer products group in the investment banking division of DLJ. Mr. Pradelli received his B.S. in Business from New York University and his M.B.A. from the Wharton School of the University of Pennsylvania.
William Simon	65	Director since 2001

Mr. Simon served as the Executive Vice President-Latin American Consulting from 1999 to September 2002 and Executive Vice President-International Consulting from 2000 to September 2002 of BearingPoint, Inc. (NYSE: BE) located at 355 S. Grand Avenue, Los Angeles, CA 90017. Previously, Mr. Simon served as a National Managing Partner for KPMG LLP, in charge of the Manufacturing, Retailing & Distribution Practice, and as a member of the firm's Management Committee. Prior to that assignment, Mr. Simon held several senior partner positions at KPMG, including Area Managing Partner for the Pacific Southwest and as the Partner in Charge of KPMG's Management Consulting Practice, Audit Practice and New York Office Audit Practice.
Kenneth B. Woodrow	59	Director since 2002

Mr. Woodrow served as Vice Chairman, Target Corporation, located at 100 Nicollet Mall, Minneapolis, MN 55403, from 1999 until his retirement in December 2000. He previously served as President of Target Stores, from 1994 until 1999. Mr. Woodrow joined Target in May 1971 and held a variety of positions, including Vice President of Distribution Services, Senior Vice President of Administration and Vice Chairman and Chief Financial Officer. Mr. Woodrow received his B.A. degree in Economics from Yale University 1966 and his M.B.A. from Harvard University in 1970. Mr. Woodrow currently serves as a trustee for Hamline University and as a director for Groves Academy and Shock Doctor.
Gary Charboneau	58	Senior Vice President—Sales and Marketing
Mr. Charboneau has been our Senior Vice President in charge of Sales and Marketing since February 1993. Prior to joining Duane Reade, Mr. Charboneau held various positions at CVS, a retail drugstore chain, from 1978 to February 1993, most recently as Executive Vice President.
John K. Henry	53	Senior Vice President, Chief Financial Officer, Assistant Secretary
Mr. Henry has been our Senior Vice President and Chief Financial Officer since August 1999. Prior to joining Duane Reade, Mr. Henry was Senior Vice President and Chief Financial Officer of Global Household Brands from 1998 to 1999, Executive Vice President and Chief Financial Officer of Rickel Home Centers from 1994 to 1998 and Vice President of Finance of Supermarkets General Holdings Corporation from 1992 to 1994.

Jerry M. Ray	55	Senior Vice President—Store and Pharmacy Operations
Mr. Ray has been our Senior Vice President in charge of Store and Pharmacy Operations since July 1996 and served as Vice President of Pharmacy Operations from April 1995 to June 1996. From 1991 to 1994, Mr. Ray served as President and CEO of Begley Drugstores, Inc.
Timothy R. LaBeau	49	Senior Vice President—Merchandising
Mr. LaBeau has been our Senior Vice President in charge of Merchandising since July 2003. Prior to joining Duane Reade, Mr. LaBeau was Operating Group President of Fleming Inc., located at 1945 Lake Point Drive, Lewisville, TX 75057 from 2002 to 2003, President of American Sales Co., a division of Ahold USA, located at 4201 Waldon Avenue, Lancaster, NY 14086 from 1998 to 2002 and Executive Vice President of Merchandising at Ahold USA from 1994 to 1998.

CURRENT EXECUTIVE OFFICERS AND MANAGERS OF DRS, LLC

        DRS, LLC is currently owned and managed by its sole member, Oak Hill Capital Partners, L.P. The persons listed below are the current executive officers of DRS, LLC. Each of the executive officers of DRS, LLC is a citizen of the United States and has his principal business address and telephone at c/o Oak Hill Capital Management, Inc., Park Avenue Tower, 65 East 55th Street, New York, NY 10022, (212) 326-1500.

        The executive officers of DRS, LLC, their ages, the date they took office, their current principal occupation and their material employment during the last five years, as of May 13, 2004, are as follows:

Name	Age	Position
Andrew J. Nathanson	46	Vice President

Mr. Nathanson was elected to office on December 22, 2003. His principal occupation since March 2000 has been Managing Partner at Oak Hill and Vice President of Oak Hill Capital Management, Inc., the principal business of which is acting as the investment adviser of Oak Hill. From 1989 to 2000, Mr. Nathanson served as Managing Director at DLJ, an investment bank, which was located at 277 Park Avenue, New York, NY 10172.
Tyler J. Wolfram	37	Vice President

Mr. Wolfram was elected to office on December 22, 2003. His principal occupation since 2000 has been Partner at Oak Hill. During 2000, Mr. Wolfram served as Managing Director of Whitney & Co., an investment firm located at 177 Broad Street, Stamford, CT 06901. From 1998 to 2000, Mr. Wolfram served as Managing Director of Cornerstone Equity Investors, LLC, a private equity investment firm located at 717 Fifth Avenue, New York, NY 10022.

CURRENT EXECUTIVE OFFICERS AND DIRECTORS OF DUANE READE HOLDINGS AND DUANE READE ACQUISITION

        Each of the directors and executive officers of Duane Reade Holdings and Duane Reade Acquisition is a citizen of the United States and has his principal business address and telephone at c/o Oak Hill Capital Management, Inc., Park Avenue Tower, 65 East 55th Street, New York, NY 10022, (212) 326-1500.

        The directors and executive officers of Duane Reade Holdings and Duane Reade Acquisition, their ages, the date they became director or executive officer, their current occupation and their material employment during the last five years, as of May 13, 2004, are as follows:

Name	Age	Position
Andrew J. Nathanson	46	Vice President and Director

Mr. Nathanson was elected to office on December 22, 2003. His principal occupation since March 2000 has been Managing Partner at Oak Hill and Vice President of Oak Hill Capital Management, Inc., the principal business of which is acting as the investment adviser of Oak Hill. From 1989 to 2000, Mr. Nathanson served as Managing Director at DLJ, an investment bank, which was located at 277 Park Avenue, New York, NY 10172.
Tyler J. Wolfram	37	Vice President and Director

Mr. Wolfram was elected to office on December 22, 2003. His principal occupation since 2000 has been Partner at Oak Hill. During 2000, Mr. Wolfram served as Managing Director of Whitney & Co., an investment firm located at 177 Broad Street, Stamford, CT 06901. From 1998 to 2000, Mr. Wolfram served as Managing Director of Cornerstone Equity Investors, LLC, a private equity investment firm located at 717 Fifth Avenue, New York, NY 10022.

 SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Security Ownership of Directors and Management

        The following table sets forth information with respect to the beneficial ownership of our common stock, which constitutes our only class of voting capital stock, by (1) each director, (2) each named executive officer, (3) all executive officers and directors as a group and (4) any associate of the foregoing beneficially owning Duane Reade common stock, based on data as of May 13, 2004.

        For purposes of this table, a person is deemed to have "beneficial ownership" of any shares that the person has the right to acquire within 60 days after the date of this proxy statement (without giving effect to the acceleration of the vesting of stock options in connection with the merger). For purposes of calculating the percentage of outstanding shares held by each person named below, any shares that a person has the right to acquire within 60 days after the date of this proxy statement are deemed to be outstanding, but not for the purposes of calculating the percentage ownership of any other person.

Shares of Common Stock Beneficially Owned

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Outstanding Shares
Anthony J. Cuti (1)	360,632	1.5%
Gary Charboneau (2)	79,288	*
Jerry M. Ray (3)	150,313	*
John K. Henry	—	*
Timothy LaBeau	—	*
Kevin Roberg (4)	2,800	*
William Simon	2,500	*
David L. Jaffe	—	*
Carl M. Pradelli	—	*
Kenneth B. Woodrow (5)	1,000	*
All Executive Officers & Directors (10 persons) (6)	596,533	2.4%

*
Less than 1% of issued and outstanding shares of common stock.

(1)
Includes 360,532 exercisable stock options.

(2)
Includes 76,288 exercisable stock options.

(3)
Includes 141,623 exercisable stock options.

(4)
Mr. Roberg also beneficially owns 3,000 equivalent shares in vested SARs that are not included in the table above.

(5)
Includes 1,000 exercisable stock options.

(6)
Includes 579,443 exercisable stock options. Does not include 3,000 vested SARs owned by a non-employee director.

Security Ownership of Oak Hill, Duane Reade Acquisition, Duane Reade Holdings and DRS, LLC

        None of Oak Hill, Duane Reade Acquisition, Duane Reade Holdings, DRS, LLC, their executive officers, directors, members, associates or majority-owned subsidiaries beneficially own any shares of Duane Reade common stock.

Security Ownership of Principal Stockholders

        As of May 13, 2004, we have been notified by the persons in the following table that they were the beneficial owners of more than 5% of our common stock.

Name and Address of Beneficial Owner	No. of Shares Beneficially Owned	Percent of Outstanding Shares(1)
Westport Asset Management, Inc.(1) 253 Riverside Avenue Westport, CT 06880	2,554,660	10.63%
Copper Arch Capital, LLC(2) 565 Fifth Avenue, 11th Floor New York, NY 10017	1,876,000	7.8%
State Street Research & Management Company(3) One Financial Center, 31st Floor Boston, MA 02111-2690	1,743,900	7.25%
Credit Suisse First Boston(4) Uetlibergstrasse 231 P.O. Box 900 CH-8070 Zurich, Switzerland	1,582,153	6.6%
BNP Paribas, SA(5) 16 Boulevard des Italiens 7509 Paris, France	1,461,576	6.2%
T. Rowe Price Associates, Inc.(6) 100 E. Pratt Street Baltimore, MD 21202	1,419,483	5.8%
Dimensional Fund Advisors, Inc.(7) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	1,384,800	5.7%
King Investment Advisors, Inc.(8) 1980 Post Oak Boulevard, Suite 2400 Houston, TX 77056	1,296,247	5.3%

(1)
Information based on Schedule 13G dated February 13, 2004. Includes all shares reported by Westport Asset Management, Inc. and Westport Advisers LLC, investment advisers under the Investment Adviser Act of 1940. Westport Asset Management, Inc. and Westport Advisers LLC have sole voting and dispositive power with respect to 790,860 of these shares, shared voting power with respect to 1,168,360 of these shares and shared dispositive power over 1,763,800 of these shares.

(2)
Information based on Schedule 13D/A dated February 4, 2004. Includes all shares reported by Copper Arch Capital, LLC, an investment adviser registered under the Investment Advisers Act of 1940, and Copper Arch Partners, LLC, Copper Arch Fund, LP, Copper Fund Offshore Portfolio, Ltd. and Copper Arch Spire Fund Plc. Copper Arch Capital, LLC has shared voting power and shared dispositive power over all of these shares. By virtue of his ownership interests, Jonathan Jodka may be deemed to have the shared power to vote or direct this vote and to dispose or direct the disposition of all 1,876,000 shares of Duane Reade common stock owned by Copper Arch Fund, Copper Arch Fund Offshore and Copper Spire.

(3)
Information based on Schedule 13G dated February 17, 2004. Includes all shares reported by State Street Research & Management Company, an investment adviser registered under the Investment Advisers Act of 1940. State Street Research & Management Company has sole voting power and dispositive power over all of these shares.

(4)
Information based on Schedule 13G/A dated February 5, 2004. Includes all shares reported by Credit Suisse First Boston, a Swiss bank, on behalf of itself and its subsidiaries, to the extent that they constitute a part of the Credit Suisse First Boston business unit. The shares are held directly by (a) direct and indirect subsidiaries of Credit Suisse First Boston (USA), Inc., an indirect subsidiary of Credit Suisse First Boston, (b) merchant banking funds advised by subsidiaries of Credit Suisse First Boston (USA), Inc. and (c) Credit Suisse First Boston Corporation, a wholly-owned subsidiary of Credit Suisse First Boston (USA), Inc., in proprietary trading and investment accounts. Credit Suisse First Boston and the owners of the shares described above have shared voting power and shared dispositive power over all of these shares.

(5)
Information based on Schedule 13G/A dated May 6, 2004. Includes all shares reported by BNP Paribas, SA, a French société anonyme. BNP Paribas, SA has sole voting power and dispositive power over all of these shares.

(6)
Information based on Schedule 13G/A dated March 9, 2004. Includes all shares reported by T. Rowe Price Associates, Inc., an investment adviser registered under the Investment Advisers Act of 1940, and T. Rowe Price New Horizons Fund, Inc. under agreement to file jointly on Schedule 13G. T. Rowe Price Associates has sole voting power with respect to 143,658 of these shares and sole dispositive power over all of these shares.

(7)
Information based on Schedule 13G dated February 6, 2004. Includes all shares reported by Dimensional Fund Advisors, Inc., an investment adviser registered under the Investment Advisers Act of 1940. Dimensional Fund Advisors has sole voting power and sole dispositive power over all of these shares. Dimensional Fund Advisors disclaims beneficial ownership of these shares.

(8)
Information based on Schedule 13G/A dated February 3, 2004. Includes all shares reported by King Investment Advisors, Inc., an investment adviser registered under the Investment Advisers Act of 1940. King Investment Advisors, Inc. has sole voting power with respect to 1,282,735 of these shares and sole dispositive power over the remaining 13,512 shares.

        According to their most recent filings with the SEC, the entities set forth in the table above acquired their Duane Reade shares in the ordinary course of business and not for the purpose of changing or influencing control over us, except that according to the Schedule 13D/A filed by Copper Arch Capital and its affiliates, Copper Arch Capital and its affiliates are considering their options in respect of the merger agreement, including opposing the merger.

Security Ownership of Duane Reade Following Consummation of the Merger

        The following table sets forth information with respect to the anticipated beneficial ownership of our common stock immediately after consummation of the merger. All shares indicated as beneficially owned are held with sole voting and investment power.

Shares of Common Stock Beneficially Owned

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Outstanding Shares
Duane Reade Holdings, Inc.	100	100%

INFORMATION ABOUT THE TRANSACTION PARTICIPANTS

Duane Reade Inc.

440 Ninth Avenue
New York, NY 10001
(212) 273-5700

        Duane Reade is a drug store chain principally located in the metropolitan New York City area. Duane Reade offers a wide variety of prescription and over-the-counter drugs, health and beauty care items, cosmetics, greeting cards, photo supplies and photo finishing services. As of March 27, 2004, Duane Reade operated 243 stores in New York City and its suburbs, including the Hudson River communities of northeastern New Jersey. Duane Reade maintains a web site at http://www.duanereade.com.

Duane Reade Shareholders, LLC

c/o Oak Hill Capital Partners, L.P.
201 Main Street
Fort Worth, TX 76102
(817) 338-2605

        DRS, LLC is a Delaware limited liability company that was formed by Oak Hill Capital Partners, L.P. on December 19, 2003, solely for the purpose of holding substantially all of the outstanding common stock of Duane Reade Holdings. Immediately following the merger, Oak Hill will own substantially all of the membership interests in DRS, LLC, subject to any interests acquired by other investors who participate with Oak Hill as part of the Investor Group and to the Chairman's profits interest. DRS, LLC has not participated in any activities to date other than activities incident to its formation, the transactions contemplated by the merger agreement, the financing arrangements relating to the merger and the 2004 Employment Agreement. Currently, Oak Hill is the sole member of DRS, LLC which, in turn, owns all of the outstanding common stock of Duane Reade Holdings. Immediately following the merger, DRS, LLC will own substantially all of the outstanding common stock of Duane Reade Holdings, subject to New Options to acquire the common stock of Duane Reade Holdings that will be granted to members of Duane Reade management, and the SVP Phantom Stock awarded to the Senior Vice Presidents.

Duane Reade Holdings, Inc.

c/o Oak Hill Capital Partners, L.P.
201 Main Street
Fort Worth, TX 76102
(817) 338-2605

        Duane Reade Holdings is a Delaware corporation that was incorporated on December 19, 2003, solely for the purpose of holding 100% of the outstanding common stock of Duane Reade Acquisition. Duane Reade Holdings is a direct, wholly-owned subsidiary of DRS, LLC and has not participated in any activities to date other than activities incident to its formation, the transactions contemplated by the merger agreement, the financing arrangements relating to the merger and employment arrangements with certain members of Duane Reade's management. Immediately following the merger, Duane Reade Holdings will own 100% of the outstanding common stock of Duane Reade.

Duane Reade Acquisition Corp.

c/o Oak Hill Capital Partners, L.P.
201 Main Street
Fort Worth, TX 76102
(817) 338-2605

        Duane Reade Acquisition is a Delaware corporation that was incorporated on December 19, 2003, solely for the purpose of consummating the merger. Duane Reade Acquisition is a direct, wholly-owned subsidiary of Duane Reade Holdings. Duane Reade Acquisition has not participated in any activities to date other than activities incident to its formation, the transactions contemplated by the merger agreement and employment arrangements with certain members of Duane Reade's management. In connection with the merger, Duane Reade Acquisition will be merged with and into Duane Reade and its separate existence will cease.

Oak Hill Capital Partners, L.P.
Oak Hill Capital Management Partners, L.P.

201 Main Street
Fort Worth, TX 76102
(817) 338-2605

        Oak Hill is a $1.6 billion private equity fund formed in 1998 for the purpose of making control investments in operating companies through acquisitions, build-ups, recapitalizations, restructurings or significant minority positions. The limited partners of Oak Hill Capital Partners include a number of institutional and individual investors. Oak Hill, together with any investors who participate with Oak Hill as part of the Investor Group, will provide the equity financing for the merger. Immediately following the merger, Oak Hill, together with any investors who participate with Oak Hill as part of the Investor Group, and the Management Members will indirectly own 100% of the outstanding common stock of Duane Reade.

The Management Members

        The Management Members consist of Anthony J. Cuti, the Chairman of the Board, President and Chief Executive Officer of Duane Reade, and Gary Charboneau, John K. Henry, Jerry M. Ray and Timothy R. LaBeau, the Senior Vice Presidents of Duane Reade. Each of the Management Members has an interest in the merger that is different from and/or in addition to your interests. The address for each of the Management Members is c/o Duane Reade Inc., 440 Ninth Avenue, New York, NY 10001 and the telephone number is (212) 273-5700. In connection with the merger, the Management Members will receive substantial payments and other benefits and, together with certain other members of management, will be granted New Options to acquire up to 8.5% of the common stock of Duane Reade Holdings. In addition the Chairman will have a profits interest in DRS, LLC and the Senior Vice Presidents will be granted awards of SVP Phantom Stock. These rights will be provided in exchange for, among other things, the relinquishment of rights and benefits to which they are currently entitled. For a full description of these matters, see "Special Factors—Interests of Certain Persons in the Merger."

CRIMINAL PROCEEDINGS AND INJUNCTIONS OR PROHIBITIONS
INVOLVING SECURITIES LAWS

        None of Duane Reade, Oak Hill Capital Partners, L.P., Duane Reade Acquisition, Duane Reade Holdings, DRS, LLC, their respective executive officers, directors, members or controlling persons or the Management Members have been convicted in a criminal proceeding during the past five years (other than traffic violations or similar misdemeanors).

        None of Duane Reade, Oak Hill Capital Partners, L.P., Duane Reade Acquisition, Duane Reade Holdings, DRS, LLC, their respective executive officers, directors, members or controlling persons or the Management Members have been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining that person or entity from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

PAST CONTACTS, TRANSACTIONS, NEGOTIATIONS AND AGREEMENTS

        Other than as set forth in this proxy statement, during the past two years, none of Oak Hill Capital Partners, L.P., Duane Reade Acquisition, Duane Reade Holdings, DRS, LLC, their respective executive officers, directors, members or controlling persons or the Management Members have been involved in a transaction (i) with Duane Reade or any of its affiliates that are not natural persons where the aggregate value of the transaction exceeded more than 1% of Duane Reade's consolidated revenues during the fiscal year when the transaction occurred, or during the past portion of the current fiscal year if the transaction occurred in the current fiscal year, or (ii) with any executive officer, director or affiliate of Duane Reade that is a natural person where the aggregate value of the transaction or series of transactions exceeded $60,000. Except as described more fully under "Special Factors—Background of the Merger," there have not been any negotiations, transactions or material contacts during the past two years concerning any merger, consolidation, acquisition, tender offer or other acquisition of any class of Duane Reade's securities, election of Duane Reade's directors or sale or other transfer of a material amount of Duane Reade's assets (i) between Duane Reade or any of its affiliates, on the one hand, and Oak Hill Capital Partners, L.P., Duane Reade Acquisition, Duane Reade Holdings, DRS, LLC, their respective executive officers, directors, members or controlling persons or the Management Members, on the other hand, (ii) between any affiliates of Duane Reade or (iii) between Duane Reade and its affiliates, on the one hand, and any person not affiliated with Duane Reade who would have a direct interest in such matters, on the other hand.

Current Employment Agreement

        Effective July 31, 2002, Duane Reade entered into the Current Employment Agreement with the Chairman. The Current Employment Agreement amended and modified the Chairman's prior employment agreement, which was effective as of June 18, 1997, and the amendments to his prior agreement. Pursuant to the Current Employment Agreement, Mr. Cuti serves as Chairman of the Board, Chief Executive Officer and President of Duane Reade.

        The Current Employment Agreement provides the Chairman with an annual base salary of $750,000 during calendar year 2002 and an increase to $850,000 per year effective as of January 1, 2003. Under the Current Employment Agreement, commencing on January 1, 2004, the base salary is to increase by not less than the percentage increase in a designated consumer price index for the previous 12-month period. Notwithstanding this provision, the Chairman's 2004 annual base salary remains $850,000. The Current Employment Agreement also provides for an annual incentive bonus of up to 200% of base salary based on mutually agreed performance goals, and a long term cash target award of $975,000 in 2005, subject to his continued employment through December 31, 2004, if the target performance level for the annual bonus is met or exceeded during each of calendar years 2003 and 2004. In addition to his salary and bonuses, the Current Employment Agreement provides the Chairman with: (1) participation in all benefit plans generally available to our executive officers; (2) additional fringe benefits, including an allowance for legal fees and tax planning, club memberships and an automobile; (3) reimbursement by Duane Reade of any income taxes incurred as a consequence of income imputed to him for value received by him under certain provisions of the Current Employment Agreement that is not paid to him in cash or marketable property; and (4) severance benefits. The Current Employment Agreement also integrates the terms of a preexisting loan between the Chairman and Duane Reade that was included under the terms of the 1997 employment agreement, as amended. That loan has since been repaid.

        The Current Employment Agreement also contains a requirement not to disclose or otherwise inappropriately use for his personal benefit any of our confidential or proprietary information. The Chairman has further agreed that upon the termination of his employment with Duane Reade for any reason, during the one-year period following such termination, he will not compete with us or solicit any of our employees, customers, suppliers, licensees or similar persons to sever or diminish their relationship with us. Furthermore, during the term of his employment with us, he will not solicit other employment within the food and drug industry unless the chairman of our Compensation Committee waives this restriction in writing. The Chairman further agreed that, in the event he receives an unsolicited offer from any other employer in the food and drug industry, he will inform the chairman of our Compensation Committee of his receipt of such offer.

        Subject to the earlier termination of the Chairman's employment with us, the term of the Current Employment Agreement will continue through December 31, 2004. Pursuant to the Current Employment Agreement, if we terminate his employment without "cause," if he resigns for "good reason" or if he does not agree to renew the term of his employment following a failure by us to offer him continued employment after December 31, 2004 at a substantially higher rate of compensation, the terms of which are defined in the agreement, he will be entitled to receive five times the sum of (a) the "earnings amount," defined as the greater of (1) the largest dollar amount equal to the sum of his base salary and annual incentive bonus earned during any twelve-month period occurring during the time the Chairman is employed by Duane Reade, and (2) an amount determined pursuant to a formula set forth in the Current Employment Agreement, plus (b) in exchange for his agreement not to compete with Duane Reade for five years after his termination of employment, a supplemental payment equal to 60% of the "earnings amount." The total amount of the "earnings amount" plus the supplemental 60% payment as of May 13, 2004 is approximately $4.1 million. Within 10 calendar days after his termination, 25% of the severance amount must be paid to the Chairman. The remainder must be paid in substantially equal monthly installments over the 24-month period following termination. In addition to this amount, the Chairman will generally be entitled to continued health, dental, disability, life insurance and similar benefits, at our expense, during the 24-month period following his termination, any unvested stock options held by him will become immediately vested on the termination date and, if any applicable target performance level has been met or exceeded, he will immediately become entitled to payment of the long term cash target award. In the event of a "sale of the company," as defined in the Current Employment Agreement, the Chairman will immediately become entitled to all of the payments and benefits described above regardless of whether his employment continues after such sale. The Current Employment Agreement provides the Chairman with a tax gross-up for any amounts paid to him in connection with a sale of Duane Reade that are considered "excess parachute payments" under the Internal Revenue Code.

        The Current Employment Agreement sets forth the terms of the Chairman's SERP, which we initially agreed to provide to him under his 1997 employment agreement. Under the terms of the Current Employment Agreement, we have agreed to provide the Chairman with an annual payment beginning on the earlier of the first day of the month in which he attains age 65 and the third anniversary of his termination of employment. The annual payment will equal 50% of the "earnings amount," as described in the prior paragraph, plus an additional 2% of the "earnings amount" for each full or partial year that he provides services to us in any capacity after his 60th birthday. The Current Employment Agreement provides that Duane Reade will fulfill its obligations to provide the Chairman with SERP benefits by purchasing a split dollar life insurance policy. This split dollar life insurance policy was purchased by Duane Reade in January 2002 with a view to providing benefits equivalent to the SERP, plus interim death benefit protection. This policy required us to make an initial annual premium payment of $4 million in fiscal 2002, to be followed by annual premium payments of at least $5 million per year in fiscal years 2003 through 2010. The initial premium payments were established at a level anticipated to be sufficient to cover the full amount of his projected retirement benefits, as well as to return the full cost of the premiums paid plus a 3.0% annual rate of interest to Duane Reade upon the Chairman's death. Under certain circumstances, including a change in control or the occurrence of the contract expiration date, Duane Reade will be obligated to prepay a sufficient portion of any remaining unpaid split dollar life insurance policy premium payments to ensure that the Chairman's SERP benefits will be fully funded. The undiscounted sum of the six remaining annual premium payments and cash surrender value of the policy available to pay the Chairman's SERP benefits were $30.0 million and approximately $14.0 million, respectively, as of April 30, 2004. The estimated present value of the Chairman's SERP was approximately $15.5 million at May 13, 2004. Duane Reade's premium payments are secured by the policy's cash value and death benefits. In connection with the merger, the Chairman has entered into the 2004 Employment Agreement that amends and revises the Current Employment Agreement, subject to the consummation of the merger. For a description of the Chairman's employment arrangements after completion of the merger, including a description of the 2004 Employment Agreement, see "Special Factors—Interests of Certain Persons in the Merger—Employment and Other Arrangements."

Current Employment Arrangements with Messrs. Charboneau, Ray, Henry and LaBeau

        Duane Reade also entered into letter agreements with Messrs. Charboneau, Ray, Henry and LaBeau and certain other executives that provided for their initial base salaries and incentive bonuses based on specific financial performance measures. The letter agreements also provided for their initial stock option awards and salary increases from time to time as may be determined by the Compensation Committee of the board of directors. These agreements entitle each of Messrs. Charboneau, Henry, Ray and LaBeau to severance payments equaling 12 months of their respective salaries if they are terminated without cause. Effective with the first payroll period of fiscal 2003, Mr. Charboneau's annual base salary was increased to $450,000, and Mr. Henry's and Mr. Ray's annual base salaries were each increased to $350,000. Mr. LaBeau's annual base salary is $385,000. In addition, the Compensation Committee of the board of directors has approved long-term cash target awards of (i) $304,000 for Mr. Charboneau and (ii) $266,000 for each of Mr. Henry and Mr. Ray. Payment of these awards is conditioned upon (i) each executive remaining employed through December 31, 2004 and (ii) the target performance level for each executive's annual bonus is met or exceeded during each of fiscal years 2003 and 2004. Messrs. Charboneau, Ray, Henry and LaBeau have entered into the SVP Employment Letters with the surviving corporation, which will be effective upon consummation of the merger and will replace the current employment arrangements, see "Special Factors—Interests of Certain Persons in the Merger—Employment and Other Arrangements."

Current Retention Arrangements with Duane Reade Officers

        On November 3, 2003, Messrs. Charboneau, Ray, Henry and LaBeau, who are the Senior Vice Presidents of Duane Reade, and Michelle D. Bergman, Chris Darrow, Anthony M. Goldrick, Michael Knievel, Joseph S. Lacko, Thomas Ordemann, James M. Rizzo and Don Yuhasz, who are the Vice Presidents of Duane Reade, each entered into a retention agreement with Duane Reade. The retention agreements and other arrangements that have been approved subject to the consummation of the merger provide that following a change of control of Duane Reade (as defined in the retention agreements) each Senior Vice President will, no later than the date of the closing of the transaction effecting the change in control, receive from Duane Reade, in one lump sum payment, the salary paid to the Senior Vice President in the immediately preceding 12 months prior to the payment date plus an amount equivalent to his or her maximum annual target bonus for the preceding calendar year (whether or not such bonus was earned or paid). In connection with the merger, the Senior Vice Presidents will relinquish a portion of these payments, in the aggregate amount of approximately $1.1 million. In exchange for these relinquished payments and their future service, the Senior Vice Presidents will receive, among other things, the SVP Phantom Stock representing approximately 1.5% of the shares of common stock of Duane Reade Holdings (on a fully diluted basis).

        Pursuant to retention arrangements that have been approved subject to the consummation of the merger, each of the Vice Presidents is entitled to receive, upon consummation of the merger, a lump sum payment equal to his or her maximum annual target bonus for the preceding calendar year (whether or not such bonus was earned or paid).

        Additionally, the retention agreements provide that the Senior Vice Presidents and the Vice Presidents may receive a lump sum payment, equal to the salary paid to such individual in the immediately preceding 12 months prior to the payment date plus an amount equal to his or her annual target bonus for the preceding calendar year (whether or not such bonus was earned or paid) if within one year after a change in control his or her employment is terminated without cause (as defined in the retention agreements) or he or she resigns for good reason (as defined in the retention agreements). In addition, the surviving corporation shall, for a period of one year following termination of employment continue to provide the Senior Vice Presidents and the Vice Presidents with medical, dental and life insurance benefits on the same basis and at the same contribution levels available during such time period to senior executives of the surviving corporation. The existing Senior Vice President's employment, retention and severance arrangements will be replaced by the SVP Employment Letters at the effective time of the merger.

1998 SERP/Split Dollar Life Insurance Retention Arrangement

        In 1998, Duane Reade established executive split dollar life insurance policies for Messrs. Cuti, Charboneau and Ray as part of their long-term compensation program. During the first quarter of 2002, a new split dollar life insurance policy was established for Mr. Henry. Duane Reade pays the premiums for these policies, and the policies are assigned to Duane Reade as collateral for the amount of the cumulative premiums paid. The policies also provide for a long-term service adjustment that reduces Duane Reade's interest in the policies by 10% per year for 10 years commencing in the year of termination of each executive's services with Duane Reade. The long-term service adjustment occur only if: (a) Duane Reade has positive income for financial reporting purposes, net of all expenses and taxes as determined by the audited financial statements of Duane Reade, in the year coincident with the termination of the executive's services with Duane Reade; and (b) there has been either a change in control or a termination of the executive by Duane Reade without cause. In 2003, the company converted these policies to corporate-owned life insurance and amended the policies to provide that, upon a change in control of Duane Reade, the executives could require Duane Reade to transfer ownership of the policies to them. In connection with the merger, the Senior Vice Presidents will relinquish a portion of the rights and benefits under these arrangements in the aggregate amount of approximately $2.6 million.

Appreciation Rights of Certain Management Members

        On May 7, 1999, the company granted stock options pursuant to its Deferred Compensation Stock Grant Program to certain members of management that included a guaranteed payment if Duane Reade's stock was trading below a specified price on May 7, 2003. In January 2000, the Chairman and certain Senior Vice Presidents agreed to condition their entitlements to these guaranteed payments upon the occurrence of a change in control or termination without cause. In connection with the merger, the Chairman and those Senior Vice Presidents would be entitled to receive approximately $1.9 million in the aggregate as a result of these guaranteed payments. The Chairman has agreed to forfeit his right to receive his guaranteed payment of $1.0 million as part of his 2004 Employment Agreement and Mr. Ray has agreed to forfeit his right to receive his guaranteed payment of $0.4 million as part of his SVP Employment Letter.

Stock Option Exchange Offer

        On February 27, 2003, Duane Reade offered each eligible employee the opportunity to exchange all of his or her currently outstanding options to purchase shares of Duane Reade's common stock granted under the 1992 Duane Reade Stock Option Plan or the 1997 Duane Reade Equity Participation Plan with an exercise price equal to or in excess of $16 per share (other than certain options granted on May 7, 1999 pursuant to Duane Reade's Deferred Compensation Stock Grant Program described under "Appreciation Rights of Certain Management Members"). At the close of the offer on March 27, 2003, Duane Reade accepted for exchange and cancellation options to purchase an aggregate of 1,337,449 shares of common stock. On October 1, 2003, Duane Reade granted 1,320,947 options to replace those previously exchanged. Each new option issued as a result of the exchange has an exercise price of $16.55 per share, reflecting the average closing price of Duane Reade's common stock as reported on the New York Stock Exchange for the five-day trading period ending immediately prior to the October 1 grant date. Each new option has a ten year term and vests in three equal annual installments, beginning on the first anniversary of the date of grant, except under certain change in control events, including the merger, in which case the new options immediately become fully vested. The difference between the number of options originally exchanged and the number of options issued on October 1, 2003 represents options held by individuals who resigned or were terminated prior to the grant date and whose options were not reissued. This grant of stock options is considered non-compensatory because the closing price of Duane Reade's common stock on the grant date, $16.30 per share, was less than the exercise price of the options granted.

MISCELLANEOUS OTHER INFORMATION

Stockholder Proposals

        Duane Reade has not yet determined when it will hold its 2004 annual meeting of stockholders if the merger is not consummated. If the merger is not consummated for any reason, stockholder proposals intended to be included in our proxy statement in connection with our 2004 annual meeting of stockholders were required to be received by November 30, 2003. However, if the 2004 annual meeting of stockholders is held on a date more than 30 days before or after the corresponding date of the 2003 annual meeting, any stockholder who wishes to have a proposal included in our proxy statement and proxy for that meeting must deliver to us a copy of the proposal within a reasonable time before the proxy solicitation is made.

        In accordance with Article II, Section 10 of our bylaws, for notice of a stockholder proposal to be considered timely, but not included in the proxy materials, a stockholder's proposal must be delivered to, or mailed and received by, Duane Reade's Secretary not less than 60 days nor more than 90 days before the date of our annual meeting. Proposals must comply with certain information requirements set forth in our bylaws. You may obtain a copy of the bylaws from Duane Reade's Secretary at Duane Reade Inc., 440 Ninth Avenue, New York, NY 10001, Attention: Secretary. Any Duane Reade stockholder desiring to submit a proposal should do so by certified mail, return receipt requested.

Where You Can Find More Information

        We file annual, quarterly and current reports, proxy statements, and other documents with the SEC under the Exchange Act. Our SEC filings made electronically through the SEC's EDGAR system are available to the public at the SEC's website at http://www.sec.gov. You also may read and copy any document we file with the SEC at the SEC's public reference room located at:

450 FIFTH STREET, NW
WASHINGTON, D.C. 20549

        You also may obtain copies of this information by mail from the public reference room of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet world wide web site that contains reports, proxy statements and other information about issuers, including Duane Reade, who file electronically with the SEC. The address of that site is http://www.sec.gov. You also can inspect reports, proxy statements and other information about Duane Reade at the offices of The New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

        A list of stockholders will be available for inspection by the company's stockholders of record during business hours at Duane Reade Inc., 440 Ninth Avenue, New York, NY, during the 10 days prior to the date of the special meeting and will also be available at the special meeting. The opinion of Bear Stearns that the merger consideration is fair, from a financial point of view, to Duane Reade stockholders, excluding certain affiliated stockholders who are participating in the transaction with DRS, LLC and Duane Reade Acquisition, a copy of which is attached to this proxy statement as Annex

B, is also available for inspection and copying at the same address upon written request by and at the expense of the interested stockholder.

        Duane Reade, Duane Reade Acquisition, Duane Reade Holdings, DRS, LLC, Oak Hill Capital Partners, L.P. and the Management Members have filed with the SEC a Rule 13e-3 Transaction Statement on Schedule 13E-3 with respect to the merger. As permitted by the SEC, this proxy statement omits certain information contained in the Schedule 13E-3. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available for inspection or copying as set forth above.

Incorporation by Reference

        The SEC allows us to "incorporate by reference" information that we file with the SEC in other documents into this proxy statement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. The information contained in this proxy statement and information that we file with the SEC in the future and incorporate by reference in this proxy statement automatically updates and supersedes previously filed information. Such updated and superseded information shall not, except as so modified or superseded, constitute a part of this proxy statement. We incorporate by reference into this proxy statement each document we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the special meeting. We also incorporate by reference into this proxy statement the following documents that we filed with the SEC (File No. 333-41239) under the Exchange Act:

  •
  our Annual Report on Form 10-K for the year ended December 27, 2003 (our "Annual Report");

  •
  Amendment No. 1 to our Annual Report, filed with the SEC on April 26, 2004;

  •
  Amendment No. 2 to our Annual Report, filed with the SEC on May 14, 2004;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 27, 2004; and

  •
  our Current Report on Form 8-K, filed with the SEC on March 12, 2004.

        All subsequent documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the special meeting will be deemed to be incorporated by reference in this proxy statement and to be a part of the proxy statement from the date of filing of those documents. You should rely only on the information contained in this proxy statement, or to which Duane Reade has referred you, to vote your shares at the special meeting. Duane Reade has not authorized anyone to provide you with information that is different. This proxy statement is dated May [            ], 2004. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders does not create a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitation in such jurisdiction. Documents incorporated by reference in this proxy statement are available from us without charge, excluding all exhibits (unless we have specifically incorporated by reference an exhibit in this proxy statement). You may obtain documents incorporated by reference by requesting them in writing or by telephone as follows:

DUANE READE INC. 440 NINTH AVENUE NEW YORK, NY 10001 ATTENTION: CORPORATE SECRETARY TELEPHONE: (212) 273-5700

        If you would like to request documents from us, please do so by June [    ], 2004 in order to ensure timely receipt before the special meeting. You should be sure to include your complete name and address in your request. If you request any incorporated documents, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

ANNEX A

AGREEMENT AND PLAN OF MERGER
by and among
REX CORNER HOLDINGS, LLC,
REX CORNER ACQUISITION CORP.
and
DUANE READE INC.
Dated as of December 22, 2003

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER, dated as of December 22, 2003 (this "Agreement"), by and among Rex Corner Holdings, LLC, a Delaware limited liability company ("Parent"), Rex Corner Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and Duane Reade Inc., a Delaware corporation (the "Company").

RECITALS

        (a) The respective boards of directors of Merger Sub and the Company have approved and declared advisable, and the board of directors of Parent has approved, this Agreement and the merger of Merger Sub with and into the Company (the "Merger") upon the terms and subject to the conditions set forth in this Agreement.

        (b) Subject to certain exceptions, by virtue of the Merger, all of the issued and outstanding shares of common stock, par value $0.01 per share, of the Company (the "Company Common Stock") will be converted into the right to receive $17.00 in cash per share, without interest.

        (c) The board of directors of the Company has determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and fair to, and in the best interests of, the Company's unaffiliated stockholders and has agreed to recommend that the Company's stockholders adopt this Agreement.

        (d) Concurrently with the execution of this Agreement, and as a condition to the willingness of Parent and Merger Sub to enter into this Agreement, Anthony J. Cuti ("AJC") has entered into an employment agreement (the "AJC Agreement") with Merger Sub, the effectiveness of which is conditioned upon consummation of the Merger.

        (e) Certain capitalized terms used in this Agreement have the meanings specified in Section 8.1.

        Accordingly, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, the parties to this Agreement, intending to be legally bound, agree as follows:

ARTICLE I
THE MERGER

        Section 1.1    The Merger.    Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), at the Effective Time, (a) Merger Sub shall be merged with and into the Company, (b) the separate corporate existence of Merger Sub shall cease and the Company shall continue its corporate existence under Delaware law as the surviving corporation in the Merger (the "Surviving Corporation") and (c) the Surviving Corporation shall become a wholly-owned subsidiary of Parent.

        Section 1.2    Closing.    Subject to the satisfaction or waiver of all of the conditions set forth in Article VI hereof, the closing of the Merger (the "Closing") shall take place (a) at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York, at 10:00 a.m. as expeditiously as possible but no later than five (5) Business Days after the day on which the last of such conditions (other than any conditions that by their nature are to be satisfied at the Closing) is satisfied or waived in accordance with this Agreement or (b) at such other place and time or on such other date as Parent and the Company may agree in writing. The date on which the Closing occurs is referred to herein as the "Closing Date."

        Section 1.3    Effective Time.    Concurrently with the Closing, Parent and the Company shall cause a certificate of merger (the "Certificate of Merger") to be executed, signed, acknowledged and filed with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL. The Merger shall become effective when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such other subsequent date or time as Parent and the Company may agree in writing and specify in the Certificate of Merger in accordance with the DGCL. The time at which the Merger becomes effective is referred to herein as the "Effective Time."

        Section 1.4    Effects of the Merger.    The Merger shall have the effects set forth herein and in the applicable provisions of the DGCL, including Section 259 thereof. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

        Section 1.5    Certificate of Incorporation.    The certificate of incorporation of the Surviving Corporation shall, at the Effective Time, be amended and restated in accordance with Exhibit A attached hereto (the "Surviving Charter") until amended in accordance with the Surviving Charter and applicable Laws.

        Section 1.6    Bylaws.    The bylaws of Merger Sub in effect immediately prior to the Effective Time shall be, from and after the Effective Time, the bylaws of the Surviving Corporation (the "Surviving Bylaws") until amended in accordance with the Surviving Charter, the Surviving Bylaws and applicable Laws.

        Section 1.7    Directors.    The parties shall take all requisite action so that the directors of Merger Sub immediately prior to the Effective Time shall be, from and after the Effective Time, the directors of the Surviving Corporation until their successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with the Surviving Charter, the Surviving Bylaws and the DGCL.

        Section 1.8    Officers.    From and after the Effective Time, the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Charter, the Surviving Bylaws and the DGCL.

ARTICLE II
EFFECT OF THE MERGER ON CAPITAL STOCK

        Section 2.1    Conversion of Capital Stock.    At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holder of any shares of capital stock of Merger Sub or the Company:

        (a) Conversion of Merger Sub Capital Stock. Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

        (b) Cancellation of Treasury Stock and Parent-Owned Stock. Each share of Company Common Stock owned by the Company or any of its wholly-owned Subsidiaries or by Parent or any of its wholly-owned Subsidiaries immediately prior to the Effective Time (collectively, the "Excluded Shares") shall be cancelled automatically and shall cease to exist, without payment of any consideration being made in respect thereof.

        (c) Conversion of Company Common Stock. Each share of Company Common Stock (other than Excluded Shares and Dissenting Shares) issued and outstanding immediately prior to the Effective Time (such shares of Company Common Stock are hereinafter referred to each, as a "Share" and collectively, as the "Shares"), shall be converted into the right to receive $17.00 in cash, without interest (the "Merger Consideration"). At the Effective Time, all Shares shall be cancelled automatically and shall cease to exist, and the holders of certificates which immediately prior to the Effective Time represented Shares (the "Certificates") shall cease to have any rights with respect to the Shares, other than the right to receive the Merger Consideration (without any interest being payable thereon) upon surrender of the Certificates in accordance with Section 2.2.

        Section 2.2    Surrender of Certificates.

        (a) Paying Agent. Prior to the Effective Time, Parent shall (i) select a bank or trust company to act as the paying agent in the Merger (the "Paying Agent") and (ii) enter into an agreement with the Paying Agent, the terms and conditions of which shall be reasonably satisfactory to the Company and Parent.

        (b) Payment Fund. Promptly following the Effective Time on the Closing Date, Parent shall provide funds to the Paying Agent in amounts necessary for the payment of the aggregate Merger Consideration payable under Section 2.1(c) upon surrender of the Certificates. Such funds provided to the Paying Agent are referred to herein as the "Payment Fund."

        (c) Payment Procedures.

          (i) Letter of Transmittal. Promptly after the Effective Time, the Paying Agent shall mail to each holder of record of a Certificate (A) a letter of transmittal in customary form, specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and (B) instructions for surrendering the Certificates.

          (ii) Surrender of Certificates. Upon surrender of a Certificate for cancellation to the Paying Agent or such agent or agents as Parent may designate, together with a duly executed letter of transmittal and any other documents required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the applicable Merger Consideration payable in respect of such Certificate less any required withholding of Taxes in accordance with Section 2.2(e). Any Certificates so surrendered shall be cancelled immediately. No interest shall accrue or be paid on any amount payable upon surrender of the Certificates.

          (iii) Unregistered Transferees. If any Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate is registered, then the Merger Consideration may be paid to such a transferee so long as (A) the surrendered Certificate is accompanied by all documents required to evidence and effect such transfer and (B) the Person requesting such payment (1) pays any applicable transfer taxes or (2) establishes to the reasonable satisfaction of Parent and the Paying Agent that such taxes have already been paid or are not applicable.

          (iv) No Other Rights. Until surrendered in accordance with this Section 2.2(c), each Certificate shall be deemed, except as provided in this Agreement or by applicable Law, from and after the Effective Time, to represent for all purposes solely the right to receive the applicable Merger Consideration in accordance with the terms hereof. Payment of the Merger Consideration upon the surrender of any Certificate shall be deemed to have been paid in full satisfaction of all rights pertaining to that Certificate and the Shares formerly represented by it.

        (d) No Further Transfers. Upon and after the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the

Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged for cash as provided in this Article II.

        (e) Required Withholding. Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from any Merger Consideration payable under this Agreement such amounts as may be required to be deducted or withheld therefrom under (i) the Code or (ii) any applicable state, local or foreign Tax Laws. To the extent that amounts are so deducted and withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

        (f) No Liability. None of Parent, the Surviving Corporation or the Paying Agent shall be liable to any holder of Certificates for any amount properly paid from the Payment Fund or delivered to a public official under any applicable abandoned property, escheat or similar Laws.

        (g) Investment of Payment Fund. The Paying Agent shall invest the Payment Fund as directed by Parent. Any interest and other income resulting from such investment shall be deemed property of, and shall be paid promptly to, Parent. Any losses resulting from such investment shall not in any way diminish Parent's and the Surviving Corporation's obligation to pay the full amount of the Merger Consideration.

        (h) Termination of Payment Fund. Any portion of the Payment Fund that remains unclaimed by the holders of Certificates one year after the Effective Time shall be delivered by the Paying Agent to the Surviving Corporation upon demand. Any holder of Certificates who has not complied with this Article II shall look thereafter only to the Surviving Corporation for payment of the applicable Merger Consideration. If any Certificates shall not have been surrendered immediately prior to the date on which any Merger Consideration would otherwise become subject to any abandoned property, escheat or similar Law, the Merger Consideration payable in respect of such Certificates shall, to the extent permitted by applicable Law, on the Business Day immediately prior to such date become the property of Surviving Corporation, free and clear of any claim or interest of any Person previously entitled thereto.

        (i) Lost, Stolen or Destroyed Certificates. If any Certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such form and reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against the Surviving Corporation with respect to the alleged loss, theft or destruction of such Certificate, the Paying Agent shall pay the Merger Consideration to such Person in exchange for such lost, stolen or destroyed Certificate.

        Section 2.3    Stock Options.

        (a) The Company shall take all requisite action so that, as of the Effective Time, each option to acquire shares of Company Common Stock (each, a "Company Stock Option") outstanding immediately prior to the Effective Time, whether or not then exercisable or vested, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or the holder of that Company Stock Option, shall be cancelled and converted into the right to receive an amount in cash, without interest, equal to (x) the Option Merger Consideration multiplied by (y) the aggregate number of shares of Company Common Stock into which the applicable Company Stock Option was exercisable immediately prior to the Effective Time (whether or not then vested or exercisable by its terms). "Option Merger Consideration" means the excess, if any, of the Merger Consideration over the per share exercise or purchase price of the applicable Company Stock Option. The payment of the Option Merger Consideration to the holder of a Company Stock Option shall be reduced by any income or employment Tax withholding required under (i) the Code or (ii) any applicable state, local or foreign Tax Laws. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes under this Agreement as having been paid to the holder of that Company Stock Option. At the Effective Time, all Company Stock Options shall be cancelled and all Company Option Plans shall terminate. On the Closing Date, Parent shall provide funds to the Company in amounts necessary for the payment of the aggregate Option Merger Consideration under this Section 2.3(a) which amounts shall be paid to the holders of Company Stock Options as promptly as practicable following the Closing Date. The Company shall take all actions to ensure that the Company Option Plans shall terminate as of the Effective Time. All administrative and other rights and authorities granted under any Company Option Plan to the Company, the board of directors of the Company or any committee or designee thereof, shall, following the Effective Time, reside with the Surviving Corporation.

        (b) The Company shall take all reasonable actions required to qualify for the exemption contemplated by Rule 16b-3 under the Exchange Act for the treatment of the Company Stock Options contemplated hereby, including, if necessary or appropriate, obtaining the approval of the Company's board of directors, of the type described in a pertinent SEC no-action letter dated January 12, 1999.

        Section 2.4    Dissenting Shares.

        (a) Notwithstanding any provision of this Agreement to the contrary, any Shares for which the holder thereof has not voted in favor of the Merger or consented thereto in writing and has demanded the appraisal of such Shares in accordance with, and has complied in all respects with, Section 262 of the DGCL (collectively, the "Dissenting Shares") shall not be converted into the right to receive the Merger Consideration in accordance with Section 2.1(c). At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, all Dissenting Shares shall be cancelled and shall cease to exist and the holder or holders of Dissenting Shares shall be entitled only to such rights as may be granted to them under Section 262 of the DGCL.

        (b) Notwithstanding the provisions of Section 2.4(a), if any holder of Dissenting Shares effectively withdraws or loses such appraisal rights (through failure to perfect such appraisal rights or otherwise), then such holder's shares (i) shall be deemed not to be Dissenting Shares and (ii) shall be treated as if they had been converted automatically at the Effective Time into the right to receive the Merger Consideration upon surrender of the Certificate representing such shares in accordance with Section 2.2. Parent shall promptly provide funds to the Paying Agent in amounts necessary for the payment of the Merger Consideration to such holders,

        (c) The Company shall give Parent (i) prompt notice of any demands for appraisal of any shares of Company Common Stock, the withdrawals of such demands, any other instrument served on the Company under the provisions of Section 262 of the DGCL and any other matters relating to such demands, and (ii) the right to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. Prior to the Effective Time, the Company shall not settle, offer to settle or make any payment with respect to any demands for appraisal without the prior written consent of Parent.

        Section 2.5    Adjustments.    If during the period between the date of this Agreement and the Effective Time, any change in the outstanding Shares shall occur by reason of any reclassification, recapitalization, stock dividend, stock split or combination, exchange or readjustment of Shares, or any stock dividend thereon with a record date during such period, the price per share to be paid to holders of Shares in the Merger Consideration shall be appropriately adjusted.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as set forth in the disclosure letter (with specific reference to the Section or Subsection of this Agreement to which the information stated in such disclosure relates; provided that any fact or condition disclosed in any section of such disclosure letter in such a way as to make its relevance to another section of such disclosure letter that relates to a representation or representations made elsewhere in Article III of this Agreement reasonably readily apparent shall be deemed to be an exception to such representation or representations notwithstanding the omission of a reference or cross reference thereto) delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Letter"), the Company represents and warrants to Parent and Merger Sub that:

        Section 3.1    Organization and Power.    Each of the Company and its Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Company and its Subsidiaries has the requisite power and authority to own, lease and operate its assets and properties (collectively, the "Company Assets"), and to carry on its business as now conducted. Each of the Company and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation or other legal entity and is in good standing in each jurisdiction where the character of the Company Assets owned, leased or operated by it or the nature of its business makes such qualification or license necessary, except where failures to be so qualified or licensed or in good standing would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.

        Section 3.2    Authorization; Enforceability.    The Company has all necessary corporate power and authority to enter into this Agreement and, subject to adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock (the "Requisite Company Vote"), to consummate the transactions contemplated by this Agreement. The independent members of the board of directors of the Company have unanimously adopted resolutions: (i) approving and declaring advisable the Merger, this Agreement and the transactions contemplated by this Agreement; (ii) declaring that it is in the best interests of the stockholders of the Company that the Company enter into this Agreement and consummate the Merger upon the terms and subject to the conditions set forth in this Agreement; (iii) declaring that the consideration to be paid to the stockholders of the Company in the Merger is fair to the Company's unaffiliated stockholders; (iv) directing that adoption of this Agreement be submitted to a vote at a meeting of the stockholders of the Company; and (v) recommending to the stockholders of the Company that they adopt this Agreement (the "Company Board Recommendation"). The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company, subject, in the case of such performance, to the Requisite Company Vote. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

        Section 3.3    Organizational Documents and Minute Books.

        (a) Correct and complete copies of the Company's certificate of incorporation and bylaws, together with all amendments thereto, have been filed with the SEC and the Company has made available to Parent correct and complete copies of the certificates of incorporation and bylaws (or the equivalent organizational documents) of each of its Subsidiaries, in each case as in effect on the date of this Agreement (collectively, the "Company Organizational Documents").

        (b) The Company has made available to Parent correct and complete copies of the minutes of all meetings of the stockholders, the boards of directors and each committee of the boards of directors of the Company and each of its Subsidiaries held since January 1, 2000.

        Section 3.4    Subsidiaries.

        (a) A correct and complete list of all Subsidiaries of the Company and their respective jurisdictions of organization is set forth in Section 3.4(a) of the Company Disclosure Letter. Each outstanding share of capital stock of (or other ownership interest in) each Subsidiary of the Company is duly authorized, validly issued, fully paid and non-assessable and not subject to any pre-emptive rights. Each of the Subsidiaries of the Company is wholly-owned by the Company, directly or indirectly, free and clear of any Liens. The Company does not own, directly or indirectly, any capital stock of (or other ownership interest in) or any other securities convertible or exchangeable into or exercisable for capital stock of (or ownership interest in) any Person other than the Subsidiaries of the Company.

        (b) There are no outstanding contractual obligations of the Company or any of its Subsidiaries to provide loans to or make any investment in (i) any Subsidiary of the Company that is not wholly-owned by the Company or (ii) any other Person.

        Section 3.5    Governmental Authorizations.    The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement do not and will not require any consent, approval or other authorization of, or filing with or notification to, any domestic or foreign international, national, federal, state, provincial or local governmental, regulatory or administrative authority, agency, commission, court, tribunal, arbitral body or self-regulated entity (each, a "Governmental Entity"), other than:

        (a) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware;

        (b) the filing with the United States Securities and Exchange Commission (the "SEC") of (i) a proxy statement (together with any amendments thereof or supplements thereto, the "Company Proxy Statement") relating to the special meeting of the stockholders of the Company to be held to consider the adoption of this Agreement (the "Company Stockholders Meeting") and, (ii) any other filings and reports that may be required in connection with this Agreement and the transactions contemplated by this Agreement under the Securities Exchange Act of 1934 (the "Exchange Act");

        (c) compliance with state securities or "blue sky" laws;

        (d) compliance with the rules and regulations of the New York Stock Exchange ("NYSE"); and

        (e) the pre-merger notification required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act").

        Section 3.6    Non-Contravention.    The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement do not and will not:

        (a) contravene or conflict with, or result in any violation or breach of, any provision of the Company Organizational Documents;

        (b) contravene or conflict with, or result in any violation or breach of, any material Laws or Orders applicable to the Company or any of its Subsidiaries or by which any Company Assets are bound, assuming that all consents, approvals, authorizations, filings and notifications described in Section 3.5 have been obtained or made;

        (c) result in any violation or breach of, or constitute a default (with or without notice or lapse of time or both) under, any Contracts to which the Company or any of its Subsidiaries is a party or by which any Company Assets are bound (collectively, "Company Contracts");

        (d) require any consent, approval or other authorization of, or any filing with or notification to, any Person under any Company Contract (for the purposes of this Section 3.6(d) only, the term Company Contract shall be deemed to exclude Real Property Leases);

        (e) give rise to any termination, cancellation, amendment, modification or acceleration of any rights or obligations under any Company Contract, or require any offer to purchase or any prepayment of any indebtedness or similar obligation;

        (f) cause the creation or imposition of any Liens on any Company Assets;

except, in the case of clauses (c)–(f) for any of the foregoing that would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect; or

        (g) require any consent, approval or other authorization of, or any filing with or notification to, any Person under any Real Property Lease, except for the absence of any consent, approval or other authorization that would not, individually or in the aggregate, materially impair the business, value or operations of the Company and its Subsidiaries, taken as a whole.

        Section 3.7    Capitalization.

        (a) The authorized capital stock of the Company consists solely of (i) 75,000,000 shares of Company Common Stock and (ii) 5,000,000 shares of preferred stock, par value $0.01 per share.

        (b) Under a Resolution Establishing Designation, Preferences and Rights of Series A Preferred Stock, the board of directors of the Company created a series of 75,000 shares of preferred stock designated as the "Series A Preferred Stock," par value $0.01 per share (the "Company Series A Preferred Stock"), which are issuable in connection with the rights to purchase those shares (the "Company Rights") issued under the Rights Agreement, dated as of September 12, 2002 (the "Company Rights Agreement"), by and between the Company and EquiServe Trust Company, N.A., as rights agent, a correct and complete copy of which, together with all amendments thereto, has been filed with the SEC.

        (c)   As of the close of business on December 19, 2003, (i) 24,162,272 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Common Stock were held in treasury by the Company and its Subsidiaries, (iii) 3,606,441 shares of Company Common Stock were reserved for issuance under the Company Option Plans, (iv) 4,958,232 shares of Company Common Stock were reserved for issuance in respect of the Company's Senior Convertible Notes due 2002 (the "Convertible Notes") issued pursuant to an Indenture, dated as of April 16, 2002, by and among the Company, the guarantors named therein and State Street Bank and Trust Company (the "Indenture") and (v) 75,000 shares of Company Series A Preferred Stock were reserved for issuance in connection with the Company Rights.

        (d)   Except as set forth in Sections 3.7(b) and 3.7(c), as of the close of business on December 19, 2003, no shares of capital stock of the Company were issued, reserved for issuance or outstanding. Since September 27, 2003, (i) no shares of capital stock of the Company, or securities convertible or exchangeable into or exercisable for shares of capital stock of the Company, have been issued other than upon exercise of the Company Stock Options outstanding on that date and (ii) the Company has not split, combined or reclassified any of its shares of capital stock.

        (e)   All of the outstanding shares of capital stock of the Company have been, and all shares of Company Common Stock that are subject to issuance will be, upon issuance prior to the Effective Time on the terms and subject to the conditions specified in the instruments under which they are issuable, duly authorized, validly issued, fully paid and non-assessable, and have not been, and will not be, issued in violation of (nor are any of the authorized shares of capital stock of the Company subject to) any pre-emptive rights or similar rights created by statute, the Company Organizational Documents or any agreement to which the Company is a party or is bound.

        Section 3.8    Options and Other Rights.

        (a)   As of the date of this Agreement, Company Stock Options to acquire an aggregate of 2,493,217 shares of Company Common Stock have been granted and are outstanding under the Duane Reade Holding Corp. 1992 Stock Option Plan and the 1997 Equity Participation Plan of Duane Reade Holding Corp. (collectively, the "Company Option Plans"). Except (i) for Company Stock Options to purchase an aggregate of 3,606,441 shares of Company Common Stock outstanding or available for grant under the Company Option Plans, (ii) the Convertible Notes, (iii) the Company Rights, (iv) those Company Contracts set forth in Section 3.8(a) of the Company Disclosure Letter and (v) incentive compensation plans set forth in Section 3.15(a) of the Company Disclosure Letter, there are not now and as of the Effective Time there will not be, any (A) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock, voting securities or ownership interests in the Company or any of its Subsidiaries, (B) options (including stock option plans and programs), warrants, rights or other agreements or commitments to acquire from the Company or any of its Subsidiaries (whether contingent, unvested or otherwise), or obligations of the Company or any of its Subsidiaries to issue, sell, deliver, exchange, convert, transfer or cause to be issued, sold, delivered, exchanged, converted or transferred, any capital stock, voting securities or other ownership interests in (or securities convertible into or exchangeable for capital stock, voting securities or other ownership interests in) the Company or any of its Subsidiaries, (C) obligations of the Company or any of its Subsidiaries to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock, voting securities or other ownership interests in the Company or any of its Subsidiaries, (D) bonds, debentures, notes or other indebtedness of the Company or any of its Subsidiaries having the right to vote on any matters on which stockholders of the Company may vote (the items in the immediately preceding clauses (A), (B), (C) and (D), together with the Shares and any other capital stock of (or ownership interest in) the Company or any of its Subsidiaries, being referred to collectively as "Company Securities") or (E) obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of the Shares or the business, operations or performance (or any portion thereof) of the Company or any of its Subsidiaries, or any similar or other derivative securities. There are no outstanding obligations (whether contingent, unvested or otherwise) of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities.

        (b)   The Company has made available to Parent correct and complete copies of all Company Option Plans and all forms of options issued under those Company Option Plans. Section 3.8(b) of the Company Disclosure Letter sets forth a correct and complete list of the following information, as of the date of this Agreement, with respect to each Company Stock Option: (i) the name of the holder of that option; (ii) the exercise price for that option; (iii) the number of shares of Company Common Stock subject to that option; (iv) the Company Option Plan under which that option was granted, together with any Contract that modifies or purports to modify the terms or conditions of the applicable Company Option Plan; and (v) the dates on which that option was granted.

        (c)   The Company has made available to Parent correct and complete copies of the Indenture and the global note representing the Convertible Notes. Section 3.8(c) of the Company Disclosure Letter sets forth a correct and complete list of the following information, as of the date of this Agreement, with respect to the Convertible Notes: (i) the aggregate principal amount thereof, (ii) the aggregate amount of accrued and unpaid interest thereon, (iii) the conversion price thereof and (iv) the "Change in Control Purchase Price" (as defined in the Indenture), assuming a "Change in Control" (as defined in the Indenture) shall have occurred as of the date hereof. Original issue discount on the Convertible Notes does not accrue (other than for tax purposes) until after April 16, 2007.

        Section 3.9    Voting.

        (a)   The Requisite Company Vote is the only vote of the holders of any class or series of the capital stock of the Company or any of its Subsidiaries necessary (under the Company Organizational

Documents, the DGCL, other applicable Laws or otherwise) to approve and adopt this Agreement, the Merger and the other transactions contemplated by this Agreement.

        (b)   There are no voting trusts, proxies or similar agreements, arrangements or commitments to which the Company or any of its Subsidiaries is a party with respect to the voting of any shares of capital stock of (or other ownership interests in) the Company or any of its Subsidiaries.

        Section 3.10    SEC Reports and Disclosure Procedures.

        (a)   The Company has timely filed with the SEC, and has made available to Parent correct and complete copies of, all forms, reports, certifications, schedules, registration and definitive proxy statements and other documents required to be filed by the Company with the SEC since January 1, 2001 (collectively, the "Company SEC Reports"). The Company SEC Reports (i) were prepared in accordance with the requirements of the Securities Act of 1933 (the "Securities Act"), the Exchange Act and the Sarbanes-Oxley Act of 2002 (the "Sarbanes Act"), as the case may be, and (ii) did not, at the time they were filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which such statements were made, not misleading, unless such information contained in any Company SEC Report has been corrected by a later-filed Company SEC Report filed prior to the date hereof. The Company is not required to file any forms, reports, schedules, statements or other documents with any foreign Governmental Entity that performs a similar function to that of the SEC or any securities exchange or quotation service other than the NYSE. No Subsidiary of the Company is subject to the periodic reporting requirements of the Exchange Act or is otherwise required to file any forms, reports, schedules, statements or other documents with the SEC, any foreign Governmental Entity that performs a similar function to that of the SEC or any securities exchange or quotation service.

        (b)   The Company has established and maintained proper disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act) to ensure that material information required to be included in the Company SEC Reports is known to the officers of the Company responsible for preparing, and certifying as to the accuracy of, the Company SEC Reports (the "Company Responsible Officers").

        (c)   The Company Responsible Officers have disclosed to the Company's independent auditors and to the audit committee of the Company's board of directors (i) all known significant deficiencies in the design or operation of such disclosure controls and procedures which would adversely affect, in any material respect, the Company's ability to record, process, summarize and report financial data, and (ii) any known fraud, whether or not material, that involves management or other employees of the Company or any of its Subsidiaries who have a significant role in such disclosure controls and procedures.

        (d)   The books and records of the Company and its Subsidiaries (i) have been and are being maintained in accordance with GAAP and all other applicable legal and accounting requirements in all material respects and (ii) accurately reflect, in all material respects, the transactions and accounts of the Company and its Subsidiaries.

        (e)   There are no outstanding loans made by the Company or any of its Subsidiaries to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company or any of its Subsidiaries. There are no outstanding Contracts or understandings that forgive (or purport to forgive) any loan set forth in Section 3.10(e) of the Company Disclosure Letter. Since the enactment of the Sarbanes Act, neither the Company nor any of its Subsidiaries has made any loans to any executive officer or director of the Company or any of its Subsidiaries.

        Section 3.11    Financial Statements; Liabilities.

        (a)   The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company and its consolidated Subsidiaries included or incorporated by reference in the Company SEC Reports:

          (i)    comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC;

          (ii)   were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes to those financial statements);

          (iii)  fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of their respective dates and their consolidated results of operations, stockholders equity and cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments, none of which are of a material nature); and

          (iv)  since December 28, 2002, there has not been any change in any method of accounting or accounting principle by the Company or any of its Subsidiaries except as required by GAAP.

        (b)   There are no liabilities or obligations of any kind, whether accrued, contingent, absolute, inchoate or otherwise, whether due or to become due and whether known or unknown (collectively, "Liabilities"), of the Company or any of its Subsidiaries, that would reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, other than:

          (i)    Liabilities disclosed in the consolidated balance sheet of the Company and its consolidated Subsidiaries as of December 28, 2002 and the footnotes thereto set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 2002;

          (ii)   Liabilities disclosed in the consolidated balance sheet of the Company and its consolidated Subsidiaries as of September 27, 2003 and the footnotes thereto set forth in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 2003 (the "September 2003 Balance Sheet"); and

          (iii)  Liabilities incurred since December 28, 2002 in the ordinary course of business consistent with past practices.

        (c)   Except as set forth in the Company SEC Reports filed prior to the date hereof, there are no related party transactions or off-balance sheet structures or transactions with respect to the Company or any of its Subsidiaries that would be required to be reported or set forth in such Company SEC Reports.

        Section 3.12    Absence of Certain Changes.    Since December 28, 2002, there has not been any Company Material Adverse Effect nor has there been any event, occurrence or development, and there has not arisen any state of circumstances or facts that has had or would reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect. Since September 28, 2003, except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby and as set forth in the Company SEC Reports filed prior to the date of this Agreement, (a) the Company and each of its Subsidiaries have conducted their business in the ordinary course consistent with past practices and (b) neither the Company nor any of its Subsidiaries has taken any action which, if taken after the date of this Agreement, would be prohibited by Section 5.1.

        Section 3.13    Litigation.    Section 3.13 of the Company Disclosure Letter contains a list of all legal actions, claims, demands, arbitrations, hearings, charges, complaints, investigations, examinations, indictments, litigations, suits or other civil, criminal, administrative or investigative proceedings (collectively, "Legal Actions") pending or, to the knowledge of the Company, threatened, in each case as of the date hereof, against or affecting (a) the Company or any of its Subsidiaries, (b) all or any material portion of the Company Assets or (c) any director, officer or employee of the Company or any of its Subsidiaries or other Person for whom the Company or any of its Subsidiaries may be liable. Except as set forth in the Company SEC Reports filed prior to the date of this Agreement, the Legal Actions set forth in Section 3.13 of the Company Disclosure Letter would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.

        Section 3.14    Contracts.

        (a)   As of the date hereof, there are no Company Contracts required to be described in, or filed as an exhibit to, any Company SEC Report that are not so described or filed as required by the Securities Act or the Exchange Act, as the case may be.

        (b)   Except as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, (i) all Company Contracts are valid and binding, in full force and effect and enforceable in accordance with their respective terms, (ii) neither the Company nor any of its Subsidiaries is in violation or breach of, or in default (with or without notice or the lapse of time or both) under, any Company Contract, (iii) to the knowledge of the Company, no other Person is in violation or breach of, or in default (with or without notice or the lapse of time or both) under, any Company Contract and (iv) no party to any Company Contract has informed the Company that it intends to terminate or modify the terms of such Contract.

        (c)   As of the date hereof, there are no Company Contracts in effect that (i) restrict the ability of the Company or any of its Subsidiaries to compete in any line of business or to engage in business in any geographic area, except for such restrictions that are customary for such Contracts and that only restrict the operation of individual stores (e.g., restrictions in a Real Property Lease on the permitted uses that may be made of the underlying premises) or (ii) contain any provision requiring the Company or any of its Subsidiaries to purchase a minimum amount of product or allocate a minimum amount of shelf space to certain products, (iii) provide for "earn-outs," "performance guarantees" or contingent payments by the Company or any of its Subsidiaries involving more than $250,000 over the term of such Company Contract, (iv) relate to indebtedness for borrowed money, letters of credit, the deferred purchase price of property, conditional sale arrangements, capital lease obligations, obligations secured by a Lien (other than a Permitted Lien), or guarantees (but excluding trade payables arising in the ordinary course of business consistent with past practice, intercompany indebtedness and immaterial leases for telephones, copy machines, facsimile machines and other office equipment), (v) relate to any material joint venture, partnership, strategic alliance or similar arrangement (including any franchising agreement) and (vi) relate to any pending purchase or sale by the Company or any of its Subsidiaries of any customer prescription files.

        (d)   Neither the Company nor any of its Subsidiaries is a party to or bound by any financial derivatives master agreements, futures account opening agreements and/or brokerage statements evidencing financial hedging or other trading activities.

        Section 3.15    Benefit Plans.

        (a)   The Company does not maintain or contribute to or have any obligation to maintain or contribute to, or have any direct or indirect Liability, with respect to any Company Benefit Plan or Multiemployer Plan. No named executive officer (as listed in the Company's most recently filed proxy statement with the SEC) participates in or is otherwise eligible to receive payments or benefits from any Company Benefit Plan not listed in Section 3.15 of the Company Disclosure Letter. The Company has made available to Parent with respect to each Company Benefit Plan, a correct and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (i) the most recent documents constituting the Company Benefit Plan and all amendments thereto; (ii) any related trust agreement or other funding instrument; (iii) the most recent determination letter received from the Internal Revenue Service ("IRS"); (iv) the most recent summary plan description and summary of material modifications; (v) the three most recent (A) Forms 5500 and attached schedules, (B) audited financial statements and (C) actuarial valuation reports; and (vi) all material correspondence with any Governmental Entity regarding the operation or the administration of any Company Benefit Plan given or received within the last three years. All references to the "Company" in this Section 3.15 shall refer to the Company and any employer that would be considered a single employer with the Company under Sections 414(b), (c), (m) or (o) of the Code.

        (b)   Since the date of most recent financial statements contained in the Company SEC Reports filed prior to the date hereof, there has been no amendment, modification or change relating to any Company Benefit Plan which would materially increase the cost of such Company Benefit Plan.

        (c)   The Company does not maintain or contribute to, and has not within the preceding six years maintained or contributed to, or had during such period the obligation to maintain or contribute to, any Company Benefit Plan subject to (i) Section 412 of the Code, (ii) Title IV of ERISA or (iii) any "multiple employer plan" within the meaning of the Code or ERISA.

        (d)   Each Company Benefit Plan is in compliance in all respects with all applicable Laws, except for such noncompliance which would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect. Each Company Benefit Plan that requires registration with a Governmental Entity has been so registered. Except as set forth in Section 3.15(d) of the Company Disclosure Letter, (i) each Company Benefit Plan which is intended to qualify under Section 401(a) of the Code has been issued a favorable determination letter by the IRS with respect to such qualification; (ii) its related trust has been determined to be exempt from taxation under Section 501(a) of the Code; (iii) to the knowledge of the Company, no event has occurred since the date of such qualification or exemption that would adversely affect such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA, the Code or any other applicable Law; (iv) with respect to any Company Benefit Plan, other than routine claims for benefits, no Liens, Legal Actions or complaints to or by any Person have been filed or made against such Company Benefit Plan or the Company or, to the knowledge of the Company, against any other Person and, to the knowledge of the Company, no such Liens, Legal Actions or complaints are contemplated or threatened and (v) except for noncompliance which would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, no individual who has performed services for the Company has been improperly excluded from participation in any Company Benefit Plan.

        (e)   Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in combination with another event) (i) result in any payment becoming due, or increase the amount of any compensation due, to any current or former employee of the Company; (ii) increase any benefits otherwise payable under any Company Benefit Plan; (iii) result in the acceleration of the time of payment or vesting of any such compensation or benefits; (iv) result in the payment of any amount that could reasonably be construed, individually or in combination with any other such payment, to constitute an "excess parachute payment," as defined in Section 280G(b)(1) of the Code; or (iv) result in the triggering or imposition of any restrictions or limitations on the rights of the Company to amend or terminate any Company Benefits Plan.

        (f)    The Company has no Liabilities with respect to any misclassification of any Person as an independent contractor rather than as an employee except as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.

        (g)   Neither the Company nor any Company Benefit Plan, nor to the knowledge of the Company any "disqualified person" (as defined in Section 4975 of the Code) or "party in interest" (as defined in Section 3(18) of ERISA), has engaged in any non-exempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which, individually or in the aggregate, has resulted or would reasonably be expected to result in any Company Material Adverse Effect.

        (h)   The Company has not withdrawn in a complete or partial withdrawal from any Multiemployer Plan or incurred any unsatisfied liability due to the termination, insolvency or reorganization of a Multiemployer Plan within the last six years. The Company has not received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4121 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA) or has been terminated (within the meaning of Title IV of ERISA).

        (i)    No Company Securities constitute or have constituted a material part of the assets of any Company Benefit Plan.

        (j)    Neither the Company nor any organization to which the Company is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, has engaged in any transaction described in Sections 4069 or 4212(c) of ERISA.

        (k)   No Company Benefit Plan covers employees of the Company or any of its Subsidiaries outside of the United States.

        (l)    There is no Contract, plan or arrangement covering any Person that, individually or in the aggregate, could give rise to the payment of any amount that would not be deductible by Parent, the Company or any of their respective Subsidiaries by reason of Section 162(m) of the Code.

        Section 3.16    Labor Relations.

        (a)   Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization and, within the last three years there has not been any, and there is no pending or, to the Company's knowledge, threatened (i) labor strike or (ii) material arbitration, grievance, unfair labor practice charge or complaint, dispute, strike, picket, walkout, work stoppage, slow-down, other job action, lockout or organizational effort involving the Company or any of its Subsidiaries.

        (b)   The Company and each of its Subsidiaries is in compliance in all material respects with all applicable Laws relating to the employment of labor, including all such applicable Laws relating to wages, hours, collective bargaining, employment discrimination, civil rights, safety and health, workers' compensation, pay equity and the collection and payment of withholding and/or Social Security taxes and similar Taxes, and, to the knowledge of the Company, there is no pending or threatened inquiry or audit from any Governmental Entity concerning the Company's compliance with any applicable Law relating to the employment of labor. Neither the Company nor any of its Subsidiaries has any obligation to pay overtime in respect of any employee determined by the Company or such Subsidiary to be exempt from the overtime requirements of the Fair Labor Standards Act or any similar State Law.

        (c)   The Company or its Subsidiaries maintains in all material respects the original I-9 Employment Eligibility Verification Forms for persons it has employed, including those persons it currently employs, during the three year period ending on the date of the execution of this Agreement.

        Section 3.17    Taxes.

        (a)   All material Tax Returns required to be filed by or with respect to the Company or any of its Subsidiaries have been properly prepared and timely filed, and all such Tax Returns are correct and complete in all material respects.

        (b)   The Company and its Subsidiaries have fully and timely paid all material Taxes owed by them (whether or not shown on any Tax Return) and have made adequate provision in accordance with GAAP for any Taxes that are not yet due and payable, other than Taxes being contested in good faith by appropriate proceedings for which adequate reserves have been provided on the September 2003 Balance Sheet or, if any such contest commenced after September 27, 2003, for which adequate reserves are provided in accordance with GAAP.

        (c)   The Company and its Subsidiaries have made available to Parent correct and complete copies of all material Tax Returns, examination reports and statements of deficiencies for taxable periods for which the applicable statutory periods of limitation have not expired.

        (d)   There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection, assessment or reassessment of, Taxes due from the Company or any of its Subsidiaries for any taxable period and no request for any such waiver or extension is currently pending.

        (e)   No audit or other proceeding by any Governmental Entity is pending with respect to any Taxes due from or with respect to the Company or any of its Subsidiaries. No Governmental Entity has given written notice of its intention to assert any deficiency or claim for additional Taxes against the Company or any of its Subsidiaries. No written claim has been made against the Company or any of its Subsidiaries by any Governmental Entity in a jurisdiction where the Company and its Subsidiaries do not file Tax Returns that the Company or such Subsidiary is or may be subject to taxation by that jurisdiction. All deficiencies for Taxes asserted or assessed against the Company or any of its Subsidiaries have been fully and timely paid, settled or properly reflected in the most recent financial statements contained in the Company SEC Reports filed prior to the date hereof.

        (f)    There are no Liens for Taxes upon the Company Assets, except for Liens for current Taxes not yet due.

        (g)   Neither the Company nor any of its Subsidiaries is a party to any Contract relating to the sharing, allocation or indemnification of Taxes (collectively, "Tax Sharing Agreements") or has any liability for Taxes of any Person (other than members of the affiliated group, within the meaning of Section 1504(a) of the Code, filing consolidated federal income tax returns of which the Company is the common parent) under Treasury Regulation § 1.1502-6, Treasury Regulation § 1.1502-78 or any similar state, local or foreign Laws, as a transferee or successor, or otherwise.

        (h)   Neither the Company nor any of its Subsidiaries has constituted a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of shares qualifying for tax-free treatment under Section 355 of the Code.

        (i)    Neither the Company nor any of its Subsidiaries has executed or entered into a closing agreement under Section 7121 of the Code or any similar provision of state, local or foreign Laws, and neither the Company nor any of its Subsidiaries is subject to any private letter ruling of the IRS.

        (j)    Neither the Company nor any of its Subsidiaries has entered into any transaction that constitutes a "listed transaction" within the meaning of Treasury Regulation § 1.6011-4(b)(2).

        (k)   The net operating loss carryforwards of the Company and its Subsidiaries (the "NOLs") are not subject to any limitation under Section 382 or 384 of the Code or otherwise and, as of the date hereof, such NOLs are set forth in Section 3.17(k) of the Company Disclosure Letter. There are no Legal Actions pending or, to the knowledge of the Company, threatened against, with respect to or in limitation of the NOLs, including any limitations under Section 382 or 384 of the Code (other than limitations incurred in connection with transactions contemplated by this Agreement).

        (l)    None of the Company or any of its Subsidiaries has agreed, or is required, to make any adjustment under Section 481(a) of the Code, and no Governmental Entity has proposed in writing any such adjustment or change in accounting method.

        (m)  Neither the Company nor any of its Subsidiaries is, or has been, a person other than a "United States person" within the meaning of the Code.

        (n)   Neither the Company nor any of its Subsidiaries is a "United States real property holding corporation" within the meaning of Section 897 of the Code.

        Section 3.18    Environmental Matters.

        (a)   Except as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, the Company and each of its Subsidiaries are in compliance with all applicable Laws relating to (i) pollution, contamination, protection of the environment, or to health or safety as they may be affected by exposure to Hazardous Substances, (ii) emissions, discharges, disseminations, releases or threatened releases of Hazardous Substances into the air (indoor or outdoor), surface water, groundwater, soil, land surface or subsurface, buildings, facilities, real or personal property or fixtures or (iii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances (collectively, "Environmental Laws").

        (b)   Except as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, there are no past or present conditions, events, circumstances, facts, activities, practices, incidents, actions, omissions or plans:

            (i)  that (A) would reasonably be expected to give rise to any Liabilities of the Company or any of its Subsidiaries under any Environmental Law or (B) have given rise to any such Liability that has not been resolved or discharged in all material respects;

           (ii)  that would reasonably be expected to require the Company or any of its Subsidiaries to incur any cleanup, remediation, removal or other response costs (including the cost of coming into compliance with Environmental Laws), investigation costs (including fees of consultants, counsel and other experts in connection with any environmental investigation, testing, audits or studies), losses, Liabilities, payments, damages (including any actual, punitive or consequential damages (A) under any Environmental Law, contractual obligations or otherwise or (B) to third parties for personal injury or property damage), civil or criminal fines or penalties, judgments or amounts paid in settlement, in each case arising under or relating to any Environmental Law (collectively, "Environmental Costs"); or

          (iii)  that, to the knowledge of the Company, would reasonably be expected to form the basis of any Legal Action against or involving the Company or any of its Subsidiaries arising under or relating to any Environmental Law.

        (c)   Neither the Company nor any of its Subsidiaries has since January 1, 2001, received any written notice and the Company does not otherwise have knowledge: (i) that any of them is or may be a potentially responsible Person or otherwise liable in connection with any waste disposal site or other location allegedly containing any Hazardous Substances; (ii) of any failure by any of them to comply with any Environmental Law or the requirements of any environmental Permits; or (iii) that any of them is requested or required by any Governmental Entity to perform any investigatory or remedial activity or other action in connection with any actual or alleged release of Hazardous Substances or any other Environmental Law. Neither the Company nor any of its Subsidiaries has received any such notice or other communication and the Company does not otherwise have knowledge of any such circumstances occurring prior to January 1, 2001 with respect to which the Company has any outstanding material Liability.

        (d)   The Company and its Subsidiaries have provided Parent access to all environmental assessment reports, in the Company's or its Subsidiaries' control, relating to the Company's or its Subsidiaries' current or former owned or leased real property.

        Section 3.19    Intellectual Property.

        (a)   The Company and its Subsidiaries own, or otherwise possess valid IP Licenses or other rights to use the Intellectual Property used in connection with their respective businesses (the "Company Intellectual Property") free and clear of any Liens other than Permitted Liens.

        (b)   Section 3.19(b) of the Company Disclosure Letter sets forth a correct and complete list of all registrations, issuances, filings and applications for any material Intellectual Property filed by the Company or any of its Subsidiaries specifying as to each item, as applicable: (i) the nature of the item, including the title; (ii) the owner of the item; (iii) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed; and (iv) the issuance, registration or application numbers and dates.

        (c)   Section 3.19(c) of the Company Disclosure Letter sets forth a correct and complete list of all material IP Licenses under which the Company or any of its Subsidiaries is a licensor or licensee as of the date hereof.

        (d)   To the knowledge of the Company, all of the Company's and its Subsidiaries' rights in the material Company Intellectual Property owned or purportedly owned by the Company or its Subsidiaries are valid and enforceable. The Company and its Subsidiaries have used reasonable efforts to maintain and protect each material item of Company Intellectual Property owned or purported to be owned by them. To the knowledge of the Company, none of the products or services owned, used, developed, provided, sold, licensed, imported or otherwise exploited by the Company or any of its Subsidiaries infringes upon or otherwise violates any Intellectual Property rights of others other than with respect to merchandise carried in the ordinary course of business. To the knowledge of the Company, no Person is materially infringing upon or otherwise violating the Intellectual Property rights of the Company or any of its Subsidiaries.

        (e)   All material Software (other than commercially-available off-the-shelf software) used or owned by the Company or any of its Subsidiaries is set forth and described in Section 3.19(e) of the Company Disclosure Letter.

        (f)    The Company has privacy policies (each, a "Privacy Policy") regarding the collection and use of information from customers and website visitors ("Customer Information"), correct and complete copies of which have been made available to Parent. Neither the Company nor any of its Subsidiaries has collected or used any Customer Information in material violation of any applicable Laws or in material violation of any applicable Privacy Policy. The Company and its Subsidiaries have reasonable security measures in place to protect the Customer Information they receive through their websites and store in their computer systems from illegal use by third parties or use by third parties in a manner that violates the privacy rights of their customers. To the knowledge of the Company, the transactions contemplated by this Agreement will not materially violate any Privacy Policy as it existed when the relevant Customer Information was collected or obtained.

        Section 3.20    Real Property.

        (a)   Section 3.20(a) of the Company Disclosure Letter sets forth a correct and complete schedule of all leases, subleases, licenses and other agreements (the "Real Property Leases") under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy any real property as of the date hereof (the "Leased Real Property") and the address of the real property demised by each Real Property Lease, the name of landlord under each Real Property Lease and the commencement date of each Real Property Lease. The information set forth in Section 3.20(a) of the Company Disclosure Letter with respect to each Real Property Lease is correct and complete in all material respects.

        (b)   Section 3.20(b) of the Company Disclosure Letter sets forth a correct and complete schedule of all real property owned by the Company or any of its Subsidiaries as of the date hereof (the "Owned Real Property" and, together with the Leased Real Property, the "Real Property"). The Real Property constitutes all of the real property used by the Company and its Subsidiaries in the conduct of their business as of the date hereof.

        (c)   Section 3.20(c) of the Company Disclosure Letter is a correct and complete list of all of the stores operated by the Company or any of its Subsidiaries as of the date hereof.

        (d)   The Company and its Subsidiaries have good and marketable title to the Owned Real Property and good and valid leasehold interests in the Leased Real Property, in each case not subject to any Liens other than Permitted Liens and except as would not reasonably be expected, individually or in the aggregate, to materially impair the business, value or operations of the Company and its Subsidiaries, taken as a whole.

        (e)   Section 3.20(e) of the Company Disclosure Letter is a correct and complete schedule of all subleases of Leased Real Property or leases of Owned Real Property, if any, pursuant to which a third party has the right to occupy any of the Real Property as of the date hereof (the "Real Property Subleases") and the address of the real property demised by each Real Property Sublease, the name of the sub-tenant under each Real Property Sublease and the commencement date of each Real Property Sublease.

        (f)    Since September 28, 2003, there has been no damage by fire or other casualty affecting the Real Property for which adequate insurance coverage is not available.

        (g)   Since January 1, 2001, neither the Company nor any of its Subsidiaries has received any written notice of any pending, threatened or contemplated condemnation proceeding affecting the Real Property or any part thereof or any sale or other disposition of the Real Property or any part thereof in lieu of condemnation. To the knowledge of the Company, there is no pending, threatened or contemplated condemnation proceeding affecting a material portion of the Real Property or any sale or other disposition of a material portion of the Real Property in lieu of condemnation.

        Section 3.21    Personal Property; Inventory.

        (a)   The Company and its Subsidiaries have good and marketable title to, or a valid and enforceable leasehold interest in, all Company Assets (other than the Real Property) owned, used or held for use by them, except as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect. Neither the Company's nor any of its Subsidiaries' ownership of or leasehold interest in any such Company Asset is subject to any Liens, except for Liens that would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect. Except for normal wear and tear, to the knowledge of the Company, the machinery and equipment of the Company and its Subsidiaries necessary for the continued conduct of their respective businesses are in generally good operating condition and in a state of reasonable maintenance and repair.

        (b)   Since January 1, 2001, the Company has not received written notice requesting a material recall of any item of Inventory. "Inventory" means all of the Company's and its Subsidiaries' inventory and merchandise, whether located in any of the Company's or its Subsidiaries' stores, warehouse, or in transit to any of such stores, together with the Company's and its Subsidiaries packaging inventory and displays.

        Section 3.22    Permits; Compliance with Laws.

        (a)   Each of the Company and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, easements, variances, exceptions, certifications, registrations, consents, certificates, approvals and other permits of any Governmental Entity ("Permits") necessary for it to own, lease and operate the Company Assets or to carry on its business as it is now being conducted (collectively, the "Company Permits"), and all such Company Permits are in full force and effect, except as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect. No suspension, revocation or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, and no such suspension or cancellation will result from the transactions contemplated by this Agreement, except as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.

        (b)   The Company, and any of its Subsidiaries that directly or indirectly receive reimbursement or payments under Titles XVIII and XIX of the Social Security Act (the "Medicare and Medicaid programs") are certified for participation and reimbursement under the Medicare and Medicaid programs. The Company, and any of its Subsidiaries that directly or indirectly receive reimbursement or payments under the Medicare and Medicaid programs, the CHAMPUS and TRICARE programs and such other similar federal, state or local reimbursement or governmental programs, (collectively, the "Government Programs"), have current provider numbers and provider agreements required under such

Government Programs. The Company, and any of its Subsidiaries that directly or indirectly receive payments under any non-governmental program, including any private insurance program (collectively, the "Private Programs"), have all provider agreements and provider numbers that are required under such Private Programs.

        (c)   The Company has made available to Parent correct and complete copies of the Company Permits relating to the Government Programs and the Private Programs (including the name of the issuing agency and the expiration date). All licenses, DEA registration certificates, provider numbers and provider agreements under all Government Programs and Private Programs have been provided to Parent.

        (d)   None of the Company, any of its Subsidiaries or any of their respective directors, officers, managers, employees or agents, is, and during the past two years has not been, in conflict with, or in default or violation of, (i) any Laws applicable to the Company or such Subsidiary or by which any of the Company Assets is bound or (ii) any Company Permits, except as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect. No violation, default, Order or Legal Action exists with respect to the aforementioned Company Permits, Medicare or Medicaid certifications, provider agreements or provider numbers (collectively, "Company Regulatory Authorizations"), except as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any pending and unresolved (or, if resolved, without material Liability to the Company or any of its Subsidiaries) written or oral notice of any violation or of any investigation or inquiry into an alleged or suspected violation of any Law or of any of the Company Regulatory Authorizations that would reasonably be expected, individually or in the aggregate, to materially impair the business, value or operations of the Company and its Subsidiaries, taken as a whole. To the knowledge of the Company and its Subsidiaries, no event has occurred that, with the giving of notice, the passage of time, or both, would constitute grounds for a material violation or order with respect to any such Company Regulatory Authorizations, or to revoke, withdraw or suspend any such Company Regulatory Authorizations, or to terminate the participation of the Company or any of its Subsidiaries in any Government Program or Private Program.

        (e)   To the knowledge of the Company, since January 1, 2001, none of the Company, any of its Subsidiaries or any officer, professional employee or contractor of the Company (during the term of such individual's employment by the Company or while acting as an agent of the Company) or its Subsidiaries or Affiliates has been convicted of any crime, or knowingly engaged in any conduct, for which debarment or similar punishment is mandated or permitted by any applicable Law. None of the Company, any of its Subsidiaries or any officer, director or managing employee of the Company or any of its Subsidiaries and no Person providing professional services in connection with the operations of the Company or any of its Subsidiaries has engaged in any activities that are prohibited, or cause for the imposition of penalties or mandatory or permissive exclusion, under 42 U.S.C. §§ 1320a-7, 1230a-7a, 1320a-7b, 1395nn or 1396b, 31 U.S.C. §§ 3729-3733, or the federal CHAMPUS/TRICARE statute (or other federal or state statutes related to false or fraudulent claims) or the regulations promulgated thereunder pursuant to such Laws or related Laws, or under any criminal Laws relating to health care services or payments, or that are prohibited by rules of professional conduct.

        (f)    Since January 1, 2001, the Company and each of its Subsidiaries have timely filed all reports and billings required to be filed prior to the date hereof with respect to the Government Programs and Private Programs, all fiscal intermediaries and other insurance carriers and all such reports and billings are complete and accurate in all material respects and have been prepared in compliance in all material respects with all applicable Laws, regulations, rules, manuals and guidance governing reimbursement and claims, except where the failure to file in a timely manner would not reasonably be expected, individually or in the aggregate, to materially impair the business, value or operations of the Company and its Subsidiaries, taken as a whole. The Company and its Subsidiaries have paid or caused to be paid all known and undisputed refunds, overpayments, discounts or adjustments that have become due pursuant to such reports and billings, to the knowledge of the Company, have not claimed or received reimbursements from Government Programs or Private Programs in excess of amounts permitted by Law, and have no Liability under any Government Program or Private Program for any material refund, overpayment, discount or adjustment. There are no pending appeals, adjustments, challenges, audits, inquiries, litigation or written notices of intent to audit with respect to such prior reports or billings, and during the last three years neither the Company nor any of its Subsidiaries has been audited, or otherwise examined by any Government Program or Private Program.

        (g)   Neither the Company nor any of its Subsidiaries (i) is a party to any consent, agreement or memorandum of understanding with any Governmental Entity, (ii) is subject to any Order or (iii) has adopted any board resolutions at the request of any Governmental Entity, in any case that restricts the conduct of its business or that in any manner relates to the management or operation of its business (collectively, "Company Regulatory Agreements"). To the knowledge of the Company, neither the Company nor any of its Subsidiaries has been advised by any Governmental Entity that such Governmental Entity is considering issuing or requesting any Company Regulatory Agreement.

        (h)   To the knowledge of the Company, neither the Company nor any of its Subsidiaries, nor any director, officer, employee, agent or representative of the Company or any of its Subsidiaries has made, directly or indirectly, any (i) bribe or kickback, (ii) illegal political contribution, (iii) payment from corporate funds which was improperly recorded on the books and records of the Company or any of its Subsidiaries, (iv) unlawful payment from corporate funds to governmental officials for the purpose of influencing their actions or the actions of the Governmental Entity which they represent or (v) unlawful payment from corporate funds to obtain or retain any business.

        Section 3.23    Insurance.    All material policies of fire, liability, workers' compensation, director and officer, malpractice and professional liability and other forms of insurance providing insurance coverage to or for any of the Company and its Subsidiaries including loss runs in respect of each such policy for the last three years have been made available to Parent and (i) the Company or its Subsidiaries are named insureds under such policies, (ii) all premiums required to be paid with respect thereto covering all periods up to and including the Effective Time have been paid, (iii) there has been no material lapse in coverage under such policies during any period for which the Company and its Subsidiaries have conducted their respective operations, (iv) each such policy has been issued on an "occurrence" basis and (v) no notice of cancellation or termination has been received by the Company or any of its Subsidiaries with respect to any such policy. None of the Company or its Subsidiaries has any obligation for retrospective premiums for any period prior to the Effective Time which would reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect. All such policies are in full force and effect and will remain in full force and effect up to and including the Effective Time, unless replaced with comparable insurance policies having comparable terms and conditions. No insurer has put the Company on notice that coverage has or may be denied with respect to any pending claim equal to or in excess of $500,000 submitted to insurer by the Company.

        Section 3.24    Rights Agreement.    Except for the Company Rights Agreement, neither the Company nor any Subsidiary of the Company has in effect any stockholder rights plan or similar device or arrangement, commonly or colloquially known as a "poison pill" or "anti-takeover" plan or any similar plan, device or arrangement and the board of directors of the Company has not adopted or authorized the adoption of such a plan, device or arrangement. The Company has made available to Parent a correct and complete copy of the Company Rights Agreement in effect as of the date of this Agreement. The Company has taken all necessary action to:

        (a)   render the Company Rights inapplicable to this Agreement, the Merger and the other transactions contemplated by this Agreement; and

        (b)   ensure that (i) neither Parent, Merger Sub nor any of their Affiliates will become or be deemed to be an "Acquiring Person" (as defined in the Company Rights Agreement) and (ii) no "Distribution Date," "Shares Acquisition Date" or "Trigger Event" (each as defined in the Company Rights Agreement) will occur by reason of (A) the approval, execution or delivery of this Agreement, (B) the announcement or consummation of the Merger or (C) the consummation of any of the other transactions contemplated by this Agreement; and

        (c)   cause the Company Rights to terminate immediately upon the Effective Time.

        Section 3.25    Takeover Statutes.    The board of directors of the Company has taken all necessary action to ensure that the restrictions on business combinations contained in Section 203 of the DGCL will not apply to this Agreement, the Merger or the other transactions contemplated by this Agreement, including by approving this Agreement, the Merger and the other transactions contemplated by this Agreement. To the knowledge of the Company, no other so-called "fair price," "moratorium," "control share acquisition" or other similar state anti-takeover laws ("Takeover Statutes") apply or purport to apply to this Agreement, the Merger or any of the other transactions contemplated by this Agreement.

        Section 3.26    Opinion of Financial Advisor.    Bear, Stearns & Co. Inc. (the "Company Financial Advisor") has delivered to the board of directors of the Company its written opinion to the effect that, as of the date of this Agreement, the Merger Consideration is fair to the stockholders of the Company from a financial point of view. The Company has made available to Parent a complete and correct copy of such opinion. The Company has obtained the authorization of the Company Financial Advisor to include a copy of such opinion in the Company Proxy Statement.

        Section 3.27    Brokers and Finders.    No broker, finder or investment banker other than the Company Financial Advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has made available to Parent a correct and complete copy of all agreements between the Company and the Company Financial Advisor under which the Company Financial Advisor would be entitled to any payment relating to the Merger or such other transactions.

        Section 3.28    Information in Proxy Statement.

        (a) The Company Proxy Statement and any other document filed with the SEC by the Company in connection with the Merger (or any amendment thereof or supplement thereto), at the date first mailed to the Company stockholders, at the time of the Company Stockholders Meeting and at the time filed with the SEC, as the case may be, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that no representation is made by the Company with respect to statements made therein based on information supplied by Parent or Merger Sub for inclusion in such documents. The Company Proxy Statement and such other documents filed with the SEC by the Company shall comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

        (b)   The information furnished to Parent and Merger Sub specifically for inclusion in the Schedule 13E-3, or any amendment or supplement thereto, or specifically for inclusion in any other documents filed with the SEC by Parent or the Merger Sub in connection with the Merger, shall, at the date first mailed to the Company's stockholders, at the time of the Company Stockholders Meeting and at the time filed with the SEC, not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        Section 3.29    Transactions with Affiliates.    Except to the extent disclosed in the Company SEC Reports filed prior to the date hereof, from January 1, 2001 through the date hereof there have been no transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and the Company's directors, officers, Affiliates (other than wholly-owned Subsidiaries of the Company) or other Persons, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act. Section 3.29 of the Company Disclosure Letter sets forth a correct and complete list of all Contracts between the chief executive officer of the Company, on the one hand, and the Company or any of its Affiliates, on the other hand.

        Section 3.30    No Other Representations or Warranties.    The Company has not made, and does not hereby make, any representations or warranties, express or implied, except as specifically set forth herein.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT

        Except as set forth in the disclosure letter (with specific reference to the Section or Subsection of this Agreement to which the information stated in such disclosure relates; provided that any fact or condition disclosed in any section of such disclosure letter in such a way as to make its relevance to another section of such disclosure letter that relates to a representation or representations made elsewhere in Article IV of this Agreement reasonably readily apparent shall be deemed to be an exception to such representation or representations notwithstanding the omission of a reference or cross reference thereto) delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Letter"), Parent and Merger Sub represent and warrant to the Company that:

        Section 4.1    Organization and Power.    Parent is a limited liability company and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as now conducted.

        Section 4.2    Authorization; Enforceability.    Each of Parent and Merger Sub has all necessary limited liability company or corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The managing member of Parent has unanimously adopted resolutions approving this Agreement and the transactions contemplated by this Agreement. The board of directors of Merger Sub has unanimously adopted resolutions approving and declaring advisable this Agreement and the transactions contemplated by this Agreement. The execution and delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary limited liability company or corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and constitutes a legal, valid and binding agreement of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms.

        Section 4.3    Governmental Authorizations.    The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement do not and will not require any consent, approval or other authorization of, or filing with or notification to, any Governmental Entity, other than:

        (a)   the filing of the Certificate of Merger with the Secretary of State of the State of Delaware;

        (b)   the filing with the SEC of a Schedule 13E-3 and any other filings or reports that may be required in connection with this Agreement and the transactions contemplated by this Agreement under the Exchange Act;

        (c)   compliance with state securities or "blue sky" laws;

        (d)   the pre-merger notification required under the HSR Act; and

        (e)   assuming that all of the consents, approvals, authorizations, filings and notifications set forth in Section 3.5 of the Company Disclosure Letter have been obtained or made, where the failure to obtain such consents, approvals or authorizations, or to make such filings or notifications would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect.

        Section 4.4    Non-Contravention.    The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement do not and will not:

        (a)   contravene or conflict with, or result in any violation or breach of, any provision of the certificate of formation, operating agreement and other organizational documents of Parent and the certificate of incorporation and bylaws of Merger Sub;

        (b)   contravene or conflict with, or result in any violation or breach of, any material Laws or Orders applicable to Parent or any of its Subsidiaries or by which any assets of Parent or any of its Subsidiaries ("Parent Assets") are bound, assuming that all consents, approvals, authorizations, filings and notifications described in Section 4.3 have been obtained or made;

        (c)   result in any violation or breach of, or constitute a default (with or without notice or lapse of time or both) under, any Contracts to which Parent or any of its Subsidiaries is a party or by which any Parent Assets are bound (collectively, "Parent Contracts"); or

        (d)   require any consent, approval or other authorization of, or filing with or notification to, any Person under any Parent Contracts;

except, in the case of clauses (c)—(d) for any of the foregoing that would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect.

        Section 4.5    Interim Operations of Merger Sub.    Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated by this Agreement.

        Section 4.6    Schedule 13E-3 and Proxy Information.

        (a) The Schedule 13E-3 and any other document filed with the SEC by Parent or the Merger Sub in connection with the Merger (or any amendment thereof or supplement thereto), at the date first mailed to the Company stockholders, at the time of the Company Stockholders Meeting and at the time filed with the SEC, as the case may be, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that no representation is made by Parent or the Merger Sub with respect to (i) statements made therein based on information supplied by the Company for inclusion in such documents and (ii) without limiting Section 4.6(b), the Company Proxy Statement and the exhibits thereto. The Schedule 13E-3 and such other documents filed with the SEC by Parent or the Merger Sub shall comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

        (b)   The information furnished to the Company by Parent and Merger Sub specifically for inclusion in the Company Proxy Statement, or any amendment or supplement thereto, or specifically for inclusion in any other documents filed with the SEC by the Company in connection with the Merger, shall, at the date first mailed to the Company's stockholders, at the time of the Company Stockholders Meeting and at the time filed with the SEC, not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        Section 4.7    Financing.

        (a)   Parent has entered into an equity commitment letter (the "Equity Commitment Letter") pursuant to which the equity financing source identified therein has committed to contribute to Parent up to $253,900,000 in the aggregate (the "Equity Financing"), subject to the terms and conditions therein and assuming that the conditions set forth in Sections 6.1 and 6.2 are satisfied as of the Closing. Parent has delivered correct and complete copies of the Equity Commitment Letter to the Company. As of the date hereof, the Equity Commitment Letter is in full force and effect and has not been amended or terminated in any manner adverse to the Company.

        (b)   Parent has entered into a debt commitment letter (the "Debt Commitment Letter" and together with the Equity Commitment Letter, the "Commitment Letters") pursuant to which the debt financing sources identified therein have committed to contribute to Parent up to $495,000,000 in the aggregate (the "Debt Financing" and together with Equity Financing, the "Financing"), subject to the terms and conditions therein and assuming that the conditions set forth in Sections 6.1 and 6.2 are satisfied as of the Closing. Parent has delivered correct and complete copies of the Debt Commitment Letter to the Company. As of the date hereof, the Debt Commitment Letter is in full force and effect and has not been amended or terminated in any manner adverse to the Company.

        (c)   To the knowledge of Parent, as of the date hereof, there are no conditions precedent related to the funding of the Financing other than as set forth in the Commitment Letters.

        Section 4.8    Brokers and Finders.    No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

        Section 4.9    No Other Representations or Warranties.    Parent and Merger Sub have not made, and do not hereby make, any representations or warranties, express or implied, except as specifically set forth herein.

ARTICLE V
COVENANTS

        Section 5.1    Conduct of Business of the Company.    During the period from the date of this Agreement until and including the Effective Time or the date on which this Agreement is terminated pursuant to its terms, except as expressly contemplated by this Agreement, the Company shall, and shall cause each of its Subsidiaries to, (x) conduct its operations only in the ordinary course of business consistent with past practice and with no less diligence and effort than would be applied in the absence of this Agreement and (y) use commercially reasonable efforts to maintain and preserve intact its business organization, retain the services of its current officers and key employees and preserve the good will of its customers, suppliers and other Persons with whom it has material business relationships. Without limiting the generality of the foregoing, during the period from the date of this Agreement until and including the Effective Time or the date on which this Agreement is terminated pursuant to its terms, and except as otherwise contemplated by this Agreement or set forth in Section 5.1 of the Company Disclosure Letter, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent:

  (a)
  amend any of the Company Organizational Documents;

        (b)   do or effect any of the following actions with respect to the Company Securities: (i) adjust, split, combine or reclassify any Company Securities, (ii) make, declare or pay any dividend (other than dividends paid by wholly-owned Subsidiaries) or distribution on, or, directly or indirectly, redeem, purchase or otherwise acquire, any Company Securities, (iii) grant any Person any right or option to acquire any Company Securities other than to employees hired after the date hereof pursuant to the Company Option Plans consistent with past practice but in any event not in excess of 100,000 underlying Shares, (iv) issue, deliver, pledge, dispose of or sell any Company Securities (except pursuant to the exercise of the Company Stock Options or the conversion of any Convertible Notes that are outstanding as of the date of this Agreement) or (v) enter into any Company Contract, understanding or arrangement with respect to the sale, voting, registration or repurchase of any Company Securities;

        (c)   except for increases in salary, wages and benefits of officers or employees (i) consistent with past practice, (ii) in conjunction with new hires, promotions or other changes in job status, (iii) pursuant to existing collective bargaining agreements, or (iv) changes to Company Benefit Plans as of a beginning of a plan year in the ordinary course of business consistent with past practice, (A) increase the compensation or benefits payable or to become payable to its directors, officers or employees, (B) pay any compensation or benefits not required by any existing plan or arrangement (including the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or grant any severance or termination pay to (except pursuant to existing agreements, plans or policies), or enter into any employment or severance agreement with, any director, officer or other employee or (C) establish, adopt, enter into, amend or take any action to accelerate rights under any Company Benefit Plans, except in each case to the extent required by applicable Laws or such plans;

        (d)   acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof with a purchase price in excess of $5,000,000, individually or in the aggregate, or acquire, lease or manage any material assets, other than the acquisition of inventory, equipment and customer prescription files in the ordinary course of business consistent with past practice;

        (e)   other than in the ordinary course of business consistent with past practice, not sell, lease, license or subject to any Lien or otherwise dispose of any material Company Assets other than (i) any Liens for Taxes not yet due and payable or Taxes that are being contested in good faith by appropriate proceedings for which adequate reserves have been provided on the September 2003 Balance Sheet or, if any such contest commenced after September 27, 2003, for which adequate reserves are provided in accordance with GAAP, and (ii) such mechanics and similar liens, if any, as arise in the ordinary course of business for amounts that are not more than thirty (30) days overdue or that are being contested in good faith by appropriate proceedings for which adequate reserves have been provided on the September 2003 Balance Sheet or if any such contest commenced after September 27, 2003, for which adequate reserves are provided in accordance with GAAP;

        (f)    adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

        (g)   except for contracts entered into in the ordinary course of business consistent with past practice and commitments, amendments, modifications, terminations or waivers in the ordinary course of business consistent with past practice, not make any commitment (including any payment not expressly required thereunder) or enter into, or amend, modify, or terminate, or waive any rights under, any material Company Contract;

        (h)   without the prior written consent of Parent (which consent shall not be unreasonably withheld), not make any commitment or enter into, or amend, or terminate, or waive any rights under, any collective bargaining agreement;

        (i)    without the prior written consent of Parent (which consent shall not be unreasonably withheld), not (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, except for (x) borrowings under its existing revolving line of credit that are made in the ordinary course of business consistent with past practice and that do not result in aggregate borrowings at any time outstanding in excess of $120,000,000, and (y) the endorsement of checks in the normal course of business consistent with past practice, (ii) enter into derivative, swap or any other off-balance sheet structure or transaction or (iii) make any loans, advances or capital contributions to, or investments in, any other Person, other than the Company or any direct or indirect wholly-owned Subsidiary of the Company and other than travel and entertainment advances to employees in the ordinary course of business consistent with past practice;

        (j)    without the prior written consent of Parent (which consent shall not be unreasonably withheld), make any capital expenditure, other than capital expenditures that are not, in the aggregate, for any fiscal year, more than $2,500,000 in excess of the capital expenditures provided for in the Company's budget for 2003 (a correct and complete copy of which has been provided to Parent);

        (k)   change its accounting policies or procedures (including procedures with respect to payment of accounts payable), other than as required by GAAP or other applicable Laws;

        (l)    without the prior written consent of Parent (which consent shall not be unreasonably withheld) (i) fail to maintain or renew its material existing insurance policies (or substantial equivalents) to the extent available at comparable rates or (ii) increase the premium on such policies or replacements thereof in excess of generally available market rates;

        (m)  settle or compromise any material Legal Actions (whether or not commenced prior to the date of this Agreement) other than settlements or compromises of such Legal Actions where the settlement (i) either (A) is limited solely to monetary payment or (B) would not reasonably be expected, individually or in the aggregate, to materially impair the business, value or operations of the Company and its Subsidiaries, taken as a whole, (ii) includes a release of all material claims that are outside of the ordinary course of business consistent with past practice and (iii) the amount paid by the Company in all such settlements or compromises does not exceed any amounts reflected or reserved against in the September 2003 Balance Sheet by $4,000,000 in the aggregate or $2,000,000 for any individual settlement or compromise;

        (n)   not engage in any transaction with, or enter into any Contract or understanding with, directly or indirectly, any of the Company's Affiliates, including any transactions, Contracts or understandings with any Affiliate or other Person covered under Item 404 of SEC Regulation S-K that would be required to be disclosed under such Item 404 other than transactions between the Company and its wholly-owned Subsidiaries or between the Company's wholly-owned Subsidiaries;

        (o)   effectuate a "plant closing" or "mass layoff," as those terms are defined in the Worker Adjustment and Retraining Act of 1988 or any similar state Laws, affecting in whole or in part any site of employment, facility, operating unit or employee of the Company or any of its Subsidiaries;

        (p)   intentionally invalidate, abandon or dedicate to the public domain, any material Company Intellectual Property owned or purportedly owned by the Company or its Subsidiaries, fail to respond within the applicable deadline to any U.S. Patent and Trademark Office or U.S. Copyright Office actions relating to material Company Intellectual Property owned or purportedly owned by the Company or its Subsidiaries or fail to pay maintenance or similar fees for material Company Intellectual Property owned or purportedly owned by the Company or its Subsidiaries so as to lead to its invalidation or abandonment; or

        (q)   authorize, propose or commit or agree to do any of the foregoing.

        Section 5.2    Access to Information; Cooperation; Confidentiality.

        (a)   The Company shall, and shall cause its Subsidiaries, to (i) provide to Parent and its Representatives access at reasonable times upon prior notice to the officers, employees, agents, properties, books and records of the Company and its Subsidiaries and (ii) make available as promptly as practicable such information concerning the Company and its Subsidiaries as Parent or its Representatives may reasonably request. No investigation conducted under this Section 5.2(a), however, will affect or be deemed to modify any representation or warranty made by the Company in this Agreement.

        (b)   The Company shall reasonably cooperate with and assist Parent with respect to the Financing, including (i) making available to Parent's financing sources all information reasonably requested by them to complete the Financing, (ii) assisting Parent, Merger Sub or such financing sources upon their reasonable request in the preparation of information memoranda (including financial information) to be used in connection with the Financing, including requests for audits, comfort letters or similar accounting reviews and legal opinions, and (iii) otherwise assisting such financing sources in all reasonable respects in their efforts, including by making reasonably available officers of the Company and its Subsidiaries, as appropriate, at meetings of prospective lenders in various locations. Unless this Agreement is terminated for any reason attributable to an action or omission of the Company, Parent will promptly reimburse the Company for any reasonable out-of-pocket expenses it incurs pursuant to this Section 5.2(b).

        (c)   Parent and the Company shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement, dated April 4, 2003 (the "Confidentiality Agreement"), between Parent and the Company with respect to the information disclosed under this Section 5.2. Notwithstanding anything contained herein (or in the Confidentiality Agreement) to the contrary, any party to this Agreement (and each Representative of any party to this Agreement) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement, and all materials of any kind (including opinions or other tax analyses) related to such tax treatment and tax structure; provided that this sentence shall not permit any Person to disclose the name of, or other information that would identify, any party to such transactions or to disclose confidential commercial information regarding such transactions.

        Section 5.3    No Solicitation.

        (a)   From the date of this Agreement until the Effective Time or the termination of this Agreement in accordance with Article VII, except as specifically permitted in Section 5.3(e), 5.3(g) or 5.3(h)(ii), the Company shall not, nor shall it authorize or permit any of its Subsidiaries or Representatives to, directly or indirectly (i) solicit, initiate, knowingly facilitate or knowingly encourage any inquiries, offers or proposals that constitute, or are reasonably likely to lead to, any Acquisition Proposal; (ii) engage in discussions or negotiations with, furnish or disclose any information relating to the Company or any of its Subsidiaries to, or in response to a request therefor, give access to the Company Assets or the books and records of the Company or its Subsidiaries to, any Person that has made or, to the knowledge of the Company, may be considering making any Acquisition Proposal or otherwise in connection with an Acquisition Proposal; (iii) grant any waiver or release under any standstill or similar Contract with respect to the Shares, any Company Securities or any Company Assets; (iv) withdraw, modify or amend the Company Board Recommendation in any manner adverse to Parent; (v) approve, endorse or recommend any Acquisition Proposal; (vi) enter into any agreement in principle, arrangement, understanding or Contract relating to any Acquisition Proposal; or (vii) take any other action inconsistent with the obligations of the Company under this Section 5.3.

        (b)   The term "Acquisition Proposal" shall mean any Contract, proposal, offer or other indication of interest (whether or not in writing and whether or not delivered to the Company stockholders generally) relating to (i) a merger, consolidation, or other business combination involving the Company or any of its Subsidiaries, (ii) a sale, lease, exchange, mortgage, transfer or other disposition, in a single transaction or series of related transactions, of twenty (20%) or more of the Company Assets (including the capital stock of (or other ownership interest in) any Subsidiary of the Company), (iii) a purchase or sale of Company Securities, in a single transaction or series of related transactions, representing twenty percent (20%) or more of the voting power of the capital stock of (or other ownership interest in) the Company or any of its Subsidiaries or any new class or series of stock that would be entitled to a class or series vote with respect to the Merger, including by way of a tender offer, exchange offer or issuance of any Company Securities in connection with any acquisition by the Company or any of its Subsidiaries or (iv) a reorganization, recapitalization, liquidation or dissolution of the Company or any of its Subsidiaries, in each case other than the transactions contemplated by this Agreement.

        (c) The Company shall, and shall cause each of its Subsidiaries and instruct its Representatives to, immediately cease any existing solicitations, discussions, negotiations or other activity with any Person then being conducted with respect to any Acquisition Proposal. The Company shall promptly inform its Representatives of the Company's obligations under this Section 5.3. Without limiting the foregoing, the Company agrees that any breach of the restrictions set forth in this Section 5.3 by any Subsidiary of the Company or any of its or their Representatives shall be deemed to be a breach by the Company of this Section 5.3.

        (d) The Company shall notify Parent within twenty-four (24) hours after receipt of (i) any Acquisition Proposal or indication that any Person is considering making an Acquisition Proposal, (ii) or any request for information relating to the Company or any of its Subsidiaries or (iii) any request for access to the Company Assets or the books and records of the Company or its Subsidiaries that the Company reasonably believes could lead to an Acquisition Proposal. The Company shall provide Parent promptly with the identity of such Person, a detailed description of such Acquisition Proposal, indication or request and, if applicable, a copy of such Acquisition Proposal. The Company shall keep Parent fully informed on a reasonably current basis of the status and details of any such Acquisition Proposal, indication or request.

        (e) Subject to the Company's compliance with the provisions of this Section 5.3 and prior to the obtaining of the Requisite Company Vote, nothing in this Agreement shall prevent the Company or its board of directors from:

          (i)    engaging in discussions or negotiations with, or furnishing or disclosing any information relating to the Company or any of its Subsidiaries or, in response to a request therefor, giving access to the Company Assets or the books and records of the Company or any of its Subsidiaries to, any Person who has made a bona fide written and unsolicited Acquisition Proposal if the board of directors determines that such Acquisition Proposal is reasonably likely to result in a Superior Proposal, but only so long as (x) the board of directors has (A) acted in good faith and by a majority of the independent members of the board of directors, (B) determined, after consultation with a financial advisor of nationally recognized reputation, that such Acquisition Proposal is reasonably likely to result in a Superior Proposal and (C) determined, after consultation with outside legal counsel, that the failure to take such action is reasonably likely to result in a breach of its fiduciary obligations to the stockholders of the Company under applicable Laws and (y) the Company (A) enters into a confidentiality agreement with such Person on terms and conditions no more favorable to such Person than those contained in the Confidentiality Agreement and (B) concurrently discloses or makes available the same information to Parent as it makes available to such Person; and

          (ii)   subject to compliance with Section 5.3(e)(i), entering into a definitive agreement providing for the implementation of a Superior Proposal, but only so long as (A) the board of directors, acting in good faith and by a majority of the independent members of the board of directors, has approved such definitive agreement, (B) the board of directors has determined, after consultation with a financial advisor of nationally recognized reputation, that such bona fide written and unsolicited Acquisition Proposal constitutes a Superior Proposal, (C) the board of directors of the Company has determined, after consultation with outside legal counsel, that the failure to take such action is reasonably likely to result in a breach of its fiduciary obligations to the stockholders of the Company under applicable Laws and (D) the Company terminates this Agreement pursuant to, and after complying with all of the provisions of, Section 7.4(a).

        (f) The term "Superior Proposal" shall mean an Acquisition Proposal for at least a majority of the voting power of the Company's then outstanding securities or all or substantially all of the Company Assets, taken as a whole, which (i) is on terms and conditions more favorable from a financial point of view to the unaffiliated stockholders of the Company than those contemplated by this Agreement, (ii) the conditions to the consummation of which are all reasonably capable of being satisfied in a timely manner, (iii) for which financing, to the extent required, is then committed or reasonably likely to be available and (iv) which was not made in violation of any standstill or similar agreement to which the Company or any of its Subsidiaries is a party.

        (g) The board of directors of the Company shall not (i) approve, endorse or recommend, or propose to approve, endorse or recommend, any Acquisition Proposal or (ii) enter into any agreement in principle or understanding or a Contract relating to an Acquisition Proposal, unless the Company terminates this Agreement pursuant to, and after complying with all of the provisions of, Section 7.4(a).

        (h) Notwithstanding the foregoing, (i) the board of directors of the Company shall be permitted to disclose to the stockholders of the Company a position with respect to an Acquisition Proposal required by Rule 14e-2(a), Item 1012(a) of Regulation M-A or Rule 14d-9 promulgated under the Exchange Act and (ii) the board of directors of the Company may withdraw, modify or amend the Company Board Recommendation at any time if it determines, after consultation with outside legal counsel, that the failure to take such action is reasonably likely to result in a breach of its fiduciary obligations to the stockholders of the Company under applicable Laws.

        Section 5.4    Notices of Certain Events.

        (a) The Company shall notify Parent as promptly as practicable of (i) any notice or other communication from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the transactions contemplated by this Agreement, (ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement, (iii) any Legal Actions, to the knowledge of the Company, threatened or commenced against or otherwise affecting the Company or any of its Subsidiaries or any investigation, complaint, hearing or proceeding by or before any Governmental Entity relating to the Company or any of its Subsidiaries, (iv) except to the extent set forth in the Company Disclosure Letter, any material labor dispute involving the employees of the Company or its Subsidiaries and, whether or not previously disclosed, any adverse change or development of a significant nature relating to such a dispute, (v) any write-off or write-down of, or any determination to write-off or write-down, any asset of the Company or any of its Subsidiaries which write-off, write-down or determination exceeds $1 million individually or $5 million in the aggregate, together with any other write-off or write-down, or (vi) any event, change, occurrence, destruction, damage, loss, circumstance or development between the date of this Agreement and the Effective Time that, in the case of this clause (vi), has made or would reasonably be expected, individually or in the aggregate, to make any of the representations or warranties of the Company contained in this Agreement untrue or inaccurate in a material respect or causes or would reasonably be expected, individually or in the aggregate, to cause any breach of the obligations of the Company under this Agreement.

        (b) Parent shall notify the Company as promptly as practicable of (i) any notice or other communication from any Person alleging that the consent of such Person (or other Person) is or may be required in connection with the transactions contemplated by this Agreement, (ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement, (iii) any written notice from any financing source providing funds to effect the Merger and the other transactions contemplated hereby or (iv) any event, change, occurrence, destruction, damage, loss, circumstance or development between the date of this Agreement and the Effective Time that, in the case of clause (iii) and this clause (iv), has made or would reasonably be expected, individually or in the aggregate, to make any of the representations or warranties of Parent and Merger Sub contained in this Agreement untrue or inaccurate in a material respect or causes or would reasonably be expected to, individually or in the aggregate, to cause any breach of the obligations of Parent or Merger Sub under this Agreement.

        Section 5.5    Company Proxy Statement and Schedule 13E-3.

        (a) As promptly as practicable following the date of this Agreement, the Company shall prepare and file the Company Proxy Statement with the SEC. The Company shall use its commercially reasonable efforts to (i) respond to any comments on the Company Proxy Statement or requests for additional information from the SEC as soon as practicable after receipt of any such comments or requests and (ii) cause the Company Proxy Statement to be mailed to the stockholders of the Company as promptly as practicable following the date of this Agreement. The Company shall promptly (A) notify Parent upon the receipt of any such comments or requests and (B) provide Parent with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC and its staff, on the other hand. Prior to responding to any such comments or requests or the filing or mailing of the Company Proxy Statement, the Company (x) shall provide Parent with a reasonable opportunity to review and comment on any drafts of the Company Proxy Statement and related correspondence and filings, (y) shall include all comments reasonably proposed by Parent for inclusion in such drafts, correspondence and filings and, (z) to the extent practicable, the Company and its outside counsel shall permit Parent and its outside counsel to participate in all communications with the SEC and its staff (including all meetings and telephone conferences) relating to the Company Proxy Statement, this Agreement or any of the transactions contemplated thereby. The Company Proxy Statement shall include the Company Board Recommendation and a copy of the written opinion of the Company Financial Advisor referred to in Section 3.26. If at any time prior to the Effective Time any event shall occur that should, in the reasonable judgment of the Company, be set forth in an amendment of or a supplement to the Proxy Statement, the Company shall, in accordance with the procedures set forth in this Section 5.5(a), prepare and file with the SEC such amendment or supplement as soon thereafter as is reasonably practicable.

        (b) Merger Sub and any Person that may be deemed to be an Affiliate of the Company shall prepare and file concurrently with the filing of the Company Proxy Statement a Statement on Schedule 13E-3 ("Schedule 13E-3") with the SEC. If at any time prior to the Special Meeting any event should occur which is required by applicable Law to be set forth in an amendment of, or supplement to, the Schedule 13E-3, Merger Sub and such Person shall file such amendments or supplements.

        Section 5.6    Company Stockholders Meeting.    The Company shall call and hold the Company Stockholders Meeting as promptly as practicable following the date hereof for the purpose of voting on adoption of this Agreement. Subject to Section 5.3(h)(ii), the Company shall use its reasonable efforts to solicit or cause to be solicited from its stockholders proxies in favor of adoption of this Agreement and shall take all other action necessary or advisable to secure the Requisite Company Vote.

        Section 5.7    Financing.

        (a) Parent shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to (i) maintain in effect the Commitment Letters and to satisfy the conditions (to the extent such conditions are under the reasonable control of Parent) to obtaining the Financing set forth therein, (ii) enter into definitive financing agreements (the "Financing Agreements") with respect to the Financing so that the Financing Agreements are in effect as promptly as practicable following satisfaction of the conditions to this Agreement set forth in Sections 6.1 and 6.2 and (iii) consummate the Financing as soon as practicable following satisfaction of the conditions to this Agreement set forth in Sections 6.1 and 6.2. Parent shall keep the Company reasonably informed of the status of the financing process.

        (b) If the Commitment Letters or the Financing Agreements expire or are terminated for any reason, Parent shall (i) promptly notify the Company of such expiration or termination and the reasons therefor and (ii) use commercially reasonable efforts to obtain alternative financing to consummate the transactions contemplated by this Agreement; it being understood, however, that such commercially reasonable efforts would not require Parent to obtain financing that is (A) with respect to the economic terms thereof, on terms less favorable to Parent thereunder than those set forth in the Commitment Letters or the Financing Agreements, as the case may be (e.g., Parent shall not be required to increase the amount of either the Equity Financing or the Debt Financing (or the interest rates applicable thereto)) or (B) with respect to the non-economic terms thereof, on terms that are substantially similar to those set forth in the Commitment Letters or the Financing Agreements, as the case may be.

        Section 5.8    Directors' and Officers' Indemnification and Insurance.

        (a) All rights to indemnification now existing in favor of any current or former director, officer and employee of the Company or any of its Subsidiaries (the "Indemnified Parties") as provided in the Company Organizational Documents shall survive the Merger and shall continue in full force and effect for a period of not less than six years after the Effective Time.

        (b) The Surviving Corporation shall indemnify all Indemnified Parties to the fullest extent permitted by applicable Laws with respect to all acts and omissions arising out of or relating to their services as directors or officers of the Company or its Subsidiaries occurring prior to the Effective Time including, without limitation, in respect of the matters set forth herein. Parent shall indemnify and hold harmless, and provide advancement of expenses to the Indemnified Parties to the same extent such persons are indemnified or have the right to advancement of expenses as of the date hereof by the Company pursuant to the Company Organizational Documents subject to Parent's receipt of an undertaking by or on behalf of such Indemnified Party to repay such legal fees, costs and expenses if it is ultimately determined under applicable Laws that such Indemnified Party is not entitled to be indemnified.

        (c) The Surviving Corporation shall maintain in effect for at least six years after the Effective Time the current policies of directors' and officers' liability insurance maintained by the Company or policies of at least the same coverage and amounts and containing terms and conditions which are no less advantageous with respect to claims arising out of or relating to events which occurred before or at the Effective Time so long as the Surviving Corporation is not required to pay an annual premium in excess of 200% of the last annual premium paid by the Company for such insurance prior to the date of this Agreement (such 200% amount being the "Maximum Premium"). If the Surviving Corporation is unable to obtain the insurance described in the prior sentence for an amount less than or equal to the Maximum Premium, it shall instead obtain as much comparable insurance as possible for an annual premium equal to the Maximum Premium. The Company represents that the last annual premium paid by the Company for such insurance was approximately $1,304,000.

        Section 5.9    Commercially Reasonable Efforts.    Upon the terms and subject to the conditions set forth in this Agreement and in accordance with applicable Laws, each of the parties to this Agreement shall use its reasonable commercial efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to ensure that the conditions set forth in 0 are satisfied and to consummate the transactions contemplated by this Agreement as promptly as practicable, except, in the case of the Company, to the extent (a) specifically permitted by Section 5.3(e) or (b) its board of directors takes action in accordance with 5.3(g) or withdraws, modifies or amends the Company Board Recommendation in accordance with Section 5.3(h)(ii) and terminates this Agreement in accordance with Section 7.4(a).

        Section 5.10    Consents; Filings; Further Action.

        (a) Upon the terms and subject to the conditions of this Agreement and in accordance with applicable Laws, each of the parties to this Agreement shall use its reasonable efforts to, as promptly as practicable (and with respect to any HSR Act filings no later than twenty (20) Business Days after the date hereof) (i) obtain any consents, approvals or other authorizations required in connection with the transactions contemplated by this Agreement and (ii) make any necessary filings and notifications, and thereafter make any other submissions either required or deemed appropriate by each of the parties to this Agreement, in connection with the transactions contemplated by this Agreement under (A) the Exchange Act, (B) the HSR Act, (C) the DGCL, (D) any other applicable Laws, (E) the rules and regulations of the NYSE and (F) the applicable requirements of any Industry Regulatory Authorities. Parent and the Company shall cooperate and consult with each other in connection with the making of all such filings and notifications, including by providing copies of all such documents to the non-filing party and its advisors prior to filing. Neither Parent nor the Company shall file any such document if the other party shall have reasonably objected to the filing of such document. The parties hereto will consult and cooperate with one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or other applicable Laws. Each of the parties hereto will use all reasonable efforts to secure termination of any waiting periods under the HSR Act and obtain the approval of any other Governmental Entity for the transactions contemplated by this Agreement. Without limiting the foregoing sentence, neither Parent nor its Affiliates will attempt to acquire another entity who participates in the Company's industry if such attempt would delay or jeopardize Parent's ability to effect the Merger. Neither Parent nor the Company shall (x) independently participate in any meeting, or, to the extent practicable, engage in any substantive conversation, with any Governmental Entity in respect of any such filings, investigation, or other inquiry without giving the other party hereto prior notice of the meeting and, to the extent permitted by such Governmental Entity, the opportunity to attend and/or participate or (y) consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the transactions contemplated by this Agreement at the behest of any Governmental Entity without the consent of the other party, which consent shall not be unreasonably withheld.

        (b) Each of Parent and the Company shall promptly inform the other party upon receipt of any notice or other communication from the Federal Trade Commission, the Department of Justice or any other Governmental Entity regarding any of the transactions contemplated by this Agreement. If Parent or the Company (or any of their respective Affiliates) receives a request for additional information from any such Governmental Entity with respect to the transactions contemplated by this Agreement, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request.

        Section 5.11    Public Announcements.    Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the transactions contemplated by this Agreement. Neither Parent nor the

Company shall issue any such press release or make any such public statement prior to such consultation, except to the extent required by applicable Laws, any Order or the requirements of the NYSE, in which case the issuing party shall use its reasonable efforts to consult with the other party before issuing any such release or making any such public statement.

        Section 5.12    Stock Exchange De-listing.    Parent shall cause the Company Common Stock to be de-listed from the NYSE and de-registered under the Exchange Act as promptly as practicable following the Effective Time.

        Section 5.13    Fees, Costs and Expenses.    Whether or not the Merger is consummated, all expenses (including those payable to Representatives) incurred by any party to this Agreement or on its behalf in connection with this Agreement and the transactions contemplated by this Agreement ("Expenses") shall be paid by the party incurring such Expenses, except (a) that Expenses incurred in connection with the filing fee under HSR Act shall be shared equally by Parent and the Company and (b) as otherwise provided in Sections 5.2(b) and 7.6.

        Section 5.14    Takeover Statutes.    If any Takeover Statute is or may become applicable to this Agreement, the Merger or the other transactions contemplated by this Agreement, each of Parent and the Company and their respective boards of directors shall take all necessary action to ensure that such transactions may be consummated as promptly as practicable upon the terms and subject to the conditions set forth in this Agreement and otherwise act to eliminate or minimize the effects of such Takeover Statute.

        Section 5.15    Defense of Litigation.    The Company shall provide Parent with prompt notice of and copies of all proceedings and correspondence relating to any Legal Action against the Company, any of its Subsidiaries or any of their respective directors or officers by any stockholder of the Company arising out of or relating to this Agreement or the transactions contemplated by this Agreement. The Company shall not cooperate with any Person that may seek to restrain, enjoin, prohibit or otherwise oppose the transactions contemplated by this Agreement, and the Company shall cooperate in good faith with Parent and Merger Sub in resisting any such effort to restrain, enjoin, prohibit or otherwise oppose such transactions. The Company shall give Parent the opportunity to consult with the Company regarding the defense or settlement of any such stockholder litigation, shall give due consideration to Parent's advice with respect to such stockholder litigation and shall not settle any such litigation without the prior written consent of Parent.

        Section 5.16    Rights Agreement.    The board of directors of the Company shall take all further action (in addition to that referred to in Section 3.24) requested by Parent in order to render the Company Rights inapplicable to the Merger and the other transactions contemplated by this Agreement. Except as provided above with respect to the Merger and the other transactions contemplated by this Agreement, the board of directors of the Company shall not, without the prior written consent of Parent, (i) amend the Company Rights Agreement (other than any such amendment solely to ensure that the Company Rights remain redeemable) or (ii) take any action with respect to, or make any determination under, the Company Rights Agreement (including a redemption of the Company Rights or any action to facilitate an Acquisition Proposal).

        Section 5.17    Tax Matters.    During the period from the date of this Agreement until the Effective Time or the date on which this Agreement is terminated pursuant to its terms, the Company shall, and shall cause each of its Subsidiaries to:

        (a) prepare and timely file all material Tax Returns required to be filed by them on or before the Closing Date, including any applicable extensions ("Post-Signing Returns"), in a manner consistent with past practice, except as otherwise required by applicable Laws;

        (b) consult with Parent with respect to all income tax Post-Signing Returns and deliver drafts of such income tax Post-Signing Returns to Parent for its review no later than ten (10) Business Days prior to the date on which such income tax Post-Signing Returns are required to be filed;

        (c) fully and timely pay all Taxes due and payable shown on such Post-Signing Returns that are so filed;

        (d) adequately provide for all Taxes payable by them for which no Post-Signing Return is due prior to the Effective Time in a manner consistent with past practice (except as otherwise required by applicable Law) and in accordance with GAAP;

        (e) promptly notify Parent of any Legal Action or audit pending or threatened against the Company or any of its Subsidiaries in respect of any material Tax matter, and not settle or compromise any such Legal Action or audit without Parent's prior written consent, which consent shall not be unreasonably conditioned, withheld or delayed; and

        (f) not make or revoke any material Tax election, amend any material Tax Return, or adopt or change a Tax accounting method without Parent's prior written consent, which consent shall not be unreasonably conditioned, withheld or delayed.

        Section 5.18    Infringement of Company Intellectual Property.    The Company shall promptly notify Parent of any material infringement of any Company Intellectual Property owned by the Company or its Subsidiaries of which it becomes aware and shall consult with Parent regarding the course of action that is advisable in order to protect such Company Intellectual Property.

        Section 5.19    Employee Matters.

        (a) It is Parent's general intention that for a period ending not earlier than the first anniversary of the Effective Time, employees of the Company and its Subsidiaries who continue their employment after the Effective Time (the "Affected Employees") shall be provided base salary or hourly wage rates that are no less favorable than those provided for such employees immediately prior to the Effective Time; provided, however, that neither Parent nor the Surviving Company shall have any obligation to continue to employ such Affected Employees for any period of time on or after the Effective Time and any such employment shall be on "at will" basis; provided, further, that any Affected Employee whose employment with the Company and its Subsidiaries is governed by a collective bargaining agreement will continue to receive compensation and employee benefits in accordance with the terms of such collective bargaining agreement.

        (b) With respect to any benefit plan, program, arrangement (including any "employee benefit plan" (as defined in Section 3(3) of ERISA) and any vacation program), Parent shall, and shall cause the Surviving Corporation to, recognize the service with the Company and its Subsidiaries prior to the Effective Time of Affected Employees for purposes of eligibility and vesting (but not benefit accrual) under such plan or program.

        (c) With respect to any welfare plan in which employees of the Company and its Subsidiaries are eligible to participate after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to such employees to the extent such conditions were satisfied under the welfare plans of the Company and its Subsidiaries prior to the Effective Time, and (ii) provide each such employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any analogous deductible or out-of-pocket requirements to the extent applicable under any such plan.

        (d) With respect to any accrued but unused vacation time to which any Affected Employee is entitled pursuant to the vacation policy applicable to such employee prior to the Effective Time, Parent shall, and shall cause the Surviving Corporation to, (i) either allow such Affected Employee to use such accrued vacation or pay to such Affected Employee in cash the amount of such accrued vacation pay and (ii) pay in cash the accrued vacation of any Affected Employee whose employment terminates for any reason on or after the Effective Time.

ARTICLE VI
CONDITIONS

        Section 6.1    Conditions to Each Party's Obligation to Effect the Merger.    The respective obligation of each party to this Agreement to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:

        (a) Company Stockholder Approval. This Agreement shall have been duly adopted by the Requisite Company Vote.

        (b) Antitrust. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

        Section 6.2    Conditions to Obligations of Parent and Merger Sub.    The obligations of each of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent on or prior to the Closing Date of the following conditions:

        (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifiers set forth therein), as of the date of this Agreement and as of the Closing Date with the same force and effect as if made as of the Closing Date, other than such representations and warranties that are made as of another date, which representations and warranties shall be true and correct as of such date, except, in each case, where the failure of the representations and warranties described in this Section 6.2(a) to be true and correct has not had and would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect; provided, however, that the representations and warranties made in Sections 3.5 (Governmental Authorizations), 3.6(a) (Non-Contravention), 3.6(b) (Non-Contravention), 3.7 (Capitalization), 3.8 (Options and Other Rights), 3.11 (Financial Statements; Liabilities) and the last sentence of Section 3.16(b) (Labor Relations) shall be true and correct in all material respects at the time made and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).

        (b) Performance of Obligations. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

        (c) Officer's Certificate. Parent shall have received a certificate, signed by the chief executive officer or chief financial officer of the Company, certifying as to the matters set forth in Sections 6.2(a) and 6.2(b).

        (d) Governmental Consents. All consents, approvals and other authorizations of any Governmental Entity listed in Section 6.3(d) of the Company Disclosure Letter shall have been obtained.

        (e) No Injunctions or Restraints. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Laws or Orders (whether temporary, preliminary or permanent) that (i) restrain, enjoin or otherwise prohibit consummation of the Merger or the other transactions contemplated by this Agreement or (ii) would require Parent or the Company to consent to or become subject to any condition, restriction, prohibition or other requirement to which such Person is not subject as of the date hereof and consisting of a requirement to (A) sell, transfer, license, divest, place in trust, or otherwise dispose of any assets, (B) agree or consent to (or otherwise become subject to) any prohibition of, or limitation on, the acquisition, ownership or operation of any assets, (C) terminate any existing relationships or Contract rights or agree to forego any such relationships or rights that may arise or become available in the future, that, in the case of clause (ii), would reasonably be expected, individually or in the aggregate, to materially impair the business, value or operations of the Company and its Subsidiaries, taken as a whole.

        (f) Financing Proceeds. Parent shall have received the proceeds of the Financing (i) with respect to the economic terms thereof, on terms no less favorable to Parent thereunder than those set forth in the Commitment Letters or the Financing Agreements, as the case may be (e.g., Parent shall not be required to increase the amount of either the Equity Financing or the Debt Financing (or the interest rates applicable thereto)) or (ii) with respect to the non-economic terms thereof, on terms that are substantially similar to those set forth in the Commitment Letters or the Financing Agreements, as the case may be.

        (g) Consents Under Agreements. The Company shall have obtained the consents, approvals and other authorizations set forth in Section 6.2(g) of the Company Disclosure Letter.

        (h) Director Resignations. Parent shall have received written resignation letters from each of the members of the board of directors (or other persons performing similar functions) of the Company's Subsidiaries effective as of the Effective Time.

        (i) Employment Agreements. The AJC Agreement shall be in full force and effect and AJC shall not have died, become incapacitated or otherwise not in a position to perform his obligations thereunder.

        (j) Appraisal Rights. Appraisal rights shall not have been exercised and notice of the intention to exercise such rights shall not have been given in accordance with the provisions of Section 262(d) of the DGCL by the stockholders of the Company with respect to more than fifteen percent (15%) of the issued and outstanding Shares as of immediately prior to the Effective Time.

        (k) Company Rights. No "Distribution Date," "Share Acquisition Date" or "Trigger Event" (as each such term is defined in the Company Rights Agreement) shall have occurred.

        (l) Litigation. There shall not have been instituted and pending any Legal Action by or before any Governmental Entity, commenced after the date hereof or not otherwise disclosed to Parent, that, in the good faith judgment of Parent, has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 6.3    Conditions to Obligation of the Company.    The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company on or prior to the Closing Date of the following conditions:

        (a) Representations and Warranties. The representations and warranties of the Parent contained in this Agreement shall be true and correct (without giving effect to any materiality or Parent Material Adverse Effect qualifiers set forth therein), as of the date of this Agreement and as of the Closing Date, with the same force and effect as if made as of the Closing Date, other than such representations and warranties that are made as of another date, which representations and warranties shall be true and correct as of such date, except where failure of the representations and warranties described in this Section 6.3(a) to be true and correct has not had and would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect.

        (b) Performance of Obligations. Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

        (c) Officer's Certificate. The Company shall have received a certificate, signed by a senior executive officer of Parent, certifying as to the matters set forth in Sections 6.3(a) and 6.3(b).

        (d) Governmental Consents. All consents, approvals and other authorizations of any Governmental Entity listed in Section 6.3(d) of the Company Disclosure Letter shall have been obtained.

        (e) No Injunctions or Restraints. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Laws or Orders (whether temporary, preliminary or permanent) that restrain, enjoin or otherwise prohibit consummation of the Merger or the other transactions contemplated by this Agreement.

        Section 6.4    Frustration of Closing Conditions.    None of the parties to this Agreement may rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was caused by such party's failure to use commercially reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement.

ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER

        Section 7.1    Termination by Mutual Consent.    This Agreement may be terminated at any time prior to the Effective Time by mutual written consent of Parent and the Company so long as such termination has been duly authorized by their respective boards of directors or other applicable governing bodies.

        Section 7.2    Termination by Either Parent or the Company.    This Agreement may be terminated by either Parent or the Company at any time prior to the Effective Time:

        (a) if the Merger has not been consummated by June 30, 2004, provided that the right to terminate this Agreement under this clause (a) shall not be available to any party to this Agreement whose failure to fulfill any of its obligations has been a principal cause of, or resulted in, the failure to consummate the Merger by such date;

        (b) if any Law prohibits consummation of the Merger;

        (c) if any Order restrains, enjoins or otherwise prohibits consummation of the Merger, and such Order has become final and nonappealable; or

        (d) if this Agreement is not adopted by the Requisite Company Vote at a duly held Company Stockholders Meeting or adjournment or postponement thereof.

        Section 7.3    Termination by Parent.    This Agreement may be terminated by Parent at any time prior to the Effective Time:

        (a) if the board of directors of the Company fails to make, withdraws or modifies in any manner adverse to Parent, the Company Board Recommendation;

        (b) if (i) the board of directors of the Company approves, endorses or recommends a Superior Proposal, (ii) the Company enters into an agreement in principle, arrangement or understanding or a Contract relating to a Superior Proposal, (iii) a tender offer or exchange offer for any outstanding shares of capital stock of the Company is commenced and the board of directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders, which shall constitute a failure to recommend against acceptance of such tender offer or exchange offer) within ten Business Days of the commencement thereof, (iv) the board of directors of the Company shall exempt any other Person from the provisions of Section 203 of the DGCL, (v) the board of directors of the Company shall exempt any other Person under the Company Rights Agreement, (vi) the board of directors of the Company or the Company at the direction of the board of directors of the Company makes any communication to the stockholders of the Company that is materially inconsistent with the Company Board Recommendation (in a manner that is adverse to Parent) or (vii) the Company or its board of directors publicly announces its intention to do any of the foregoing;

        (c) if the board of directors of the Company shall have refused to affirm its approval or recommendation of this Agreement of the Merger within five Business Days of any written request from Parent or there shall have been a breach by the Company of its representations or warranties contained in Section 3.24 of this Agreement;

        (d) if the chief executive officer or the chief financial officer of the Company fails to provide the necessary certifications when due, under Sections 302 or 906 of the Sarbanes Oxley Act of 2002;

        (e) if the Company breaches any of its representations, warranties, covenants or agreements contained in this Agreement, which breach (i) would give rise to the failure of a condition set forth in Section 6.2(a) or 6.2(b) and (ii) is not curable or has not been cured by the Company within twenty (20) Business Days after the Company's receipt of written notice of such breach from Parent; or

        (f) if, on or prior to March 31, 2004, the Company shall have not publicly filed its Annual Report on Form 10-K for the fiscal year ending December 27, 2003, containing the audited consolidated financial statements of the Company and its consolidated Subsidiaries for such period and accompanied by an opinion of PricewaterhouseCoopers LLP, in its capacity as the Company's independent accountants, that is free of any qualifications or, if at any time after the date hereof, there is any restatement of the Company's consolidated financial statements.

        Section 7.4    Termination by the Company.    This Agreement may be terminated by the Company:

        (a) at any time prior to the obtaining of the Requisite Company Vote, if a majority of the independent members of the board of directors of the Company approves, and the Company concurrently with such termination enters into, a definitive agreement, arrangement, understanding or Contract providing for the implementation of a Superior Proposal, so long as:

          (i)    the Company is not then and has not been in breach of any of its obligations under Section 5.3;

          (ii)   the board of directors of the Company shall have authorized the Company, subject to complying with the terms and conditions of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies Parent in writing that it intends to enter into such an agreement, attaching the most current version of such agreement (including any amendments, supplements or modifications) to such notice;

          (iii)  during the three Business Day period following Parent's receipt of such notice, (A) the Company shall have offered to negotiate in good faith with (and, if accepted, negotiate in good faith with), and shall have instructed its respective financial and legal advisors to have offered to negotiate in good faith with (and, if accepted, negotiate in good faith with), Parent to make adjustments in the terms and conditions of this Agreement, and (B) the board of directors of the Company shall have concluded, after considering the results of such negotiations and the revised proposals made by Parent, if any, that any Superior Proposal giving rise to such notice continues to be a Superior Proposal;

          (iv)  such termination occurs within two Business Days following the three Business Day period referred to in Section 7.4(a)(iii); and

          (v)   immediately prior to and as a condition precedent to such termination, the Company makes the payment required by Section 7.6(b);

        (b) if Parent breaches any of its representations, warranties, covenants or agreements contained in this Agreement, which breach (i) would give rise to the failure of a condition set forth in Section 6.3(a) or 6.3(b) and (ii) is not curable or has not been cured by Parent within twenty (20) Business Days after Parent's receipt of written notice of such breach from the Company; or

        (c) if any Commitment Letter or Financing Agreement expires or is terminated for any reason and within 30 days of such expiration or termination Parent does not enter into alternative financing to consummate the transactions contemplated by this Agreement in a form that is either (i)on substantially similar terms to such Commitment Letter or Financing Agreement or (ii) reasonably satisfactory to the Company.

        Section 7.5    Effect of Termination.    If this Agreement is terminated pursuant to this Article VII, it shall become void and of no further force and effect, with no liability on the part of any party to this Agreement (or any stockholder, member, partner or Representative of such party), except that if such termination results from the willful (a) failure of any party to perform its obligations or (b) breach by any party of its representations or warranties contained in this Agreement, then such party shall be fully liable for any Liabilities incurred or suffered by the other parties as a result of such failure or breach. The provisions of Sections 5.2(c), 5.13, 7.5, 7.6 and, to the extent applicable, Article VIII, shall survive any termination of this Agreement.

        Section 7.6    Expenses Following Termination.

        (a) Except as set forth in this Section 7.6, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid in accordance with the provisions of Section 5.13.

        (b) Promptly (and in any event no later than two (2) Business Days following the occurrence of the following events) the Company shall pay, or cause to be paid, to Parent by wire transfer of immediately available funds the sum of (x) an amount equal to the Expenses of the Parent and its Affiliates up to a maximum amount of $2,000,000 plus (y) $10,000,000 if:

          (i)    this Agreement is terminated by the Company pursuant to Section 7.4(a); provided, however, that in such case payment shall be made immediately prior to and as a condition precedent to such termination;

          (ii)   this Agreement is terminated by Parent pursuant to Sections 7.3(a), 7.3(b) or 7.3(c); or

          (iii)  (A) an Acquisition Proposal shall have been made or proposed to the Company or its stockholders or otherwise publicly announced (whether or not conditional and whether or not withdrawn), (B) this Agreement is terminated by (x) Parent pursuant to Section 7.2(a) and the circumstances prescribed in the proviso to Section 7.2(a) apply to the Company, (y) either Parent or the Company pursuant to Section 7.2(d) or (z) Parent pursuant to Section 7.3(e) and such termination is in connection with a willful breach by the Company of any of its representations, warranties or covenants, and (C) within twelve (12) months following the date of such termination, the Company or any of its Subsidiaries enters into any agreement in principle, arrangement or Contract providing for the implementation of any Acquisition Proposal or shall consummate any Acquisition Proposal, regardless of whether or not such Acquisition Proposal was the same Acquisition Proposal referred to in clause (A); provided, however, that for purposes of Section 7.6(b)(iii)(C) only, Acquisition Proposal shall mean any Contract, proposal, offer or other indication of interest (whether or not in writing and whether or not delivered to the Company stockholders generally) relating to (i) a merger, consolidation, or other business combination involving the Company or any of its Subsidiaries representing twenty percent (20%) or more of the revenues or book or fair market value of the Company Assets, (ii) a sale, lease, exchange, mortgage, transfer or other disposition, in a single transaction or series of related transactions, of twenty (20%) or more of the revenues or book or fair market value of the Company Assets (including the capital stock of (or other ownership interest in) any Subsidiary of the Company), (iii) a purchase or sale of Company Securities, in a single transaction or series of related transactions, representing twenty percent (20%) or more of the voting power of the capital stock of (or other ownership interest in) the Company or any of its Subsidiaries representing twenty percent (20%) or more of the revenues or book or fair market value of the Company Assets or any new class or series of stock that would be entitled to a class or series vote with respect to the Merger, including by way of a tender offer, exchange offer or issuance of any Company Securities in connection with any acquisition by the Company or any of its Subsidiaries or (iv) a reorganization, recapitalization, liquidation or dissolution of the Company or any of its Subsidiaries representing twenty percent (20%) or more of the revenues or book or fair market value of the Company Assets, in each case other than the transactions contemplated by this Agreement.

        (c) The Company acknowledges that (i) the agreements contained in this Section 7.6 are an integral part of the transactions contemplated by this Agreement and (ii) without these agreements, Parent and Merger Sub would not have entered into this Agreement. Accordingly, if the Company fails to pay when due any amounts required to be paid by it pursuant to this Section 7.6 and, in order to obtain such payment, Parent commences a Legal Action which results in a judgment against the Company for such amounts, then in addition to the amount of such judgment, the Company shall pay to Parent an amount equal to the fees, costs and expenses (including attorneys' fees, costs and expenses) incurred by Parent in connection with such Legal Action, together with interest from the date of termination of this Agreement on all amounts so owed at the prime rate per annum, as published by Citibank N.A., in effect from time to time during such period, plus 2%.

        Section 7.7    Amendment.    This Agreement may be amended by the parties to this Agreement at any time prior to the Effective Time, so long as no amendment that requires stockholder approval under applicable Laws shall be made without such required approval. This Agreement may not be amended except by an instrument in writing signed by each of the parties to this Agreement.

        Section 7.8    Extension; Waiver.    At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other hand, may (a) extend the time for the performance of any of the obligations of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document or instrument delivered under this Agreement or (c) subject to applicable Laws, waive compliance with any of the covenants or conditions contained in this Agreement. Any agreement on the part of a party to any extension or waiver shall be valid only if set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

        Section 7.9    Procedure for Termination, Amendment, Extension or Waiver.    In order to be effective, (a) any termination or amendment of this Agreement shall require the prior approval of that action by the board of directors or other applicable governing body of each party seeking to terminate or amend this Agreement and (b) any extension or waiver of any obligation under this Agreement or condition to the consummation of this Agreement shall require the prior approval of a duly authorized designee of the board of directors or other applicable governing body of the party or parties entitled to extend or waive that obligation or condition.

ARTICLE VIII
MISCELLANEOUS

        Section 8.1    Certain Definitions.    For purposes of this Agreement:

        (a) "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, such first Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

        (b) "Business Day" means any day, other than Saturday, Sunday or a federal holiday, and shall consist of the time period from 12:01 a.m. through 12:00 midnight Eastern time.

        (c) "Code" means the Internal Revenue Code of 1986.

        (d) "Company Benefit Plan" means any plan, program, arrangement or agreement that is a pension, profit-sharing, savings, retirement, employment, consulting, severance pay, termination, executive compensation, incentive compensation, deferred compensation, bonus, stock purchase, stock option, phantom stock or other equity-based compensation, change-in-control, retention, salary continuation, vacation, sick leave, disability, death benefit, group insurance, hospitalization, medical, dental, life (including all individual life insurance policies as to which the Company is the owner, the beneficiary, or both), Code Section 125 "cafeteria" or "flexible" benefit, employee loan, educational assistance or fringe benefit plan (as defined in Section 132 of the Code), whether written or oral, including any (i) "employee benefit plan" within the meaning of Section 3(3) of ERISA or (ii) other employee benefit plan, agreement, program, policy, arrangement or payroll practice, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise) under which any employee or former employee of the Company has any present or future right to benefits.

        (e) "Company Material Adverse Effect" means any material adverse effect on the business, assets, properties, liabilities, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, or on the ability of the Company to perform its obligations under this Agreement or consummate the transactions contemplated by this Agreement, but shall exclude any changes, effects, events, circumstances, occurrences or states of facts (i) in general economic, financial or market conditions; (ii) directly arise out of or are directly attributable to the acts of Parent and/or its Affiliates (other than as contemplated by this Agreement); (iii) that generally affect the industries in which the Company operates or (iv) that arise out of or are attributable to the identity of Parent.

        (f) "Contracts" means any material contracts, agreements, licenses, notes, bonds, mortgages, indentures, commitments, leases or other instruments or obligations (whether written or oral).

        (g) "ERISA" means the Employee Retirement Income Security Act of 1974.

        (h) "Hazardous Substances" means: (i) any substance that is listed, classified or regulated under any Law as toxic or hazardous or capable of causing contamination or pollution; (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive material or radon; or (iii) any other substance that is or may become the subject of regulatory action under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §§ 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq., the Oil Pollution Act of 1990, 33 U.S.C. §§ 2701 et seq., or the Clean Water Act, 33 U.S.C. §§ 1401 et seq.

        (i) "Industry Regulatory Authorities" shall mean the Food and Drug Administration, Drug Enforcement Administration, the Medicare, Medicaid, CHAMPUS and TRICARE programs, applicable state boards of pharmacy and governmental liquor authorities.

        (j) "Intellectual Property" shall mean all of the following, as they exist anywhere in the world: (i) patents, patent applications and inventions, designs and improvements described and claimed therein, patentable inventions and other patent rights (including any divisions, continuations, continuations-in-part, reissues, reexaminations, or interferences thereof, whether or not patents are issued on any such applications and whether or not any such applications are modified, withdrawn, or resubmitted) ("Patents"); (ii) trademarks, service marks, trade dress, trade names, brand names, logos, or corporate names, whether registered or unregistered, and all registrations and applications for registration thereof, and all goodwill related thereto ("Trademarks"); (iii) copyrights, including all renewals and extensions thereof, copyright registrations and applications for registration thereof, and non-registered copyrights ("Copyrights"); (iv) trade secrets, know-how, inventions, processes, procedures, databases, confidential business information, concepts, ideas, designs, research or development information, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, technical data, discoveries, modifications, extensions, improvements, and other proprietary information and rights (whether or not patentable or subject to copyright protection) ("Trade Secrets"); (v) computer software programs, including all source code, object code, and documentation related thereto ("Software"); and (vi) domain names.

        (k) "knowledge" means, when used with respect to Parent, the actual knowledge, after due inquiry, of the individuals listed in Section 8.1(k) of the Parent Disclosure Letter and with respect to the Company, the actual knowledge, after due inquiry, of the individuals listed in Section 8.1(k) of the Company Disclosure Letter.

        (l) "IP Licenses" shall mean licenses, sublicenses and other agreements or permissions, including the right to receive royalties or any other consideration, related to Intellectual Property.

        (m)  "Laws" means any domestic or foreign laws, statutes, ordinances, rules, regulations, codes or executive orders enacted, issued, adopted, promulgated or applied by any Governmental Entity.

        (n)   "Liens" means any lien, pledge, mortgage, deed of trust, security interest, claim or encumbrance of any kind or nature whatsoever, other than exclusive licenses of Intellectual Property.

        (o)   "Multiemployer Plan" means any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

        (p)   "Orders" means any orders, judgments, injunctions, awards, decrees or writs handed down, adopted or imposed by any Governmental Entity.

        (q)   "Parent Material Adverse Effect" means any material adverse effect on the business, assets, properties, liabilities, condition (financial or otherwise) or results of operations of the Parent and its Subsidiaries, taken as a whole, or on the ability of the Parent to perform its obligations under this Agreement or consummate the transactions contemplated by this Agreement.

        (r)   "Permitted Liens" means (i) Liens securing indebtedness described in Section 3.20(e) of the Company Disclosure Letter, (ii) Liens securing Liabilities described in Section 3.11(b) of this Agreement, (iii) any Liens for Taxes not yet due and payable or Taxes that are being contested in good faith by appropriate proceedings for which adequate reserves have been provided in accordance with GAAP and (iv) such mechanics and similar liens, if any, as arise in the ordinary course of business for amounts that are not more than thirty (30) days overdue or that are being contested in good faith by appropriate proceedings for which adequate reserves have been provided in accordance with GAAP.

        (s)   "Person" means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, labor union, joint venture, Governmental Entity, Industry Regulatory Authority or other entity or group (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange Act).

        (t)    "Representatives" means, when used with respect to Parent or the Company, the directors, officers, employees, consultants, accountants, legal counsel, financing sources, investment bankers, agents, controlling persons and other representatives of Parent, its Affiliates and its Subsidiaries or the Company, its Affiliates and its Subsidiaries.

        (u)   "Subsidiary" means, when used with reference to an entity, any other entity of which securities or other ownership interests having ordinary voting power, directly or indirectly, to elect a majority of the board of directors or other persons performing similar functions, or a majority of the outstanding voting securities of which, are owned, directly or indirectly, by such entity.

        (v)   "Tax Returns" means any and all reports, returns, declarations, claims for refund, elections, disclosures, estimates, information reports or returns or statements required to be supplied to a taxing authority in connection with Taxes, including any information, schedule or attachment thereto or amendment thereof.

        (w)  "Taxes" means (i) any and all federal, state, provincial, local, foreign and other taxes, levies, fees, imposts, customs, duties, and similar governmental charges (including any interest, fines, assessments, penalties or additions to tax imposed in connection therewith or with respect thereto), whether collected by withholding or otherwise, including (x) taxes imposed on, or measured by, income, franchise, profits or gross receipts, and (y) ad valorem, value added, capital gains, sales, goods and services, use, real or personal property, capital stock, license, branch, payroll, estimated withholding, employment, social security, unemployment, compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes, and (ii) any transferee liability in respect of any items described in the foregoing clause (i).

        (x)   "Treasury Regulations" means the Treasury regulations promulgated under the Code.

        Section 8.2    Interpretation.    The table of contents and headings in this Agreement are for reference only and shall not affect the meaning or interpretation of this Agreement. Definitions shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references in this Agreement to Articles, Sections and Exhibits shall refer to Articles and Sections of, and Exhibits to, this Agreement unless the context shall require otherwise. The words "include," "includes" and "including" shall not be limiting and shall be deemed to be followed by the phrase "without limitation." Unless the context shall require otherwise, any agreements, documents, instruments or Laws defined or referred to in this Agreement shall be deemed to mean or refer to such agreements, documents, instruments or Laws as from time to time amended, modified or supplemented, including (a) in the case of agreements, documents or instruments, by waiver or consent and (b) in the case of Laws, by succession of comparable successor statutes. All references in this Agreement to any particular Law shall be deemed to refer also to any rules and regulations promulgated under such Law. References to a Person also refer to its predecessors and permitted successors and assigns.

        Section 8.3    Survival.    None of the representations or warranties contained in this Agreement or in any instrument delivered under this Agreement shall survive the Effective Time. This Section 8.3 shall not limit any covenant or agreement of the parties to this Agreement which, by its terms, contemplates performance after the Effective Time.

        Section 8.4    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the laws that might otherwise govern under applicable principles of conflicts of law.

        Section 8.5    Submission to Jurisdiction.    The parties to this Agreement (a) irrevocably submit to the exclusive jurisdiction of the state or federal courts of the United States of America located in the State of Delaware and (b) waive any claim of improper venue or any claim that those courts are an inconvenient forum. The parties to this Agreement agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.7 or in such other manner as may be permitted by applicable Laws, shall be valid and sufficient service thereof.

        Section 8.6    Waiver of Jury Trial.    Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any Legal Action arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each party to this Agreement certifies and acknowledges that (a) no Representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a Legal Action, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily, and (d) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 8.6.

        Section 8.7    Notices.    Any notice, request, instruction or other communication under this Agreement shall be in writing and delivered by hand or overnight courier service or by facsimile:

      If to Parent or Merger Sub, to:

      c/o Oak Hill Capital Partners, L.P.
      65 East 55th Street
      New York, New York 10022
      Facsimile: 212-758-3572
      Attention: John R. Monsky, Esq.

      with a copy to:

      Paul, Weiss, Rifkind, Wharton & Garrison LLP
      1285 Avenue of the Americas
      New York, New York 10019-6064
      Facsimile: (212) 757-3990
      Attention: Robert B. Schumer, Esq.

      If to the Company, to:

      440 Ninth Avenue
      New York, New York 10001
      Facsimile: (212) 594-0832
      Attention: Michelle Bergman, Esq.

      with a copy to:

      Weil, Gotshal & Manges LLP
      767 Fifth Avenue
      New York, New York 10153
      Facsimile: (212) 310-8007
      Attention: Jeffrey J. Weinberg, Esq.
      Raymond O. Gietz, Esq.

or to such other Persons, addresses or facsimile numbers as may be designated in writing by the Person entitled to receive such communication as provided above. Each such communication shall be effective (a) if delivered by hand, when such delivery is made at the address specified in this Section 8.7, (b) if delivered by overnight courier service, the next Business Day after such communication is sent to the address specified in this Section 8.7, or (c) if delivered by facsimile, when such legible facsimile is transmitted to the facsimile number specified in this Section 8.7 and appropriate confirmation is received.

        Section 8.8    Entire Agreement.    This Agreement (including the Exhibits to this Agreement), the Company Disclosure Letter, the Parent Disclosure Letter, the Confidentiality Agreement and any document or instrument delivered pursuant hereto constitute the entire agreement and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement. No representation, warranty, inducement, promise, understanding or condition not set forth in this Agreement has been made or relied upon by any of the parties to this Agreement.

        Section 8.9    No Third-Party Beneficiaries.    Except as expressly provided in Section 5.8, this Agreement is not intended to confer any rights or remedies upon any Person other than the parties to this Agreement.

        Section 8.10    Severability.    The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of that provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of that provision, or the application of that provision, in any other jurisdiction.

        Section 8.11    Rules of Construction.    The parties to this Agreement have been represented by counsel during the negotiation and execution of this Agreement and waive the application of any Laws or rule of construction providing that ambiguities in any agreement or other document shall be construed against the party drafting such agreement or other document.

        Section 8.12    Assignment.    This Agreement shall not be assignable by operation of law or otherwise, except that Parent may designate, by written notice to the Company, a Subsidiary that is wholly-owned by Parent to be merged with and into the Company in lieu of Merger Sub, in which event all references in this Agreement to Merger Sub shall be deemed references to such Subsidiary, and in that case, all representations and warranties made in this Agreement with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such Subsidiary as of the date of such designation.

        Section 8.13    Remedies.    Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement shall be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at law or in equity. The exercise by a party to this Agreement of any one remedy shall not preclude the exercise by it of any other remedy

        Section 8.14    Specific Enforcement.    The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which are entitled at law or in equity.

        Section 8.15    Counterparts; Effectiveness.    This Agreement may be executed in any number of counterparts, all of which shall be one and the same agreement. This Agreement shall become effective when each party to this Agreement shall have received counterparts signed by all of the other parties.

[Signature page follows]

        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties to this Agreement as of the date first written above.

REX CORNER HOLDINGS, LLC
By:	/s/ JOHN R. MONSKY
Name: John R. Monsky Title: Vice President
REX CORNER ACQUISITION CORP.
By:	/s/ JOHN R. MONSKY
Name: John R. Monsky Title: Vice President & Secretary
DUANE READE INC.
By:	/s/ MICHELLE BERGMAN
Name: Michelle Bergman Title: Vice President & General Counsel

ANNEX B

Bear, Stearns & Co. Inc. 383 Madison Avenue New York, New York 10179 Tel 212.272.2000 www.bearstearns.com

December 22, 2003

Board of Directors
Duane Reade Inc.
440 Ninth Avenue
New York, NY 10001

Gentlemen:

        We understand that Rex Corner Holdings, LLC ("Parent"), a wholly owned subsidiary of Parent ("Merger Sub") and Duane Reade Inc. ("Duane Reade") are considering entering into an Agreement and Plan of Merger, dated as of December 22, 2003 (the "Agreement"), pursuant to which Merger Sub will be merged with and into Duane Reade (the "Transaction"). Pursuant to the Agreement, all of the issued and outstanding shares of the Common Stock, par value $0.01 per share (the "Common Stock"), of Duane Reade will be converted into the right to receive $17.00 per share in cash (the "Consideration to be Received").

        You have asked us to render our opinion as to whether the Consideration to be Received is fair, from a financial point of view, to the shareholders of Duane Reade, excluding certain affiliated shareholders who are participating in the Transaction with Parent and Merger Sub (the "Public Shareholders").

        In the course of performing our review and analyses for rendering this opinion, we have:

  •
  reviewed the draft dated December 19, 2003 of the Agreement;

  •
  reviewed Duane Reade's Annual Reports to Shareholders and Annual Reports on Form 10-K for the years ended December 2000 through 2002, its Quarterly Reports on Form 10-Q for the periods ended March, June and September 2003, and its Reports on Form 8-K for the three years ended the date hereof;

  •
  reviewed certain operating and financial information relating to Duane Reade's business and prospects, including estimates for the year ending December 2003 and projections for the five years ending December 2008, all as prepared and provided to us by Duane Reade's management;

  •
  met with certain members of Duane Reade's senior management to discuss Duane Reade's business, operations, historical and projected financial results and future prospects;

  •
  reviewed the historical prices, trading multiples and trading volumes of the shares of the Common Stock;

  •
  reviewed publicly available financial data, stock market performance data and trading multiples of companies which we deemed generally comparable to Duane Reade;

  •
  reviewed the terms of recent mergers and acquisitions involving companies which we deemed generally comparable to Duane Reade;

  •
  performed a discounted cash flow analysis based on the projections for Duane Reade furnished to us; and

  •
  conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

B-1

        We have relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information provided to us by Duane Reade, including, without limitation, the projections. With respect to Duane Reade's projected financial results, we have relied on representations that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of Duane Reade as to the expected future performance of Duane Reade. We have not assumed any responsibility for the independent verification of any such information or of the projections provided to us, and we have further relied upon the assurances of the senior management of Duane Reade that they are unaware of any facts that would make the information and projections provided to us incomplete or misleading.

        In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets or liabilities (contingent or otherwise) of Duane Reade, nor have we been furnished with any such appraisals. During the course of our engagement, we were asked by the Board of Directors to solicit indications of interest from selected third parties regarding a transaction with Duane Reade, and we have considered the results of such solicitation in rendering our opinion. We have assumed that the Transaction will be consummated in a timely manner and in accordance with the terms of the Agreement without any limitations, restrictions, conditions, amendments or modifications, regulatory or otherwise, that collectively would have a material effect on Duane Reade.

        We have acted as a financial advisor to Duane Reade in connection with the Transaction and will receive a customary fee for such services, a substantial portion of which is contingent on successful consummation of the Transaction. Bear Stearns has been previously engaged by Duane Reade to provide certain investment banking and financial advisory services for which we received customary fees. In the ordinary course of business, Bear Stearns and its affiliates may actively trade the equity and debt securities and/or bank debt of Duane Reade for our own account and for the account of our customers and, accordingly, may at any time hold a long or short position in such securities or bank debt. Certain employees of Bear Stearns, including certain employees advising Duane Reade in connection with the Transaction, own limited partnership interests in one or more limited partnerships that, in the aggregate, own Common Stock constituting less than a 9% interest in Duane Reade. Such employees, in the aggregate, own non-substantial limited partnership interests in the limited partnerships.

        It is understood that this letter is intended for the benefit and use of the Board of Directors of Duane Reade and does not constitute a recommendation to the Board of Directors of Duane Reade or any holders of Common Stock as to how to vote in connection with the Transaction. This opinion does not address Duane Reade's underlying business decision to pursue the Transaction, the relative merits of the Transaction as compared to any alternative business strategies that might exist for Duane Reade or the effects of any other transaction in which Duane Reade might engage. This letter is not to be used for any other purpose, or be reproduced, disseminated, quoted from or referred to at any time, in whole or in part, without our prior written consent; provided, however, that this letter may be included in its entirety in any proxy statement to be distributed to the holders of Common Stock in connection with the Transaction. Our opinion is subject to the assumptions and conditions contained herein and is necessarily based on economic, market and other conditions, and the information made available to us, as of the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof.

        Based on and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be Received is fair, from a financial point of view, to the Public Shareholders.

Very truly yours,
BEAR, STEARNS & CO. INC.

By:	/s/ KENNETH A. VIELLIEU Senior Managing Director

B-2

ANNEX C

Oak Hill Capital Partners, L.P. 201 Main Street Ft. Worth, Texas 76102	Oak Hill Capital Management Partners, L.P. 201 Main Street Ft. Worth, Texas 76102
December 22, 2003

Rex Corner Holdings, LLC
65 East 55th Street
New York, NY 10020

Dear Rex Corner Holdings, LLC:

        Reference is made to that certain agreement and plan of merger, dated as of the date hereof (the "Merger Agreement"), by and among Duane Reade Inc. (the "Company"), Rex Corner Holdings, LLC ("Parent") and Rex Corner Acquisition Corp. ("Merger Sub") pursuant to which Merger Sub shall be merged with and into the Company and the Company will become a wholly-owned subsidiary of Parent. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

        Subject to (i) the satisfaction of each of the conditions to consummate the Merger Agreement as set forth in Sections 6.1 (Conditions to Each Party's Obligation to Effect the Merger) and 6.2 (Conditions to Obligations of Parent and Merger Sub) of the Merger Agreement or the waiver of such conditions by Parent, as evidenced by a written instrument executed by Parent, (ii) Parent having received the proceeds of the Financing (A) with respect to the economic terms thereof, on terms no less favorable to Parent thereunder than those set forth in the Commitment Letters or the Financing Agreements, as the case may be (e.g., Parent shall not be required to increase the amount of either the Equity Financing or the Debt Financing (or the interest rates applicable thereto)) or (B) with respect to the non-economic terms thereof, on terms that are substantially similar to those set forth in the Commitment Letters or the Financing Agreements, as the case may be, and (iii) neither Parent nor the Company having terminated the Merger Agreement pursuant to Section 7.1 (Termination by Mutual Consent), 7.2 (Termination by Either Parent or the Company), 7.3 (Termination by Parent) or 7.4 (Termination by the Company) of the Merger Agreement, (x) Oak Hill Capital Partners, L.P. ("OHCP") hereby agrees to contribute to Parent, at or prior to the Closing, in accordance with the terms and subject to the conditions set forth in this letter agreement an amount in cash of up to $247,552,500 and (y) Oak Hill Capital Management Partners, L.P. ("OHCMP" and together with OHCP, "Oak Hill"), hereby agrees to contribute to Parent, at or prior to the Closing, in accordance with the terms and subject to the terms and conditions set forth in this letter agreement, an amount in cash of up to $6,347,500.

        Notwithstanding anything that may be expressed or implied in this letter agreement to the contrary, Parent and the Company covenant, agree and acknowledge that no Person other than the undersigned shall have any obligation hereunder and that, notwithstanding that the undersigned is a partnership, no recourse hereunder or under any documents or instruments delivered in connection herewith shall be had against any current or future officer, agent or employee of the undersigned, against any current or future general or limited partner of the undersigned, or against any current or future director, officer, employee, general or limited partner, member, shareholder, affiliate or assignee of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of the undersigned, any current or future general or limited partner of the undersigned, or any current or future director, officer, employee, general or limited partner, member, shareholder, affiliate or assignee of any of the foregoing, for any obligations of the undersigned under this letter agreement or any documents or instruments delivered in connection herewith or for any claim based on, in respect of or by reason of such obligations or their creation.

        This letter agreement shall terminate and be of no further force and effect upon the earlier of (a) the consummation of the transactions contemplated by the Merger Agreement at the Closing, (b) the termination of the Merger Agreement pursuant to Section 7.1 (Termination by Mutual Consent), 7.2 (Termination by Either Parent or the Company), 7.3 (Termination by Parent) or 7.4 (Termination by the Company) and (c) July 1, 2004.

        Parent hereby acknowledges and agrees that, in order to induce the Company to enter into the Merger Agreement, the Company is an express third party beneficiary of Parent's rights hereunder.

        THIS LETTER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. Each party hereby submits to the jurisdiction of the Federal District Court of the Southern District of New York and the state courts of New York located in New York, New York. Any action brought under this letter agreement may only be brought in such courts. Each party hereby waives its right to a trial by jury.

        This letter agreement may not be amended without the prior written consent of the Parent, Oak Hill and the Company.

[Remainder of this page intentionally left blank.]

        This letter agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Very truly yours,
OAK HILL CAPITAL PARTNERS, L.P.
By:	OHCP GenPar, L.P., its general partner
By:	OHCP MGP, LLC, its general partner
By:	/s/ JOHN R. MONSKY
	Name:	John R. Monsky
	Title:	Vice President & General Counsel
OAK HILL CAPITAL MANAGEMENT PARTNERS, L.P.
By:	OHCP GenPar, L.P., its general partner
By:	OHCP MGP, LLC, its general partner
By:	/s/ JOHN R. MONSKY
	Name:	John R. Monsky
	Title:	Vice President & General Counsel

Acknowledged and agreed with
this 22nd day of December, 2003 by:

REX CORNER HOLDINGS, LLC
By:	/s/ JOHN R. MONSKY
	Name:	John R. Monsky
	Title:	Vice President
DUANE READE INC.
By:	/s/ MICHELLE BERGMAN
	Name:	Michelle Bergman
	Title:	Vice President & General Counsel

ANNEX D

BANC OF AMERICA SECURITIES LLC BANC OF AMERICA BRIDGE LLC BANK OF AMERICA, N.A. 214 North Tryon Street Charlotte, North Carolina 28255	CREDIT SUISSE FIRST BOSTON Eleven Madison Avenue New York, New York 10010
CITIGROUP GLOBAL MARKETS INC. CITICORP NORTH AMERICA INC. 390 Greenwich Street New York, New York 10013	WELLS FARGO BANK, NATIONAL ASSOCIATION 1445 Ross Avenue, Suite 400 Dallas, Texas 75202
UBS SECURITIES LLC UBS LOAN FINANCE LLC 299 Park Avenue New York, New York 10171

February 9, 2004

Duane Reade Holdings, Inc.
c/o Oak Hill Capital Management, Inc.
65 East 55th Street
New York, New York 10022

Attn.: Mr. Tyler Wolfram

Project Rex
Commitment Letter
$200.0 million Senior Credit Facility
$170.0 million Senior Second Lien Facility
$180.0 million OpCo Senior Subordinated Bridge Facility
    $20.0 million Holdco Senior Bridge Facility

Ladies and Gentlemen:

        Oak Hill Capital Management, Inc. (together with certain of its affiliates, the "Sponsor") has advised Bank of America,N.A. ("Bank of America"), Banc of America Bridge LLC ("Banc of America Bridge"), Banc of America Securities LLC ("BAS"), Credit Suisse First Boston (together with its affiliates, "CSFB"), Citigroup Global Markets Inc. ("Citigroup"), Citicorp North America Inc. ("Citicorp North America"), Wells Fargo Bank, National Association ("Wells Fargo"), UBS Securities LLC ("UBS Securities"), and UBS Loan Finance LLC ("UBS Loan Finance") that the Sponsor and certain other investors reasonably acceptable to us (together with the Sponsor, the "Equity Investors") have formed Duane Reade Shareholders LLC, a Delaware limited liability company ("DR Shareholders LLC") to acquire (the "Acquisition") all of the stock of Duane Reade Inc., a Delaware corporation (the "Target"), from the existing shareholders of the Target (the "Sellers") for approximately $412.5 million in cash. We have also been advised that, to facilitate the Acquisition, DR Shareholders LLC has formed Duane Reade Holdings, Inc. ("Intermediate Holdings" or "you") as its wholly-owned Delaware corporate subsidiary. The Acquisition will be effected through the merger (the "Merger") of Duane Reade Acquisition Corp., a newly formed, wholly-owned subsidiary of Intermediate Holdings ("AcquisitionCo") with and into the Target, such that the Target, as the surviving entity of the Merger ("DR Inc."), will be a Delaware corporation controlled indirectly by the Sponsor. After giving effect to the Acquisition and the Merger, DR Shareholders LLC will be a holding company that, together with certain management investors owning options and profits interests, directly owns all of the equity interests in Intermediate Holdings, and Intermediate Holdings will be a holding company that directly owns all of the equity interests in DR Inc. Intermediate Holdings, DR Inc. (including the Target) and their subsidiaries are sometimes collectively referred to herein as the "Companies".

        You have also advised us that you intend to finance the Acquisition, the costs and expenses related to the Transaction (as hereinafter defined), including as a result of the change of control of the Target, the repayment, redemption or repurchase of certain existing indebtedness of the Companies (the "Refinancing") and the ongoing working capital and other general corporate purposes of the Companies after consummation of the Acquisition from the following sources (and that no financing other than the financing described herein will be required in connection with the Transaction): (a) at least $241.1 million will be contributed to the common equity of DR Shareholders LLC by the Equity Investors and/or existing management shareholders and by DR Shareholders LLC to the common equity of Intermediate Holdings (collectively, the "Equity Contribution"); (b) up to $200.0 million in a senior secured revolving credit facility (the "Senior Credit Facility") of AcquisitionCo and, upon the effectiveness of the Merger, of DR Inc. and one or more of its subsidiaries (including Duane Reade, a New York general partnership), jointly and severally, determined by the Joint Lead Arrangers to be appropriate borrowers (collectively with DR Inc., the "Borrowers"); (c) up to $170.0 million in a senior secured second lien term loan facility of the Borrowers (the "Second Lien Facility" and, together with the Senior Credit Facility, the "Bank Facilities"); (d) up to $180.0 million in gross proceeds from the issuance and sale by the Borrowers of senior subordinated notes (the "OpCo Senior Subordinated Notes") or, alternatively, up to $180.0 million of senior subordinated loans under a bridge facility (the "OpCo Bridge Facility") made available to the Borrowers as interim financing to all or a portion of the OpCo Permanent Securities referred to below (such senior subordinated loans, the "OpCo Bridge Loans" and, together with any rollover loans and exchange notes related thereto, the "OpCo Bridge Advances"); and (e) up to $20.0 million in gross proceeds from the issuance and sale by Intermediate Holdings of senior holding company notes (the "Holdco Senior Notes" and, together with the OpCo Senior Subordinated Notes, the "Notes") or, alternatively, up to $20.0 million of senior holding company loans under a bridge facility (the "Holdco Bridge Facility" and, together with the OpCo Bridge Facility, the "Bridge Facilities") made available to Intermediate Holdings as interim financing to the Holdco Permanent Securities referred to below (such senior loans, the "Holdco Bridge Loans" and, together with any rollover loans and exchange notes related thereto,the "Holdco Bridge Advances"). The OpCo Bridge Loans and the Holdco Bridge Loans are referred to herein collectively as the "Bridge Loans", the OpCo Bridge Advances and the Holdco Bridge Advances are referred to herein collectively as the "Bridge Advances", and the Bridge Facilities and the Bank Facilities are referred to herein collectively as the "Facilities". The Acquisition, the Merger, the Equity Contribution, the entering into and funding of the Senior Credit Facility, the entering into and funding of the Second Lien Facility, the issuance and sale of the OpCo Senior Subordinated Notes or the entering into and funding of the OpCo Bridge Facility, the issuance and sale of the Holdco Senior Notes or the entering into and funding of the Holdco Bridge Facility, the Refinancing and all related transactions are hereinafter collectively referred to as the "Transaction". It is understood and agreed that not less than $150.0 million of the Equity Contribution will be provided by the Sponsor. The sources and uses for the financing for the Transaction are as set forth on Schedule 1 hereto.

        BAS, Credit Suisse First Boston LLC ("CSFBL"), Citigroup and UBS Securities have also delivered to you a separate engagement letter dated the date hereof (the "Engagement Letter") setting forth the terms on which BAS, CSFBL and Citigroup are willing to act as joint book running managers and co-lead underwriters, initial purchasers, arrangers and placement agents and UBS Securities is willing to act as co-managing underwriter for (i) the Notes and (ii) any senior notes, senior subordinated notes, senior floating rate notes, senior discount notes or other securities of the Companies (other than equity securities of DR Shareholders LLC issued to one or more Equity Investors) which may be issued on or after the Closing Date for the purpose of financing (in lieu of the Second Lien Facility and/or one or both of the Bridge Facilities) all or any portion of the Acquisition or, if either Bridge Facility is funded on the Closing Date, refinancing all or any portion of the outstanding Bridge Advances (collectively, the "Permanent Securities").

        1.    Commitments.    In connection with the foregoing, (a) Bank of America is pleased to advise you of its commitment to provide the full principal amount of the Senior Credit Facility and to act as the sole and exclusive administrative agent (in such capacity, the "Administrative Agent") for the Senior Credit Facility, all upon and subject to the terms and conditions set forth in this letter and in the summary of terms attached as Annex I and Annex V hereto (collectively, the "Senior Financing Summary of Terms"), (b) BAS is pleased to advise you of its willingness, as the sole and exclusive lead arranger and sole and exclusive book running manager (in such capacity, the "Senior Lead Arranger") for the Senior Credit Facility, to form a syndicate of financial institutions and institutional lenders (collectively, the "Senior Lenders") for the Senior Credit Facility, including Bank of America, (c) Banc of America Bridge is pleased to advise you of its commitment to provide 40.0% of the principal amount of the Second Lien Facility, CSFB is pleased to advise you of its commitment to provide 25.0% of the principal amount of the Second Lien Facility and to act as the sole and exclusive syndication agent for the Second Lien Facility, Citicorp North America is pleased to advise you of its commitment to provide 25.0% of the principal amount of the Second Lien Facility and to act as the co-documentation agent for the Second Lien Facility, and Wells Fargo is pleased to advise you of its commitment to provide 10.0% of the principal amount of the Second Lien Facility and to act as the co-documentation agent for the Second Lien Facility, all upon and subject to the terms and conditions set forth in this letter and in the summary of terms attached as Annex II and Annex V hereto (collectively, the "Second Lien Summary of Terms" and, together with the Senior Financing Summary of Terms, the "Bank Facilities Summaries of Terms"), each such commitment being several but not joint or joint and several, (d) Banc of America Bridge (or one of its affiliates acting pursuant to a service or similar agreement) is pleased to advise you of its commitment to act as the sole and exclusive administrative agent (in such capacity, the "Second Lien Administrative Agent") for the Second Lien Facility, all upon and subject to the terms and conditions set forth in the Second Lien Summary of Terms, (e) BAS, CSFB and Citigroup are pleased to advise you of their willingness to act as joint book running managers for the Second Lien Facility, (f) BAS and CSFB are pleased to advise you of their willingness, as the joint lead arrangers (in such capacity, the "Second Lien Joint Lead Arrangers") for the Second Lien Facility, to form a syndicate of financial institutions and institutional lenders (collectively, the "Second Lien Lenders" and, together with the Senior Lenders, the "Bank Lenders") for the Second Lien Facility, including Banc of America Bridge, CSFB, Citicorp North America and Wells Fargo, it being understood and agreed that BAS shall be the Second Lien Joint Lead Arranger and joint book running manager appearing on the "left" of any Information Memorandum or other offering materials in connection with the Second Lien Facility, and the Second Lien Joint Lead Arrangers shall manage all aspects of the syndication of the Second Lien Facility, (g) Banc of America Bridge is pleased to advise you of its commitment to provide 40.0% of the principal amount of the OpCo Bridge Facility, CSFB is pleased to advise you of its commitment to provide 25.0% of the principal amount of the OpCo Bridge Facility, Citicorp North America is pleased to advise you of its commitment to provide 25.0% of the principal amount of the OpCo Bridge Facility and UBS Loan Finance is pleased to advise you of its commitment to provide 10.0% of the principal amount of the OpCo Bridge Facility, all upon and subject to the terms and conditions set forth in this letter and in the summary of terms attached as Annex III and Annex V hereto (collectively, the "OpCo Bridge Summary of Terms"), each such commitment being several but not joint or joint and several, (h) Banc of America Bridge is pleased to advise you of its commitment to provide 40.0% of the principal amount of the Holdco Bridge Facility, CSFB is pleased to advise you of its commitment to provide 25.0% of the principal amount of the Holdco Bridge Facility, Citicorp North America is pleased to advise you of its commitment to provide 25.0% of the principal amount of the Holdco Bridge Facility and UBS Loan Finance is pleased to advise you of its commitment to provide 10.0% of the principal amount of the Holdco Bridge Facility, all upon and subject to the terms and conditions set forth in this letter and in the summary of terms attached as Annex IV and Annex V hereto (collectively, the "Holdco Bridge Summary of Terms"; and, together with the OpCo Bridge Summary of Terms, the "Bridge Summaries of Terms" and, together with the Bank Facilities Summaries of Terms, the "Summaries of Terms"; and, together with this letter agreement, the "Commitment Letter"), each such commitment being several but not joint or joint and several, (i) BAS, CSFB and Citigroup are also pleased to advise you of their willingness, as the joint lead arrangers and the joint book running managers (in such capacity, the "OpCo Bridge Joint Lead Arrangers") for the OpCo Bridge Facility, to form a syndicate of financial institutions and institutional lenders (collectively, the "OpCo Bridge Lenders") for the OpCo Bridge Facility, including Banc of America Bridge, CSFB, Citicorp North America and UBS Loan Finance (collectively, the "Initial OpCo Bridge Lenders"), and as the joint lead arrangers and the joint book running managers (in such capacity, the "Holdco Bridge Joint Lead Arrangers"; and, together with the OpCo Bridge Joint Lead Arrangers, the "Bridge Joint Lead Arrangers"; the Senior Joint Lead Arranger, the Second Lien Joint Lead Arrangers and the Bridge Joint Lead Arrangers are sometimes referred to herein collectively as the "Joint Lead Arrangers") for the Holdco Bridge Facility, to form a syndicate of financial institutions and institutional lenders (collectively, the "Holdco Bridge Lenders"; and, together with the OpCo Bridge Lenders, the "Bridge Lenders" and, together with the Bank Lenders,collectively, the "Lenders") for the Holdco Bridge Facility, including Banc of America Bridge, CSFB, Citicorp North America and UBS Loan Finance (collectively, the "Initial Holdco Bridge Lenders" and, together with the Initial OpCo Bridge Lenders, the "Initial Bridge Lenders"), it being understood and agreed that BAS shall be the joint lead arranger and joint book running manager appearing on the "left" of any Information Memorandum or other offering materials in connection with the each Bridge Facility and shall manage all aspects of the syndication of the Bridge Facilities; and (j) UBS Securities is also pleased to advise you of its willingness to act as a co-manager with respect to each of the Bridge Facilities. All capitalized terms used and not otherwise defined herein shall have the same meanings as specified therefor in the Summaries of Terms. If you accept this Commitment Letter as provided below in respect of the Senior Credit Facility, the date of the initial funding under the Senior Credit Facility, if you accept this Commitment Letter as provided below in respect of the Second Lien Facility, the date of the initial funding under the Second Lien Facility and/or if you accept this Commitment Letter as provided below in respect of the Bridge Facilities, the date of the initial funding of the Bridge Facilities or of the issuance and sale of the Notes in lieu of funding the Bridge Facilities, in each case is referred to herein as the "Closing Date" with respect to such Facility, and the consummation of such initial funding or issuance is referred to herein as the "Closing". If the Notes are issued and sold on the Closing Date pursuant to an escrow arrangement, the date the Notes and the proceeds thereof are released from escrow is referred to herein as the "Escrow Release Date". Each of BAS, CSFB, Citigroup and UBS Securities in the roles described in this paragraph, will perform the duties and exercise the authority customarily performed and exercised by it in such roles. You agree that no other titles will be awarded and no compensation (other than that expressly contemplated by this Commitment Letter and the Fee Letter) will be paid in connection with the Facilities unless you and we shall so agree.

        2.    Conditions to Financing.    The commitment of Bank of America in respect of the Senior Credit Facility, the commitments of Banc of America Bridge, CSFB, Citicorp North America, Wells Fargo and UBS Loan Finance in respect of the Second Lien Facility and the Bridge Facilities, as applicable, and the undertakings of BAS, CSFB, Citigroup, Wells Fargo and UBS Securities to provide the services described herein are subject to the satisfaction of the conditions precedent set forth in Annex V hereto and in addition to the following conditions precedent in a manner reasonably acceptable to each of BAS, CSFB, Citigroup, Wells Fargo and/or UBS Securities, as applicable: (a) in the case of the Senior Credit Facility, the Second Lien Facility and each Bridge Facility, respectively, your acceptance of the separate fee letter or letters addressed to you dated the date hereof from Bank of America, Banc of America Bridge, BAS, CSFB, Citigroup, Wells Fargo, UBS Securities and/or UBS Loan Finance (collectively, the "Fee Letter") as provided therein for the Senior Credit Facility, the Second Lien Facility, the Bridge Facilities or any combination of the foregoing, as the case may be, and you shall have paid, or caused one or more of the other Companies to pay, all applicable fees and expenses which are due thereunder; (b) in the case of each Bridge Facility, your acceptance of the Engagement Letter,and thereafter the Engagement Letter shall remain in full force and effect (other than as a result of a termination by us); (c) in the case of the OpCo Bridge Facility, your acceptance of the respective commitments of Banc of America Bridge, CSFB, Citicorp North America, Wells Fargo and UBS Loan Finance, as applicable, set forth herein with respect to each of the Second Lien Facility and the Holdco Bridge Facility; (d) in the case of the Holdco Bridge Facility, your acceptance of the respective commitments of Banc of America Bridge, CSFB, Citicorp North America, Wells Fargo and UBS Loan Finance, as applicable, set forth herein with respect to each of the Second Lien Facility and the OpCo Bridge Facility; (e) prior to and during the syndication of the Facilities there shall be no competing offering, placement or arrangement of any debt securities or bank financing by or on behalf of any of the Sponsor, DR Shareholders LLC, the Companies or any of their affiliates the proceeds of which would be used to finance all or any portion of the Transaction (other than the Notes); (f) the absence on the Closing Date and for a period of at least 20 days prior to the Closing Date of any material disruption,circumstance or condition in the market for syndicated bank credit facilities or in the banking, financial or capital markets generally (including, without limitation, the debt and equity markets) that, in the reasonable discretion of the applicable Joint Lead Arrangers, has impaired or is reasonably likely to impair the satisfactory syndication of the Senior Credit Facility, the Second Lien Facility or either Bridge Facility, as the case may be; (g) no change, occurrence or development shall have occurred or become known to BAS, CSFB, Citigroup, Wells Fargo or UBS Securities since the date of the latest audited annual financial statements of the Target and its consolidated subsidiaries delivered to BAS prior to the date hereof that could reasonably be expected to have a material adverse effect on the business, assets,liabilities, results of operations or condition (financial or otherwise) of the Target and its subsidiaries, taken as a whole; and (h) none of Bank of America, Banc of America Bridge, BAS, CSFB, Citigroup, Wells Fargo, UBS Securities or UBS Loan Finance becoming aware after the date hereof of any information that, in its reasonable judgment, is inconsistent in a material and adverse manner with any information or other matter disclosed to it prior to the date hereof.

        3.    Syndication.    The Joint Lead Arrangers intend to commence syndication of each of the Facilities promptly after your acceptance of the terms of this Commitment Letter and the Fee Letter related to such Facility, and the respective commitments of Bank of America, Banc of America Bridge, CSFB, Citicorp North America, Wells Fargo and/or UBS Loan Finance hereunder, as the case may be, related to such Facility shall be reduced dollar-for-dollar in a manner to be agreed among BAS, CSFB, Citigroup, Wells Fargo and UBS Securities as and when corresponding commitments are received by you from the Senior Lenders, Second Lien Lenders or Bridge Lenders, as the case may be, or by us from Senior Lenders, Second Lien Lenders or Bridge Lenders, as the case may be, reasonably acceptable to you. You agree actively to assist, and to use your commercially reasonable efforts to cause the Sponsor, DR Shareholders LLC, the Companies and the Target actively to assist, the Joint Lead Arrangers in achieving a syndication of each such Facility that is satisfactory to the Senior Lead Arranger, in the case of the Senior Credit Facility, Banc of America Bridge and CSFB, in the case of the Second Lien Facility, Banc of America Bridge, CSFB and Citigroup, in the case of the Bridge Facilities, and you. Such assistance shall include (a) your providing and using your commercially reasonable efforts to cause the Target and its Subsidiaries and your and their advisors to provide the Joint Lead Arrangers and the Lenders upon request (subject to confidentiality arrangements customary for similar financings) with all information reasonably deemed necessary by the Joint Lead Arrangers to complete such syndication, including,but not limited to, information, evaluations and projections prepared by you, the Sponsor, DR Shareholders LLC, the Companies, the Target and your and their advisors, or on your or their behalf, or as may be reasonably requested by any Joint Lead Arranger, relating to the Transaction, (b) your assistance in the preparation of an Information Memorandum to be used in connection with the syndication of each such Facility, (c) using your commercially reasonable efforts to ensure that the syndication efforts of the Joint Lead Arrangers benefit materially from the existing lending relationships of the Sponsor, DR Shareholders LLC, the Companies and the Target and (d) otherwise assisting the Joint Lead Arrangers in their syndication efforts, including by making your officers and advisors, and using your commercially reasonable efforts to make the officers and advisors of the Sponsor, DR Shareholders LLC, the Companies and the Target, available from time to time to attend and make presentations regarding the business and prospects of the Companies and the Target, as appropriate, at one or more meetings of prospective Lenders. You hereby agree (a) that the Information Memorandums to be used in connection with the syndications of the Facilities shall be completed and (b) to use commercially reasonable efforts to cause each of the Bank Facilities and the Notes to be rated by each of Moody's Investor Service Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc., in each case, at least 30 days prior to the Closing Date.

        At the request of the Joint Lead Arrangers, you agree to prepare a version of each Information Memorandum and presentation that does not contain material non-public information concerning the Companies and their affiliates or their securities. In addition, you agree that unless specifically labeled "Private—Contains Non-Public Information" (or other words to that effect), no information, documentation or other data provided by you or on your behalf to be disseminated to prospective Lenders in connection with the syndication of the Facilities, whether through an internet site (including an IntraLinks workspace), electronically, in presentations at bank meetings or otherwise, will contain any material non-public information concerning the Companies or their affiliates or their securities.

        It is understood and agreed that BAS, in consultation with the other applicable Joint Lead Arranger(s), will manage and control all aspects of the syndication of the Senior Credit Facility and each of the Bridge Facilities and that the Second Lien Joint Lead Arrangers will manage and control all aspects of the syndication of the Second Lien Facility, in each case in consultation with you, including decisions as to the selection of prospective Lenders and any titles offered to proposed Lenders, when commitments will be accepted and the final allocations of the commitments among the Lenders. It is understood that no Lender participating in either Facility will receive compensation from you or any of your affiliates in order to obtain its commitment, except on the terms contained herein and in the Summaries of Terms. It is also understood and agreed that the amount and distribution of the fees among the Lenders will be at the sole discretion of BAS, in consultation with the other applicable Joint Lead Arranger(s) or BAS and CSFB jointly, as applicable.

        Your agreements in this Section 3 shall continue and survive until the completion of such successful syndication notwithstanding the Closing of the Facilities.

        4.    Information Requirements.    You hereby represent, warrant and covenant that (a) all information, other than Projections (as defined below), which has been or is hereafter made available to any Joint Lead Arranger or any of the Lenders by you or any of your representatives (or on your or their behalf) or by the Sponsor, DR Shareholders LLC, any of the Companies or the Target or any of their respective representatives (or on their behalf) in connection with any aspect of the Transaction (the "Information"), when taken as a whole, is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made and (b) all financial projections concerning the Companies that have been or are hereafter made available to any Joint Lead Arranger or any of the Lenders by you or any of your representatives (or on your or their behalf) or by the Sponsor, DR Shareholders LLC, any of the Companies or the Target or their respective representatives (or on their behalf) (the "Projections") have been or will be prepared in good faith based upon assumptions believed to be reasonable at the time made. You agree to furnish us with such Information and Projections as we may reasonably request and to supplement the Information and the Projections from time to time until the Closing Date, and, if requested by us, for such period thereafter as is necessary to complete the syndication of each of the Facilities so that any assumptions underlying the Projections remain reasonable, and the representation, warranty and covenant in the immediately preceding sentence remains correct, on the Closing Date and on such later date on which the syndication of each of the Facilities is completed. You agree that you will promptly notify us of any change in circumstances that could be expected to call into question the Information or the continued reasonableness of any assumptions underlying the Projections. In issuing this commitment and in arranging and syndicating each of the Facilities, you recognize and confirm that Bank of America, Banc of America Bridge, BAS, CSFB, Citigroup, Wells Fargo, UBS Securities and UBS Loan Finance (i) are and will be using and relying on the Information and the Projections (collectively, the "Pre-Commitment Information") without independent verification thereof, (ii) do not assume responsibility for the accuracy or completeness of the Information, or the Projections and such other information and (iii) will not make an appraisal of any assets or liabilities of any of the Companies.

        5.    Fees and Indemnities.    You agree to reimburse Bank of America, Banc of America Bridge, BAS, CSFB, Citigroup, Citicorp North America, Wells Fargo, UBS Securities and UBS Loan Finance on the Closing Date or such other date on which you receive any Break-Up Fee (as defined in the Fee Letter) or similar amount for all reasonable out-of-pocket fees and expenses (including, but not limited to, the reasonable fees, disbursements and other charges of Fried Frank Harris Shriver & Jacobson LLP, as counsel to the Joint Lead Arrangers, the Administrative Agent and the Second Lien Administrative Agent, and of any special and local counsel to the Lenders retained by or on behalf of the Joint Lead Arrangers, the allocated cost of internal counsel and due diligence expenses) incurred in connection with the Facilities, the syndication thereof, the preparation of the definitive documentation therefor and the other transactions contemplated hereby. In addition,if this Commitment Letter is accepted with respect to the Bridge Facilities, out-of-pocket fees and expenses incurred by BAS, CSFB, Citigroup and UBS Securities in connection with the Notes or the Permanent Securities will be reimbursed as provided in the Engagement Letter.

        You also agree to indemnify and hold harmless Bank of America, Banc of America Bridge, BAS, CSFB, Citigroup, Citicorp North America, Wells Fargo, UBS Securities and UBS Loan Finance, each other Lender and each of their affiliates and their officers, directors, employees,agents, advisors and other representatives, and each other person controlling any of the foregoing within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended, and their respective successors and assigns (each an "Indemnified Party") from and against (and will reimburse each Indemnified Party as the same are incurred for) any and all claims, damages, losses, liabilities and expenses (including, without limitation, the reasonable fees, disbursements and other charges of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (a) any aspect of the Transaction or any similar transaction and any of the other transactions contemplated thereby or (b) the Facilities and any other related financings or derivatives transactions, or any use made or proposed to be made with the proceeds thereof, except to the extent such claim, damage,loss, liability or expense is found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's bad faith, gross negligence or willful misconduct. In the case of an investigation, litigation or proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Sponsor, DR Shareholders LLC, you, your equityholders or creditors or an Indemnified Party, whether or not an Indemnified Party is otherwise a party thereto and whether or not any aspect of the Transaction is consummated.

        You also agree that, without the prior written consent of Bank of America, Banc of America Bridge, BAS, CSFB, Citigroup, Citicorp North America, Wells Fargo, UBS Securities and UBS Loan Finance, as applicable, neither you nor any of your affiliates or subsidiaries will settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding (i) in respect of which indemnification has been sought under the indemnification provisions hereof (whether or not another Indemnified Party is an actual or potential party to such claim, action or proceeding), (ii) in which any Indemnified Party has been named as a party or potential party or any overt threat to name any Indemnified Party as a party or a potential party thereto has been made or (iii) in which it would be reasonable to foresee that any Indemnified Party could be named as a party or a potential party or which otherwise could reasonably be expected to result in any claim for indemnification hereunder, in each case unless such settlement, compromise or consent (i) includes an unconditional written release of each Indemnified Party in form and substance reasonably satisfactory to the Indemnified Parties from all liability arising out of or related to such claim, action or proceeding and (ii) does not include any statement as to or an admission of fault, culpability or failure to act by or on behalf of any Indemnified Party.

        If an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against you or any of your subsidiaries or affiliates in which such Indemnified Party is not named as a defendant, you agree to reimburse such Indemnified Party for all reasonable expenses incurred by it in connection with such Indemnified Party's appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and expenses of its legal counsel; provided, however, that no Indemnified Party shall be entitled to reimbursement for any expense found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's bad faith, gross negligence or willful misconduct.

        You agree (on behalf of yourself and your subsidiaries and affiliates) not to assert any claim against any Indemnified Party for special, indirect, consequential or punitive damages on any theory of liability in connection with any aspect of the Transaction or any similar transaction or any of the other transactions contemplated hereby or thereby or the Facilities and any other related financings or derivatives transactions, or any use made or proposed to be made with the proceeds thereof. You also agree that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to you or your subsidiaries or affiliates or to your or their respective equity holders or creditors arising out of,related to or in connection with any aspect of the Transaction, except only for direct (as opposed to special, indirect,consequential or punitive) damages determined in a final nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In addition, if this Commitment Letter is accepted with respect to the Bridge Facilities, you will also indemnify each Indemnified Party in connection with the issuance of the Notes or the Permanent Securities as provided in the Engagement Letter.

        You agree that no Indemnified Party shall be liable for any damages (or for any special, indirect, consequential or punitive damages) arising from the use by unintended recipients of information or other materials obtained through electronic, telecommunication or other information transmission systems in the absence of gross negligence or willful misconduct in connection with its activities related to the Facilities. It is understood that the posting of documents on "IntraLinks" (other than confidential due diligence information expressly not approved for posting by you), and distribution of documents by e-mail, facsimile or other customary electronic means, in itself, will not be deemed to be gross negligence or willful misconduct under any circumstances.

        6.    Confidentiality.    This Commitment Letter, the Fee Letter and the Engagement Letter and the contents hereof and thereof are confidential and, except for the disclosure hereof or thereof on a confidential basis to the Sponsor, the other Equity Investors, DR Shareholders LLC and to your accountants, attorneys and other professional advisors retained in connection with the Transaction, may not be disclosed in whole or in part to any person or entity without our prior written consent; provided, however, it is understood and agreed that you may disclose this Commitment Letter (including the Summaries of Terms) but not (in the cases of clauses (a) and (b) below) the Fee Letter or the Engagement Letter (a) on a confidential basis to the board of directors and advisors of the Target and the Companies in connection with their consideration of the Transaction,(b) after your acceptance of this Commitment Letter and the Fee Letter, in filings with the Securities and Exchange Commission and other applicable regulatory authorities and stock exchanges and (c) after written notice to the Joint Lead Arrangers of any legally required disclosure, as otherwise required by law or in response to a valid court order by a court or other governmental body; provided that (x) to the extent practical or permitted by applicable law, Bank of America, Banc of America Bridge, BAS, CSFB, Citigroup, Citicorp North America, Wells Fargo, UBS Securities and UBS Loan Finance shall be provided with a reasonable opportunity to apply for and obtain a court order that confidential treatment should be accorded to such information and (y) you agree to pay all reasonable expenses incurred by Bank of America, Banc of America Bridge, BAS, CSFB, Citigroup, Citicorp North America, Wells Fargo, UBS Securities and UBS Loan Finance in connection with such disclosure. Notwithstanding anything herein to the contrary, the parties hereby agree that each party (and each officer, director, employee, accountant, attorney, advisor, agent and representative of any party hereto) may disclose to any and all persons, without limitation of any kind, the U.S. federal tax treatment and U.S. federal tax structure of the Transaction and all materials of any kind (including opinions and other tax analyses) that are provided to any such party relating to such party's tax treatment and tax structure. However, any information relating to the tax treatment or tax structure shall remain subject to the confidentiality provisions hereof (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable the parties hereto, their respective affiliates, and their and their respective officers, directors, employees, accountants, attorneys, advisors, agents and representatives to comply with applicable securities laws. For this purpose, the U.S. federal tax treatment or U.S. federal tax structure shall not include (i) the identity of any existing or future party (or any affiliate of such party) to this Commitment Letter, the Fee Letter, the Engagement Letter or the Facilities or (ii) any specific market pricing information, including the amount of any fees, expenses, rates or payments, arising in connection with the Facilities or the transactions contemplated hereby or thereby. Bank of America, Banc of America Bridge, BAS, CSFB, Citigroup, Citicorp North America, Wells Fargo, UBS Securities and UBS Loan Finance hereby notify you that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the "Act"), each of them is required to obtain, verify and record information that identifies you, which information includes your name and address and other information that will allow Bank of America, Banc of America Bridge, BAS, CSFB, Citigroup, Citicorp North America, Wells Fargo, UBS Securities and UBS Loan Finance, as applicable, to identify you in accordance with the Act.

        You should be aware that, other than in respect of the Transaction, Bank of America, Banc of America Bridge, BAS, CSFB, Citigroup, Citicorp North America, Wells Fargo, UBS Securities and UBS Loan Finance or their affiliates may be providing financing or other services to parties whose interests may conflict with yours. However, be assured that, consistent with their respective longstanding policies to hold in confidence the affairs of their customers, Bank of America, Banc of America Bridge, BAS, CSFB, Citigroup, Citicorp North America, Wells Fargo, UBS Securities and UBS Loan Finance will not furnish confidential information obtained from you to any of their other customers and will treat confidential information relating to you, the Companies and your and their respective affiliates with the same degree of care as they treat their own confidential information. By the same token, Bank of America, Banc of America Bridge, BAS, CSFB, Citigroup, Citicorp North America, Wells Fargo, UBS Securities and UBS Loan Finance will not make available to you confidential information that they have obtained or may obtain from any of their respective other customers. In connection with the services contemplated hereby, you agree that Bank of America, Banc of America Bridge, BAS, CSFB, Citigroup, Citicorp North America, Wells Fargo, UBS Securities and UBS Loan Finance are each permitted to access, use and share with any of their bank or non-bank affiliates, agents, advisors (legal or otherwise) or representatives, any information concerning you, the Sponsor, DR Shareholders LLC, the Companies or any of your or their respective affiliates that is or may come into the possession of Bank of America, Banc of America Bridge, BAS, CSFB, Citigroup, Citicorp North America, Wells Fargo, UBS Securities, UBS Loan Finance or any of such affiliates.

        You agree that we may, at our expense, publicly announce as we may choose the capacities in which we or our respective affiliates have acted in connection with the Facilities.

        7.    Survival of Obligations.    The provisions of numbered paragraphs 4, 5 and 6 shall remain in full force and effect regardless of whether any definitive documentation for the Facilities shall be executed and delivered and notwithstanding the termination of this Commitment Letter or any commitment or undertaking of Bank of America, Banc of America Bridge, BAS, CSFB, Citigroup, Citicorp North America, Wells Fargo, UBS Securities of UBS Loan Finance hereunder.

        8.    Miscellaneous.    This Commitment Letter and the Fee Letter (and if the Commitment Letter is accepted with respect to the Bridge Facilities, the Engagement Letter) may be executed in counterparts which, taken together, shall constitute one original. Delivery of an executed counterpart of a signature page to this Commitment Letter or the Fee Letter (or, if the Commitment Letter is accepted with respect to the Bridge Facilities, the Engagement Letter) by telecopier shall be effective as delivery of a manually executed counterpart thereof.

        THIS COMMITMENT LETTER AND THE FEE LETTER (AND, IF THE COMMITMENT LETTER IS ACCEPTED WITH RESPECT TO THE BRIDGE FACILITIES, THE ENGAGEMENT LETTER) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. Each of you, Bank of America, Banc of America Bridge, BAS, CSFB, Citigroup, Citicorp North America, Wells Fargo, UBS Securities and UBS Loan Finance hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Commitment Letter (including, without limitation, the Summaries of Terms), the Fee Letter, the Engagement Letter, the Transaction and the other transactions contemplated hereby and thereby or the actions of Bank of America, Banc of America Bridge, BAS, CSFB, Citigroup, Citicorp North America, Wells Fargo, UBS Securities and UBS Loan Finance in the negotiation, performance, administration or enforcement hereof. Each of you, Bank of America, Banc of America Bridge, BAS, CSFB, Citigroup, Citicorp North America, Wells Fargo, UBS Securities and UBS Loan Finance hereby irrevocably submits to the jurisdiction of any New York State court or Federal court sitting in the Borough of Manhattan in New York City in respect of any suit, action or proceeding arising out of or relating to the provisions of this Commitment Letter (including, without limitation, the Summaries of Terms), the Fee Letter, the Transaction and the other transactions contemplated hereby and thereby and irrevocably agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court. Each of you, Bank of America, Banc of America Bridge, BAS, CSFB, Citigroup, Citicorp North America, Wells Fargo, UBS Securities and UBS Loan Finance waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceedings brought in any such court, and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

        With respect to each accepted commitment hereunder, this Commitment Letter is intended to amend and restate in their entirety the relevant provisions with respect to such facility contained in the Commitment Letter (including related Summaries of Terms) dated as of December 22, 2003 (the "December Commitment Letter") among the Sponsor, Bank of America, Banc of America Bridge and BAS. Upon your acceptance of this Commitment Letter with respect to the Senior Credit Facility, you shall be deemed to have assumed all obligations of the Sponsor under the December Commitment Letter with respect to such Facility, and the provisions of the December Commitment Letter relating to the Senior Credit Facility will be automatically amended and restated in their entirety to read as set forth herein. Similarly, upon your acceptance of this Commitment Letter with respect to each of the Second Lien Facility, the OpCo Bridge Facility and the Holdco Bridge Facility, you shall be deemed to have assumed all obligations of the Sponsor under the December Commitment Letter with respect to each Bridge Facility, and the provisions of the December Commitment Letter relating to the Bridge Facilities will be automatically amended and restated in their entirety to read as set forth herein. On and after your acceptance if this Commitment Letter with respect to one or more of the Facilities, the rights and obligations of the parties hereto with respect to such accepted Facilities shall be governed by this Commitment Letter; provided that the rights and obligations of the parties hereto and to the December Commitment Letter with respect to any Facility with respect to which this Commitment Letter is not accepted or, in the case of accepted commitments, with respect to the period prior your acceptance of this Commitment Letter with respect thereto shall continue to be governed by the provisions of the December Commitment Letter. This Commitment Letter, together with the Summaries of Terms and the Fee Letter (and, if the Commitment Letter is accepted with respect to the Bridge Facilities, the Engagement Letter), embodies the entire agreement and understanding among Bank of America, Banc of America Bridge, BAS, CSFB, Citigroup, Citicorp North America, Wells Fargo, UBS Securities, UBS Loan Finance, you, the Sponsor, DR Shareholders LLC and your and their respective affiliates with respect to the Facilities and, except as expressly provided in the immediately preceding sentence, supersedes all prior agreements and understandings relating to the subject matters hereof. However, please note that the terms and conditions of the commitments of Bank of America, Banc of America Bridge, CSFB, Citigroup, Citicorp North America, Wells Fargo, UBS Securities and UBS Loan Finance and the undertakings of BAS, CSFB, Citigroup and UBS Securities hereunder are not limited to those set forth herein or in the Summaries of Terms, and those matters that are not covered or made clear herein or in the Summaries of Terms or the Fee Letter are subject to mutual agreement of the parties. No party has been authorized by Bank of America, Banc of America Bridge, BAS, CSFB, Citigroup, Citicorp North America, Wells Fargo, UBS Securities or UBS Loan Finance to make any oral or written statements that are inconsistent with this Commitment Letter.

        This Commitment Letter is not assignable by you without our prior written consent and is intended to be solely for the benefit of the parties hereto and the Indemnified Parties. Nothing herein, express or implied, is intended to or shall confer upon any other third party any legal or equitable right, benefit standing or remedy of any nature whatsoever under or by reason of this Commitment Letter. Any and all obligations of, and services to be provided by, BAS, Bank of America, Banc of America Bridge, CSFB, Citigroup, Citicorp North America, Wells Fargo, UBS Securities, and UBS Loan Finance hereunder (including, without limitation, their respective commitments, if any) may be performed and any and all rights of any such party hereunder may be exercised by or through any of their respective affiliates or branches.

        All respective commitments and undertakings of Bank of America and BAS under this Commitment Letter with respect to the Senior Credit Facility will expire at 5:00 p.m. (New York City time) on February 9, 2004 unless you execute this Commitment Letter as provided below and the applicable Fee Letter as provided therein to accept such commitments and return them to us prior to that time. All respective commitments and undertakings of Banc of America Bridge, BAS, CSFB, Citigroup, Citicorp North America, Wells Fargo, UBS Securities and UBS Loan Finance under this Commitment Letter with respect to each of the Second Lien Facility and the Bridge Facilities, as applicable, will also expire at that time unless you sign this Commitment Letter as provided below and the Fee Letter as provided therein to accept such commitments, and, in the case of the Bridge Facilities, also sign the Engagement Letter, and return them to us prior to that time. Thereafter, all accepted commitments and undertakings of Bank of America, Banc of America Bridge, BAS, CSFB, Citigroup, Citicorp North America, Wells Fargo, UBS Securities and UBS Loan Finance hereunder will expire on the earliest of (a) June 30, 2004, unless the Closing Date with respect to each applicable Facility occurs on or prior thereto, (b) the closing of the Acquisition, (i) in the case of the Senior Credit Facility, without the use of the Senior Credit Facility,(ii) in the case of the Second Lien Facility, without the use of the Second Lien Facility or (iii) in the case of the Bridge Facilities, without use of either of the Bridge Facilities, (c) the acceptance by any of the Companies or any of their affiliates or the Target of an offer for all or any substantial part of the capital stock or property and assets of the Companies or the Target other than as part of the Transaction and (d) if any event occurs or information becomes available that, in the reasonable judgment of BAS after consultation with you results or is reasonably likely to result in the failure (which failure is not reasonably subject to cure) to satisfy any condition set forth in Section 2 of this letter. In addition, all accepted commitments and undertakings of Bank of America, Banc of America Bridge, BAS, CSFB, Citigroup, Citicorp North America, Wells Fargo, UBS Securities and UBS Loan Finance hereunder may be terminated by us if you fail to perform your obligations under this Commitment Letter or the Fee Letter (or, if this Commitment Letter is accepted with respect to the Bridge Facilities, the Engagement Letter) on a timely basis.

        You hereby agree to cause each of the Borrowers and the Guarantors (as defined in the Summaries of Terms) to become jointly and severally liable, effective upon the closing of the Acquisition, for any and all of your liabilities and obligations relating to or arising out of any of your duties, responsibilities or obligations hereunder, and under the Fee Letter and, if this Commitment Letter is accepted with respect to the Bridge Facilities, the Engagement Letter.

        BY SIGNING THIS COMMITMENT LETTER, EACH OF THE PARTIES HERETO HEREBY ACKNOWLEDGES AND AGREES THAT (A) BANK OF AMERICA IS OFFERING TO PROVIDE THE SENIOR CREDIT FACILITY SEPARATE AND APART FROM BANC OF AMERICA BRIDGE'S OFFER TO PROVIDE ITS PORTION OF THE SECOND LIEN FACILITY AND/OR THE BRIDGE FACILITIES AND (B) BANC OF AMERICA BRIDGE IS OFFERING TO PROVIDE ITS PORTION OF THE SECOND LIEN FACILITY AND THE BRIDGE FACILITIES SEPARATE AND APART FROM THE OFFER BY BANK OF AMERICA TO PROVIDE THE SENIOR CREDIT FACILITY. YOU MAY, AT YOUR OPTION, ELECT TO ACCEPT THIS COMMITMENT LETTER (AND THE APPLICABLE PROVISIONS OF THE FEE LETTER) WITH RESPECT TO THE SENIOR CREDIT FACILITY OR THE SECOND LIEN FACILITY AND THE BRIDGE FACILITIES OR ALL OF THE FACILITIES.

        We are pleased to have the opportunity to work with you in connection with this important financing

[The remainder of this page intentionally left blank.]

Very truly yours,
BANK OF AMERICA, N.A.
By:	/s/ JIM JEFFRIES
Title:	Managing Director
BANC OF AMERICA BRIDGE LLC
By:	/s/ JIM JEFFRIES
Title:	Managing Director
BANC OF AMERICA SECURITIES LLC
By:	/s/ JIM JEFFRIES
Title:	Managing Director
CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands branch
By:	/s/ THOMAS L. NEWBERRY
Title:	Managing Director
By:	/s/ JOSEPH ADIPIETRO
Title:	Director
CITIGROUP GLOBAL MARKETS INC.
By:	/s/ JULIE PERSILY
Title:	Managing Director
CITICORP NORTH AMERICA INC.
By:	/s/ JULIE PERSILY
Title:	Managing Director and Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION
By:	/s/ ALAN W. WRAY
Title:	Sr. Vice President
UBS SECURITIES LLC
By:	/s/ ERIC A. COOMBS
Title:	Executive Director
By:	/s/ TOM ARCHIE
Title:	Director
UBS LOAN FINANCE LLC
By:	/s/ ERIC A. COOMBS
Title:	Executive Director
By:	/s/ TOM ARCHIE
Title:	Director
The provisions of this Commitment Letter with respect to the Senior Credit Facility are Accepted and Agreed to as of February 11, 2004:
DUANE READE HOLDINGS, INC.
By:	/s/ TYLER J. WOLFRAM
Title:	Partner

The provisions of this Commitment Letter with respect to the Second Lien Facility are Accepted and Agreed to as of February 11, 2004:
DUANE READE HOLDINGS, INC.
By:	/s/ TYLER J. WOLFRAM
Title:	Partner
The provisions of this Commitment Letter with respect to the Bridge Facilities are Accepted and Agreed to as of February 11, 2004:
DUANE READE HOLDINGS, INC.
By:	/s/ TYLER J. WOLFRAM
Title:	Partner

ANNEX E

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

SECTION 262—APPRAISAL RIGHTS.

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec. 251 (other than a merger effected pursuant to sec. 251 (g) of this title), sec. 252, sec. 254, sec. 257, sec. 258, sec. 263 or sec. 264 of this title:

    (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec. 251 of this title.

    (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

      a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

      b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

      c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

      d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

    (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

    (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

    (2) If the merger or consolidation was approved pursuant to sec. 228 or sec. 253 of this title, then, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the date next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period of delivery of demands for appraisal under subsection (d) hereof, whichever is later.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

ANNEX F

DUANE READE HOLDINGS, LLC
DUANE READE ACQUISITION CORP.
c/o Oak Hill Capital Partners, L.P.
65 East 55th Street
New York, New York 10022

March 19, 2004

Duane Reade Inc.
440 Ninth Avenue
New York, New York 10001

        Re:    Agreement and Plan of Merger—Debt Commitment Letter and AJC Agreement

Ladies and Gentlemen:

        Reference is made to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of December 22, 2003, by and among Rex Corner Holdings, LLC (now known as Duane Reade Holdings, LLC), Rex Corner Acquisition Corp. (now known as Duane Reade Acquisition Corp.) and Duane Reade Inc. All capitalized terms not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement.

        The undersigned hereby acknowledge that on February 9, 2004 Duane Reade Holdings, LLC and Duane Reade Acquisition Corp. entered into the commitment letter attached hereto as Annex A (the "New Commitment Letter"), which, among other things restates the Debt Commitment Letter (as such term is defined in Section 4.7(b) of the Merger Agreement) in its entirety. The undersigned hereby agree that all references in the Merger Agreement to the Debt Commitment Letter shall be to the New Commitment Letter; provided, however, that references in Sections 5.7(b)(ii) and 6.2(f) of the Merger Agreement to the Debt Commitment Letter (by itself or as a part of the defined term "Commitment Letters" or a component of the defined term "Financing Agreements") shall be to the commitment letter from Banc of America Securities LLC, Bank of America Bridge LLC and Bank of America, N.A. to Oak Hill Capital Management, Inc., dated as of December 22, 2003, without amendment or restatement.

        The undersigned further acknowledge that on March 16, 2004, Duane Reade Acquisition Corp., Duane Reade Holdings, Inc., Duane Reade Shareholders, LLC and Anthony J. Cuti entered into an Amended and Restated Employment Agreement, attached hereto as Annex B (the "Amended AJC Agreement"), amending and restating the AJC Agreement, and hereby agree that all references in the Merger Agreement to the AJC Agreement shall be to the Amended AJC Agreement.

F-1

        This letter agreement shall be governed by Article VIII of the Merger Agreement.

Very truly yours,
DUANE READE HOLDINGS, LLC, formerly known as Rex Corner Holdings, LLC
By:	/s/ ANDREW J. NATHANSON Name: Andrew J. Nathanson Title: Vice President
DUANE READE ACQUISITION CORP., formerly known as Rex Corner Acquisition Corp.
By:	/s/ ANDREW J. NATHANSON Name: Andrew J. Nathanson Title: Vice President

Accepted and agreed as of the date
above first written

DUANE READE INC.
By:	/s/ MICHELLE BERGMAN Name: Michelle Bergman Title: Vice President & General Counsel

F-2

DUANE READE INC.

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

We are pleased to offer you the convenience of telephone or Internet voting in addition to the ability to vote by mail. When voting by telephone or the Internet, please have your proxy card in hand.

Your vote is important. Please vote immediately.

Vote-by-Internet Log on to the Internet and go to http://www.eproxyvote.com/drd	OR	Vote-by-Telephone Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE

☒	Please mark votes as in this example.

The independent members of the Board of Directors recommend a vote FOR Proposals 1 and 2.

The Board of Directors knows of no other matters that are to be presented at the Special Meeting of Stockholders.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.	1.	To adopt the Agreement and Plan of Merger, dated as of December 22, 2003, by and among Duane Reade Inc., Duane Reade Shareholders, LLC (formerly known as Rex Corner Holdings, LLC), and Duane Reade Acquisition Corp. (formerly known as Rex Corner Acquisition Corp.) and the transactions contemplated thereby, including the merger, as more fully described in the accompanying proxy statement.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	2.	To adjourn or postpone the special meeting of stockholders, if necessary, for the purpose of soliciting additional votes for Proposal 1.	FOR ☐	AGAINST ☐	ABSTAIN ☐
		To change your address, please mark this box.			☐

Please sign exactly as your name appears hereon. Joint owners should each sign personally. When signing as an executor, administrator, corporation officer, attorney, agent, trustee, guardian, or in any other representative capacity, please state your full title as such.

Signature:	Date:	Signature:	Date:

DETACH HERE

PROXY

DUANE READE INC.
This PROXY is solicited by the Board of Directors for use at the
Special Meeting of Stockholders on [         ],         2004.

        By signing below, you revoke all prior proxies and appoint Anthony J. Cuti and John K. Henry and either of them, as proxies, each with full power of substitution, acting jointly or by either of them if only one be present and acting, to vote and act with respect to all shares of common stock of the undersigned in Duane Reade Inc., at the special meeting of stockholders to be held on                 , 2004 or any adjournment, postponement, continuation or rescheduling thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to the directions indicated on the reverse side of this card or through the telephone or Internet proxy procedures, and at the discretion of the proxies on any other matters that may properly come before the meeting. If specific voting instructions are not given with respect to matters to be acted upon and the signed card is returned, the proxies will vote in accordance with the Independent Directors' recommendations provided on the reverse and at their discretion on any matters that may properly come before the meeting.

        The undersigned acknowledges receipt from Duane Reade Inc. prior to execution of this proxy of a Notice of Special Meeting of Stockholders and a proxy statement dated         , 2004.

Your shares of common stock will be voted as you specify. If no choice is specified, your proxy will be voted for Proposals 1 and 2, and in the discretion of the proxy holder on any other matters which may properly come before the special meeting of stockholders. If you do not sign and return a proxy, submit a proxy by telephone or through the Internet, or attend the meeting and vote by ballot, shares that you own cannot be voted.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

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QuickLinks

TABLE OF CONTENTS
SUMMARY OF THE PROXY STATEMENT
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
INFORMATION CONCERNING THE SPECIAL MEETING
SPECIAL FACTORS
FINANCING FOR THE MERGER
THE MERGER AGREEMENT
RIGHTS AGREEMENT
DUANE READE HISTORICAL CONSOLIDATED FINANCIAL DATA
COMMON STOCK MARKET PRICE AND DIVIDEND INFORMATION
INFORMATION REGARDING DUANE READE COMMON STOCK TRANSACTIONS
CURRENT EXECUTIVE OFFICERS AND DIRECTORS OF DUANE READE
CURRENT EXECUTIVE OFFICERS AND MANAGERS OF DRS, LLC
CURRENT EXECUTIVE OFFICERS AND DIRECTORS OF DUANE READE HOLDINGS AND DUANE READE ACQUISITION
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
Shares of Common Stock Beneficially Owned
INFORMATION ABOUT THE TRANSACTION PARTICIPANTS
CRIMINAL PROCEEDINGS AND INJUNCTIONS OR PROHIBITIONS INVOLVING SECURITIES LAWS
PAST CONTACTS, TRANSACTIONS, NEGOTIATIONS AND AGREEMENTS
MISCELLANEOUS OTHER INFORMATION
AGREEMENT AND PLAN OF MERGER
OPINION OF BEAR, STEARNS
EQUITY COMMITMENT LETTER
DEBT COMMITMENT LETTER
SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW
PROXY CARD